As filed with the U.S. Securities and Exchange Commission on March 18, 2021

Registration No. 333-254146

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

AMENDMENT NO. 1

TO

FORM F-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

China Liberal Education Holdings Limited
(Exact Name of Registrant as Specified in Its Charter)

Cayman Islands	8200	N/A
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

Zhongguancun MOOC Times Building, Room 1618

18 Zhongguancun Street, Haidian District

Beijing, People’s Republic of China 100190

+86-10-6597-8118

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

 Cogency Global Inc.

122 East 42nd Street, 18th Floor

New York, NY 10168

800-221-0102

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

Copies to:

Ying Li, Esq.

Guillaume de Sampigny, Esq.

Hunter Taubman Fischer & Li LLC

800 Third Avenue, Suite 2800

New York, NY 10022

(212) 530-2206

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date hereof.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.

Emerging growth company ☒

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Ordinary Shares, par value $0.001 per share (1)(2)	6,000,000	$5.50	$33,000,000	$3, 600.3
Total	6,000,000	$5.50	$33,000,000	$3, 600.3

__________________

(1)

The registration fee for securities is based on an estimate of the Proposed Maximum Aggregate Offering Price of the securities, assuming the sale of the maximum number of shares at the highest expected offering price, and such estimate is solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act of 1933, as amended (the “Securities Act”). Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(a) under the Securities Act.

(2)

Pursuant to Rule 416 under the Securities Act, there is also being registered hereby such indeterminate number of additional Ordinary Shares of the Registrant as may be issued or issuable because of stock splits, stock dividends, stock distributions, and similar transactions.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell the securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting any offer to buy these securities in any jurisdiction where such offer or sale is not permitted.

SUBJECT TO COMPLETION,

PRELIMINARY PROSPECTUS DATED March 18, 2021

China Liberal Education Holdings Limited

Up to 6,000,000 Ordinary Shares

This public offering is for the sale of up to 6,000,000 of our ordinary shares, $0.001 par value per share (“Ordinary Shares”) with expected offering price to be in the range of $5.00 to $5.50 per Ordinary Share. This is a best efforts self-underwritten offering. Our Ordinary Shares are listed on the Nasdaq Capital Market (“Nasdaq”) under the symbol “CLEU”.

Because there is no minimum offering amount required as a condition to close this offering, we may sell fewer than all of the Ordinary Shares offered hereby, which may significantly reduce the amount of proceeds received by us, and investors in this offering will not receive a refund in the event that we do not sell an amount of Ordinary Shares sufficient to pursue the business goals outlined in this prospectus. Because there is no minimum offering amount, investors could be in a position where they have invested in our company, but we are unable to fulfill our objectives due to a lack of interest in this offering. Also, any proceeds from the sale of Ordinary Shares offered by us will be available for our immediate use, despite uncertainty about whether we would be able to use such funds to effectively implement our business plan. See “Risk Factors” for more information. The proceeds from the sale of the Ordinary Shares in this offering will be deposited in a separate non-interest bearing bank account (limited to funds received on our behalf) established by our escrow agent. We intend to complete one closing of this offering, but may undertake one or more closings on a rolling basis. Therefore, investor funds that are held in escrow will be released to us in our sole discretion at any time, and without regard to meeting any particular contingency. Any such funds that the escrow agent receives shall be held in escrow until the applicable closing of the offering, and then used to complete securities purchases, or returned if this offering fails to close. We expect to close the offering on or about March 31, 2021 but the offering will be terminated by September 30, 2021 provided that the closing(s) of the offering for all of the Ordinary Shares have not occurred by such date, and may not be extended.

Investing in our Ordinary Shares involves a high degree of risk, including the risk of losing your entire investment. See “Risk Factors” beginning on page 10 to read about factors you should consider before buying our Ordinary Shares.

We are an “emerging growth company” as defined under the federal securities laws and will be subject to reduced public company reporting requirements. Please read the disclosures beginning on page 6 of this prospectus for more information.

Following the completion of this offering, there will be 12,333,333 issued and outstanding Ordinary Shares, assuming that 6,000,000 Ordinary Shares are offered and sold in this offering.

Neither the Securities and Exchange Commission nor any state securities commission nor any other regulatory body has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

You should not assume that the information contained in the registration statement to which this prospectus is a part is accurate as of any date other than the date hereof, regardless of the time of delivery of this prospectus or of any sale of the Ordinary Shares being registered in that registration statement of which this prospectus forms a part.

No dealer, salesperson or any other person is authorized to give any information or make any representations in connection with this Offering other than those contained in this prospectus and, if given or made, the information or representations must not be relied upon as having been authorized by us. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any security other than the securities offered by this prospectus, or an offer to sell or a solicitation of an offer to buy any securities by anyone in any jurisdiction in which the offer or solicitation is not authorized or is unlawful.

The date of this prospectus is [●].

About this Prospectus

This prospectus is part of a registration statement we filed with the SEC. We have not authorized anyone to provide any information or to make any representations other than those contained in this prospectus or in any free writing prospectuses prepared by us or on our behalf or to which we have referred you. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. This prospectus is an offer to sell only the shares offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted or where the person making the offer or sale is not qualified to do so or to any person to whom it is not permitted to make such offer or sale. The information contained in this prospectus is current only as of the date on the front cover of the prospectus. You should not assume that the information contained in this prospectus, any prospectus supplement or the documents incorporated by reference are accurate as of any date other than their respective dates, regardless of the time of delivery of this prospectus or of any sale of the Ordinary Shares. Our business, financial condition, results of operations and prospects may have changed since that date.

Unless otherwise indicated or the context requires otherwise, references in this prospectus to:

●	“Affiliated Entities” are to our subsidiaries;

●	“Boya Hong Kong” are to China Boya Education Group Co., Limited, a Hong Kong limited liability company;

●	“China” or the “PRC” are to the People’s Republic of China, excluding Taiwan and the special administrative regions of Hong Kong and Macau for the purposes of this prospectus only;

●	“China Liberal” are to China Liberal Education Holdings Limited, a Cayman Islands exempted company with limited liability;

●	“China Liberal Beijing” or “PRC Subsidiary” are to China Liberal (Beijing) Education Technology Co., Ltd., a PRC limited liability company and our operating subsidiary;

●	“Company,” “we” and “us” are to one or more of China Liberal Education Holdings Limited, and its Affiliated Entities, as the case may be;

●

“EAP” are to Australia English for Academic Purposes, which prepares international students for vocational or tertiary-level study in Australia and other contexts where English is the language of instruction, and it aims to develop student awareness, knowledge and skills in the use of English as the language of teaching and learning in a vocational and/or university environment;

●	“FMP” are to Fuzhou Melbourne Polytechnic;

●	“FPEC” are to Fujian Preschool Education College;

●	“FUT” are to Fujian University of Technology;

●

“IELTS” are to International English Language Testing System, an international standardized test of English language proficiency for non-native English language speakers, and accepted by most Australian, British, Canadian and New Zealand academic institutions;

●

“IGEC” are to International General Education Courses, a Sino-foreign joint education program developed and introduced by the Chinese Service Center for Scholarly Exchange, a public organization under the Ministry of Education of the PRC, in order to improve the overall reform and internationalization of PRC’s higher education;

●

“ISEC” are to International Scholarly Exchange Curriculum, a PRC government sponsored and highly profiled program affiliated with the China Scholarship Council directly under the Ministry of Education in the PRC;

●	“NZTC” are to New Zealand Tertiary College;

●	“shares,” “Shares,” or “Ordinary Shares” are to the Ordinary Shares of the Company, par value US$0.001 per share;

●	“Sino-foreign Jointly Managed Academic Programs” are to education programs offered by joint ventures of the PRC and foreign institutions;

●	“RMB” and “Renminbi” are to the legal currency of China;

●

“TOEFL” are to Test of English as Foreign Language, an international standardized test of English language proficiency for non-native English language speakers, and commonly accepted by American academic institutions;

●	“US$,” “dollars” or “U.S. dollars” refers to the legal currency of the United States; and

●	“Yi Xin BVI” are to Yi Xin International Investment Limited, a company incorporated in the British Virgin Islands.

Discrepancies in any table between the amounts identified as total amounts and the sum of the amounts listed therein are due to rounding.

This registration statement includes our audited consolidated financial statements for the years ended December 31, 2019 and 2018, and our unaudited consolidated financial statements for the six months ended June 30, 2020.

This registration statement contains translations of certain Renminbi amounts into U.S. dollars at specified rates. Unless otherwise stated, the following exchange rates are used in this registration statement:

	June 30, 2020	June 30, 2019	December 31, 2019
Period-end spot rate	US$1=RMB 7.0651	US$1=RMB 6.8668	US$1=RMB 6.9680
Average rate	US$1=RMB 7.0416	US$1=RMB 6.7856	US$1=RMB 6.9088

We make no representation that any Renminbi or U.S. dollar amounts could have been, or could be, converted into U.S. dollars or Renminbi, as the case may be, at any particular rate, the rates stated above, or at all. The PRC government imposes controls over its foreign currency reserves in part through direct regulation of the conversion of Renminbi into foreign exchange and through restrictions on foreign trade.

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CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, including sections entitled “Prospectus Summary,” “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operation” and “Business,” contains forward-looking statements. Forward-looking statements include, but are not limited to, statements about:

●	our mission, goals and strategies;

●	the impact of the COVID-19 on our operations;

●	our future business development, financial conditions and results of operations;

●	the expected growth of the PRC study abroad consulting and training services industry in China;

●	our expectations regarding demand for and market acceptance of our services;

●	our expectations regarding our relationships with our clients and partners;

●	competition in our industry;

●	our proposed use of proceeds; and

●	relevant government policies and regulations relating to our industry.

Any statements that relate to future events or conditions, including, without limitation, the statements included in this prospectus that are not historical facts, that relate to industry prospects and that concern our prospective results of operations or financial position, may be deemed to be forward-looking statements. Often, however, our uses of the words “believe,” “anticipate,” “plan,” “expect,” “intend” and similar expressions will identify forward-looking statements, but the absence of these words does not necessarily mean that a statement is not forward-looking. Although we believe that the expectations reflected in the forward-looking statements contained in this prospectus are reasonable, these statements represent our current expectations and are inherently uncertain. The factors discussed above under “Risk Factors,” among others, could cause actual results, levels of activity, performance or achievements to differ materially from those indicated by these forward-looking statements. Forward-looking statements represent our views as of the date of this prospectus. While we may elect to update these forward-looking statements in the future, we disclaim any obligation to do so, even if subsequent events cause our views to change. For all of these reasons, you should not unduly rely on any forward-looking statements.

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PROSPECTUS SUMMARY

The following summary is qualified in its entirety by, and should be read in conjunction with, the more detailed information and financial statements included elsewhere in this prospectus. In addition to this summary, we urge you to read the entire prospectus carefully, especially the risks of investing in our Ordinary Shares, discussed under “Risk Factors,” before deciding whether to buy our Ordinary Shares.

Our Business

Overview

We are an exempted company with limited liability incorporated in the Cayman Islands on February 25, 2019. Through our operating company China Liberal Beijing, formed in the PRC on August 10, 2011, we are an educational service provider operating under the “China Liberal” brand in the PRC. Our mission is to provide China’s students with the tools to excel in a global environment. We strive to meet the needs of the ever growing number of young talents in China.

We provide a wide variety of educational services and products intended to address the needs of our partnering schools and our students:

●	Services provided under Sino-foreign jointly managed academic programs (“Sino-foreign Jointly Managed Academic Programs”), which services represent the core of our business;

●	Overseas study consulting services (“Overseas Study Consulting Services”);

●

Technological consulting services provided to targeted Chinese universities to improve their campus information and data management system and to optimize their teaching, operating and management environment, creating a “smart campus”; these consulting services include campus intranet solution buildout, school management software customization, smart devices (mainly Internet of things, or IoT devices, extending the Internet connectivity to physical devices) installation and testing, and school management data collection and analysis, all of which can be specifically tailored to meet a client’s particular needs (“Technological Consulting Services for Smart Campus Solutions”); and

●	Tailored job readiness training to graduating students (“Integration of Enterprises and Vocational Education”), acting as the key bridge between our partner schools and employers.

We also develop and provide textbooks and other course materials to students enrolled under the Sino-foreign Jointly Managed Academic Programs to ensure the quality of students’ learning outcomes. In December 2020, as a new line of business, we launched our proprietary AI-Space, an all-in-one machine designed to provide highly integrated visualization solutions in classrooms and other professional settings. Since this is a new business line added in December 2020, revenue from sales of AI-Space product was de minimis as of the date of this prospectus.

We started generating revenue in the year ended December 31, 2012 through our services provided under certain Sino-foreign Jointly Managed Academic Programs. We continued to maintain and expand this core business throughout the years, giving us revenues stream of $2,410,781, $2,484,194 and $1,264,823 for the years ended December 31, 2018 and 2019, and the six months ended June 30, 2020, respectively, representing 50.1%, 47.3% and 55.7% of our net revenues for those respective periods. A vast majority of these revenues derives from our two major partners, Fuzhou Melbourne Polytechnic, or FMP and Minjiang University.

Additionally, since we started our Overseas Study Consulting Services in 2017, this line of business has been a source of growing revenue. We generated $547,521, $525,878 and $72,725 in revenues from our Overseas Study Consulting Services for the years ended December 31, 2018 and 2019, and for the six months ended June 30, 2020, respectively.

We also started generating revenues from our Technological Consulting Services for Smart Campus Solutions business in 2017, with revenues of $1,820,974, $2,232,588 and $933,240, representing 37.9%, 42.4% and 41.1% for the years ended December 31, 2018 and 2019, and six months ended June 30, 2020 respectively. Our Integration of Enterprises and Vocational Education business only started generating revenue in second half of 2019. Due to limited students enrolled for our services, for the year ended December 31, 2019 and the six months ended June 30, 2020, the revenue generated from this line of business was de minimis.

We started our operations in Beijing where our headquarters are located. We established our first branch in Fujian Province in 2011 and currently we have branches in both Fuzhou and Beijing, Fuzhou China.

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Competitive Strengths

We believe that the following competitive strengths enhance our position in the PRC market:

●	Innovative, flexible and cost-effective smart campus solutions;

●	Our proprietary all-in-one AI-Space machine facilitates visualization and interaction in classrooms and other professional settings;

●	Innovative and visionary management team with a proven track record;

●	Strong and experienced sales team with a focus on art students.

Business Strategy

We intend to continue to generate revenue from our core businesses, while expanding to related territories maximizing our existing resources, as well as striving to meet the needs of our clients. We intend to diversify our income model in the coming years by growing our four lines of business simultaneously. We are dedicated to enabling our students to capture life-changing opportunities by delivering transformative education services and by working with our partners. Our goal is to become a nationally recognized education services company that offers modernized and internationalized higher education solutions to students, with a focus on academic areas of art and computer science. We intend to achieve our goal by pursuing the following strategies:

●	Continue to invest in technology and leverage our intellectual property;

●	Offer our smart campus solutions to a growing number of partnering schools;

●	Expand our focuses to include computer science students;

●	Expand classroom-based pre-session training services based on our current proven one-on-one consulting model; and

●

Pursue selective investments or acquisition opportunities. We intend to selectively pursue investments, acquisition opportunities and strategic partnerships that are complementary to our business and operations. We intend to use approximately 50% of the net proceeds from this offering for acquisition of colleges and universities. At this time, we have identified several potential acquisition opportunities, but we have not decided on any specific investment or acquisition target and have not entered into any binding agreement at this time.

Our History and Corporate Structure

China Liberal Education Holdings Limited, or China Liberal, was incorporated in the Cayman Islands on February 25, 2019. As of the date of this prospectus, our authorized share capital is $50,000 divided into 50,000,000 ordinary shares. We directly hold 100% of the equity interests of Yi Xin International Investment Limited, a company incorporated in the British Virgin Islands (“Yi Xin BVI”), which in turn holds 100% of China Boya Education Group Co., Limited, a Hong Kong limited liability company (“Boya Hong Kong”). Boya Hong Kong originally held 91.1772% of the equity interests of China Liberal Beijing, our PRC operating entity. On February 1, 2019, Boya Hong Kong entered into share transfer agreements with each of the non-controlling shareholders of China Liberal Beijing and completed the acquisition of the 8.8228% non-controlling interest in China Liberal Beijing. After these transactions, Boya Hong Kong owns 100% interest of China Liberal Beijing.

We commenced our operations in August 2011 through China Liberal Beijing.

On May 12, 2020, we completed our initial public offering (“IPO”) of 1,333,333 common shares at a public offering price of $6.00 per share. The gross proceeds were $8 million before deducting placement agents’ commissions and other offering expenses, resulting in net proceeds of approximately $4.8 million. In connection with the offering, our common shares began trading on the NASDAQ Capital Market under the symbol “CLEU.”

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The following diagram illustrates our corporate structure as of the date of this prospectus and upon completion of the Offering based on a proposed maximum number of 6,000,000 Ordinary Shares being offered:

Summary of Risk Factors

Investing in our Ordinary Shares involves significant risks. You should carefully consider all of the information in this prospectus before making an investment in our Ordinary Shares. Below please find a summary of the principal risks we face, organized under relevant headings. These risks are discussed more fully in the section titled “Risk factors.”

Risks Related to Our Business

•

We partner with a limited number of Chinese host universities for certain Sino-foreign Jointly Managed Academic Programs and our revenues are highly concentrated from a limited number of major partners. If we are not able to continue to secure agreements with some or all of our existing partners, or secure new agreements with additional partners, our results of operations and financial condition may be materially and adversely affected.

•

The services we provide under the Sino-foreign Jointly Managed Academic Programs may be subject to regulatory and policy changes, as well as the continuous approval of and supervision by relevant PRC authorities.

•

Our partnering schools have the ability to withhold our portion of tuition payments in certain circumstances, and to the extent that our portion is withheld, our revenue, results of operations and financial condition may be materially and adversely affected.

•	We rely heavily on the continuous reputation of our partnering schools in order to attract and maintain a significant number of students enrolled in our courses offered in these schools.

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•	If one or more of the Sino-foreign Jointly Managed Academic Programs were to lose their Sino-foreign program permits, our results of operations and financial condition may suffer substantially.

•	Our track record of successfully assisting students to obtain student visas to study abroad may fall and satisfaction with our consulting services may otherwise decline.

•	Changes to immigration policies in the countries our students plan to attend schools in may negatively affect our results of operations and financial condition.

•	If we fail to increase student enrollments, our net revenues may decline, and we may not be able to maintain growth.

•	If fewer Chinese students, particularly art students, choose to study abroad, demand for our international program may decline.

•	We face risks related to natural disasters, extreme weather conditions, health epidemics and other catastrophic incidents, which could significantly disrupt our operations.

•	Our smart campus solutions may not be accepted by the intended users of our products, which could harm our future financial performance.

•

We depend upon the development of new solutions and enhancements to existing solutions for our current and future partnering schools. If we fail to predict and respond to emerging technological trends and clients’ and intended users’ changing needs, our operating results and market share may suffer.

•

Historically, the gross margin from the smart campus solutions line of business was lower than our other lines of business, and we cannot assure you that such line of business will be profitable in the foreseeable future, if at all.

•

We provide our smart campus solutions to a limited number of universities, and if we are not able to continue to secure agreements with some or all of these universities, or secure new agreements with other universities, our results of operations and financial condition may be materially and adversely affected.

•

Our business, financial condition and results of operations may also be negatively impacted by risks related to natural disasters, extreme weather conditions, health epidemics including the COVID-19, and other catastrophic incidents, which could significantly disrupt the Company’s operations.

Risks Related to Our Corporate Structure

•

The beneficial owners have substantial influence over our Company. Their interests may not be aligned with the interests of the Company and our other shareholders, and these beneficial owners, if voting as a group, could prevent or cause a change of control or other transactions that could be beneficial to our Company and other minority shareholders.

Risks Related to Doing Business in China

•	Changes in China’s economic, political or social conditions or government policies could have a material adverse effect on our business and operations.

•	Uncertainties with respect to the PRC legal system could adversely affect us.

Risks Related to this Offering and the Trading Market

•	The trading price of our Ordinary Shares is likely to be volatile, which could result in substantial losses to investors.

•	The sale or availability for sale of substantial amounts of our Ordinary Shares could adversely affect their market price.

Corporate Information

Our principal executive office is located at Zhongguancun MOOC Times Building, Room 1618, 18 Zhongguancun Street, Haidian District, Beijing, PRC, and our phone number is +86-10-6597-8118. Our registered office in the Cayman Islands is located at the Office of Campbells Corporate Services Limited, Floor 4, Willow House, Cricket Square, Grand Cayman KY1-9010, Cayman Islands. Our agent for service is Cogency Global Inc. located at 122 East 42nd Street, 18th Floor, New York, NY 10168. We maintain a corporate website at http://www.chinaliberal.com. The information contained in, or accessible from, our website or any other website does not constitute a part of this prospectus.

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Implications of Being an “Emerging Growth Company”

As a company with less than $1.07 billion in revenue during our last fiscal year, we qualify as an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012, or the JOBS Act. An “emerging growth company” may take advantage of reduced reporting requirements that are otherwise generally applicable to public companies. In particular, as an emerging growth company, we:

●	may present only two years of audited financial statements and only two years of related Management’s Discussion and Analysis of Financial Condition and Results of Operations, or MD&A;

●

are not required to provide a detailed narrative disclosure discussing our compensation principles, objectives and elements and analyzing how those elements fit with our principles and objectives, which is commonly referred to as “compensation discussion and analysis”;

●	are not required to obtain an attestation and report from our auditors on our management’s assessment of our internal control over financial reporting pursuant to the Sarbanes-Oxley Act of 2002;

●

are not required to obtain a non-binding advisory vote from our shareholders on executive compensation or golden parachute arrangements (commonly referred to as the “say-on-pay,” “say-on frequency” and “say-on-golden-parachute” votes);

●	are exempt from certain executive compensation disclosure provisions requiring a pay-for-performance graph and CEO pay ratio disclosure; and

●	are eligible to claim longer phase-in periods for the adoption of new or revised financial accounting standards under §107 of the JOBS Act.

We have taken advantage of all of these reduced reporting requirements and exemptions, including the longer phase-in periods for the adoption of new or revised financial accounting standards under §107 of the JOBS Act. Our election to use the phase-in periods may make it difficult to compare our financial statements to those of non-emerging growth companies and other emerging growth companies that have opted out of the phase-in periods under §107 of the JOBS Act.

Under the JOBS Act, we may take advantage of the above-described reduced reporting requirements and exemptions for up to five years after our initial sale of common equity pursuant to a registration statement declared effective under the Securities Act, or such earlier time that we no longer meet the definition of an emerging growth company. The JOBS Act provides that we would cease to be an “emerging growth company” if we have more than $1.07 billion in annual revenues, have more than $700 million in market value of our Ordinary Share held by non-affiliates, or issue more than $1 billion in principal amount of non-convertible debt over a three-year period.

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THE OFFERING

Ordinary Shares outstanding prior to the completion of this Offering	6,333,333 ordinary shares

Ordinary Shares offered by us	Up to 6,000,000 ordinary shares

Ordinary Shares Outstanding Immediately After the Offering	12,333,333 ordinary shares assuming the maximum number of Ordinary Shares offered are being sold.

Price per Ordinary Shares	$5.00 to $5.50 per ordinary share.

Best Efforts

We are offering the Ordinary Shares on a best-efforts basis.

No minimum offering amount is required as a condition to closing this offering. We intend to complete one closing of this offering, but may undertake one or more closings on a rolling basis. Investor funds that are held in escrow will be released to us in our sole discretion at any time, and without regard to meeting any particular contingency. We expect to close the offering on March 31, but the offering will be terminated by September 30, 2021, provided that closing(s) of the offering for all of the Ordinary Shares have not occurred by such date, and may not be extended.

Escrow Account and Deposit of Proceeds

The proceeds from the sale of the Ordinary Shares in this offering will be payable to “China Liberal Education Holdings Limited” and will be deposited in a separate non-interest bearing bank account (limited to funds received on our behalf). The purpose of the escrow account is for (i) the holding of amounts of subscription monies which are collected through the banking system and (ii) the disbursement of collected funds. We have appointed Peccoin Limited, an independent third party, as our escrow agent, or the escrow agent.

No interest will be available for payment to either us or the investors (since the funds are being held in a non-interest bearing account). We intend to complete one closing of this offering, but may undertake one or more closings on a rolling basis. Therefore, investor funds that are held in escrow will be released to us in our sole discretion at any time, and without regard to meeting any particular contingency. Any such funds that the escrow agent receives shall be held in escrow until the applicable closing of the offering, and then used to complete securities purchases, or returned if this offering fails to close. In event that the offering is terminated, all subscription funds being held in the escrow account at the time of such termination will be returned to investors by noon of the next business day after the termination of the offering. Release of the funds to us is based upon the escrow agent (defined below) reviewing the records of the depository institution holding the escrow to verify that the funds received have cleared the banking system prior to releasing the funds to us. All subscription information and subscription funds through checks or wire transfers should be delivered to the escrow agent. Failure to do so will result in subscription funds being returned to the investor.

Use of proceeds

We intend to use the net proceeds from this offering for (i) acquisitions of colleges and universities, although we have not identified any specific investments or acquisition opportunities at this time, (ii) research and development, and (iii) general corporate purposes. To the extent that we are unable to raise the total offering amount in this Offering, we may not be able to achieve all of our business objectives in a timely manner. See “Use of Proceeds” for more information.

Nasdaq Symbol	“CLEU”

Transfer Agent	Transhare Corporation

Risk Factors

An investment in the Ordinary Shares is subject to a number of risks. You should carefully consider the information set forth in the “Risk Factors” section below and the other sections of this Prospectus, in addition to the documents included in and/or incorporated by reference in the registration statement to which this Prospectus forms a part.

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SUMMARY FINANCIAL DATA

The following table sets forth selected historical statements of operations for the years ended December 31, 2019 and 2018, and balance sheet data as of December 31, 2019 and 2018, which have been derived from our consolidated audited financial statements included elsewhere in this prospectus. The following summary consolidated financial data for the six months ended June 30, 2020 and 2019 and as of June 30, 2020 have been derived from our unaudited condensed consolidated interim financial statements included elsewhere in this prospectus and have been prepared on the same basis as our audited consolidated financial statements.

Our historical results are not necessarily indicative of the results that may be expected in the future. You should read this data together with our consolidated financial statements and related notes appearing elsewhere in this prospectus as well as “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” appearing elsewhere in the prospectus.

Selected Statements of Operations Information:

	For the six months ended June 30,		For the years ended December 31,
	2020	2019	2019	2018	2017
	(Unaudited)	(Unaudited)
Revenue	$2,270,788	$1,880,068	$5,255,810	$4,808,993	$3,885,886
Cost of revenue	1,482,515	1,022,655	3,360,694	2,702,297	2,161,322
Gross profit	788,273	857,413	1,895,116	2,106,696	1,724,564

Operating expenses
Selling expenses	130,465	156,061	593,215	704,060	541,424
General and administrative expenses	770,618	511,024	783,241	579,500	408,762
Total operating expenses	901,083	667,085	1,376,456	1,283,560	950,186

(Loss) Income from operations	(112,810)	190,328	518,660	823,136	774,378
Other income
Interest income	82,770	3,617	6,120	88,926	70,743
Other (expenses) income, net	(907)	(2,179)	69,162	180,191	187,794
Total other income, net	81,863	1,438	75,282	269,117	258,537

(Loss) Income before income taxes	(30,947)	191,766	593,942	1,092,253	1,032,915
Income tax provision	(48,675)	(52,756)	156,038	167,813	158,109
Net (loss) income	(79,622)	139,010	437,904	924,440	874,806
Less: net income attributable to non-controlling interest	-	-	-	81,779	5,800
Net (loss) income attributable to China Liberal Education Holdings Limited	$(79,622)	$139,010	$437,904	$842,661	$869,006

Other comprehensive income (loss)
Total foreign currency translation adjustment	(113,868)	(18,065)	(78,171)	(260,983)	238,632
Total comprehensive (loss) income	(193,490)	120,925	359,733	663,457	1,113,438
Less: comprehensive income (loss) attributable to non-controlling interest	-	-	-	(22,871)	198
Comprehensive (loss) income attributable to China Liberal Education Holdings Limited	$(193,490)	$120,925	$359,733	$686,328	$1,113,240

(Loss) Earnings per share
Basic and diluted	$(0.02)	$0.03	$0.09	$0.17	$0.17

Weighted average number of ordinary shares
Basic and diluted	5,366,300	5,000,000	5,000,000	5,000,000	5,000,000

______________

(1)

Earnings per share is calculated by dividing net income attributable to the equity holders of the Company by the weighted average number of ordinary shares outstanding during each of the periods reported. The weighted average ordinary shares outstanding during the respective periods have been retrospectively adjusted to reflect the issuance of 5,000,000 ordinary shares in July 2019 as part of the reorganization of the Company.

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Selected Balance Sheets Information:

	As of June 30,	As of December 31,
	2020	2019	2018	2017
	(Unaudited)
Cash	$6,223,083	$1,702,279	$2,077,166	$7,970
Total current assets	9,758,681	5,685,160	4,249,214	4,498,419
Total non-current assets	1,814,823	1,167,980	1,718,391	752,935
Total current liabilities	1,806,315	1,667,815	716,026	640,361
Net assets	9,767,189	5,179,975	5,251,579	4,610,993
Total shareholder’s equity	$9,767,189	$5,179,975	$5,251,579	$4,610,993

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RISK FACTORS

You should consider carefully all of the information in this prospectus, including the risks and uncertainties described below and our consolidated financial statements and related notes, before making an investment in our Ordinary Shares. Any of the following risks and uncertainties could have a material adverse effect on our business, financial condition, results of operations and prospects. The market price of our Ordinary Shares could decline significantly as a result of any of these risks and uncertainties, and you may lose all or part of your investment.

Risks Related to Our Business

We partner with a limited number of Chinese host universities for certain Sino-foreign Jointly Managed Academic Programs and our revenues are highly concentrated from a limited number of major partners. If we are not able to continue to secure agreements with some or all of our existing partners, or secure new agreements with additional partners, our results of operations and financial condition may be materially and adversely affected.

Our revenues generated under Sino-foreign Jointly Managed Academic Programs represented 50.1%, 47.3% and 55.7% of our net revenues for the years ended December 31, 2018 and 2019, and for the six months ended June 30, 2020, respectively. Although we continue to introduce new projects and to diversify our core business, the Sino-foreign Jointly Managed Academic Programs we actively service still generated a majority of our net revenues. In addition, for 2018 and 2019, we generated a vast majority of our Sino-foreign Jointly Managed Academic Program revenues from two major partners, Fuzhou Melbourne Polytechnic, or FMP and Minjiang University, and for the six months ended June 30, 2020, we generated a vast majority of our Sino-foreign Jointly Managed Academic Program revenues also from both two major partners, FMP and Minjiang University. We expect that this line of business will continue to generate consistent annual net revenue for the next few years.

However, as we diversify our business and service offerings, we expect other lines of business to make significant progress contributing to our annual net revenue in the future, and as a result, we expect the contribution of annual net revenue from this line of business, as a percentage of annual net revenue, to proportionately reduce.

Despite our long term working relationships with FMP and Minjiang University, one or more of these universities may decide to terminate their agreements with us and discontinue our cooperation for reasons such as expiration of Sino-foreign program permits, a change or expiration of programs, students’ inability to achieve the targeted level of language proficiency, undersubscription of students due to a global economic down-turn or otherwise, or simply decline to renew the agreements upon their expiration. If any of these situations occur, we cannot assure you that we will be able to timely secure other cooperation agreements with other programs, if at all, and therefore, our results of operations and financial condition may be materially and adversely affected.

The services we provide under the Sino-foreign Jointly Managed Academic Programs may be subject to regulatory and policy changes, as well as the continuous approval of and supervision by relevant PRC authorities.

We provide services to Sino-foreign Jointly Managed Academic Programs offered by our partner schools. According to PRC laws and regulations, schools offering Sino-foreign Jointly Managed Academic Programs are required to obtain permits to operate schools from the relevant education authorities or the authorities that regulate labor and social welfare in the PRC, depending on the type of diploma or degrees granted. The Sino-foreign Jointly Managed Academic Programs we service are subject to approvals by the Ministry of Education, or MOE. Additionally, these programs are subject to continuous supervision by relevant PRC authorities, including the MOE, the Ministry of Human Resources and Social Security and their local counterparts. Such supervision may include a verification system for the foreign degrees/diplomas awarded by Sino-foreign Jointly Managed Academic Programs, and an annual report system and periodic evaluation system for those Sino-foreign institutions and programs that offer undergraduate or higher degrees.

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In 2018, the MOE approved the termination of certain Sino-foreign Jointly Managed Academic Programs as a move to improve quality, tighten regulatory control, and promote reforms in China’s educational systems. Such actions were taken because problems had appeared in institutions and projects (none of which we service) that were previously approved by the relevant authorities. These problems included insufficient utilization of high quality educational resources, low instructional quality, weak specialized capabilities in academic departments, lack of content-based development mechanisms, low student satisfaction and poor attractiveness of programs. These problems made it difficult for those institutions and projects to continue operating and they were therefore closed down. This action by the MOE was taken to close down institutions and projects that were originally approved but at the time of termination did not have enrolled students any more. Thus, this action was also taken to improve the overall quality of the industry. In light of this, Fujian Province, the province where all of the Sino-foreign Jointly Managed Academic Programs we service are located, set a minimum score for English (as a subject) for those students who are applying for any four-year Sino-foreign joint programs that offer undergraduate degrees. As a result of these new regulatory controls and policy adjustments, even though none of the programs we service were terminated by MOE, overall student recruiting and enrollment under our Sino-foreign Jointly Managed Education Programs was negatively impacted, because some potential candidates could not meet the minimum score for English. For example, student enrollments under our joint education programs with Strait College of Minjiang University actually decreased by 108 students from 1,605 students in 2018 to 1,497 students in 2019, and decreased by 111 students to 1,386 students in 2020 due to lower student quota given by Strait College of Minjiang University and it is unlikely to lower student quota further as it has reached the desired teacher student ratio. We cannot assure you that the local government in Fujian Province or the MOE will not set an even higher eligibility standard for students to enroll in these joint education programs in the future, in which case our student enrollment numbers, result of operations and financial conditions may be negatively impacted.

Our partnering schools have the ability to withhold our portion of tuition payments in certain circumstances, and to the extent that our portion is withheld, our revenue, results of operations and financial condition may be materially and adversely affected.

Our results of operations are directly affected by the level of the tuition we charge to our students. Typically, students pay to the Sino-foreign Joint Managed Academic Programs tuition fees ranging from RMB15,000 (approximately US$2,268) to RMB28,000 (approximately US$4,233) per student per academic school year. Our contracts with host Chinese universities/colleges are fixed price contracts, pursuant to which, we are to receive a fixed portion of tuition for services rendered. As a result of us servicing our partnering schools, we are entitled to receive approximately 12.5% to 50% of such student tuitions depending on the relevant Sino-foreign Joint Managed Academic Programs. Chinese host universities/colleges collet tuition fees from enrolled students at the beginning of each academic school year in September, and pay us the portion we are entitled, as determined based on contractual terms, within one to three months thereafter.

Our contracts with Chinese host universities/colleges provide that (1) the host universities/colleges will withhold the tuition collected from students for one to three months after the academic school year starts in September, and then remit the portion of tuition fees to us after the student headcounts have been finalized, and (2) the portion of tuition fee that we are entitled to receive is calculated based on the final actual number of students retained with the universities/colleges after any student dropout has been adjusted. Accordingly, any tuition refund has already been deducted by host universities/colleges before we receive our portion of the tuition fees. For accounting purposes, at the beginning of each academic school year, we estimate the refund for revenue recognition purposes based on an historical 1% student dropout rate, and make subsequent true-up adjustments after the final number of students retained with the host universities/colleges is determined. Such adjustments were immaterial for the years ended December 31, 2018 and 2019, and for the six months ended June 30, 2020.

However, our ability to receive our portion of tuition fee from Chinese host universities/colleges largely depends on whether Chinese host universities/colleges are satisfied with our teaching services, or whether we can maintain positive communication with Chinese host universities/colleges to resolve any service deficiency on a timely manner. We normally receive our portion of tuition fees within one to three months after each academic school year starts in September, however, any extended tuition withholding or delayed tuition payment to us from Chinese host universities/colleges due to our service deficiency, may materially affect our revenue, results of operations and financial condition.

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We rely heavily on the continuous reputation of our partnering schools in order to attract and maintain a significant number of students enrolled in our courses offered in these schools.

We partner with schools to provide courses within Sino-foreign Jointly Managed Academic Programs, including offering language courses and/or major specific courses to their students who intend to study abroad. These schools then pay us directly based on the headcount of the students enrolled in the Sino-foreign Jointly Managed Academic Programs. If these schools experience a decrease in the number of their enrolled students due to student or parent dissatisfaction, negative publicity, poor track records, or other disruption of their reputation out of our control, they may experience withdrawals of currently enrolled students and a decrease in the enrollment of perspective students, which could in turn materially and adversely affect our results of operations and financial condition.

If one or more of the Sino-foreign Jointly Managed Academic Programs were to lose their Sino-foreign program permits, our results of operations and financial condition may suffer substantially.

Universities or colleges who host Sino-foreign programs in the PRC are required to obtain and maintain Sino-foreign program permits from the appropriate education authorities at the PRC central government, provincial, municipal or local level, depending on the certifications required to offer these programs. We cannot assure you that the Sino-foreign Jointly Managed Academic Programs we service will maintain their permits in good standing within the permit periods, or that these permits will be renewed or extended after the permit periods. If one or more of the Sino-foreign Jointly Managed Academic Programs were to lose their Sino-foreign program permits and we are not able to timely secure new partnering programs, our results of operations and financial condition may suffer substantially.

Our track record of successfully assisting students to obtain student visas to study abroad may fall and satisfaction with our consulting services may otherwise decline.

The success of our business depends on our students’ ability to obtain student visas for their overseas study. Although almost all of our students were granted student visas in the past for countries including Italy, Germany, Japan, England, Russia, United States of America and Australia, we cannot ensure that our students will be granted student visas and be accepted to overseas schools at rates we have experienced in the past, and parents and students may not be satisfied with our ability to help students gain admission to universities. Any such negative developments could result in a student’s withdrawal or decrease in future enrollment, and therefore, our business, financial condition and results of operations may be materially and adversely affected.

Changes to immigration policies in the countries our students plan to attend schools in may negatively affect our results of operations and financial condition.

A significant portion of our business relies upon our students’ confidence in, among other things, their ability to obtain student visas from the countries they intend to study in, including Italy, Germany, Japan, England, Russia, United States of America and Australia. We cannot assure you that immigration policies of the popular destination countries among our students will remain the same or become friendlier to overseas students, and there is no assurance that our students will be granted visas to study in the countries of their choices. Further, we cannot ensure that visas already granted by destination countries will not be cancelled by such destination countries, particularly in light of changes in foreign and domestic policies and politics. Further, as a result of the COVID-19 pandemic, application of student visa for these countries are currently suspended. Any such negative developments could result in a student’s withdrawal or decrease in future enrollment, and therefore, our business, financial condition and results of operations may be materially and adversely affected.

If we and our partnering schools fail to increase student enrollments, our net revenues may decline, and we may not be able to maintain growth.

Our growing one-on-one consulting services offered to students (mostly art students) generate revenue from the tuition we collect from these students. It is critical for us to enroll prospective students in a cost-effective manner. Some of the factors, many of which are largely beyond our control, could prevent us from successfully increasing enrollments of new students in a cost-effective manner, or at all. These factors include, among other things, (i) reduced interest in the degrees, professions or schools which our services are targeting (art and computer science); (ii) improved quality and number of art schools in the PRC; (iii) the inability of students to pay tuition; (iv) increasing market competition, particularly price reductions by competitors that we are unable or unwilling to match; and (v) adverse changes in relevant government policies or general economic conditions. If one or more of these factors reduce market demand for our services, our student enrollments could be negatively affected or our costs associated with student acquisition and retention could increase, or both, any of which could materially affect our ability to grow our gross billings and net revenues. These developments could also harm our brand and reputation, which would negatively impact our ability to expand our business.

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If fewer Chinese students, particularly art students, choose to study abroad, demand for our international program may decline.

One of the principal drivers of the growth of our business is the increasing number of Chinese students, particularly art students who choose to study abroad, reflecting the growing Chinese students demand for higher education in overseas countries. As such, any restrictive changes in immigration policy, terrorist attacks, geopolitical uncertainties, international conflicts involving countries of popular demand, and global pandemics such as the ongoing impact of the COVID-19 could make it more difficult for Chinese students to obtain student visas to study overseas, or decrease the appeal of studying in such countries to Chinese students. Any significant changes in admission standards adopted by overseas educational institutions could also affect the demand for overseas education by Chinese students. Additionally, Chinese students may also become less attracted to studying abroad for other reasons, such as improving domestic educational or employment opportunities associated with increased economic development in China. These factors could cause declines in the demand for our international program, which may adversely affect our revenue and profitability.

We face risks related to natural disasters, extreme weather conditions, health epidemics including the COVID-19, and other catastrophic incidents, which could significantly disrupt our operations.

In the past, China has experienced significant natural disasters, including earthquakes, extreme weather conditions, as well as health scares related to epidemics, and any similar event could materially impact our business in the future. If a disaster or other disruption were to occur in the future that affects the regions where we operate our business, our operations could be materially and adversely affected due to loss of personnel, damages to property and insufficient student enrollments. Even if we are not directly affected, such a disaster or disruption could affect the operations or financial condition of our ecosystem participants, which could harm our results of operations.

Our business could be affected by public health epidemics. If any of our employees or if one or more of our students who receive our services in person (for example, those students who enrolled in our one-on-one consulting services program) is suspected of having contracted a contagious disease, we may be required to apply quarantines or suspend our operations. Furthermore, any future outbreak may restrict economic activities in affected regions, resulting in reduced business volume, temporary closure of our offices or other disruptions of our business operations and adversely affect our results of operations.

The outbreak of the novel coronavirus, commonly referred to as “COVID-19”, has significantly affected business and other activities within China, including travel restrictions or quarantines within China, and postponement of the spring semester of 2020. Additionally, countries that our students will study in, including Italy and Germany are currently affected by the COVID-19 outbreak, which led to measures taken by the respective governments trying to contain the spread of the COVID-19, such as a lockdown, closure of schools and travel restrictions. Additional travel and other restrictions may be put in place to further control the outbreak. These measures may result in less demand for our services, suspension of our one-on-one consulting services, as well as postponement of payment from our partnering schools. Students seeking to enroll in international educational institutions may choose to remain in China, thereby not seeking our services. In addition, the execution of our smart campus contracts and collection of the payment may be delayed. Accordingly, our business, results of operations and financial condition may be adversely affected.

The Company’s operations has been affected by the COVID-19 outbreak. The long-term impact which may be caused by the outbreak is uncertain; however, it may result in a material adverse impact on the Company’s financial position, operations and cash flows. The Company’s revenue from Sino-foreign jointly managed academic programs was not significantly impacted because the host Chinese universities/colleges closed for winter break in December 2019 before the COVID-19 outbreak. Although the host Chinese universities/colleges remained closed from February to May 2020, the Company had been providing distance teaching services to students and no dropout has been reported to the Company during this temporary school closure period. The Company’s revenue from study abroad consulting services has been significantly affected because school closure and international travel bans have discouraged or restricted students from pursuing their overseas education in Europe, Australia, the United States and other foreign countries, which has materially and adversely affected our one-on-one consulting services, as well as resulted in postponement of payment from the Company’s partnering schools/institutions. In addition, the execution of the Company’s smart campus contracts with Chinese universities/colleges and collection of the payment were delayed. These uncertainties may cause the Company’s revenue and cash flows to underperform in the next 12 months. As the Chinese universities/colleges have gradually reopened since May 2020, the Company has substantially completed the delayed “smart campus” projects during the summer 2020. However, the extent of the impact of the COVID-19 outbreak will depend on certain developments, including re-occurrences and associated duration and spread and the potential impact on the Company’s customers and schools, all of which are still uncertain and cannot be accurately assessed at this point.

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Our smart campus solutions may not be accepted by the intended users of our products, which could harm our future financial performance.

There can be no assurance that our smart campus solutions systems will achieve wide acceptance by our intended users, including management, teachers, and students of our current and future partnering schools. The degree of acceptance for products and services based on our technology will also depend upon a number of factors, such as whether we are able to meet and exceed the expectation of our uses in speed and safety, availability of various functions, user-friendliness and the ability to integrate different user platforms and data. Long-term subscription of our products and services will also depend, in part, on the capabilities and operating features of our products and technologies as compared to those of other available products and services. As a result, there can be no assurance that currently available solutions will be able to achieve revenue growth or profitability, which could harm our future financial performance.

We depend upon the development of new solutions and enhancements to existing solutions for our current and future partnering schools. If we fail to predict and respond to emerging technological trends and clients’ and intended users’ changing needs, our operating results and market share may suffer.

The market for our smart campus solutions is characterized by rapidly changing technology, evolving industry standards, new product introductions, and evolving methods of building and maintaining our products. Our operating results depend on our ability to develop and introduce innovative products and to maintain the integrated system we have implemented. The process of developing new technology, including Software as a Service, or SaaS model cloud computing technology, more programmable, flexible and virtual networks, and technology related to other market transitions, such as security, digital transformation and IoT and IoE (Internet of Everything), and cloud, is complex and uncertain, and if we fail to accurately predict clients’ and intended end users’ changing needs and emerging technological trends our business could be harmed.

We may need to commit significant resources, including monetary investments and developer personnel to developing new products before knowing for sure whether such investments will result in products the intended end users’ will accept. Similarly, our business could be harmed if we fail to develop, or fail to develop in a timely fashion, offerings to address other evolving needs, or if the offerings addressing these other transitions that ultimately succeed are based on technology, or an approach to technology, different from ours. In addition, our business could be adversely affected in periods surrounding the launch of new products if customers delay their purchasing decisions to evaluate the new product offerings.

Furthermore, we may not execute successfully on our vision or strategy because of challenges with regard to product planning and timing, technical hurdles that we fail to overcome in a timely fashion, or a lack of necessary resources. This could result in competitors, some of which are technology giants in the PRC, providing those solutions before we do, which in turn, causes us loss of market share, revenue, and earnings.

Historically, the gross margin from the smart campus solutions line of business was lower than our other lines of business, and we cannot assure you that such line of business will be profitable in the foreseeable future, if at all.

The gross margin from the smart campus solutions line of business was (29.3)% in the six months ended June 30, 2020 and 29.4% in the fiscal year ended December 31, 2019, and historically, it was lower than our other lines of business, with gross margin of 19.7% in 2018. This is due to the nature of the smart campus solutions business, that is, higher cost associated with the customization of software and higher hardware facilities and device costs, serving the smart campus solutions. We cannot assure you that the profit margin will become higher in the future. Therefore, there can be no assurance that we can generate income from the smart campus solutions line of business, or that any income that we achieve can be sustained.

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We provide our smart campus solutions to a limited number of universities, and if we are not able to continue to secure agreements with some or all of these universities, or secure new agreements with other universities, our results of operations and financial condition may be materially and adversely affected.

For the years ended December 2020, 2019 and 2018, we provided our smart campus solutions to 27 universities for hardware and software build-out, equipment procurement and installment services. However, one or more of these universities may decide to terminate their agreements with us for reasons such as dissatisfaction of our services, a change of programs or curriculum, hiring of in-house tech support personnel, or simply not to choose us as their service provider after a project is completely. If any of these situations occur, we cannot assure you that we will be able to timely secure other service agreements with other universities, if at all, and therefore, our results of operations and financial condition may be materially and adversely affected.

Our reputation in the job readiness training market relies heavily upon the student-employees trained by us remaining in their respective positions and performing in a satisfactory manner, which is not within our control. If these student-employees are not able to stay in their respective positions for a reasonable amount of time or are consistently not able to meet the employers’ criteria, our reputation in the job readiness training market may suffer.

While our job readiness training services are highly tailored in order to train the student-employees to meet the specific requirements of our contracted employers, there may be situations not within our control which may lead to a student-employee’s leaving his/her position before the end of required length of services. Such situations may include a student-employee’s voluntary resignation without good reason or his/her violation of the employer’s internal guidelines and rules. Although such situations are not within our control, our reputation may be damaged if similar situations occur repeatedly.

We have grown steadily and expect to continue to invest in our operations for the foreseeable future. If we fail to manage this growth effectively, the success of our business model will be compromised.

We have experienced steady growth in net revenues in recent years, primarily driven by the diversifying of our core business while leveraging our network of trusted schools. Our net revenues grew by 20.8% to RMB16.0 million ($2,270,788) for the six months ended June 30, 2020 and by 9.3% to RMB 36.3 million ($5,255,810) in 2019.

Our growth may place a significant strain on our sales and marketing capacities, administrative and operating infrastructure, facilities and other resources. To maintain our growth, we need to continue to acquire more partnering Sino-foreign programs or institutes, enroll more students, increase our academic and administrative faculty, as well as further developing and strengthening our software and systems. We will also be required to refine our operational, financial and management controls and reporting systems and procedures. If we fail to efficiently manage this expansion of our business, our costs and expenses may increase more than anticipated and we may not successfully attract a sufficient number of students and qualified academic and administrative faculty in a cost-effective manner, respond to competitive challenges, or otherwise execute our business plans. In addition, we may, as part of carrying out our growth strategies, adopt new initiatives to offer additional course packages and educational content and to implement new pricing models and strategies. We cannot assure you that these initiatives may achieve the anticipated results. These proposed changes may not be well received by our existing and prospective students, in which case their experience with our education services may suffer, which could damage our reputation and business prospect.

Our ability to effectively implement our strategies and manage any significant growth of our business will depend on a number of factors, including our ability to: (i) effectively market our products and services to potential partners and students with sufficient growth potential; (ii) develop and improve educational content to appeal to existing and prospective partners and students; (iii) maintain and increase our student enrollments; (iv) effectively recruit, train and motivate a large number of new employees, including our faculty members, foreign teachers and sales and marketing personnel; (v) successfully implement enhancements and improvements to our software and systems; (vi) continue to improve our operational, financial and management controls and efficiencies; (vii) protect and further develop our intellectual property rights; and (viii) make sound business decisions in light of the scrutiny associated with operating as a public company. These activities require significant capital expenditures and investment of valuable management and financial resources, and our growth will continue to place significant demands on our management. There are no guarantees that we will be able to effectively manage any future growth in an efficient, cost-effective and timely manner, or at all. Our growth in a relatively short period of time is not necessarily indicative of results that we may achieve in the future. If we do not effectively manage the growth of our business and operations, our reputation, results of operations and overall business and prospects could be negatively impacted.

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If we are unable to conduct sales and marketing activities cost-effectively, our results of operations and financial condition may be materially and adversely affected.

We rely heavily on our sales and marketing efforts to increase student enrollment. Our sales and marketing expenses consist primarily of employee salaries and student enrollment. We incurred approximately $704,060, $593,215 and $130,465, respectively, in selling expenses in 2018 and 2019 and in the six months ended June 30, 2020. We expect our selling expenses to continue to increase in the future as we further expand our operations.

Our sales and marketing activities may not be well received by the market and may not result in the levels of sales that we anticipate. We also may not be able to retain or recruit a sufficient number of experienced sales and marketing personnel, or to train newly hired sales and marketing personnel, which we believe is critical to implementing our sales and marketing strategies cost-effectively. Further, sales and marketing approaches and tools in China’s private education market are evolving rapidly. This requires us to continually enhance our sales and marketing approaches and experiment with new methods to keep pace with industry developments and student preferences.

Failure to engage in sales and marketing activities in a cost-effective manner may reduce our market share, cause our revenues and gross billings to decline, negatively impact our profitability, and materially harm our business, financial condition and results of operation.

We face regulatory risks and uncertainties surrounding PRC laws and regulations governing the education industry in general, including the amendments to the Implementation Rules for the Law for Promoting Private Education.

Our provision of Overseas Study Consulting Services offering language and art training to students, is not considered running a private school, as advised by H&J Law Firm, our PRC legal counsel, because we are not currently engaging in education that would lead to the issuance of a diploma, pre-school education, study assistance to students enrolled to take examinations for specific courses in order to obtain college degrees without attending conventional classroom-based universities, other cultural education or training of professional skills, or vocational qualifications, and thus, we are not a private school. Therefore, we are not required to hold a private school permit required under the Law for Promoting Private Education (2018) and the Implementation Rules for the Law for Promoting Private Education (2004) (collectively, “Private Education Law”).

On August 10, 2018, the Ministry of Justice, or MOJ published the draft submitted for approval for the amendment to the Implementation Rules for the Law for Promoting Private Education (the “MOJ Draft Amendments”), for public comments. Nevertheless, we cannot assure you that the MOJ Draft Amendments will be adopted into law in its entirety without any revisions. Therefore, we cannot assure you that we will not be required to obtain a private school operating permit in the future. If the PRC government requires us to obtain a private school operating permit, and if we fail to do so and still operate the school, we may be subject to monetary fines up to five times the illegitimate gains generated from the provision of training services without a proper license, other administrative sanctions, such as being ordered to stop conducting our educational activities, refund tuition payments to the students, or criminal liabilities, for our lack of a private school operating permit.

We may also be subject to regulatory requirements that are more stringent than the ones currently applicable to us, including those relating to sales and marketing, courses and educational content offerings, teachers’ qualification, as well as tuition fee rates and tuition refund policies, or laws and regulations that require us to obtain and maintain additional licenses and permits, and we may incur substantial expenses or alter or change our business to comply with these requirements.

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We face regulatory risks and uncertainties associated with our teachers’ lack of teaching qualifications.

Pursuant to the Detailed Rules for the Implementation of Supervision and Administration of For-profit Private Schools issued by the Ministry of Education, the Ministry of Human Resources and Social Security and the then State Administration for Industry and Commerce (the “Detailed Rules”), teachers employed by a for-profit private school shall obtain teaching licenses or hold relevant professional skill qualifications. The Detailed Rules do not specifically provide whether “teachers”, “tutors”, or however they may be called in practice (collectively, “teachers”) of non-school tutoring institutions shall obtain teaching licenses or other relevant teaching qualifications. However, the Detailed Rules require that for-profit private tutoring institutions shall also be regulated by reference to the Detailed Rules. Further, PRC laws and regulations do not explicitly set forth what “relevant professional skill qualifications” other than teaching licenses the teachers in private schools or tutoring institutions shall obtain. In practice, there may be various interpretations and implementations by local education authorities as to whether and what qualifications are to be obtained by such teachers.

As advised by H&J Law Firm, our PRC counsel, we do not believe that we are subject to the regulations of for-profit private schools because we do not provide education for diploma, pre-school education, study assistance to students enrolled to take examinations for specific courses in order to obtain college degrees without attending conventional classroom-based universities, other cultural education or training of professional skills, or vocational qualifications. However, since we also deliver language and art training to prepare students for their studies abroad, we may be deemed a for-profit tutoring institution by local education authorities. In such case, we may be subject to the Detailed Rules, and thus, our teachers may be required to obtain relevant professional skill qualifications by local education authorities. Although we have been maintaining high standards to recruit skilled and qualified employees, we cannot assure you that the teachers responsible for the foregoing language and art training would obtain all relevant qualifications required by local education authorities from time to time.

As of the date of this prospectus, we have not received any notice of warning or been subject to any penalties or disciplinary action from government authorities due to the teachers’ lack of qualifications. In the event that our teachers are required by laws or local education authorities to obtain certain specific qualifications, we may not be able to ensure that our teachers do so timely, if at all. Therefore, we may be ordered to rectify such noncompliance or subject to penalties under the then-effective PRC laws and regulations, in which case our business may be disrupted, and our financial condition, reputation and prospects would be materially and adversely affected.

Our failure to obtain and maintain approvals and permits related to publishing and selling our textbooks could have a material adverse impact on our business, financial conditions and results of operations.

Pursuant to PRC laws and regulations related to publication, the publication and sale of our textbooks require government approval and permit, even though we limit the use of our textbooks to students enrolled under some of our Sino-foreign Jointly Managed Academic Programs. We have not applied for such government approval or permit. Although we are a course provider printing and distributing our own teaching materials at a small scale without obtaining any permit for publication and distribution, and although as of the date of this prospectus, we have not been subject to any fines or other form of regulatory or administrative penalties or sanctions due to the lack of any the above-mentioned approvals or permits, we cannot guarantee that the government authorities will not impose any penalties or sanctions on us in the future for any incompliance in the past, which may include fines, mandates to remedy any violations, confiscation of the gains derived from the services for which approval or permit is required, an order to cease to provide such services and/or criminal liabilities, in which case, we could be subject to operational disruption and our financial condition and results of operations could be adversely affected.

We have a limited history of operating some of our business lines.

We have been operating the Sino-foreign Jointly Managed Academic Programs since 2011. However, we have only been offering one-on-one consulting services and technological consulting services for smart campus solutions since 2017, and job readiness training since late 2019. Our limited history of operating part or all of our business may not serve as an adequate basis for evaluating our future prospects and operating results, including gross billings, net revenue, cash flows and profitability.

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We may not be able to continue to recruit, train and retain a sufficient number of qualified faculty members.

Our faculty members are key to the quality of our educational services, as well as our brand and reputation. Our ability to continue to attract faculty members with the necessary experience and qualifications is a key driver in the success of our business. We seek to recruit qualified faculty members who are dedicated to teaching and are able to stay up-to-date with ever-changing teaching methods and approaches.

Additionally, given that our services are provided to students with goals to study abroad, we tend to hire teachers with strong education background and qualifications. The market for the recruitment of faculty members in the PRC is competitive. In order to attract and recruit talents, we must provide candidates with competitive compensation packages and offer attractive career development opportunities. Although we have not experienced major difficulties in recruiting or training qualified teachers in the past, we cannot guarantee that we will be able to continue to recruit, train and retain a sufficient number of qualified faculty members in the future as we continue to expand our business, which may have a material adverse effect on our business, financial condition and results of operations.

Our failure to obtain and maintain permits related to human resources services could have a material adverse impact on our business, financial conditions and results of operations.

Pursuant to the Interim Regulations on Human Resources Market, effective as of October 1, 2018, any for-profit human resources service provider shall obtain approval from the administrative department of human resources and social security to conduct human resources services. We recommend foreign teachers based on certain standards found in our agreements with partner universities or programs. We recommended three foreign teachers in 2016, three foreign teachers in 2017 and one foreign teacher in 2018, which may subject us to the qualification requirements of a human resources services provider. However, we have ceased to recommend new foreign teachers since 2019. Besides, as of the date of this prospectus, we have not been subject to any fines or other form of regulatory or administrative penalties or sanctions due to the lack of such approval or permit. Nevertheless, due to the broad provisions and discretionary implementation of the PRC laws, we cannot guarantee that the government authorities will not impose any penalties or sanctions on us in the future for any incompliance in the past, which may include fines, mandates to remedy any violations, confiscation of the gains derived from the services for which approval or permit is required, and/or an order to cease to provide such services, in which case, we could be subject to operational disruption and our financial condition and results of operations could be adversely affected.

Failure to adequately and promptly respond to changes in the exams our students must take or in the requirements our students must meet to pursue their desired degrees or schools could cause our education services to be less attractive to our students.

There have been continuous changes in the curriculum requirements associated with, and the format of, the exams our existing and prospective students must take to pursue their desired degrees or schools, the manner in which the exams are administered, topics frequently tested in the exams, as well as the materials and documents students must submit for admission. These changes require us to continually update and enhance our course offerings, our educational and consultancy content and our teaching methods. Any inability to track and respond to these changes in a timely and cost-effective manner would make our education services less attractive to students, which may materially and adversely affect our reputation and ability to continue to attract students without a significant decrease in our tuition.

Delays or failures in responding to issues raised by end users of our SaaS platform could harm our operations.

Our proprietary SaaS platform offers comprehensive smart campus solutions, including teaching, student affairs, human resources, office and financial management. The performance and reliability of our SaaS platform used by management, teachers and students is critical to our operations and reputation. We rely on our end users to promptly give us feedback regarding their user experience as well as any issues in connection with such platforms. However, there may be delay in feedback from these end users, or delay or failure on our end to address such issues. These could damage our reputation, decrease end user satisfaction, negatively impact our current coopering relationships, adversely impact our ability to attract new partners, and materially disrupt our operations. If any of these occur, our business operations, reputation and prospects could be harmed.

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Our business depends on the continued success of our brand “China Liberal,” and if we fail to maintain and enhance recognition of our brand, we may face difficulty enrolling new students, and our reputation and operating results may be harmed.

We believe that market awareness of our brand “China Liberal” has contributed significantly to the success of our business. Maintaining and enhancing our brand are critical to our efforts to grow our business. Failure to maintain and enhance our brand recognition could have a material and adverse effect on our business, operating results and financial condition. We have devoted significant resources to our brand promotion efforts in recent years, but we cannot assure you that these efforts will be successful. If we are unable to further enhance our brand recognition, or if we incur excessive marketing and promotion expenses, or if our brand image is negatively impacted by any negative publicity, our business and results of operations may be materially and adversely affected.

If we fail to effectively identify, pursue and consummate strategic alliances or acquisitions, our ability to grow and to achieve profitability could be impacted.

We may from time to time engage in evaluations of, and discussions with, possible domestic and international acquisition or alliance candidates. We may not be able to identify suitable strategic alliances or acquisition opportunities, complete such transactions on commercially favorable terms, or successfully integrate business operations, infrastructure and management philosophies of acquired businesses and companies. There may be particular complexities, regulatory or otherwise, associated with our expansion into new markets, and our strategies may not succeed beyond our current markets. If we are unable to effectively address these challenges, our ability to execute acquisitions as a component of our long-term strategy will be impaired, which could have an adverse effect on our growth.

We face intense competition in our industry, which could divert students to our competitors, lead to pricing pressure and loss of market share, and significantly reduce our gross billings and net revenues.

China’s education market targeting students going overseas is intensely competitive. We compete with other Chinese education service providers engaged in Sino-foreign Jointly Managed Academic Programs and overseas study consultancy, for student enrollments and acquisition, high-quality academic and administrative faculty, and sales and marketing personnel, among other things. Some of our current and future competitors may have substantially greater name recognition and financial and other resources than we do, which may enable them to compete more effectively for potential students and decrease our market share. We also expect to face competition as a result of new entrants particularly those who provide consultancy services targeting art students.

We may not be able to compete successfully against current or future competitors and may face competitive pressures that could adversely affect our business or results of operations. The increasingly competitive landscape may also result in longer and more complex sales cycles with a prospective student or a decrease in our market share, any of which could negatively affect our gross billings and net revenues and our ability to grow our business.

We rely heavily on Aliyun, a cloud-based server provider to provide server service to us. Any interruption to such service could significantly disrupt our operations.

A vast majority of our data, codes and solutions is stored on the cloud-based service platform, Aliyun, we subscribe to. Although the use of such service is perceived to have lower risks than a conventional physical server, we may still face risks such as closure or discontinuity of services without adequate notice, financial difficulties (such as bankruptcy) faced by the server provider or their contractor(s), or any system vulnerability or security risk that are not timely fixed by Aliyun, which may have negative effects on our business, the nature and extent of which are difficult to predict.

Privacy concerns could limit our ability to collect and leverage our user data and disclosure of user data could adversely impact our business and reputation.

In the ordinary course of our business and in particular in connection with the technological consulting services provided under smart campus solutions, we collect and utilize data supplied by our users. We currently face certain legal obligations regarding the manner in which we treat such information. Increased regulation of data utilization practices, including self-regulation or findings under existing laws that limit our ability to collect, transfer, integrate and use data, could have an adverse effect on our business. Failure to comply with these obligations could subject us to liability, and to the extent that we need to alter our business model or practices to adapt to these obligations, we could incur additional expenses.

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Our success depends on the continuing efforts of our senior management team and other key employees.

We depend on the continued contributions of our senior management and other key employees. The loss of the services of any of our senior management or other key employees could harm our business. Competition for qualified talents in the PRC is intense. If one or more of our senior management or other key employees are unable or unwilling to continue in their present positions, we may not be able to find replacements in a timely manner, or at all, and our business may be disrupted. Moreover, if any member of our senior management team or any of our other key personnel joins a competitor or forms or invests in a competing business, we may lose student enrollment, qualified teaching faculty members and other key sales and marketing personnel to our competitors. Our future success is also dependent on our ability to attract a significant number of qualified employees and retain existing key employees. If we are unable to do so, our business and growth may be materially and adversely affected. Our need to significantly increase the number of our qualified employees and retain key employees may cause us to materially increase compensation-related costs, including share-based compensation.

We may from time to time be subject to infringement claims relating to intellectual properties of third parties.

We cannot assure you that our course offerings, educational contents, textbooks, software and platforms do not or will not infringe upon copyrights or other intellectual property rights held by third parties. We may encounter disputes from time to time over rights and obligations concerning intellectual properties, and we may not prevail in those disputes.

We have adopted policies and procedures to prohibit our users, students and employees from infringing upon third-party copyright or intellectual property rights. However, we cannot ensure that they will not, against our policies, use third-party copyrighted materials or intellectual property without proper authorization. We may incur liability for unauthorized duplication or distribution of materials posted used in our classes or posted on our platforms. Any intellectual property infringement claim could result in costly litigation and divert our management attention and resources, which in turn could negatively affect our business, financial condition and prospect.

If we fail to protect our intellectual property rights, our brand and business may suffer.

We rely on a combination of copyright, trademark and trade secret laws and restrictions on disclosure to protect our intellectual property rights. Although we seek to obtain copyright or trademark protection for our intellectual property when applicable, it is possible that we may not be able to do so successfully or that the copyright or trademark we have obtained may not be sufficient to protect all of our intellectual property rights. In particular, we rely, to a significant extent, upon our educational content developed in-house, including textbooks and teaching materials, course syllabi and outlines, quiz banks, and teaching notes, to provide high-quality education services. Additionally, we have developed and will continue to develop and maintain our copyrighted software offered within our smart campus solution. Despite our efforts to protect our intellectual property rights, unauthorized parties may attempt to copy or duplicate our intellectual property or otherwise use our intellectual properties without obtaining our consent. For example, unauthorized third parties may use our “China Liberal” brand to operate similar businesses, or to make illegal copies of our textbooks and teacher materials for market resale. Monitoring unauthorized use of our intellectual property is difficult and costly, and we cannot be certain that the steps we have taken will effectively prevent misappropriation of our intellectual properties. If we are not successful in protecting our intellectual property rights, our business and results of operations may be adversely affected.

Our end users may engage in intentional or negligent misconduct or other improper activities or misuse our software and systems, which could harm our brand and reputation.

We are exposed to the risk of fraud or other misconduct committed by the end users of our software and systems. The PRC laws governing the fair use of these third-party materials are imprecise and adjudicated on a case-by-case basis, which makes it challenging for us to adopt and implement policies governing these practices. We could, as a result, incur liability to third parties for the unauthorized duplication, distribution or other use of these materials. Any such claims could subject us to costly litigation and impose a significant strain on our financial resources and attention of management personnel regardless of whether the claims have merit. Additionally, we may be required to alter or cease our uses of such materials, which may include changing or removing content from courses or altering the functionality of our platform, or to pay monetary damages. Fraud or other misconduct by our students, employees or third parties may also involve engaging in unauthorized misrepresentation to our potential students and misappropriating third-party intellectual property and other propitiatory rights during marketing activities, misusing sensitive personal information of our students, and engaging in bribery or other unlawful payments, any of which could result in customer complaints, regulatory and legal liabilities, as well as serious harm to our brand and reputation.

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If we fail to implement and maintain an effective system of internal controls, we may be unable to accurately or timely report our results of operations or prevent fraud, and investor confidence and the market price of our Ordinary Shares may be materially and adversely affected.

Our management has not completed an assessment of the effectiveness of our internal controls over financial reporting, and our independent registered public accounting firm is not currently required to conduct an audit of our internal control over financial reporting. In the course of auditing our consolidated financial statements as of December 31, 2019 and 2018, we and our independent registered public accounting firm identified five material weaknesses in our internal control over financial reporting and other control deficiencies as of December 31, 2019. A “material weakness” is a deficiency, or a combination of deficiencies, in internal control over financial reporting, such that there is a reasonable possibility that a material misstatement of the company’s annual or interim financial statements will not be prevented or detected on a timely basis.

The material weaknesses identified to date relate to (i) a lack of accounting staff and resources with appropriate knowledge of generally accepted accounting principles in the United States (“U.S. GAAP”) and SEC reporting and compliance requirements; (ii) a lack of sufficient documented financial closing policies and procedures; (iii) a lack of independent directors and an audit committee; (iv) lack of risk assessment in accordance with the requirement of COSO 2013 framework and (v) a lack of an effective review process by the accounting manager which led to material audit adjustments to the financial statements. A management assessment in accordance with the COSO framework may yield additional material weaknesses and control deficiencies.

Following the identification of the material weaknesses and control deficiencies, in connection with our completion of the IPO in 2020, we already appointed independent directors and established an audit committee to increase the monitoring of our internal control over financial reporting. We plan to further take the following remedial measures in the near future, including (i) hiring more qualified accounting personnel with relevant U.S. GAAP and SEC reporting experience and qualifications to strengthen the financial reporting function and to set up a financial and system control framework; (ii) implementing regular and continuous U.S. GAAP accounting and financial reporting training programs for our accounting and financial reporting personnel; (iii) setting up an internal audit function as well as engaging an external consulting firm to assist us with assessment of Sarbanes-Oxley compliance requirements and improvement of overall internal control.

The implementation of these measures may not fully address the material weaknesses in our internal control over financial reporting, and we cannot conclude that they have been fully remedied. Our failure to correct theses material weaknesses or our failure to discover and address any other material weaknesses could result in inaccuracies in our financial statements and could also impair our ability to comply with applicable financial reporting requirements and related regulatory filings on a timely basis. As a result, our business, financial condition, results of operations and prospects, as well as the trading price of our Ordinary Shares, may be materially and adversely affected. Moreover, ineffective internal control over financial reporting significantly hinders our ability to prevent fraud.

We are a public company in the United States subject to the Sarbanes-Oxley Act of 2002. Section 404 of the Sarbanes-Oxley Act of 2002, or Section 404, requires that we include a report from management on our internal control over financial reporting in our annual report on Form 20-F beginning with our annual report for the fiscal year ended December 31, 2020. In addition, once we cease to be an “emerging growth company” as such term is defined in the JOBS Act, our independent registered public accounting firm may be required to attest to and report on the effectiveness of our internal control over financial reporting depending on whether we will be an accelerated filer or large accelerated filer subsequently. In addition, after we become a public company, our reporting obligations may place a significant strain on our management, operational and financial resources and systems for the foreseeable future. We may be unable to timely complete our evaluation testing and any required remediation.

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During the course of documenting and testing our internal control procedures, in order to satisfy the requirements of Section 404, we may identify weaknesses and deficiencies in our internal control over financial reporting. In addition, if we fail to maintain the adequacy of our internal control over financial reporting, as these standards are modified, supplemented or amended from time to time, we may not be able to conclude on an ongoing basis that we have effective internal control over financial reporting in accordance with Section 404. Generally speaking, if we fail to achieve and maintain an effective internal control environment, we could suffer material misstatements in our financial statements and fail to meet our reporting obligations, which would likely cause investors to lose confidence in our reported financial information. This could in turn limit our access to capital markets, harm our results of operations and lead to a decline in the trading price of our Ordinary Shares. Additionally, ineffective internal control over financial reporting could expose us to increased risk of fraud or misuse of corporate assets and subject us to potential delisting from the stock exchange on which we list, regulatory investigations and civil or criminal sanctions.

Failure to qualify for or obtain any preferential tax treatments that are available in China could adversely affect our results of operations and financial condition.

The modified Enterprise Income Tax Law, effective on February 24, 2017, or the EIT Law, and its implementation rules generally impose a uniform income tax rate of 25% on all enterprises, but grant preferential treatment to “high and new technology enterprises strongly supported by the state,” or HNTEs, to enjoy a preferential enterprise tax rate of 15%. China Liberal Beijing is currently accredited as an HNTE. According to the relevant administrative measures, to qualify as an “HNTE,” China Liberal Beijing must meet certain financial and non-financial criteria and complete verification procedures with the administrative authorities. Continued qualification as an HNTE is subject to a three-year review by the relevant government authorities in China, and in practice certain local tax authorities also require annual evaluation of the qualification. China Liberal Beijing successfully renewed its HTNE certificate on December 2, 2019. In the event that China Liberal Beijing fails to obtain accreditation as HNTE or does not complete the verification procedures with the local tax authorities, it will be subject to the standard PRC enterprise income tax rate of 25%.

We incur increased costs as a result of being a public company, particularly after we cease to qualify as an “emerging growth company.”

We are a public company and expect to incur significant legal, accounting and other expenses that we did not incur as a private company. The Sarbanes-Oxley Act of 2002, as well as rules subsequently implemented by the SEC and the Nasdaq, impose various requirements on the corporate governance practices of public companies. As a company with less than US$1.07 billion in revenues for our last fiscal year, we qualify as an “emerging growth company” pursuant to the JOBS Act. An emerging growth company may take advantage of specified reduced reporting and other requirements that are otherwise applicable generally to public companies. These provisions include exemption from the auditor attestation requirement under Section 404 of the Sarbanes-Oxley Act of 2002, or Section 404, in the assessment of the emerging growth company’s internal control over financial reporting. The JOBS Act also permits an emerging growth company to delay adopting new or revised accounting standards until such time as those standards apply to private companies.

After we are no longer an “emerging growth company,” we expect to incur significant expenses and devote substantial management effort toward ensuring compliance with the requirements of Section 404 and the other rules and regulations of the SEC. For example, as a result of becoming a public company, we will need to increase the number of independent directors and adopt policies regarding internal controls and disclosure controls and procedures. We also expect that operating as a public company will make it more difficult and more expensive for us to obtain director and officer liability insurance, and we may be required to accept reduced policy limits and coverage or incur substantially higher costs to obtain the same or similar coverage. In addition, we will incur additional costs associated with our public company reporting requirements. It may also be more difficult for us to find qualified persons to serve on our Board of Directors or as executive officers. We are currently evaluating and monitoring developments with respect to these rules and regulations, and we cannot predict or estimate with any degree of certainty the amount of additional costs we may incur or the timing of such costs.

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We may grant share incentives, which may result in increased share based compensation expenses.

We believe the granting of share-based awards is of significant importance to our ability to attract and retain key personnel and employees, and we may grant share-based awards in the future. As a result, we may start to incur expenses associated with share-based compensation, which may have an adverse effect on our results of operations.

Increases in labor costs in the PRC may adversely affect our business and results of operations.

The currently effective PRC Labor Contract Law was first adopted on June 29, 2007 and later amended on December 28, 2012. The PRC Labor Contract Law has reinforced the protection of employees who, under the PRC Labor Contract Law, have the right, among others, to have written employment contracts, to enter into employment contracts with no fixed term under certain circumstances, to receive overtime wages and to terminate or alter terms in labor contracts. Furthermore, the PRC Labor Contract Law sets forth additional restrictions and increases the costs involved with dismissing employees. To the extent that we need to significantly reduce our workforce, the PRC Labor Contract Law could adversely affect our ability to do so in a timely and cost-effective manner, and our results of operations could be adversely affected. In addition, for employees whose employment contracts include noncompetition terms, the PRC Labor Contract Law requires us to pay monthly compensation after such employment is terminated, which will increase our operating expenses.

In addition, we are required by PRC laws and regulations to maintain social insurance registration and open housing fund accounts with the relevant governmental authorities and pay for various statutory employee benefits, including pensions, housing fund, medical insurance, work-related injury insurance, unemployment insurance and maternity insurance to designated government agencies for the benefit of our employees. The relevant government agencies may examine whether an employer has made adequate payments of the requisite statutory employee benefits, and those employers who fail to make adequate payments may be subject to late payment fees, fines and/or other penalties. If we fail to make adequate social insurance and housing fund contributions, we may be subject to fines and legal sanctions, and our business, financial condition and results of operations may be adversely affected. We expect that our labor costs, including wages and employee benefits, will continue to increase. Unless we are able to pass on these increased labor costs to our customers by increasing the prices of our products and services, our financial conditions and results of operations would be materially and adversely affected.

We currently do not have any business insurance coverage.

Insurance companies in China currently do not offer as extensive an array of insurance products as insurance companies in more developed economies. Currently, we do not have any business liability or disruption insurance to cover our operations. We have determined that the costs of insuring for these risks and the difficulties associated with acquiring such insurance on commercially reasonable terms make it impractical for us to have such insurance. As a result, we do not have any liability, business interruption, litigation or property insurance coverage for our operations in China. Any uninsured business disruptions may result in our incurring substantial costs and the diversion of resources, which could have an adverse effect on our results of operations and financial condition.

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Risks Related to Our Corporate Structure

The beneficial owners have substantial influence over our Company. Their interests may not be aligned with the interests of the Company and our other shareholders, and these beneficial owners, if voting as a group, could prevent or cause a change of control or other transactions that could be beneficial to our Company and other minority shareholders.

As of the date of this prospectus, our beneficial owners Ngai Ngai Lam, Choi Sio Peng, Yuk Sing Lai and Lin Ailian beneficially own an aggregate of approximately 3,621,380 Ordinary Shares, or approximately 57.2% of our outstanding Ordinary Shares.

Accordingly, these beneficial owners could have significant influence in determining the outcome of any corporate transaction or other matter submitted to the shareholders for approval, including mergers, consolidations, the election of directors and other significant corporate actions. In cases where their interests are aligned and they vote together, these beneficial owners will also have the power to prevent or cause a change in control. Without the consent of some or all of these shareholders, we may be prevented from entering into transactions that could be beneficial to us or our minority shareholders. The interests of these beneficial owners may differ from the interests of our other shareholders. The concentration in the ownership of our Ordinary Shares may cause a material decline in the value of our Ordinary Shares. For more information regarding our beneficial owners and their affiliated entities, see “Principal Shareholders.”

In the event we are presented with business combination opportunities, we may be unable to complete such transactions efficiently or on favorable terms due to complicated merger and acquisition regulations and certain other PRC regulations

On August 8, 2006, six PRC regulatory authorities, including MOFCOM, the State Assets Supervision and Administration Commission, SAT, the State Administration for Industry and Commerce, CSRC and SAFE, jointly issued the Regulations on Mergers and Acquisitions of Domestic Enterprises by Foreign Investors (the “M&A Rules”), which became effective on September 8, 2006 and were amended in June 2009. The M&A Rules, governing the approval process by which foreign investors merge with PRC business entities or acquire PRC assets and/or equity interests in PRC business entities, require the PRC parties to make a series of applications and supplemental applications to PRC government authorities, depending on the structure of the transaction. In some instances, the application process may require presentation of economic data concerning a transaction, including appraisal of the target business and evaluation of the acquirer, which are designed to allow the government to assess the transaction. Accordingly, due to the M&A Rules, our ability to engage in cross-border business combination transactions has become significantly more complicated, time-consuming and expensive, and we may not be able to negotiate a transaction that is acceptable to our shareholders or sufficiently protect their interests in such transaction.

The M&A Rules allow PRC government agencies to assess the economic terms of a business combination transaction. Parties to a business combination transaction may have to submit to MOFCOM and other relevant government agencies an appraisal report, an evaluation report and the acquisition agreement, all of which form part of the application for approval, depending on the structure of the transaction. The M&A Rules also prohibit a transaction at an acquisition price obviously lower than the appraised value of the PRC business or assets in order to prevent disguised transfer of capital from China to foreign countries, and in certain structures, among others, in the structures where foreign investors merge with Chinese enterprises and establish foreign-invested enterprises, require that considerations must be paid within defined periods, generally not in excess of a year after the business license of the foreign-invested enterprise has been issued. In addition, the M&A Rules also limit our ability to negotiate various terms of the acquisition, including aspects of the initial consideration, contingent consideration, holdback provisions, indemnification provisions and provisions relating to the assumption and allocation of assets and liabilities. Transaction structures involving trusts, nominees and similar entities are prohibited. Moreover, the Anti-Monopoly Law of the People’s Republic of China, effective as of August 1, 2008, and relevant implementation rules require that the MOC be notified in advance of any of concentrations of undertaking if certain turnover thresholds are triggered. Besides, Notice of the General Office of the State Council on the Establishment of the Security Review System for Mergers and Acquisitions of Domestic Enterprises by Foreign Investors, issued on February 3, 2011 and became effective on March 3, 2011 establishes a security review system for merger and acquisition of domestic companies by foreign investors. These security review rules specify that mergers and acquisitions by foreign investors that raise “national defense and security” concerns and mergers and acquisitions through which foreign investors may acquire de facto control over domestic enterprises that raise “national security” concerns are subject to strict review by the MOC, and the rules prohibit any activities attempting to bypass a security review, including by structuring the transaction through a proxy or contractual control arrangement. Therefore, such regulation may impede our ability to negotiate and complete a business combination transaction on legal and/or financial terms that satisfy our investors and protect our shareholders’ economic interests.

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You may face difficulties in protecting your interests, and your ability to protect your rights through U.S. courts may be limited, because we are incorporated under Cayman Islands law.

We are an exempted company incorporated under the laws of the Cayman Islands. Our corporate affairs are governed by our memorandum and articles of association, the Companies Act (Revised) of the Cayman Islands and the common law of the Cayman Islands. The rights of shareholders to take action against our directors, actions by our minority shareholders and the fiduciary duties of our directors to us under Cayman Islands law are to a large extent governed by the common law of the Cayman Islands. The common law of the Cayman Islands is derived in part from comparatively limited judicial precedent in the Cayman Islands as well as from the common law of England, the decisions of whose courts are of persuasive authority, but are not binding, on a court in the Cayman Islands. The rights of our shareholders and the fiduciary duties of our directors under Cayman Islands law are not as clearly established as they would be under statutes or judicial precedent in some jurisdictions in the United States. In particular, the Cayman Islands have a less developed body of securities laws than the United States. Some U.S. states, such as Delaware, have more fully developed and judicially interpreted bodies of corporate law than the Cayman Islands. In addition, Cayman Islands companies may not have standing to initiate a shareholder derivative action in a federal court of the United States.

Shareholders of Cayman Islands exempted companies like us have no general rights under Cayman Islands law to inspect corporate records or to obtain copies of lists of shareholders of these companies. Our directors have discretion under our articles of association to determine whether or not, and under what conditions, our corporate records may be inspected by our shareholders, but are not obliged to make them available to our shareholders. This may make it more difficult for you to obtain the information needed to establish any facts necessary for a shareholder motion or to solicit proxies from other shareholders in connection with a proxy contest.

As a result of all of the above, our public shareholders may have more difficulty in protecting their interests in the face of actions taken by our management, members of the board of directors or controlling shareholders than they would as public shareholders of a company incorporated in the United States.

You may be unable to present proposals before annual general meetings or extraordinary general meetings not called by shareholders.

Cayman Islands law provides shareholders with only limited rights to convene a general meeting, and does not provide shareholders with any right to put any proposal before a general meeting. However, these rights may be provided in a company’s articles of association. Our articles of association allow our shareholders holding shares representing in aggregate not less than one third of our voting share capital in issue, to convene a general meeting of our shareholders, in which case our directors are obliged to call such meeting. Advance notice of at least ten clear days is required for the convening of our general meetings. A quorum required for a meeting of shareholders consists of at least one shareholder present or by proxy, representing not less than one-third in nominal value of the total issued voting shares in the Company.

Certain judgments obtained against us by our shareholders may not be enforceable.

We are a Cayman Islands company and substantially all of our assets are located outside of the United States. Substantially all of our current operations are conducted in the PRC. In addition, most of our current directors and officers are nationals and residents of countries other than the United States. Substantially all of the assets of these persons are located outside the United States. As a result, it may be difficult or impossible for you to bring an action against us or against these individuals in the United States in the event that you believe that your rights have been infringed under the U.S. federal securities laws or otherwise. Even if you are successful in bringing an action of this kind, the laws of the Cayman Islands and of the PRC may render you unable to enforce a judgment against our assets or the assets of our directors and officers.

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The SEC, the U.S. Department of Justice and other U.S. authorities may also have difficulties in bringing and enforcing actions against us or our directors or executive officers in the PRC. The SEC has stated that there are significant legal and other obstacles to obtaining information needed for investigations or litigation in China. China has recently adopted a revised securities law that became effective on March 1, 2020, Article 177 of which provides, among other things, that no overseas securities regulator is allowed to directly conduct investigation or evidence collection activities within the territory of the PRC. Accordingly, without governmental approval in China, no entity or individual in China may provide documents and information relating to securities business activities to overseas regulators when it is under direct investigation or evidence discovery conducted by overseas regulators, which could present significant legal and other obstacles to obtaining information needed for investigations and litigation conducted outside of China.

Risks Related to Doing Business in China

Changes in China’s economic, political or social conditions or government policies could have a material adverse effect on our business and operations.

Substantially all of our assets and operations are located in the PRC. Accordingly, our business, financial condition, results of operations and prospects may be influenced to a significant degree by political, economic and social conditions in the PRC generally. The Chinese economy differs from the economies of most developed countries in many respects, including the level of government involvement, development, growth rate, control of foreign exchange and allocation of resources. Although the Chinese government has implemented measures emphasizing the utilization of market forces for economic reform, the reduction of state ownership of productive assets, and the establishment of improved corporate governance in business enterprises, a substantial portion of productive assets in the PRC is still owned by the government. In addition, the Chinese government continues to play a significant role in regulating industry development by imposing industrial policies. The Chinese government also exercises significant control over the PRC’s economic growth through allocating resources, controlling payment of foreign currency-denominated obligations, setting monetary policy and providing preferential treatment to particular industries or companies.

While the Chinese economy has experienced significant growth over past decades, growth has been uneven, both geographically and among various sectors of the economy. Any adverse changes in economic conditions in the PRC, in the policies of the Chinese government or in the laws and regulations in the PRC could have a material adverse effect on the overall economic growth of the PRC. Such developments could adversely affect our business and operating results, lead to a reduction in demand for our services and adversely affect our competitive position. The Chinese government has implemented various measures to encourage economic growth and guide the allocation of resources. Some of these measures may benefit the overall Chinese economy, but may have a negative effect on us. For example, our financial condition and results of operations may be adversely affected by government control over capital investments or changes in tax regulations. In addition, in the past the Chinese government has implemented certain measures, including interest rate adjustment, to control the pace of economic growth. These measures may cause decreased economic activity in the PRC, which may adversely affect our business and operating results.

Uncertainties with respect to the PRC legal system could adversely affect us.

The PRC legal system is a civil law system based on written statutes. Unlike the common law system, prior court decisions under the civil law system may be cited for reference but have limited precedential value.

In 1979, the PRC government began to promulgate a comprehensive system of laws and regulations governing economic matters generally. The overall effect of legislation over the past three decades has significantly enhanced the protections afforded to various forms of foreign investments in the PRC. However, the PRC has not developed a fully integrated legal system, and recently enacted laws and regulations may not sufficiently cover all aspects of economic activities in the PRC. In particular, the interpretation and enforcement of these laws and regulations involve uncertainties. Since PRC administrative and court authorities have significant discretion in interpreting and implementing statutory provisions and contractual terms, it may be difficult to evaluate the outcome of administrative and court proceedings and the level of legal protection we enjoy. These uncertainties may affect our judgment on the relevance of legal requirements and our ability to enforce our contractual rights or tort claims. In addition, these regulatory uncertainties may be exploited through unmerited or frivolous legal actions or threats in attempts to extract payments or benefits from us.

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Furthermore, the PRC legal system is based in part on government policies and internal rules, some of which are not published on a timely basis or at all and may have a retroactive effect. As a result, we may not be aware of our violation of any of these policies and rules until sometime after the violation. In addition, any administrative and court proceedings in the PRC may be protracted, resulting in substantial costs and diversion of resources and management attention.

You may experience difficulties in effecting service of legal process, enforcing foreign judgments or bringing actions in China against us or our management based on foreign laws.

We conduct substantially all of our operations in China, and substantially all of our assets are located in China. In addition, our CFO, Mr. Wenhuai Zhuang resides within China for a significant portion of the time and is a PRC national. As a result, it may be difficult for our shareholders to effect service of process upon us or those persons inside the PRC. In addition, the PRC does not have treaties providing for the reciprocal recognition and enforcement of judgments of courts with the Cayman Islands and many other countries and regions. Therefore, recognition and enforcement in the PRC of judgments of a court in any of these non-PRC jurisdictions in relation to any matter not subject to a binding arbitration provision may be difficult or impossible.

We may rely on dividends and other distributions on equity paid by our PRC Subsidiary to fund any cash and financing requirements we may have, and any limitation on the ability of our PRC Subsidiary to make payments to us could have a material and adverse effect on our ability to conduct our business.

We rely principally on dividends and other distributions on equity from our PRC Subsidiary for our cash requirements, including for services of any debt we may incur.

Our PRC Subsidiary’s ability to distribute dividends is based upon its distributable earnings. Current PRC regulations permit our PRC Subsidiary to pay dividends to its respective shareholders only out of their accumulated profits, if any, determined in accordance with PRC accounting standards and regulations. In addition, our PRC Subsidiary is required to set aside at least 10% of its after-tax profits each year, if any, to fund a statutory reserve until such reserve reaches 50% of its registered capital. Our PRC Subsidiary, as a Foreign Invested Enterprise, or FIE, is also required to further set aside a portion of its after-tax profits to fund the employee welfare fund, although the amount to be set aside, if any, is determined at its discretion. These reserves are not distributable as cash dividends. If our PRC operating subsidiary incur debt on their own behalf in the future, the instruments governing the debt may restrict their ability to pay dividends or make other payments to us. Any limitation on the ability of our PRC Subsidiary to distribute dividends or other payments to their respective shareholders could materially and adversely limit our ability to grow, make investments or acquisitions that could be beneficial to our businesses, pay dividends or otherwise fund and conduct our business.

In addition, the Enterprise Income Tax Law and its implementation rules provide that a withholding tax rate of up to 10% will be applicable to dividends payable by Chinese companies to non-PRC-resident enterprises unless otherwise exempted or reduced according to treaties or arrangements between the PRC central government and governments of other countries or regions where the non-PRC resident enterprises are incorporated.

The custodians or authorized users of our controlling non-tangible assets, including chops and seals, may fail to fulfill their responsibilities, or misappropriate or misuse these assets.

Under the PRC law, legal documents for corporate transactions, including agreements and contracts are executed using the chop or seal of the signing entity or with the signature of a legal representative whose designation is registered and filed with relevant PRC industry and commerce authorities.

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In order to secure the use of our chops and seals, we have established internal control procedures and rules for using these chops and seals. In any event that the chops and seals are intended to be used, the responsible personnel will submit the application through our office automation system and the application will be verified and approved by authorized employees in accordance with our internal control procedures and rules. In addition, in order to maintain the physical security of our chops, we generally have them stored in secured locations accessible only to authorized employees. Although we monitor such authorized employees, the procedures may not be sufficient to prevent all instances of abuse or negligence. There is a risk that our employees could abuse their authority, for example, by entering into a contract not approved by us or seeking to gain control of our PRC operating subsidiary. If any employee obtains, misuses or misappropriates our chops and seals or other controlling non-tangible assets for whatever reason, we could experience disruption to our normal business operations. We may have to take significant corporate or legal actions, which could involve significant time and resources to resolve and divert management from our operations.

PRC regulation of loans to and direct investment in PRC entities by offshore holding companies and governmental control of currency conversion may delay us from using the proceeds of our offering to make loans or additional capital contributions to our PRC Subsidiary, which could materially and adversely affect our liquidity and our ability to fund and expand our business.

Any funds we transfer to our PRC Subsidiary, either as a shareholder loan or as an increase in registered capital, are subject to approval by or registration with relevant governmental authorities in China. According to the relevant PRC regulations on foreign-invested enterprises, or FIEs, in China, capital contributions to our PRC Subsidiary are subject to the approval of or filing with the Ministry of Commerce, or MOFCOM or its local branches and registration with a local bank authorized by the State Administration of Foreign Exchange, or SAFE. In addition, (i) any foreign loan procured by our PRC Subsidiary is required to be registered with SAFE or its local branches and (ii) our PRC Subsidiary may not procure foreign loans which exceed the difference between its total investment amount and registered capital, or 2.5 times of the amount of the PRC Subsidiary’s net assets, whichever is larger. As of the date of this prospectus, such maximum amount of foreign loans that our PRC Subsidiary is allowed to procure, based on the audited net asset value of our PRC Subsidiary as of December 31, 2019, is RMB42,120,949 (approximately $6,044,912). For more information on restrictions and limitations on the amount of loans, please see “Regulations—Regulations on Foreign Exchange—Regulations on loans to and direct investment in the PRC entities by offshore holding companies”. Any medium or long-term loan to be provided by us to our PRC operating entity, i.e., China Liberal Beijing, must be registered with the NDRC and the SAFE or its local branches. We may not be able to complete such registrations on a timely basis, with respect to future capital contributions or foreign loans by us to our PRC Subsidiary. If we fail to complete such registrations, our ability to use the proceeds of our offering and to capitalize our PRC operations may be negatively affected, which could adversely affect our liquidity and our ability to fund and expand our business.

On March 30, 2015, the SAFE promulgated the Circular on Reforming the Management Approach Regarding the Foreign Exchange Capital Settlement of Foreign-Invested Enterprises, or SAFE Circular 19, which took effect as of June 1, 2015. SAFE Circular 19 launched a nationwide reform of the administration of the settlement of the foreign exchange capitals of FIEs and allows FIEs to settle their foreign exchange capital at their discretion, but continues to prohibit FIEs from using the Renminbi fund converted from their foreign exchange capital for expenditure beyond their business scopes, providing entrusted loans or repaying loans between nonfinancial enterprises. The SAFE issued the Circular on Reforming and Regulating Policies on the Control over Foreign Exchange Settlement of Capital Accounts, or SAFE Circular 16, effective in June 2016. Pursuant to SAFE Circular 16, enterprises registered in China may also convert their foreign debts from foreign currency to Renminbi on a self-discretionary basis. SAFE Circular 16 provides an integrated standard for conversion of foreign exchange under capital account items (including but not limited to foreign currency capital and foreign debts) on a self-discretionary basis which applies to all enterprises registered in China. SAFE Circular 16 reiterates the principle that Renminbi converted from foreign currency-denominated capital of a company may not be directly or indirectly used for purposes beyond its business scope or prohibited by PRC laws or regulations, while such converted Renminbi shall not be provided as loans to its non-affiliated entities. As this circular is relatively new, there remains uncertainty as to its interpretation and application and any other future foreign exchange related rules. Violations of these Circulars could result in severe monetary or other penalties. SAFE Circular 19 and SAFE Circular 16 may significantly limit our ability to use Renminbi converted from the net proceeds of our offering to fund our PRC operating subsidiary, to invest in or acquire any other PRC companies through our PRC Subsidiary, which may adversely affect our business, financial condition and results of operations.

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Fluctuations in exchange rates could have a material and adverse effect on our results of operations and the value of your investment.

The value of the Renminbi against the U.S. dollar and other currencies is affected by, among other things, changes in China’s political and economic conditions and China’s foreign exchange policies. The conversion of Renminbi into foreign currencies, including U.S. dollars, has been based on exchange rates set by the People’s Bank of China. On July 21, 2005, the PRC government changed its decade-old policy of pegging the value of the Renminbi solely to the U.S. dollar, and the Renminbi appreciated more than 20% against the U.S. dollar over the following three years. Between July 2008 and June 2010, however, this appreciation halted and the Renminbi was traded within a narrow range against the U.S. dollar. Between July 2010 and November 2015, the Renminbi fluctuated against the U.S. dollar, at times significantly and unpredictably. On November 30, 2015, the Executive Board of IMF completed the regular five-year review of the basket of currencies that make up the Special Drawing Right, or the SDR, and decided that effective October 1, 2016, Renminbi is determined to be a freely usable currency and will be included in the SDR basket as a fifth currency, along with the U.S. dollar, the Euro, the Japanese yen and the British pound. In the fourth quarter of 2016, the Renminbi depreciated significantly in the backdrop of a surging U.S. dollar and persistent capital outflows from China. This depreciation halted in 2017, and the RMB appreciated approximately 7% against the U.S. dollar during this one-year period. Since February 2018, the RMB has depreciated significantly, over 8% against the U.S. dollar. Since June 2010, the RMB has fluctuated against the U.S. dollar, at times significantly and unpredictably. With the development of the foreign exchange market and progress towards interest rate liberalization and Renminbi internationalization, the PRC government may announce further changes to the exchange rate system in the future, and we cannot assure you that the Renminbi will not appreciate or depreciate significantly in value against the U.S. dollar in the future. It is difficult to predict how market forces, PRC or U.S. government policies may impact the exchange rate between the Renminbi and the U.S. dollar in the future.

Significant revaluation of the Renminbi may have a material and adverse effect on your investment. For example, to the extent that we need to convert U.S. dollars we receive from our offering into Renminbi for our operations, appreciation of the Renminbi against the U.S. dollar would have an adverse effect on the Renminbi amount we would receive from the conversion. Conversely, if we decide to convert our Renminbi into U.S. dollars for the purpose of making payments for dividends on our Ordinary Shares or for other business purposes, appreciation of the U.S. dollar against the Renminbi would have a negative effect on the U.S. dollar amount available to us. The net proceeds from our offering are denominated in U.S. dollars. Fluctuations in exchange rates, primarily those involving the U.S. dollar, may affect the relative purchasing power of these proceeds. In addition, appreciation or depreciation in the value of the Renminbi relative to the U.S. dollar would affect our financial results reported in U.S. dollar terms without giving effect to any underlying change in our business or results of operations. Fluctuations in the exchange rate will also affect the relative value of earnings from and the value of any U.S. dollar-denominated investments we make in the future.

Very limited hedging options are available in China to reduce our exposure to exchange rate fluctuations. To date, we have not entered into any hedging transactions in an effort to reduce our exposure to foreign currency exchange risk. While we may decide to enter into hedging transactions in the future, the availability and effectiveness of these hedges may be limited and we may not be able to adequately hedge our exposure, if at all. In addition, our currency exchange losses may be magnified by PRC exchange control regulations that restrict our ability to convert Renminbi into foreign currencies. As a result, fluctuations in exchange rates may have a material adverse effect on your investment.

If we are classified as a PRC resident enterprise for PRC enterprise income tax purposes, such classification could result in unfavorable tax consequences to us and our non-PRC shareholders.

Under the PRC Enterprise Income Tax Law and its implementation rules, an enterprise established outside of the PRC with its “de facto management body” within the PRC is considered a “resident enterprise” and will be subject to the enterprise income tax on its global income at the rate of 25%. The implementation rules define the term “de facto management body” as the body that exercises full and substantial control and overall management over the business, productions, personnel, accounts and properties of an enterprise. In 2009, the State Administration of Taxation, or SAT, issued the Notice of the State Administration of Taxation on Issues Concerning the Determination of Chinese-Controlled Enterprises Registered Overseas as Resident Enterprises on the Basis of Their Bodies of Actual Management, known as SAT Notice 82, which provides certain specific criteria for determining whether the “de facto management body” of a PRC-controlled enterprise that is incorporated offshore is located in China. Although this circular only applies to offshore enterprises controlled by PRC enterprises or PRC enterprise groups, not those controlled by PRC individuals or foreigners, the criteria set forth in the circular may reflect the SAT’s general position on how the “de facto management body” text should be applied in determining the tax resident status of all offshore enterprises. According to SAT Notice 82, an offshore incorporated enterprise controlled by a PRC enterprise or a PRC enterprise group will be regarded as a PRC tax resident by virtue of having its “de facto management body” in China, and will be subject to PRC enterprise income tax on its global income only if all of the following conditions are met: (i) the primary location of the day-to-day operational management is in the PRC; (ii) decisions relating to the enterprise’s financial and human resource matters are made or are subject to approval by organizations or personnel in the PRC; (iii) the enterprise’s primary assets, accounting books and records, company seals, and board and shareholder resolutions are located or maintained in the PRC; and (iv) at least 50% of voting board members or senior executives habitually reside in the PRC.

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We believe our company is not a PRC resident enterprise for PRC tax purposes. However, the tax resident status of an enterprise is subject to determination by the PRC tax authorities and uncertainties remain with respect to the interpretation of the term “de facto management body.” If the PRC tax authorities determine that our company is a PRC resident enterprise for enterprise income tax purposes, we will be subject to PRC enterprise income on our worldwide income at the rate of 25%. Furthermore, we be required to withhold a 10% withholding tax from dividends we pay to our shareholders that are non-resident enterprises. In addition, non-resident enterprise shareholders may be subject to PRC tax on gains realized on the sale or other disposition of Ordinary Shares, if such income is treated as sourced from within the PRC. Furthermore, if we are deemed a PRC resident enterprise, dividends paid to our non-PRC individual shareholders and any gain realized on the transfer of or Ordinary Shares by such shareholders may be subject to PRC tax at a rate of 20% (which, in the case of dividends, may be withheld at source by us). These rates may be reduced by an applicable tax treaty, but it is unclear whether non-PRC shareholders of our company would be able to claim the benefits of any tax treaties between their country of tax residence and the PRC in the event that we are treated as a PRC resident enterprise. Any such tax may reduce the returns on your investment in the Ordinary Shares.

There are significant uncertainties under the EIT Law relating to the withholding tax liabilities of our PRC Subsidiary, and dividends payable by our PRC Subsidiary to our offshore subsidiaries may not qualify to enjoy certain treaty benefits.

Under the PRC EIT Law and its implementation rules, the profits of a foreign invested enterprise generated through operations, which are distributed to its immediate holding company outside the PRC, will be subject to a withholding tax rate of 10%. Pursuant to a special arrangement between Hong Kong and the PRC, this rate may be reduced to 5% if a Hong Kong resident enterprise owns more than 25% of the equity interest in the PRC company. Our PRC Subsidiary is wholly-owned by our Hong Kong subsidiary. Moreover, under the Notice of the State Administration of Taxation on Issues regarding the Administration of the Dividend Provision in Tax Treaties promulgated on February 20, 2009, the tax payer needs to satisfy certain conditions to enjoy the benefits under a tax treaty. The beneficial owner of the relevant dividends and the corporate shareholder to receive dividends from the PRC Subsidiary must have continuously met the direct ownership thresholds during the 12 consecutive months preceding the receipt of the dividends. Further, the State Administration of Taxation promulgated the Announcement on Issues Concerning “Beneficial Owners” in Tax Treaties in February 2018, which stipulates that a “beneficial owner” means a person who owns and has the right to dispose of the income and the rights or property generated from the said income, and sets forth certain detailed factors in determining the “beneficial owner” status. In current practice, a Hong Kong enterprise must obtain a tax resident certificate from the relevant Hong Kong tax authority to apply for the 5% lower PRC withholding tax rate. As the Hong Kong tax authority will issue such a tax resident certificate on a case-by-case basis, we cannot assure you that we will be able to obtain the tax resident certificate from the relevant Hong Kong tax authority. As of the date of this prospectus, we have not commenced the application process for a Hong Kong tax resident certificate from the relevant Hong Kong tax authority, and there is no assurance that we will be granted such a Hong Kong tax resident certificate.

Even after we obtain the Hong Kong tax resident certificate, we are required by applicable tax laws and regulations to file the required forms and materials with the relevant PRC tax authorities to prove that we can enjoy 5% lower PRC withholding tax rate. Boya Hong Kong intends to obtain the required materials and file with the relevant tax authorities when it plans to declare and pay dividends, but there is no assurance that the PRC tax authorities will approve the 5% withholding tax rate on dividends received from Boya Hong Kong.

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We face uncertainty with respect to indirect transfers of equity interests in PRC resident enterprise by its non-PRC holding companies.

On February 3, 2015, the SAT issued the Public Notice Regarding Certain Corporate Income Tax Matters on Indirect Transfer of Properties by Non-Tax Resident Enterprises, or SAT Bulletin 7. SAT Bulletin 7 extends its tax jurisdiction to transactions involving the transfer of taxable assets through offshore transfer of a foreign intermediate holding company. In addition, SAT Bulletin 7 has introduced safe harbors for internal group restructurings and the purchase and sale of equity through a public securities market. SAT Bulletin 7 also brings challenges to both foreign transferor and transferee (or other person who is obligated to pay for the transfer) of taxable assets.

On October 17, 2017, the SAT issued the Announcement of the State Administration of Taxation on Issues Concerning the Withholding of Non-resident Enterprise Income Tax at Source, or SAT Bulletin 37, which came into effect on December 1, 2017 and was amended in 2018. The SAT Bulletin 37 further clarifies the practice and procedure of the withholding of non-resident enterprise income tax.

Where a non-resident enterprise transfers taxable assets indirectly by disposing of the equity interests of an overseas holding company, which is an Indirect Transfer, the non-resident enterprise as either transferor or transferee, or the PRC entity that directly owns the taxable assets, may report such Indirect Transfer to the relevant tax authority. Using a “substance over form” principle, the PRC tax authority may disregard the existence of the overseas holding company if it lacks a reasonable commercial purpose and was established for the purpose of reducing, avoiding or deferring PRC tax. As a result, gains derived from such Indirect Transfer may be subject to PRC enterprise income tax, and the transferee or other person who is obligated to pay for the transfer is obligated to withhold the applicable taxes, currently at a rate of 10% for the transfer of equity interests in a PRC resident enterprise. Both the transferor and the transferee may be subject to penalties under PRC tax laws if the transferee fails to withhold the taxes and the transferor fails to pay the taxes.

We face uncertainties as to the reporting and other implications of certain past and future transactions where PRC taxable assets are involved, such as offshore restructuring, sale of the shares in our offshore subsidiaries and investments. Our company may be subject to filing obligations or taxed if our company is a transferor in such transactions, and may be subject to withholding obligations if our company is a transferee in such transactions, under SAT Bulletin 7 and/or SAT Bulletin 37. For transfer of shares in our company by investors who are non-PRC resident enterprises, our PRC Subsidiary may be requested to assist in the filing under SAT Bulletin 7 and/or SAT Bulletin 37. As a result, we may be required to expend valuable resources to comply with SAT Bulletin 7 and/or SAT Bulletin 37 or to request the relevant transferors from whom we purchase taxable assets to comply with these circulars, or to establish that our company should not be taxed under these circulars, which may have a material adverse effect on our financial condition and results of operations.

Regulation and censorship of information disseminated over the internet in China may adversely affect our business and reputation and subject us to liability for information displayed on our website.

The PRC government has adopted regulations governing internet access and the distribution of news and other information over the internet. Under these regulations, internet content providers and internet publishers are prohibited from posting or displaying over the internet content that, among other things, violates PRC laws and regulations, impairs the national dignity of China, or is reactionary, obscene, superstitious, fraudulent or defamatory. Failure to comply with these requirements may result in the revocation of licenses to provide internet content and other licenses, and the closure of the concerned websites. The website operator may also be held liable for such censored information displayed on or linked to the websites. If our website is found to be in violation of any such requirements, we may be penalized by relevant authorities, and our operations or reputation could be adversely affected.

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Risks Related to this Offering and the Trading Market

The trading price of our Ordinary Shares is likely to be volatile, which could result in substantial losses to investors.

The trading price of our Ordinary Shares has fluctuated since we first listed our Ordinary Shares on Nasdaq. The trading price of our Ordinary Shares has ranged from $3.40 to $10.46 since our Ordinary Shares started to trade on Nasdaq on May 8, 2020. The trading price could fluctuate widely due to factors beyond our control. This may happen because of broad market and industry factors, including the performance and fluctuation of the market prices of other companies with business operations located mainly in China that have listed their securities in the United States. In addition to market and industry factors, the price and trading volume for our Ordinary Shares may be highly volatile for factors specific to our own operations and our industry, including the following:

•	variations in our revenues, earnings and cash flows;
•	announcements of new investments, acquisitions, strategic partnerships or joint ventures by us or our competitors;
•	announcements of new offerings, solutions and expansions by us or our competitors;
•	changes in financial estimates by securities analysts;
•	detrimental adverse publicity about us, our services or our industry;
•	announcements of new regulations, rules or policies relevant for our business;
•	additions or departures of key personnel;
•	release of lockup or other transfer restrictions on our outstanding equity securities or sales of additional equity securities; and
•	potential litigation or regulatory investigations.

Any of these factors may result in large and sudden changes in the volume and price at which our Ordinary Shares will trade.

In the past, shareholders of public companies have often brought securities class action suits against those companies following periods of instability in the market price of their securities. If we were to be involved in a class action suit, it could divert a significant amount of our management’s attention and other resources from our business and operations and require us to incur significant expenses to defend the suit, which could harm our results of operations. Any such class action suit, whether or not successful, could harm our reputation and restrict our ability to raise capital in the future. In addition, if a claim is successfully made against us, we may be required to pay significant damages, which could have a material adverse effect on our financial condition and results of operations.

If securities or industry analysts do not publish research or reports about our business, or if they adversely change their recommendations regarding the Ordinary Shares, the market price for the Ordinary Shares and trading volume could decline.

The trading market for our Ordinary Shares will be influenced by research or reports that industry or securities analysts publish about our business. If industry or securities analysts decide to cover us and in the future downgrade our Ordinary Shares, the market price for our Ordinary Shares would likely decline. If one or more of these analysts cease to cover us or fail to regularly publish reports on us, we could lose visibility in the financial markets, which in turn could cause the market price or trading volume for our Ordinary Shares to decline.

We are selling this offering without an underwriter and may be unable to sell any shares.

This offering is self-underwritten, that is, we are not going to engage the services of an underwriter to sell the shares; we intend to sell them through Ms. Ngai Ngai Lam, our chief executive officer and chairperson of the board of directors, who will receive no commissions. They will offer the shares to friends, relatives, acquaintances and business associates, however, there is no guarantee that they will be able to sell any of the shares. None of our officers and directors have any experience conducting a best efforts offering, which decreases the likelihood that the Offering will be successful.

The sale or availability for sale of substantial amounts of our Ordinary Shares could adversely affect their market price.

Sales of substantial amounts of our Ordinary Shares in the public market after the completion of this offering, or the perception that these sales could occur, could adversely affect the market price of our Ordinary Shares and could materially impair our ability to raise capital through equity offerings in the future. As of the date of this prospectus, we had 6,333,333 Ordinary Shares outstanding. The Ordinary Shares sold in this offering will be freely tradable without restriction or further registration under the Securities Act, and shares held by our existing shareholders may also be sold in the public market in the future subject to the restrictions in Rule 144 and Rule 701 under the Securities Act and the applicable lock-up agreements. Assuming that 6,000,000 Ordinary Shares are offered and sold in this offering, there will be 1 2,333,333 Ordinary Shares outstanding immediately after this offering. We cannot predict what effect, if any, market sales of securities held by our significant shareholders or any other shareholder or the availability of these securities for future sale will have on the market price of our Ordinary Shares. See “Plan of  Distribution” and “Shares Eligible for Future Sale” for a more detailed description of the restrictions on selling our securities after this offering.

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Techniques employed by short sellers may drive down the market price of our Ordinary Shares.

Short selling is the practice of selling securities that the seller does not own but rather has borrowed from a third party with the intention of buying identical securities back at a later date to return to the lender. The short seller hopes to profit from a decline in the value of the securities between the sale of the borrowed securities and the purchase of the replacement shares, as the short seller expects to pay less in that purchase than it received in the sale. As it is in the short seller’s interest for the price of the security to decline, many short sellers publish, or arrange for the publication of, negative opinions regarding the relevant issuer and its business prospects in order to create negative market momentum and generate profits for themselves after selling a security short. These short attacks have, in the past, led to selling of shares in the market.

Public companies that have substantially all of their operations in the PRC have been the subject of short selling. Much of the scrutiny and negative publicity has centered on allegations of a lack of effective internal control over financial reporting resulting in financial and accounting irregularities and mistakes, inadequate corporate governance policies or a lack of adherence thereto and, in many cases, allegations of fraud. As a result, many of these companies are now conducting internal and external investigations into the allegations and, in the interim, are subject to shareholder lawsuits and/or SEC enforcement actions.

It is not clear what effect such negative publicity could have on us. If we were to become the subject of any unfavorable allegations, whether such allegations are proven to be true or untrue, we could have to expend a significant amount of resources to investigate such allegations and/or defend ourselves. While we would strongly defend against any such short seller attacks, we may be constrained in the manner in which we can proceed against the relevant short seller by principles of freedom of speech, applicable law or issues of commercial confidentiality. Such a situation could be costly and time-consuming, and could distract our management from growing our business. Even if such allegations are ultimately proven to be groundless, allegations against us could severely impact our business operations, and any investment in our Ordinary Shares could be greatly reduced or even rendered worthless.

Because we do not expect to pay dividends in the foreseeable future, you must rely on a price appreciation of our Ordinary Shares for a return on your investment.

We currently intend to retain most, if not all, of our available funds and any future earnings to fund the development and growth of our business. As a result, we do not expect to pay any cash dividends in the foreseeable future. Therefore, you should not rely on an investment in our Ordinary Shares as a source for any future dividend income.

Our Board of Directors has complete discretion as to whether to distribute dividends, subject to certain requirements of Cayman Islands law. In addition, our shareholders may by ordinary resolution declare a dividend, but no dividend may exceed the amount recommended by our directors. Under Cayman Islands law, a Cayman Islands company may pay a dividend out of either profit or share premium account, provided that in no circumstances may a dividend be paid if this would result in the company being unable to pay its debts as they fall due in the ordinary course of business. Even if our Board of Directors decides to declare and pay dividends, the timing, amount and form of future dividends, if any, will depend on our future results of operations and cash flow, our capital requirements and surplus, the amount of distributions, if any, received by us from our subsidiaries, our financial condition, contractual restrictions and other factors deemed relevant by our Board of Directors. Accordingly, the return on your investment in our Ordinary Shares will likely depend entirely upon any future price appreciation of our Ordinary Shares. There is no guarantee that our Ordinary Shares will appreciate in value or even maintain the price at which you purchased our Ordinary Shares. You may not realize a return on your investment in our Ordinary Shares and you may even lose your entire investment in our Ordinary Shares.

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We are an emerging growth company within the meaning of the Securities Act and may take advantage of certain reduced reporting requirements.

We are an “emerging growth company,” as defined in the JOBS Act, and we may take advantage of certain exemptions from requirements applicable to other public companies that are not emerging growth companies, including, most significantly, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002 for so long as we remain an emerging growth company. As a result, if we elect not to comply with such auditor attestation requirements, our investors may not have access to certain information they may deem important.

We are a foreign private issuer within the meaning of the rules under the Exchange Act, and as such we are exempt from certain provisions applicable to U.S. domestic public companies.

Because we qualify as a foreign private issuer under the Exchange Act, we are exempt from certain provisions of the securities rules and regulations in the United States that are applicable to U.S. domestic issuers, including:

•	the rules under the Exchange Act requiring the filing with the SEC of quarterly reports on Form 10-Q or current reports on Form 8-K;
•	the sections of the Exchange Act regulating the solicitation of proxies, consents or authorizations in respect of a security registered under the Exchange Act;
•

the sections of the Exchange Act requiring insiders to file public reports of their stock ownership and trading activities and liability for insiders who profit from trades made in a short period of time; and

•	the selective disclosure rules by issuers of material nonpublic information under Regulation FD.

We are required to file an annual report on Form 20-F within four months of the end of each fiscal year. In addition, we intend to publish our results on a quarterly basis as press releases, distributed pursuant to the rules and regulations of Nasdaq. Press releases relating to financial results and material events will also be furnished to the SEC on Form 6-K. However, the information we are required to file with or furnish to the SEC will be less extensive and less timely compared to that required to be filed with the SEC by U.S. domestic issuers. As a result, you may not be afforded the same protections or information that would be made available to you were you investing in a U.S. domestic issuer.

Because we are a foreign private issuer and are exempt from certain Nasdaq corporate governance standards applicable to U.S. issuers, you will have less protection than you would have if we were a domestic issuer.

Nasdaq Listing Rules require listed companies to have, among other things, a majority of its board members be independent. As a foreign private issuer, however, we are permitted to, and we may, follow home country practice in lieu of the above requirements, or we may choose to comply with the Nasdaq requirement within one year of listing. The corporate governance practice in our home country, the Cayman Islands, does not require a majority of our board to consist of independent directors. Since a majority of our board of directors will not consist of independent directors, fewer board members will be exercising independent judgment and the level of board oversight on the management of our company may decrease as a result. In addition, the Nasdaq listing rules also require U.S. domestic issuers to have a compensation committee, a nominating/corporate governance committee composed entirely of independent directors, and an audit committee with a minimum of three members. We, as a foreign private issuer, are not subject to these requirements. The Nasdaq listing rules may require shareholder approval for certain corporate matters, such as requiring that shareholders be given the opportunity to vote on all equity compensation plans and material revisions to those plans, certain ordinary share issuances. We intend to comply with the requirements of Nasdaq Listing Rules in determining whether shareholder approval is required on such matters and to appoint a nominating and corporate governance committee. However, we may consider following home country practice in lieu of the requirements under Nasdaq listing rules with respect to certain corporate governance standards which may afford less protection to investors.

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If we are classified as a passive foreign investment company, United States taxpayers who own our Ordinary Shares may have adverse United States federal income tax consequences.

A non-U.S. corporation such as ourselves will be classified as a passive foreign investment company, which is known as a PFIC, for any taxable year if, for such year, either

●	At least 75% of our gross income for the year is passive income; or
●

The average percentage of our assets (determined at the end of each quarter) during the taxable year which produce passive income or which are held for the production of passive income is at least 50%.

Passive income generally includes dividends, interest, rents and royalties (other than rents or royalties derived from the active conduct of a trade or business) and gains from the disposition of passive assets.

If we are determined to be a PFIC for any taxable year (or portion thereof) that is included in the holding period of a U.S. taxpayer who holds our Ordinary Shares, the U.S. taxpayer may be subject to increased U.S. federal income tax liability and may be subject to additional reporting requirements.

Because our PFIC status for 2020 or any future taxable year could depend on market conditions, which have been and may continue to be unstable, we cannot express an expectation as to our PFIC status for any such year. If more than 50% of our assets are assets which produce passive income, in which case we would be deemed a PFIC, which could have adverse US federal income tax consequences for US taxpayers who are shareholders. We will make this determination following the end of any particular tax year.

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ENFORCEABILITY OF CIVIL LIABILITIES

We are incorporated under the laws of the Cayman Islands as an exempted company with limited liability. We are incorporated under the laws of the Cayman Islands because of certain benefits associated with being a Cayman Islands corporation, such as political and economic stability, an effective judicial system, a favorable tax system, the absence of foreign exchange control or currency restrictions and the availability of professional and support services. However, the Cayman Islands has a less developed body of securities laws as compared to the United States and provides significantly less protection for investors than the United States.

Substantially all of our assets are located in the PRC. In addition, a majority of our directors and officers are nationals or residents of the PRC and all or a substantial portion of their assets are located outside the United States. As a result, it may be difficult for investors to effect service of process within the United States upon us or these persons, or to enforce against us or them judgments obtained in United States courts, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States.

We have appointed Cogency Global Inc. as our agent to receive service of process with respect to any action brought against us in the United States District Court for the Southern District of New York under the federal securities laws of the United States or of any state in the United States or any action brought against us in the Supreme Court of the State of New York in the County of New York under the securities laws of the State of New York.

H&J Law Firm, our counsel to PRC law, have advised us that there is uncertainty as to whether the courts of the PRC would (i) recognize or enforce judgments of United States courts obtained against us or our directors or officers predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States or (ii) entertain original actions brought in the PRC against us or our directors or officers predicated upon the securities laws of the United States or any state in the United States.

We have been advised by Campbells, our counsel as to Cayman Islands law, that the United States and the Cayman Islands do not have a treaty providing for reciprocal recognition and enforcement of judgments of U.S. courts in civil and commercial matters and that there is uncertainty as to whether a final judgment for the payment of money rendered by any federal or state court in the United States based on civil liability provisions, whether or not predicated solely upon the U.S. federal securities laws, would be enforceable in the Cayman Islands. This uncertainty relates to whether such a judgment would be determined by the courts of the Cayman Islands to be penal or punitive in nature.

We have also been advised by Campbells that, notwithstanding the above, a final and conclusive judgment obtained in U.S. federal or state courts under which a definite sum of money is payable as compensatory damages and not in respect of laws that are penal in nature (i.e., not being a sum claimed by a revenue authority for taxes or other charges of a similar nature by a governmental authority, or in respect of a fine or penalty or multiple or punitive damages) will be recognized and enforced in the courts of the Cayman Islands at common law, without any re-examination of the merits of the underlying dispute, by an action commenced on the foreign judgment debt in the Grand Court of the Cayman Islands, provided that: (a) the court that gave the judgment was competent to hear the action in accordance with private international law principles as applied by the courts in the Cayman Islands and the parties subject to such judgment either submitted to such jurisdiction or were resident or carrying on business within such jurisdiction and were duly served with process, (b) the judgment given by the foreign court was not in respect of penalties, taxes, fines or similar fiscal or revenue obligations, (c) the judgment was final and conclusive and for a liquidated sum, (d) the judgment was not obtained by fraud, and (e) the judgment was not obtained in a manner and is not of a kind the enforcement of which is contrary to natural justice or public policy in the Cayman Islands.

A Cayman Islands court may impose civil liability on us or our directors or officers in a suit brought in the Grand Court of the Cayman Islands against us or these persons with respect to a violation of U.S. federal securities laws, provided that the facts surrounding any violation constitute or give rise to a cause of action under Cayman Islands law.

H&J Law Firm has further advised us that the recognition and enforcement of foreign judgments are provided for under the PRC Civil Procedure Law. PRC courts may recognize and enforce foreign judgments in accordance with the requirements of the PRC Civil Procedure Law based either on treaties between China and the country where the judgment is made or on reciprocity between jurisdictions. H&J Law Firm has advised us further that there are no treaties between China and the United States for the mutual recognition and enforcement of court judgments, thus making the recognition and enforcement of a U.S. court judgment in China difficult.

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USE OF PROCEEDS

We will receive approximately $30,843,950 in net proceeds in the aggregate from this offering, after deducting the estimated offering expenses payable by us and based upon an assumed offering price of $5.25 per Ordinary Share, which is the midpoint of the price range shown on the front page of th is prospectus .

We plan to use (i) approximately 50% of the net proceeds for acquisition of colleges and universities, although at this time, we have not decided on any specific investment or acquisition target among the several investment and acquisition opportunities we identified, (ii) approximately 10% of the net proceeds for research and development, and (iii) approximately 40% of the net proceeds for other general corporate purposes, including working capital, operating expenses, and capital expenditures.

The foregoing represents our current intentions based upon our present plans and business conditions to use and allocate the net proceeds of this Offering. Our management, however, will have significant flexibility and discretion to apply the net proceeds of this Offering. If an unforeseen event occurs or business conditions change, we may use the proceeds of this Offering differently than as described in this prospectus. To the extent that the net proceeds we receive from this Offering are not immediately used for the above purposes, we intend to invest our net proceeds in short-term, interest-bearing bank deposits or debt instruments.

As an offshore holding company, we are permitted under PRC laws and regulations to provide funding to our PRC Subsidiary through loans or capital contributions, subject to applicable regulatory approvals. We currently cannot make loans or capital contributions to our PRC Subsidiary without first obtaining regulatory approvals, registration or filings, i.e., making a filing with the local branch of the MOFCOM, and registering with the local branch of the State Administration for Market Regulation, or SAMR, and the approval of and registration with a local bank authorized by the SAFE. The maximum amount of loans that our PRC Subsidiary is allowed to procure as of June 30, 2020 is RMB 92,316,955.50 (approximately $14,148,192), which is lower than the maximum amount that we expect to raise from this Offering. However, there is no such restriction on capital contributions. Although to the best of our knowledge there is no material regulatory obstacles for us to obtain such approvals, registration or filings, we cannot assure you that we will be able to obtain these approvals, registration or filings in a timely manner. See “Risk Factors—Risks Related to Doing Business in China—PRC regulation of loans to and direct investment in PRC entities by offshore holding companies and governmental control of currency conversion may delay us from using the proceeds of our offering to make loans or additional capital contributions to our PRC Subsidiary, which could materially and adversely affect our liquidity and our ability to fund and expand our business.”

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DIVIDEND POLICY

We intend to keep any future earnings to finance the expansion of our business, and we do not anticipate that any cash dividends will be paid in the foreseeable future.

Under Cayman Islands law, a Cayman Islands company may pay a dividend on its shares out of either profit or share premium amount, provided that in no circumstances may a dividend be paid if this would result in the company being unable to pay its debts due in the ordinary course of business.

If we determine to pay dividends on any of our Ordinary Shares in the future, as a holding company, we will be dependent on receipt of funds from our BVI subsidiary, Yi Xin International Investment Limited.

Current PRC regulations permit our PRC Subsidiary to pay dividends to Boya Hong Kong from the revenues from the operations of our PRC operating entity, China Liberal Beijing, if any, determined in accordance with Chinese accounting standards and regulations. In addition, China Liberal Beijing is required to set aside at least 10% of its after-tax profits each year, if any, to fund a statutory reserve until such reserve reaches 50% of its registered capital. China Liberal Beijing is also required to further set aside a portion of its after-tax profits to fund the employee welfare fund, although the amount to be set aside, if any, is determined at the discretion of its board of directors. Although the statutory reserves can be used, among other ways, to increase the registered capital and eliminate future losses in excess of retained earnings of the respective companies, the reserve funds are not distributable as cash dividends except in the event of liquidation.

The PRC government also imposes controls on the conversion of RMB into foreign currencies and the remittance of currencies out of the PRC. Therefore, we may experience difficulties in completing the administrative procedures necessary to obtain and remit foreign currency for the payment of dividends from our profits, if any. Furthermore, if our subsidiaries and affiliates in the PRC incur debt on their own in the future, the instruments governing the debt may restrict their ability to pay dividends or make other payments. If we or our subsidiaries are unable to receive all of the revenues from the operations of our PRC operating entity, China Liberal Beijing, we may be unable to pay dividends on our Ordinary Shares.

Cash dividends, if any, on our Ordinary Shares will be paid in U.S. dollars. Boya Hong Kong may be considered a non-resident enterprise for tax purposes, so that any dividends China Liberal Beijing pays to Boya Hong Kong may be regarded as China-sourced income and as a result may be subject to PRC withholding tax at a rate of up to 10%. See “Taxation—People’s Republic of China Enterprise Taxation.”

In order for us to pay dividends to our shareholders, we will rely on payments made from China Liberal Beijing to Boya Hong Kong. Certain payments from China Liberal Beijing to Boya Hong Kong are subject to PRC taxes, including business taxes and VAT. In addition, if China Liberal Beijing or its subsidiaries or branches incur debt on their own behalves in the future, the instruments governing the debt may restrict its ability to pay dividends or make other distributions to us.

Pursuant to the Arrangement between Mainland China and the Hong Kong Special Administrative Region for the Avoidance of Double Taxation and Tax Evasion on Income, or the Double Tax Avoidance Arrangement, the 10% withholding tax rate may be lowered to 5% if a Hong Kong resident enterprise owns no less than 25% of a PRC project. However, the 5% withholding tax rate does not automatically apply and certain requirements must be satisfied, including without limitation that (a) the Hong Kong project must be the beneficial owner of the relevant dividends; and (b) the Hong Kong project must directly hold no less than 25% share ownership in the PRC project during the 12 consecutive months preceding its receipt of the dividends. In current practice, a Hong Kong project must obtain a tax resident certificate from the Hong Kong tax authority to apply for the 5% lower PRC withholding tax rate. As the Hong Kong tax authority will issue such a tax resident certificate on a case-by-case basis, we cannot assure you that we will be able to obtain the tax resident certificate from the relevant Hong Kong tax authority and enjoy the preferential withholding tax rate of 5% under the Double Taxation Arrangement with respect to dividends to be paid by China Liberal Beijing to its immediate holding company, Boya Hong Kong. As of the date of this prospectus, we have not applied for the tax resident certificate from the relevant Hong Kong tax authority. Boya Hong Kong intends to apply for the tax resident certificate when China Liberal Beijing plans to declare and pay dividends to Boya Hong Kong. See “Risks Related to Doing Business in China—There are significant uncertainties under the EIT Law relating to the withholding tax liabilities of our PRC Subsidiary, and dividends payable by our PRC Subsidiary to our offshore subsidiaries may not qualify to enjoy certain treaty benefits.”

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CAPITALIZATION

The following table sets forth our capitalization as of June 30, 2020:

●	on an actual basis;

●

on an as adjusted basis to reflect the issuance and sale of the Ordinary Shares by us in this offering if the total offering amount is sold at the offering price of $5.25 per Ordinary Share, after deducting the estimated offering expenses payable by us.

You should read this capitalization table in conjunction with “Use of Proceeds,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the consolidated financial statements and the related notes appearing elsewhere in this prospectus.

	As of June 30, 2020
	Actual	Pro Forma	Pro Forma as Adjusted (1)
	US$	US$	US$
Equity
Share capital US$0.001 par value, 50,000,000 Ordinary Shares authorized, 6,333,333 Ordinary Shares issued and outstanding; 6,333,333 Ordinary Shares outstanding (actual), 12,333,333 Ordinary Shares outstanding (as adjusted)	6,333	6,000	12,333
Additional paid-in capital	9,358,487	30,837,950	40,194,437
Statutory reserve	407,534	-	407,534
Retained earnings	421,111	-	421,111
Accumulated other comprehensive loss	(426,276)	-	(426,276)
Total equity	9,767,189	30,843,950	40,611,139
Total capitalization	11,573,504	30,843,950	42,417,454

__________________

(1)	The pro forma as adjusted information discussed above is illustrative only and will be adjusted based on the actual public offering price and other terms of this offering determined at pricing.

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DILUTION

If you invest in our Ordinary Shares, your interest will be diluted for each Ordinary Share you purchase to the extent of the difference between the offering price per Ordinary Share and our net tangible book value per Ordinary Share after the Offering. Dilution results from the fact that the offering price per Ordinary Share is substantially in excess of the net tangible book value per Ordinary Share attributable to the existing shareholders for our presently outstanding Ordinary Shares.

Our net tangible book value as of June 30, 2020 was approximately $9.8 million, or $1.54 per share. Net tangible book value per ordinary share represents the amount of total tangible assets, minus the amount of total liabilities, divided by the total number of ordinary shares outstanding. Our pro forma net tangible book value as of June 30, 2020 was $40.6 million, or $3.29 per share. Pro forma net tangible book value per share represents pro forma net tangible book value divided by the total number of shares outstanding as of June 30, 2020, after giving effect to the pro forma adjustments described above. Dilution is determined by subtracting net tangible book value per ordinary share from the public offering price per ordinary share.

Without taking into account any other changes in such net tangible book value after June 30, 2020, other than to give effect to our issuance and sale of 6 ,000,000 Ordinary Shares offered in this offering at the assumed offering price of $5.25 per Ordinary Share, after deduction of the estimated offering expenses payable by us, our pro forma as adjusted net tangible book value as of June 30, 2020 would have been approximately $40,611,139, or $3.29 per Ordinary Share, based on an assumed public offering price of $5.25 per Ordinary Share which is the midpoint of the price range set forth on the front page of this prospectus, to existing shareholders and an immediate dilution in net tangible book value of $1.96 or 37.3% per Ordinary Share, to purchasers of Ordinary Shares in this offering.

The following table illustrates the dilution at the public offering price per Ordinary Share.

Assumed public offering price per ordinary share	$5.25
Net tangible book value per ordinary share as of June 30, 2020	$1.54
Pro forma net tangible book value per ordinary share as adjusted to give effect to this offering	$3.29
Amount of dilution in net tangible book value per ordinary share to new investors in this offering	$1.96

The pro forma information discussed above is illustrative only and will change based on the actual public offering price and other terms of this offering determined at pricing.

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The following table summarizes, on a pro forma basis as of June 30, 2020, the differences between the existing shareholders and the new investors with respect to the number of ordinary shares purchased from us in this offering, the total consideration paid and the average price per Ordinary Share paid at the assumed public offering price of $5.25 per Ordinary Share, before deducting estimated offering expenses.

	Ordinary Shares Purchased		Total Consideration		Average Price Per Ordinary
	Number	Percent	Amount	Percent	Share
					US$
Existing shareholders	6,333,333	51.35%	8,001,000	20.26%	1.26
New investors from public offering	6,000,000	48.65%	31,500,000	79.74%	5.25
Total	12,333,333	100%	39,501,000	100%	3.20

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MANAGEMENT’S DISCUSSION AND ANALYSIS OF
FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion and analysis of our financial condition and results of operations should be read in conjunction with our financial statements and the related notes included elsewhere in this prospectus. This discussion contains forward-looking statements reflecting our current expectations that involve risks and uncertainties. See “Cautionary Note Regarding Forward-Looking Statements” for a discussion of the uncertainties, risks, and assumptions associated with these statements. Actual results and the timing of events could differ materially from those discussed in our forward-looking statements as a result of many factors, including those set forth under “Risk Factors” and elsewhere in this prospectus.

Overview

We are an educational service provider operating under the “China Liberal” brand in the People’s Republic of China (the “PRC”).

We offer a wide range of educational services and programs to our customers, consisting primarily of Sino-foreign jointly managed and delivered academic programs (“Sino-foreign Jointly Managed Academic Programs”), overseas study consulting services (“Overseas Study Consulting Services”), technological consulting services provided for targeted Chinese universities to improve their campus information and data management system and to optimize their teaching, operating and management environment, under the concept of “creating a smart campus” (“Technological Consulting Services for Smart Campus Solutions”). We also develop and provide textbooks and other course materials to students enrolled under the Sino-foreign Jointly Managed Academic Programs to ensure the quality of students’ learning outcomes. Since December 2018, we started to provide job readiness training services acting as the key bridge between our partner schools and employers, and to provide tailored job readiness training to graduating students (“Integration of Enterprises and Vocational Education”). We did not start generating revenue from this line of business until January 2019. In addition, as we are still accumulating experiences in this new line of business and continuously improving our business strategies to serve customers with specific job training demand, we did not generate a material amount of revenue from this new business segment during the fiscal year ended December 31, 2019 and the six months ended June 30, 2020.

Our revenues increased by $446,817, or 9.3%, from $4,808,993 for the fiscal year ended December 31, 2018, to $5,255,810 for the fiscal year ended December 31, 2019. Revenues from our Sino-foreign jointly managed academic programs accounted for 55.7%, 47.3% and 50.1% of our total revenues for the six months ended June 30, 2020, and for the fiscal years ended December 31, 2019 and 2018, respectively. Revenues from our overseas study consulting services accounted for 3.2%, 10.0% and 11.4% of our total revenues for the six months ended June 30, 2020, and for the fiscal years ended December 31, 2019 and 2018, respectively. Revenues from providing technological consulting services for smart campus solutions accounted for 41.1%, 42.4% and 37.9% of our total revenue for the six months ended June 30, 2020, and for the years ended December 31, 2019 and 2018, respectively. Revenues from textbook and course material sales accounted for nil, 0.3% and 0.6% of our total revenue for the six months ended June 30, 2020, and for the years ended December 31, 2019 and 2018, respectively.

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The following table illustrates the amount and percentage of our revenue derived from our different services provided:

	For the six months ended June 30,				For the years ended December 31,
	2020		2019		2019		2018
	Amount	%	Amount	%	Amount	%	Amount	%
Revenue from Sino-foreign Jointly Managed Academic Programs	$1,264,823	55.7%	$1,240,856	66.0%	$2,484,194	47.3%	$2,410,781	50.1%
Revenue from textbook and course material sales	-	-%	13,316	0.7%	13,150	0.3%	29,717	0.6%
Revenue from Overseas Study Consulting Services	72,725	3.2%	-	-%	525,878	10.0%	547,521	11.4%
Revenue from Technological Consulting Services for Smart Campus Solutions	933,240	41.1%	625,896	33.3%	2,232,588	42.4%	1,820,974	37.9%
Total revenue	$2,270,788	100.0%	$1,880,068	100.0%	$5,255,810	100.0%	$4,808,993	100.0%

Key Factors Affecting Our Results of Operations

We believe the following key factors may affect our financial condition and results of operations:

Demand for International Education from Chinese Students

Education services are an investment for the future. We are optimistic that the Chinese economy’s steady growth will likely drive income and consumption level of Chinese residents, who will have more disposable income for their children’s education. We believe that tuition fees are not as impacted by volatility in the overall economy as people in China generally cut back on other spending before they reduce spending on their children’s education.

Prior to 2020, we had benefited from Chinese students’ increasing demand for international education. Such demand was primarily driven by an increasing number of Chinese students seeking quality educations and who aspire to study abroad, which is in turn driven by factors, including but are not limited to: (i) an increasing number of affluent families in China, (ii) the rising recognition of the quality of higher education overseas, and (iii) the emphasis placed by Chinese parents on the importance of enrollment in globally-recognized universities to improve their children’s career prospects. Due to the COVID-19 outbreak and ensuing international travel bans, students were restricted from pursuing their overseas education, and the demand for international education decreased significantly in 2020. Although during the six months ended June 30, 2020, we started to expand classroom-based pre-session training services by entering into a service contract with Beijing Foreign Studies University (“BFSU”) to assist 21 students for German language training, preparing their application materials for preparatory school in Germany, and assign qualified teachers to provide more detailed and customized tutoring to these students for their visa applications, total number of students for our one-on-one study abroad consulting services may decrease by about 60% - 65% from 2019 to 2020, based on our preliminary operating results for the fiscal year 2020. Any potential resurgence and continued uncertainties associated with the COVID-19 outbreak may continue to restrict students from pursuing their overseas education in the near terms, which may negatively impact on our financial position, results of operations and cash flows.

Number of Student Enrollments

Our revenues primarily consist of tuition and fees from students enrolled in the Sino-foreign Jointly Managed Academic Programs for our coordination, teaching and supporting services, as well as our consulting service fees from students contemplating studying abroad. The number of student enrollments is largely driven by the demand for the educational services and programs offered by us, the amount of fees we charge, the effectiveness of our marketing and brand promotion efforts, our ability to maintain the consistency and quality of our teaching, as well as our ability to respond to competitive pressures. The level of students enrolled in our Sino-foreign Jointly Managed Academic Programs, and the number of students who come to us for study abroad consulting services directly affect our revenue and profitability.

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Our Tuition and Service Fees

Our results of operations are directly affected by the level of the tuition and service fees we charge to our students. Under our cooperation with Chinese host universities/colleges for Sino-foreign Jointly Managed Education Programs, the Chinese host universities/colleges determine the amount of tuitions and fees charged to enrolled students, ranging from RMB 15,000 (US$ 2,268) per student per school year to RMB 28,000 (US$ 4,233) per student per school year and may vary from one education program to another. The total fees we receive from tuition collected by these universities and colleges varies based on the terms of our contracts with the Chinese host universities and on our services rendered, and can range from RMB 2,250 (US$ 340) to RMB 11,200 (US$ 1,693) per student per school year. With respect to Sino-foreign Jointly Managed Academic Programs, our contracts with Chinese host universities/colleges provide that (1) the host universities/ colleges will withhold the tuition collected from students for one to three months after the academic school year starts in September, and then remit the portion of tuition fees to us after the student headcounts have been finalized, and (2) the portion of tuition fee that we are entitled to receive is calculated based on the final actual number of students retained with the universities/colleges after any student dropout has been adjusted. Accordingly, any tuition refund has already been deducted by host universities/ colleges before we receive our portion of the tuition fees. For accounting purposes, at the beginning of each academic school year, we initially accrue the estimated refund based on an historical 1% student dropout rate, and make subsequent true-up adjustments after the final number of students retained with the host universities/colleges is determined. Such adjustments were immaterial for the years ended December 31, 2019 and 2018, and the six months ended June 30, 2020. Our ability to receive our portion of tuition fee from Chinese host universities/ colleges largely depends on whether Chinese host universities/ colleges are satisfied with our teaching services, or whether we can maintain positive communication with Chinese host universities/colleges to resolve any service deficiency in a timely manner. Any extended tuition withholding or delayed tuition payment to us from Chinese host universities/ colleges due to our service deficiency, may negatively impact our revenue, results of operations and financial condition.

We determine overseas study consulting service fees based on services provided to each individual student to satisfy his or her needs. Under the smart campus solutions, our fees are based on the scope of services specified in our agreements with the Chinese universities we service. Any change in our service fees would have a material impact on our revenue and profitability.

Our Ability to Control Costs and Expenses and Improve Our Operating Efficiency

Staffing costs and administrative expenses directly impact our profitability. Staffing costs are positively correlated with the size of our staff appointed to each Chinese host universities/colleges and their individual student base, while administrative expenses are relatively fixed. Under our Sino-foreign Jointly Managed Academic Programs, Chinese host universities/colleges may require us to substitute our foreign teachers in the event that their performance is not satisfactory, and we may be required to adjust teaching textbooks, course materials and curriculums in a timely manner in order to achieve satisfactory teaching result. The Chinese host universities/ colleges have the right to withhold our portion of the tuition if we do not take corrective action when our service deficiency is identified. Any costs related to teacher substitution, textbooks, course materials and curriculums adjustment should be borne by us. Historically, we have maintained active communications with the host universities/ colleges in order to obtain feedback on the quality of the services performed, and any identified service deficiency has been corrected on a timely manner, which led to immaterial costs associated with teacher substitution, textbooks, course materials and curriculums adjustment for the six months ended June 30, 2020, and the years ended December 31, 2019 and 2018. Our ability to drive the productivity of our staff and enhance our operating efficiency affects our profitability. If we fail to implement initiatives to control costs (including teacher substitution, textbooks, course materials and curriculums adjustment related costs) and improve our operating efficiency over time, our profitability will be negatively impacted.

If we are unable to compete successfully, our financial condition and results of operations may be harmed.

The education sector in China is rapidly evolving, highly fragmented and competitive, and we expect competition in this sector to persist and intensify. We face competition in each service segment we offer. Significant competition could reduce our operating margins and profitability and result in a loss of market share. Some of our existing and potential competitors may have competitive advantages, such as significantly greater brand recognition, financial, marketing, or other resources and may be able to mimic and adopt our business model. Significant competition could lead to lower prices and decreased revenues, gross margins and profits, any of which could have a material and adverse effect on our results of operations.

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A severe or prolonged slowdown in the global or Chinese economy could materially and adversely affect our business and our financial condition.

The rapid growth of the Chinese economy has slowed down since 2012 and this slowdown may continue in the future. There is considerable uncertainty over trade conflicts between the United States and China and the long-term effects of the expansionary monetary and fiscal policies adopted by the central banks and financial authorities of some of the world’s leading economies, including the United States and China. The withdrawal of these expansionary monetary and fiscal policies could lead to a contraction. There continue to be concerns over unrest and terrorist threats in the Middle East, Europe, and Africa, which have resulted in volatility in oil and other markets. There are also concerns about the relationships between China and other Asian countries, which may result in or intensify potential conflicts in relation to territorial disputes. The eruption of armed conflict could adversely affect global or Chinese discretionary spending, either of which could have a material and adverse effect on our business, results of operation in financial condition. Economic conditions in China are sensitive to global economic conditions, as well as changes in domestic economic and political policies and the expected or perceived overall economic growth rate in China. Any severe or prolonged slowdown in the global or Chinese economy would likely materially and adversely affect our business, results of operations and financial condition. In addition, continued turbulence in the international markets may adversely affect our ability to access capital markets to meet liquidity needs.

Recent developments

The Company’s operations may be further affected by the ongoing outbreak of the coronavirus disease 2019 (COVID-19), which is expected to negatively impact 2020 results and may continue to negatively impact the Company’s results of operations. The COVID-19 outbreak and ensuing international travel bans since December 2019 have restricted students from pursuing their overseas education in Europe, Australia, the United States and other foreign countries, which in turn reduced the number of students for the Company’s one-on-one consulting services, as well as postponed payment from the Company’s partnering schools. Total number of students for our one-on-one study abroad consulting services decreased by about 60%-65% from 2019 to 2020, based on our preliminary operating results for the fiscal year 2020, and the ongoing uncertainties associated with the COVID-19 may continue to restrict students from pursuing their overseas education in the near terms. These services represented approximately 10% of total revenue in 2019. In addition, the execution of the Company’s smart campus contracts with Chinese universities/colleges have been delayed. As Chinese universities/colleges have gradually reopened since May 2020, the Company substantially completed the delayed “smart campus” projects during summer 2020. From July 2020 to December 2020, the Company secured additional 12 “smart campus” projects with Chinese universities/colleges and other non-college business entities, with aggregate contract price of approximately $728,500 (RMB 4,880,981), of which seven projects have been completed as of the date of this prospectus. Based on our preliminary operating results for 2020, the total revenue from technological consulting services for smart campus solutions is expected to decrease by about 5% to 10% as compared to 2019. These services represented approximately 42% of total revenue in 2019.

However, the Company’s revenue from Sino-foreign jointly managed academic programs was not significantly impacted because the Company has been providing distance teaching services to students and no dropout has been reported to the Company during the temporary school closure period from late December 2019 to the reopening of schools in May 2020. Most recently, the Company increased the number of students enrolled in its Sino-foreign jointly managed education programs with two colleges during the 2021 academic school year starting from the 2020 fall semester. Total enrolled number of students increased by 14% as compared to the same period of last year.

Also, in response to the COVID-19 outbreak and spread, the Company developed and launched a new product, namely, AI-Space, an all-in-one machine designed to provide highly integrated visualization solutions to customers in order to broaden technological consulting services for smart campus projects. This new product can be used in various application scenarios with strict reliability requirements, including command center, lecture hall, conference room, multi-functional exhibition hall, smart classroom and smart home. Since we launched this new business line in December 2020, revenue generated from this line of business was de minimis as of the date of this prospectus.

The Company also entered into consulting service agreements with business entities other than universities/colleges to provide technological consulting services. In addition, in late 2019, the Company started to provide tailored job readiness training services to graduating students from the appropriate partner schools so that such students would be better equipped to serve the employer at their respective job positions. Although revenue generated from tailored job readiness training services was de minimis as of June 30, 2020, the Company has started to promote its training services to several partner schools in the second half of 2020.

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On December 10, 2020, the Company announced that it has successfully provided services under four agreements (the “Agreements”) with Wuhan Wangjie Hengtong Information Technology Co., Ltd. (“WWH”), one of the service providers of State Grid Corporation of China (“SGC”), a Chinese state-owned electric utility corporation, to provide technical support services for SGC, the scope of which includes developing a data management system for WWH with functions such as business process management, data analytics, and data visualization. With our technical support services, we aim to help WWH with making its business decisions and improving work efficiency.

On December 15, 2020, the Company reported the sales results of its self-developed textbooks published by Fudan University Press (“FUP”). A total of 46,626 copies of textbooks were sold as of December 14, 2020 and some of these textbooks were distributed to the Chinese host universities, including Fuzhou Melbourne Polytechnic and Straits Institute of Mingjiang University, to be used in the joint education programs.

Key Financial Performance Indicators

Our key financial performance indicators consist of the number of student enrollment, average tuition fees we received from students enrolled under the Sino-foreign Jointly Managed Academic Programs, average service fees we charged to students for our Overseas Study Consulting Services , as well as the number of contracts we signed for smart campus solution projects, which significantly impacted our net revenues, cost of revenues and operating expenses, as discussed in greater detail under “Results of Operations” below.

We derived net revenues from our four operating segments in terms of percentages of our total net revenues from continuing operations as follows in fiscal year 2019 and 2018, and the six months ended June 30, 2020:

	For the six months ended June 30,		For the years ended December 31,
	2020	2019	2019	2018
	(Unaudited)	(Unaudited)
Revenue from Sino-foreign Jointly Managed Academic Programs	55.7%	66.0%	47.3%	50.1%
Revenue from textbook and course material sales	0.0%	0.7%	0.3%	0.6%
Revenue from Overseas Study Consulting Services	3.2%	0.0%	10.0%	11.4%
Revenue from Technological Consulting Services for Smart Campus Solutions	41.1%	33.3%	42.4%	37.9%
Total revenue	100.0%	100.0%	100.0%	100.0%

Our revenues from the Sino- foreign Jointly Managed Academic Programs and Overseas Study Consulting Services segments are primarily generated in the form of tuition fees or service fees we charged to students. The amount of revenues is positively linked to the number of student enrollments. Our students enrollment is affected by a mix of factors including, but are not limited to, the number and variety of our programs or service offerings, overall demand for our programs or service offerings, the geographic markets where the programs or services are offered, the pricing of our education programs or services, the fees charged by our competitors for the same or similar programs or services, changes in the regulatory regime applicable to the education industry in China, and our brand reputation.

We had 2,676 students enrolled under our Sino-foreign Jointly Managed Academic Programs in the six months ended June 30, 2020, 2,676 in fiscal year 2019 and 2,390 in fiscal year 2018. We had no student signed up for our Overseas Study Consulting Services in the six months ended June 30, 2020 had 62 students signed up in fiscal year 2019 and 49 students signed up in fiscal year 2018. In terms of tuition fee, our Chinese host universities/colleges determine the amount of tuitions and fees charged to enrolled students, ranging from RMB 15,000 (US$ 2,268) per student per school year to RMB 28,000 (US$ 4,233) per student per school year, depending on the applicable education programs. The total fees we receive from tuition collected by these universities and colleges vary based on the terms of our contracts with the Chinese host universities we partner with, and are based on our services rendered and can range from RMB 2,250 (US$ 340) to RMB 11,200 (US$ 1,693) per student per school year. Consulting fees we charge students to provide Overseas Study Consulting Services range from RMB38,000 (approximately $5,454) per person to RMB 80,000 (US$12,093) per person, depending on different majors that our students are planning to pursue in foreign countries, which majors then determine the level of customized tutoring services we provide.

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Our revenues from the sales of textbooks and course material are largely affected by the number of students enrolled under the Sino-foreign joint education programs. Revenues from this segment only accounted for 0.0%, 0.3% and 0.6% of our total revenue for the six months ended June 30, 2020, and the fiscal years 2019 and 2018, respectively.

Our revenues from overseas study consulting services are largely affected by the demand for international education from Chinese students. Due to the COVID-19 outbreak and ensuing international travel bans, students were restricted from pursuing their overseas education, and the demand for international education decreased significantly in 2020. Although during the six months ended June 30, 2020, we started to expand classroom-based pre-session training services through entering into a service contract with BFSU to assist 21 students for German language training, preparing their application materials for preparatory school in Germany, and assign qualified teachers to provide more detailed and customized tutoring to these students for their visa applications, the total number of students for our one-on-one study abroad consulting services decreased by 62.5%, from 56 students in 2019 to only 21 students in 2020. Any potential resurgence and continued uncertainties associated with the COVID-19 may continue to restrict students from pursuing their overseas education in the near terms, which may negatively impact on our financial position, results of operations and cash flows.

Our revenues from Technological Consulting Services for Smart Campus Solutions largely depend on the number of contracts we enter into with customers, and on our ability to customize our solutions in a cost-effective way. Our “smart campus” related technological consulting service contracts are primarily on a fixed-price basis, which require us to perform services including project planning, project solution and design, data management application customization, installations of hardware equipment and components, integration of hardware and software application, and post-contract continuous maintenance support, based on the specific needs of each customer. For the fiscal years ended December 31, 2019 and 2018, we have successfully provided smart campus solutions to FMP and 22 other Chinese universities, including Strait College of Minjiang University, Capital Normal University, Beijing University of Chinese Medicine, University of International Business and Economics, Shougang Technician College, Beijing Institute of Technology, North China Electric Power University, University of Chinese Academy of Sciences, Beijing Advanced Technical School of Arts and Craft and China University of Mining & Technology (Beijing).

During the six months ended June 30, 2020, due to the COVID-19 outbreak, we did not enter into additional smart campus solution contracts with Chinese universities or colleges. To manage and support our growth and profitability in this segment, we plan to enhance our operational, administrative and technological systems and our financial and management controls. From July 2020 to December 2020, we secured additional 12 technological consulting services projects with Chinese universities/colleges and other non-college business entities, with aggregate contract price of approximately $728,500 (RMB4,880,981), of which seven projects have been completed as of the date of this prospectus. As a result, our preliminary revenue from technological consulting services for smart campus solutions in 2020 may decrease by 5% - 10% when comparing to fiscal year 2019. We expect such decrease to be temporary due to the COVID-19 impact in 2020 and we are currently negotiating additional smart campus solution contracts with a larger number of Chinese universities/ colleges and business entities.

Cost of revenues

Our cost of revenues consists of salary, welfare and insurance costs for our faculty, rent expense for foreign faculty, textbook and course materials costs, travel, meals and entertainment expenses associated with teaching activities, consulting fees paid to third-parties for course design and teacher training, hardware parts and components purchase costs as well as labor costs incurred to undertake the software application customization for the smart campus projects, and business taxes. Our cost of revenues accounted for 65.3%, 63.9% and 56.2% of our total revenue for the six months ended June 30, 2020, and the fiscal years 2019 and 2018, respectively. In anticipation of the increase in our smart campus solution contracts with additional Chinese universities/ colleges, we expect our costs associated with hardware equipment and facilities purchase as well as data management application system customization to further increase in the foreseeable future.

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Operating expenses

Our operating expenses consist of selling and marketing expenses and general and administrative expenses.

Our selling expenses primarily include expenses incurred for various sales activities, advertising, payroll expense paid to our sales and marketing personnel as well as shipping and delivery expenses. As a percentage of revenues, our selling expenses accounted for 5.7%, 11.3% and 14.6% of our total revenue for the six months ended June 30, 2020, and the years ended December 31, 2019 and 2018, respectively. We expect that our overall sales and marketing expenses, including but not limited to, advertising expenses, brand promotion expenses and salaries, will continue to increase in the foreseeable future if our business further grows.

Our general and administrative expenses primarily consist of employee salaries, welfare and insurance expenses, depreciation and professional service expenses. As a percentage of revenues, general and administrative expenses were 33.9%, 14.9% and 12.1% of our revenue for the six months ended June 30, 2020, and for fiscal years 2019 and 2018, respectively. We expect our general and administrative expenses, including, but not limited to, salaries and business consulting expenses, to continue to increase in the foreseeable future, as we hire additional personnel and incur additional expenses in connection with the expansion of our business operations.

Results of Operations

Results of Operations for the Six Months Ended June 30, 2020 and 2019

The following table summarizes our results of operations for the six months ended June 30, 2020 and 2019:

	Six Months Ended June 30,		Variance
	2020	2019	Amount	%
Revenue	$2,270,788	$1,880,068	$390,720	20.8%
Cost of revenues	(1,482,515)	(1,022,655)	459,860	45.0%
Gross profit	788,273	857,413	(69,140)	(8.1)%
Selling expenses	(130,465)	(156,061)	(25,596)	(16.4)%
General and administrative expenses	(770,618)	(511,024)	259,594	50.8%
(Loss) income from operations	(112,810)	190,328	(303,138)	(159.3)%
Interest income	82,770	3,617	79,153	2188.4%
Other expenses, net	(907)	(2,179)	(1,272)	(58.4)%
(Loss) income before income taxes	(30,947)	191,766	(222,713)	(116.1)%
Provision for income taxes	(48,675)	(52,756)	(4,081)	(7.7)%
Net (loss) income	$(79,622)	$139,010	$(218,632)	(157.3)%

Revenue for the first six months of 2020 increased by 20.8%, to $2.3 million from $1.9 million in the same period of 2019, mainly driven by increased revenue from our Sino-foreign Jointly Managed Academic Programs due to increased number of enrolled students, and increased revenue from Technological Consulting Services for Smart Campus Solutions when we completed the project associated with the experiment-based simulation center for Fuzhou Melbourne Polytechnic (FMP)’s hotel management major and some additional Smart Campus Solution projects for other Chinese universities/colleges.

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Our revenue by service type is as follows:

Revenues

	For the six months ended June 30,
	2020		2019		Changes
	Amount	%	Amount	%	Amount	%
Revenue from Sino-foreign Jointly Managed Academic Programs	$1,264,823	55.7%	$1,240,856	66.0%	$23,967	1.9%
Revenue from Technological Consulting Services for Smart Campus Solutions	933,240	41.1%	625,896	33.3%	307,344	49.1%
Revenue from Overseas Study Consulting Services	72,725	3.2%	-	-	72,725	100.0%
Revenue from textbook and course material sales	-	-	13,316	0.7%	(13,316)	(100.0)%
	$2,270,788	100.0%	$1,880,068	100.0%	$390,720	20.8%

Revenue from Sino-foreign Jointly Managed Academic Programs

Revenues from the Sino-foreign Jointly Managed Academic Programs are primarily generated from tuition fees or service fees we charged to students. Revenues from Sino-foreign Jointly Managed Academic Programs increased by 1.9%, to $1.3 million for the six months ended June 30, 2020 from $1.2 million in the same period of 2019. This increase can be primarily attributed to an increase in the number of students by 331 or 14.0%, from 2,337 students in six months ended June 30, 2019 to 2,668 students for the six months ended June 30, 2020, and affected by the changes in average tuition fees we collected from Chinese host universities/colleges.

Revenue from Technological Consulting Services for Smart Campus Solutions

Our revenue from Technological Consulting Services for Smart Campus Solutions increased by $307,344, or 49.1%, from $625,896 in six months ended June 30, 2019 to $933,240 in six months ended June 30, 2020, primarily due to large size of smart campus project we completed during the six months ended June 30, 2020. In 2019, we entered into a “smart campus” solution contract with FMP, to help FMP create an information engineering laboratory training center and an experiment-based simulation center for its hotel management major in consideration of RMB 15.58 million ($2.3 million). We completed the Phase I of information engineering laboratory training center for hardware and software installation and decoration of the computer training rooms, IOT training room and digital classrooms before December 31, 2019 and further completed the hardware and software installation and digital classrooms for FMP’s experiment-based simulation center for its hotel management major with contract price of RMB 5 million ($0.7 million) during the six months ended June 30, 2020, with satisfactory inspection and acceptance by FMP. In addition, based on our experiences and reputation as a smart campus solution provider, we entered into several other smart campus solution contracts with a number of Chinese universities/colleges, including Capital Normal University, North China Electric Power University, Beijing Arts and Crafts Senior Technical School, China University of Mining & Technology (Beijing), to provide smart campus solution consulting services to them, including but not limit to, internet network improvement, digital classroom solutions, and educational management system customization. As a result of our increased services provided to Chinese universities/colleges, we generated revenue of $147,735 during the six months ended June 30, 2020.

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Revenue from Overseas Study Consulting Services

Overseas Study Consulting Services target those students who wish to study in foreign countries to enrich their learning experiences, expand their horizons, and gain exposure to a broader array of employment opportunities. Our revenue from Overseas Study Consulting Services increased by $72,725, or 100% in six months ended June 30, 2020 compared to the same period of 2019. During the six months ended June 30, 2020, we signed a service contract with BFSU to recruit students for the German language training program at BFSU, prepare their application materials for preparatory school in Germany, and assign qualified teachers to provide more detailed and customized tutoring to these students for their visa applications. Even though no students signed up for this program during the six months ended June 30, 2020, we continued to provide such services for 21 students enrolled in September 2019. Among the 21 enrolled students, 11 students have received offers from German colleges and successfully obtained the visas. Accordingly, we recognized $72,725 in revenue when our performance obligations under the service contract were satisfied.

Revenue from textbooks and course material sales

In order to ensure the quality of the course content delivered to students and to meet international standards, we have developed and edited more than 16 English textbooks and course materials with an emphasis on language training, and distributed these materials to students enrolled under our Sino-foreign Joint Education Programs. The outbreak of the COVID-19 delayed our sales of textbooks and course materials to students because the host Chinese universities/colleges closed for winter break in December 2019 and remain closed until May and June 2020. During the temporary school closure period, the Company provided remote teaching services to students and, therefore, there was no textbooks and course materials sales during the six months ended June 30, 2020, this led to 100% or $13,316 decrease in such revenue in the first half of 2020 as compared to the same period of 2019.

Cost of Revenues

Overall cost of revenue increased by $459,860, or 45.0%, from $1,022,655 for the six months ended June 30, 2019 to $1,482,515 for the six months ended June 30, 2020, primarily due to the increased hardware and software costs of $446,886 associated with the smart campus projects. Cost of revenue accounted for 65.3% and 54.4% of total revenue for the six months ended June 30, 2020 and 2019, respectively.

Gross profit

Overall gross profit decreased by $69,140, or 8.1%, from $857,413 for the six months ended June 30, 2019 to $788,273 for the six months ended June 30, 2020, while gross profit margin decreased by 10.9%, from 45.6% for the six months ended June 30, 2019 to 34.7% for the six months ended June 30, 2020. The decrease in gross profit and gross margin was primarily due to higher costs incurred to undertake our smart campus related technological consulting service projects which require both hardware and software application. The COVID-19 outbreak caused transportation disruption and resulted in our difficulty to hire workers to perform onsite hardware installation. As a result, we incurred higher hardware purchase costs and labor costs associated with undertaking these projects in order to meet the contracted deadlines. As our costs increased, our gross profit and gross margin decreased during the six months ended June 30, 2020.

Operating expenses

The following table sets forth the breakdown of our operating expenses for the six months ended June 30, 2020 and 2019:

	For the six months ended June 30
	2020		2019		Changes
	Amount	%	Amount	%	Amount	%
Selling expenses	$130,465	14.5%	$156,061	23.4%	$(25,596)	(16.4)%
General and administrative expenses	770,618	85.5%	511,024	76.6%	259,594	50.8%
Total operating expenses	$901,083	100.0%	$667,085	100.0%	$233,998	35.1%

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Selling expenses

Selling expenses decreased by $25,596, or 16.4%, from $156,061 for the six months ended June 30, 2019 to $130,465 for the six months ended June 30, 2020. The decrease in selling expenses was primarily attributable to the decrease in the brand advertising expenses and reduction of sales and marketing personnel during the COVID-19 outbreak. Selling expenses accounted for 5.7% and 6.9% of total revenue for the six months ended June 30, 2020 and 2019, respectively.

General and Administrative Expenses

General and administrative expenses increased by $259,594, or 50.8%, from $511,024 for the six months ended June 30, 2019 to $770,618 for the six months ended June 30, 2020, primarily due to an increase in professional service fees of $217,100 in connection with the preparation of our initial public offering. General and administrative expenses accounted for 33.9% and 22.5% of total revenue for the six months ended June 30, 2020 and 2019, respectively.

Interest Income

Interest income increased by $79,153, or 2,188.4%, to $82,770 for the six months ended June 30, 2020, from $3,617 for the same period last year. In connection with the Company’s technological consulting services for smart campus projects, financing component resulted from a timing difference when control is transferred and the collection of cash receipts that may impact future cash flows amounted to $79,907, which was recorded as interest income for the six months ended June 30, 2020. In addition, the Company also reported interest income of $2,863 from increased bank deposit balance during six months ended June 30, 2020. These factors led to increased interest income as compared to the same period of 2019.

Other Expense

Other expense was $907 and $2,179 for the six months ended June 30, 2020 and 2019, respectively, the decrease was due to decreased bank charges and driving penalties.

Provision for Income Taxes

Provision for income taxes was $48,675 for the six months ended June 30, 2020, decreased from $52,756 for the same period of last year due to lower taxable income.

Net (Loss)/Income

As a result of foregoing, net loss was $79,622 for the six months ended June 30, 2020, compared to net income of $139,010 for the same period of 2019. Basic and diluted loss per share were $0.02 for the six months ended June 30, 2020, compared to basic and diluted earnings per share of $0.03 for the same period of 2019.

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Year ended December 31, 2019 compared to year ended December 31, 2018

	For the Years Ended December 31,
	2019		2018		Amount	Percentage
	Amount	As % of Sales	Amount	As % of Sales	Increase (Decrease)	Increase (Decrease)

Revenue	$5,255,810	100.0%	$4,808,993	100.0%	$446,817	9.3%
Cost of revenue	3,360,694	63.9%	2,702,297	56.2%	658,397	24.4%
Gross profit	1,895,116	36.1%	2,106,696	43.8%	(211,580)	(10.0)%
Operating expenses
Selling expenses	593,215	11.3%	704,060	14.6%	(110,845)	(15.7)%
General and administrative expenses	783,241	14.9%	579,500	12.1%	203,741	35.2%
Total operating expenses	1,376,456	26.2%	1,283,560	26.7%	92,896	7.2%
Income from operations	518,660	9.9%	823,136	17.1%	(304,476)	(37.0)%
Other income (expenses)
Interest income	6,120	0.1%	88,926	1.8%	(82,806)	(93.1)%
Other income	69,162	1.3%	180,191	3.7%	(111,029)	(61.6)%
Total other income, net	75,282	1.4%	269,117	5.6%	(193,835)	(72.0)%
Income before income taxes	593,942	11.3%	1,092,253	22.7%	(498,311)	(45.6)%
Provision for income taxes	156,038	3.0%	167,813	3.5%	(11,775)	(7.0)%
Net income	$437,904	8.3%	$924,440	19.2%	$(486,536)	(52.6)%
Less: net income attributable to non-controlling interest	-	0.0%	81,779	1.7%	(81,779)	(100.0)%
Net income attributable to China Liberal Education Holdings Limited	$437,904	8.3%	$842,661	17.5%	$(404,757)	(48.0)%

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Revenues

Revenues increased by $446,817, or 9.3%, to $5,255,810 in 2019 from $4,808,993 in 2018. The increase in our revenue was mainly attributable to increased revenue from our technological consulting services for smart campus solutions in 2019 as compared to 2018. Our revenue by service type is as follows:

	For the years ended December 31,
	2019		2018		Changes
	Amount	%	Amount	%	Amount	%
Revenue from Sino-foreign Joint Managed Academic Programs	$2,484,194	47.3%	$2,410,781	50.1%	$73,413	3.0%
Revenue from textbook and course material sales	13,150	0.3%	29,717	0.6%	(16,567)	(55.7)%
Revenue from Overseas Study Consulting Services	525,878	10.0%	547,521	11.4%	(21,643)	(4.0)%
Revenue from Technological Consulting Services for Smart Campus Solutions	2,232,588	42.4%	1,820,974	37.9%	411,614	22.6%
Total	$5,255,810	100.0%	$4,808,993	100.0%	$446,817	9.3%

Revenue from Sino-foreign Jointly Managed Academic Programs

Our revenue from Sino-foreign Jointly Managed Academic Programs primarily consists of our cooperation with the following Chinese universities:

(i) Fuzhou Melbourne Polytechnic (FMP)

FMP is currently hosting the Australia English for Academic Purposes Program, or the FMP EAP Program. Before FMP rebranded in January 2017, FMP’s former entity operating under the name IEN College of Minjiang University also hosted the International General Education Courses, or IGEC program.

(ii) Strait College of Minjiang University (Strait College)

Strait College is currently hosting the Fujian-Taiwan Universities Joint Talent Training Program. Since January 2017, Strait College has also been hosting the IGEC program after it took over this program from the then IEN College of Minjiang University.

(iii) Fujian University of Technology (FUT)

FUT hosted the Fujian University of Technology International Scholarly Exchange Curriculum Program, or FUT ISEC Program. However, as discussed below, we made a decision to cease recruitment and enrollment activity, and the program was discontinued after the then last class of students graduated in July 2018. Accordingly, there was no revenue generated from FUT in 2019.

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(iv) Fujian Preschool Education College

Fujian Preschool Education College is currently hosting the New Zealand Tertiary College, or NZTC Program. However, as discussed below, we made a decision to cease recruitment and enrollment activity, and the program has been discontinued after the last class of students graduate in July 2019.

Our revenues from Sino-foreign Jointly Managed Academic Programs increased by $73,413 or 3.0% from $2,410,781 in fiscal year 2018 to $2,484,194 in fiscal year 2019. This increase can be primarily attributed to an increase in average tuition fee of 18.8%, or $158 per student, with FMP and increase in average tuition fee of 11.4% ,or $119 per student, with Strait College as a result our good reputation, attractive learning environment and strengthened marketing efforts, offset by a decrease in the number of students by 153, or 6.4%, from 2,389 students in fiscal year 2018 to 2,236 students in fiscal year 2019 because we stopped recruiting and enrolling new students into the FUT ISEC Program after the Class of July 2018 graduated. We also suspended recruiting for the NZTC Program after students graduated in July 2019. Our overall increase in revenue from Sino-foreign jointly managed education programs reflected the above mentioned combined reasons.

Our revenue from sales of textbooks and course materials decreased by $16,567, or 55.7%, from $29,717 in fiscal year 2018 to $13,150 in fiscal year 2019. The decrease in textbook and course material sales was primarily due to the adjustments made by our partnered schools FMP and Strait College in teaching course content and curriculum settings, as a result of which, FMP and Strait College purchased textbooks and course materials from other vendors in order to match the new curriculum settings. This led to the decrease in our textbook sales in 2019.

Our revenue from overseas study consulting services decreased by $21,643, or 4.0%, from $547,521 in fiscal year 2018 to $525,878 in fiscal year 2019. We provide customized consulting services to students on an individual basis. Fees we charge students for our overseas study consulting services range from RMB38,000 (approximately $5,454) per person to RMB80,000 ($11,579) per person. We typically charge higher consulting service fees to students planning to pursue art majors in foreign countries than we do for students pursuing other majors such as business and technology, because the application for art programs typically require students to demonstrate their specialty in art through submitting art portfolios. To assist students in preparing their application materials for art programs, we assign qualified teachers to provide more detailed and customized tutoring to students and accordingly we charge them higher consulting service fees. The number of students subscribed to our overseas study consulting services increased from 49 in 2018 to 56 in 2019. However, the average consulting service fee per student decreased by 16.0%, from $11,174 in 2018 to $9,391 in 2019 because of a decrease in the number of students pursuing art majors in foreign countries.

Our revenue from providing smart campus related technological consulting service increased by $411,614, or 22.6%, from $1,820,974 in fiscal year 2018 to $2,232,588 in fiscal year 2019, primarily due to the fact that the number of smart campus projects we undertook increased during 2019. In late 2018, we completed the total “smart campus” solution for FMP for its data center, digital classrooms, and an experience-based simulation teaching center for its business school. In 2019, we further entered into a “smart campus” solution contract with FMP, to help FMP create an information engineering laboratory training center in consideration of RMB 10.58 million ($ 1.5 million). This contract includes two phases. Phase I requires us to complete the hardware and software installation and decoration of the computer training rooms, IOT training room and digital classrooms with contract price of approximately RMB7.1 million ($1.02 million), which had been completed before December 31, 2019 and passed the inspection and accepted by FMP. Phase II requires us to complete the hardware and software installation for the cloud computing and big data room with contract price of RMB3.48 million (approximately $0.5 million). Due to the COVID-19 outbreak and temporary school closure, the performance of the Phase II contract has been rescheduled to summer of 2020. In addition, based on our experiences and reputation as a smart campus solution provider, we entered into several other smart campus solution contracts with a number of Chinese universities/colleges, including Capital Normal University, North China Electric Power University, Beijing Arts and Crafts Senior Technical School, China University of Mining & Technology (Beijing), to provide smart campus solution consulting services to them, including but not limit to, internet network improvement, digital classroom solutions, and educational management system customization. As a result of our increased services provided to Chinese universities/colleges, our revenue from smart campus related technological consulting services increased in 2019.

In late 2019, we also started to provide tailored job readiness training services to students from the appropriate partner schools so that such students would be better equipped to serve the employer at their respective job positions. Because this line of business was newly added and the revenue generated from this line of business was immaterial in 2019. Approximately $4,000 revenue from tailored job readiness training services has been grouped under our revenues from Sino-foreign Jointly Managed Academic Programs.

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Cost of revenues

Our overall cost of revenue increased by $658,397, or 24.4%, from $2,702,297 in fiscal year 2018 to $3,360,694 in fiscal year 2019, primarily due to the increased hardware and software costs of $323,414 associated with the smart campus projects, and increased salary, welfare and insurance costs for teachers and faculty by $176,388 because we hired more qualified teachers to provide one-on-one tutoring to the students for our overseas studying consulting services. Our cost of revenue accounted for 63.9% and 56.2% of our total revenue for the years ended December 31, 2019 and 2018, respectively.

Gross profit

Our overall gross profit decreased by $211,580, or 10.0%, from $2,106,696 in fiscal year 2018 to $1,895,116 in fiscal year 2019, while gross profit margin decreased by 7.7%, from 43.8% in fiscal year 2018 to 36.1% in fiscal year 2019. The decrease in our gross profit was primarily due to our decreased revenue from study abroad consulting services when average service fee decreased by 16.0% because of a decrease in the number of students pursuing art majors in foreign countries. In addition, our smart campus related technological consulting services require both hardware and software application and our costs associated with undertaking these projects were relatively high. As more smart campus projects were executed by us in 2019, our gross profit and gross margin decreased.

Operating expenses

The following table sets forth the breakdown of our operating expenses for the fiscal years ended December 31, 2019 and 2018:

	For the years ended December 31,				Change
	2019	%	2018	%	Amount	%
Selling expenses	$593,215	43.1%	$704,060	54.9%	$(110,845)	(15.7)%
General and administrative expenses	783,241	56.9%	579,500	45.1%	203,741	35.2%
Total operating expenses	$1,376,456	100.0%	$1,283,560	100.0%	$92,896	7.2%

Selling expenses

Our selling expenses decreased by $110,845, or 15.7%, from $704,060 in 2018 to $593,215 in 2019. This decrease in selling expenses was attributable primarily to a decrease in our brand advertising expenses by $15,713, a decrease in salary and employee welfare benefit expenses by $123,670, resulting from cutting down our sales and marketing personnel, offset by an increase in rent expenses by $101,687. Our selling expenses accounted for 11.3% and 14.6% of our total revenue for the years ended December 31, 2019 and 2018, respectively.

General and Administrative Expenses

Our general and administrative expenses increased by $203,741, or 35.2%, from $579,500 in 2018 to $783,241 in 2019, primarily due to an increase in audit fees of $360,000 in connection with the audits and reviews of our financial statements for IPO, offset by a decrease in rent and property management expense by $70,603 and a decrease in office expense by $57,355. Our general and administrative expenses accounted for 14.9% and 12.1% of our total revenue for the years ended December 31, 2019 and 2018, respectively.

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Interest Income

Our interest income decreased by $82,806 or 93.1%, from $88,926 in 2018 to $6,120 in 2019. In 2018, we advanced a $1,997,726 (RMB 13 million) interest bearing short-term loan to a third party Jinjiang Hengfeng Trading Co., Ltd. (“Hengfeng”) as working capital, with interest rate of 5% per annum. As a result, we reported higher interest income on the third-party loan in 2018. In 2019, our interest income primarily related to interest income generated from our bank deposits.

Other Income

We recorded other income of $180,191 in 2018, compared to $69,162 in 2019. This decrease was primarily due to the decrease in the immediate refund of the levied VAT tax in 2019.

Provision for Income Taxes

Our provision for income taxes was $156,038 in 2019, a decrease of $11,775 from $167,813 in 2018 due to our decreased taxable income.

Net Income

As a result of the foregoing, we reported a net income of $437,904 for the fiscal year ended December 31, 2019, representing a $486,536 decrease from a net income of $924,440 for the fiscal year ended December 31, 2018.

Taxation

Cayman Islands

The Cayman Islands currently levies no taxes on individuals or corporations based upon profits, income, gains or appreciation and there is no taxation in the nature of inheritance tax or estate duty. There are no other taxes likely to be material to us levied by the government of the Cayman Islands except for stamp duties which may be applicable on instruments executed in, or brought within the jurisdiction of the Cayman Islands. In addition, the Cayman Islands does not impose withholding tax on dividend payments to holders of our Ordinary Shares.

British Virgin Islands

Under the current laws of the British Virgin Islands, our company is not subject to tax on income or capital gains. In addition, upon payments of dividends by our British Virgin Islands subsidiary to its shareholders who are not resident in the British Virgin Islands, no British Virgin Islands withholding tax will be imposed.

Hong Kong

Our subsidiary incorporated in Hong Kong, Boya Hong Kong, is subject to 16.5% Hong Kong profit tax on their taxable income generated from operations in Hong Kong. Under the Hong Kong tax laws, we are exempted from the Hong Kong income tax on our foreign-derived income. In addition, payments of dividends from our Hong Kong subsidiary to us are not subject to any Hong Kong withholding tax. We did not generate any assessable profits arising in or derived from Hong Kong for the six months ended June 30, 2020 and the fiscal years ended December 31, 2019 and 2018, and accordingly no provision for Hong Kong profits tax has been made in these periods.

PRC

Generally, our subsidiary, China Liberal Beijing, is subject to enterprise income tax on their taxable income in China at a statutory rate of 25%. The EIT Law grants preferential tax treatment to High and New Technology Enterprises (“HNTEs”). Under this preferential tax treatment, HNTEs are entitled to an income tax rate of 15%, subject to a requirement that they re-apply for HNTE status every three years. China Liberal Beijing, the Company’s main operating subsidiary in PRC, was approved as an HNTE in December 2016 and is entitled to a reduced income tax rate of 15%. In December 2019, we successfully renewed our HNTE certificate with local tax authority and will continue to enjoy the reduced income tax rate of 15% for another three years until December 2022. The EIT Law is typically enforced through the local tax authority in PRC. Each local tax authority at times may grant tax holidays to local enterprises as a way to encourage entrepreneurship and stimulate local economy. The corporate income taxes for fiscal years 2020, 2019 and 2018 were reported at a reduced rate of 15% as a result of China Liberal Beijing being approved as a HNTE. The enterprise income tax is calculated based on the entity’s global income as determined under PRC tax laws and accounting standards.

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We are subject to value-added tax at a rate of 6% on the revenues generated from services provided in the PRC, less any deductible value-added tax we have already paid or borne. We are also subject to surcharges on value-added tax payments in accordance with PRC law.

Dividends paid by our wholly foreign-owned subsidiary in China to our intermediary holding company in Hong Kong will be subject to a withholding tax rate of 10%, unless the relevant Hong Kong entity satisfies all the requirements under the Arrangement between China and the Hong Kong Special Administrative Region on the Avoidance of Double Taxation and Prevention of Fiscal Evasion with respect to Taxes on Income and Capital and receives approval from the relevant tax authority. If our Hong Kong subsidiary satisfies all the requirements under the tax arrangement and receives approval from the relevant tax authority, then the dividends paid to the Hong Kong subsidiary would be subject to withholding tax at the standard rate of 5%. Effective from November 1, 2015, the above mentioned approval requirement has been abolished, but a Hong Kong entity is still required to file application package with the relevant tax authority, and settle the overdue taxes if the preferential 5% tax rate is denied based on the subsequent review of the application package by the relevant tax authority. See “Risk Factors—Risks Related to Doing Business in China—There are significant uncertainties under the EIT Law relating to the withholding tax liabilities of our PRC Subsidiary, and dividends payable by our PRC Subsidiary to our offshore subsidiaries may not qualify to enjoy certain treaty benefits.”

If our holding company in the Cayman Islands or any of our subsidiaries outside of China were deemed to be a “resident enterprise” under the PRC Enterprise Income Tax Law, it would be subject to enterprise income tax on its worldwide income at a rate of 25%. See “Risk Factors—Risks Relating to Doing Business in China— If we are classified as a PRC resident enterprise for PRC enterprise income tax purposes, such classification could result in unfavorable tax consequences to us and our non-PRC shareholders.”

Liquidity and Capital Resources

As reflected in our unaudited condensed consolidated financial statements, during the six months ended June 30, 2020, we had negative cash flow from operations of $0.3 million and reported a net loss of $0.08 million. The Company had cash of $6.2 million at June 30, 2020. In addition, the COVID-19 outbreak caused lockdowns, quarantines, travel restrictions, suspension of business activities and school closures. Our revenue from Sino-foreign jointly managed academic programs was not significantly impacted because we have been providing distance teaching services to students and no dropout has been reported to the Company during the temporary school closure period from late December 2019 to the reopening of schools in May 2020. Most recently, the Company increased the number of students enrolled in its Sino-foreign jointly managed education programs with two colleges during the 2021 academic school year starting from the 2020 fall semester. Total enrolled number of students increased by 14% as compared to the same period of last year. As the Chinese universities/colleges have gradually reopened since May 2020, the Company has substantially completed the delayed “smart campus” projects during the summer 2020. However, a resurgence could negatively affect the execution of additional smart campus contracts with Chinese universities/colleges, the collection of the payments from previous smart campus projects and the market development of the newly launched visualization solutions and technology consulting services to non-university business. The extent of the future impact of COVID-19 is still highly uncertain and cannot be predicted as of the financial statement reporting date.

In assessing our liquidity, management monitors and analyzes our cash on-hand, our ability to generate sufficient revenue sources in the future, and our operating and capital expenditure commitments.

As of June 30, 2020, we had approximately $6.2 million in cash on hand. We also had $339,465 in accounts receivable from Sino-foreign Jointly Managed Academic Programs, which has been fully collected as of the date of this prospectus.

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As of June 30, 2020, we also had outstanding contract receivable of $4,491,759 derived from providing smart campus technological consulting services to Chinese universities/colleges:

	June 30, 2020 (Unaudited)	December 31, 2019
Contract receivable- “Smart Campus” related technological consulting services with FMP (1)	$3,829,822	$2,450,312
Contract receivable- “Smart Campus” project maintenance and technical support fee with FMP	447,935	-
Financing component associated with FMP contract receivable (1)	168,033	164,992
Contracts receivable – Other “Smart Campus” related technological consulting services (2)	45,969	95,735
Less: allowance for doubtful accounts	-	-
Total contracts receivable, net	4,491,759	2,711,039
Less: current portion of contract receivable	2,726,953	1,639,213
Contracts receivable, non-current	$1,764,806	$1,071,826

Subsequently, from July to early December 2020, we collected approximately $0.8 million (RMB 5.7 million) short-term contract receivable from FMP and remaining short-term contract receivable will be collected before March 31, 2021. The FMP long-term contract receivable of $1,635,878 will be collected in 2021 based on the contract payment terms. We believe the contract receivable related to smart campus projects is fully collectible based on the payment terms and based on our continuing cooperation with our partner Chinese universities. The collection of our accounts and contract receivable will make cash available for use in our operation as working capital, if necessary.

As of June 30, 2020, we had positive working capital of approximately $8 million. Our working capital requirements are influenced by the level of our operations, the numerical volume and dollar value of our sales contracts, the progress of execution on our customer contracts, and the timing of accounts receivable collections.

On May 12, 2020, we completed our IPO of 1,333,333 ordinary shares at a public offering price of $6.00 per share for net proceeds of approximately $4.8 million. As of December 31, 2020, we had cash balance of approximately $5.0 million. Management believes that our current cash of approximately $5.0 million will be sufficient to meet our working capital needs for at least the next 12 months from the date of this prospectus.

We intend to finance our future working capital requirements and capital expenditures from cash generated from operating activities and proceeds from our IPO. However, we may seek additional financings, to the extent required, and there can be no assurances that such financing will be available on favorable terms or at all.

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Cash Flows

The following table provides detailed information about our net cash flows for the six months ended June 30, 2020 and 2019 and for the years ended December 31, 2019, 2018 and 2017:

	For the six month ended June 30,		For the years ended December 31,
	2020	2019	2019	2018	2017
	(Unaudited)	(Unaudited)
Net cash used in operating activities	$(313,177)	$(103,403)	$(338,432)	$261,816	$(3,715,193)
Net cash used in investing activities	(12,831)	(466,695)	(471,407)	1,881,329	2,833,955
Net cash provided by financing activities	4,875,508	481,431	439,193	8,094	455,249
Effect of exchange rate changes on cash	(28,696)	3,988	(4,241)	(82,043)	(4,738)
Net increase (decrease) in cash	4,520,804	(84,679)	(374,887)	2,069,196	(430,727)
Cash, beginning of period	1,702,279	2,077,166	2,077,166	7,970	438,697
Cash, end of period	$6,223,083	$1,992,487	$1,702,279	2,077,166	$7,970

Operating Activities

Net cash used in operating activities was $313,177 for the six months ended June 30, 2020, primarily including net loss of $79,622, an increase in contract receivable of approximately $1.8 million when we completed more smart campus related projects for Chinese universities/colleges, offset by a decrease in advance from suppliers of $571,128 because we received purchased hardware components from suppliers and used them in the smart campus related projects, a decrease in prepaid expenses and other current assets of $754,720 because we completed the IPO and charged previously recorded deferred IPO costs to shareholders’ equity, and a decrease in deferred revenue of $390,331 because we recognized the same amount as revenue when our performance obligations were satisfied.

Net cash used on operating activities was $103,403, primarily including net income of $139,010, an increase in accounts receivable of $99,777 because a portion of tuition receivable from Sino-foreign Jointly Managed Academic Programs was not collected as of the balance sheet date, a decrease in contract receivable of $297,936 because we provided technological consulting services to FMP for “smart campus” solutions, representing services rendered, billed but not received as of the balance sheet date, an increase in deferred IPO costs of $321,569 which will be offset against the estimated IPO proceeds we receive, an increase in advance to suppliers by $339,463 because during the six months ended June 30, 2019 we entered into additional smart campus solution contracts with more Chinese universities/colleges and we made advance payments to suppliers for purchase of materials and equipment to be used in these new smart campus projects, an increase in deferred revenue by $470,410, because we recruited 55 students pursuing art majors in Italy and Germany and our study abroad consulting services have not been completed and our performance obligation has not been satisfied as of June 30, 2019, and an increase in taxes payable by $90,591 due to increased taxable income generated from our major operating subsidiary China Liberal Beijing during the six months ended June 30, 2019.

Net cash used in operating activities was $338,432 for the year ended December 31, 2019. The difference between our net cash from operating activities and our net income of $437,904 was due to decrease in accounts receivable of $306,781, increase in contract receivable of $176,968, increase in advance to suppliers of $824,141, increase in deferred initial public offering costs of $650,092, increase in deferred revenue of $417,987 and increase in tax payable by $164,879.

Net cash provided by operating activities was $261,816 for the year ended December 31, 2018. The difference between our net cash from operating activities and our net income of $924,440 was due to increase in accounts receivable of $243,769, increase in contract receivable of $1,848,073, decrease in advance to suppliers of $1,484,014, increase in prepaid expenses and other current assets of $130,282, and increase in tax payable by $78,988.

Investing Activities

For the six months ended June 30, 2020, net cash used in investing activities amounted to $12,831 primarily due to purchase of property and equipment. Net cash used in investing activities amounted to $466,695 for the six months ended June 30, 2019, including purchase of property and equipment of $13,026 and cash paid for acquisition of 8.8228% non-controlling interest in China Liberal Beijing. On February 1, 2019, Boya Hong Kong entered into share transfer agreements with each of the non-controlling shareholders of China Liberal Beijing and completed the acquisition of the 8.8228% non-controlling interest in China Liberal Beijing, for a total value of RMB 2.95 million (approximately $453,669). The total value of the non-controlling interest amounted to $540,907 as of the acquisition date. We borrowed cash from related party to make this acquisition payment. After this transaction, China Liberal Beijing became a 100% owned subsidiary of Boya Hong Kong.

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Net cash used in investing activities was $471,407 for the year ended December 31, 2019 primarily including purchase of property and equipment of $17,738 and cash paid for acquisition of 8.8228% non-controlling interest in China Liberal Beijing. On February 1, 2019, Boya Hong Kong entered into share transfer agreements with each of the non-controlling shareholders of China Liberal Beijing and completed the acquisition of the 8.8228% non-controlling interest in China Liberal Beijing, for a total value of RMB2.95 million (approximately $453,669). The total value of the non-controlling interest amounted to $540,907 as of the acquisition date. We borrowed cash from a related party to make this acquisition payment. After this transaction, China Liberal Beijing became a 100% owned subsidiary of Boya Hong Kong.

Net cash provided by investing activities was $1,881,329 for the year ended December 31, 2018 primarily due to collection of third-party loan receivable of $1,964,844, offset by purchase of property and equipment of $83,515.

Financing Activities

Net cash provided by financing activities amounted to $4,875,508 for the six months ended June 30, 2020, primarily to include net proceeds from issuance of ordinary shares of $4,780,704 in connection with our completion of the IPO and proceeds from borrowing from a related party of $94,804. Net cash provided by financing activities amounted to $481,431 for the six months ended June 30, 2019 and primarily consist of borrowings from related parties as working capital. In connection with our acquisition of the 8.8228% non-controlling interest in China Liberal Beijing, we borrowed cash of $453,669 from related party, Ms. Lam Ngai Ngai, the controlling shareholder of the Company, and made the payment to original five non-controlling shareholders. Such borrowings are non-interest bearing and due on demand. We made a repayment to related party in the fourth quarter of fiscal year 2019 using cash generated from operating activities.

Net cash provided by financing activities was $439,193 for the year ended December 31, 2019 and primarily consist of borrowings from related parties as working capital.

Net cash provided by financing activities was $8,094 for the year ended December 31, 2018 primarily due to borrowings from related parties as working capital.

Indebtedness

We did not have any finance leases or purchase commitments, guarantees or other material contingent liabilities.

Off-Balance Sheet Arrangements

We have not entered into any financial guarantees or other commitments to guarantee the payment obligations of any third parties. In addition, we have not entered into any derivative contracts that are indexed to our own shares and classified as shareholders’ equity, or that are not reflected in our consolidated financial statements. Furthermore, we do not have any retained or contingent interest in assets transferred to an unconsolidated entity that serves as credit, liquidity or market risk support to such entity. Moreover, we do not have any variable interest in any unconsolidated entity that we provide financing, liquidity, market risk or credit support to or engages in hedging or research and development services with us.

Critical Accounting Policies, Judgments and Estimates

An accounting policy is considered critical if it requires an accounting estimate to be made based on assumptions about matters that are highly uncertain at the time such estimate is made, and if different accounting estimates that reasonably could have been used, or changes in the accounting estimates that are reasonably likely to occur periodically, could materially impact the combined and consolidated financial statements.

We prepare our financial statements in conformity with U.S. GAAP, which requires us to make judgments, estimates and assumptions. We continually evaluate these estimates and assumptions based on the most recently available information, our own historical experience and various other assumptions that we believe to be reasonable under the circumstances. Since the use of estimates is an integral component of the financial reporting process, actual results could differ from our expectations as a result of changes in our estimates. Some of our accounting policies require a higher degree of judgment than others in their application and require us to make significant accounting estimates.

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The following descriptions of critical accounting policies, judgments and estimates should be read in conjunction with our combined and consolidated financial statements and accompanying notes and other disclosures included in this annual report. When reviewing our financial statements, you should consider (i) our selection of critical accounting policies, (ii) the judgments and other uncertainties affecting the application of such policies and (iii) the sensitivity of reported results to changes in conditions and assumptions.

Uses of estimates

In preparing the consolidated financial statements in conformity with US GAAP, management makes estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. These estimates are based on information as of the date of the consolidated financial statements. Significant estimates required to be made by management include, but are not limited to, the valuation of accounts receivable and contract receivable, advances to suppliers, useful lives of property and equipment, the recoverability of long-lived assets, valuation allowance for deferred tax assets, provision necessary for contingent liabilities and revenue recognition. Actual results could differ from those estimates.

Accounts and contract receivable, net

Accounts and contract receivable are recorded net of allowance for uncollectible accounts.

We determine the adequacy of reserves for doubtful accounts based on individual account analysis and historical collection trend. The allowance is based on management’s best estimate of specific losses on individual exposures, as well as a provision on historical trends of collections. Actual amounts received may differ from management’s estimate of credit worthiness and the economic environment. Delinquent account balances are written-off against the allowance for doubtful accounts after management has determined that the likelihood of collection is not probable. As of June 30, 2020 and December 31, 2019 and 2018, there was no allowance recorded as the Company considers all of the accounts receivable fully collectible.

Our contract receivable represents balance derived from technological consulting services for “smart campus” solutions provided to Chinese universities/colleges,, when the projects under the contracts have been completed and accepted by Chinese universities/colleges, but the balances have not been past due based on the contracted payment schedules. We had not incurred any bad debts with Chinese universities/colleges in the past, and consider the contract receivable as fully collectible. Thus, there was no allowance recorded on such outstanding contract receivable as of June 30, 2020 and December 31, 2019 and 2018.

Revenue recognition

Our revenues are primarily derived from providing a wide range of educational services and programs to customers. Revenues are reported net of all value added taxes.

On January 1, 2019, we adopted Accounting Standards Update (“ASU”) 2014-09 Revenue from Contracts with Customers (“ASC Topic 606”) using the modified retrospective method for contracts that were not completed as of July 1, 2018. The adoption of this standard did not have a material impact on our consolidated financial statements.

ASC 606, Revenue from Contracts with Customers, establishes principles for reporting information about the nature, amount, timing and uncertainty of revenue and cash flows arising from the entity’s contracts to provide goods or services to customers. The core principle requires an entity to recognize revenue to depict the transfer of goods or services to customers in an amount that reflects the consideration that it expects to be entitled to receive in exchange for those goods or services recognized as performance obligations are satisfied.

ASC 606 requires the use of a new five-step model to recognize revenue from customer contracts. The five-step model requires that the Company (i) identify the contract with the customer, (ii) identify the performance obligations in the contract, (iii) determine the transaction price, including variable consideration to the extent that it is probable that a significant future reversal will not occur, (iv) allocate the transaction price to the respective performance obligations in the contract, and (v) recognize revenue when (or as) we satisfy the performance obligation. The application of the five-step model to the revenue streams compared to the prior guidance did not result in significant changes in the way we record our revenue.

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We generate our revenue from the following sources:

-	Sino-foreign Jointly-Managed Academic Programs

We recommend and coordinate accredited international universities/colleges to forge partnerships with Chinese host universities/colleges to establish international education programs at degree level. Chinese host universities/colleges then utilize their existing administrative ability, campus classrooms and facilities to recruit Chinese students into such programs. We also select, recruit and appoint qualified foreign faculty to teach major courses at selected Chinese host universities/colleges and bear all faculty related costs, provide continuing support to foreign faculty, develop and deliver major course content and materials to ensure teaching quality meeting international standards, and to optimize students’ learning outcome and to prepare them for further education overseas and help them with course credit conversion in the event that any student decides to pursue further study overseas. We actively support and interact with enrolled students throughout their programs to ensure successful program completion. Our contracts with host Chinese universities/ colleges are fixed price contracts, pursuant to which, we are to receive a fixed portion of tuition for services rendered. As a result of performing the above-mentioned services, we are entitled to receive 12.5% to 50% of such student tuitions depending on the universities/colleges and jointly managed academic programs, which are collected first by Chinese host universities/ colleges from enrolled students at the beginning of each academic school year, and then remitted to us.

With respect to Sino-foreign Jointly Managed Academic Programs, we are not involved in recruiting students, collecting refunding tuition when students dropout, all of which are handled by the host universities/ colleges. The host universities/ colleges normally offer tuition refund if a student drops out from school within the first month of each academic school year. Collected tuition fees become non-refundable after the one-month refund policy window. Historically, for students enrolled under the Sino-foreign Jointly Managed Academic Programs, the average student dropout rate was below 1%. Our contracts with Chinese host universities/colleges provide that (1) the host universities/ colleges will withhold the tuition collected from students for one to three months after the academic school year starts in September, and then remit the portion of tuition fees to us after the student headcounts have been finalized, and (2) the portion of tuition fee that we are entitled to receive is calculated based on the final actual number of students retained with the universities/ colleges after any student dropout has been adjusted. Accordingly, any tuition refund has already been deducted by host universities/ colleges before we receive our portion of the tuition fees. For accounting purposes, at the beginning of each academic school year, we initially accrue the estimated refund based on an historical 1% student dropout rate, and make subsequent true-up adjustments after the final number of students retained with the host universities/colleges is determined. Such adjustments were immaterial for the six months ended June 30, 2020 and the fiscal years ended December 31, 2019 and 2018, respectively.

Our contracts with Chinese host universities/colleges provide that foreign teachers assigned by us should be substituted, and teaching textbooks, course materials and curriculums should be adjusted in a timely manner in order to ensure a satisfactory teaching result. The Chinese host universities/ colleges have the right to withhold our portion of the tuition if we do not take corrective action when our service deficiency is identified. Any costs related to teacher substitution, textbooks, course materials and curriculums adjustment should be borne by us. We maintain active communications with the host universities/ colleges in order to obtain feedback on the quality of the services performed. Any service deficiency is being corrected and improved on in a timely manner so as to achieve satisfactory long-term cooperation with the host universities/ colleges. Historically, as a result of timely interaction with the host universities / colleges to address any service deficiency and to improve the teaching result, there were no estimable tuition withhold from the host universities/ colleges that needs to be accrued. There were no complaints received from the host universities / colleges with respect to our services for the six months ended June 30, 2020 and the years ended December 31, 2019 and 2018, which required material adjustment to the amount of fees received by us.

The tuition fees received by us are initially recorded as deferred revenue and recognized ratably over applicable academic year as our performance obligations related to teaching, management and other supporting services are carried out over the whole academic year.

-	Sales of textbooks and course materials

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In order to ensure the quality of the course content to meet international standards, we have developed and edited more than 16 English textbooks and course materials with emphasis on language training, and sells these textbooks and course materials to students enrolled under the Sino-foreign joint education programs.

Revenue from sales of textbooks and related course materials is recognized upon delivery of textbooks and course materials, which is when the risks and titles are transferred and our performance obligation is satisfied.

-	Overseas Study Consulting Service

Our Overseas Study Consulting Services target those students who wish to study in foreign countries to enrich their learning experiences and to expand their horizon and employment possibilities. Our overseas study consulting services are typically performed under one-on-one private tutoring model with duration of four to six months. We provide school information to help students make informed decisions about which institution and major to choose from, help them prepare for school application and admission; provides study plans, language training and test preparation courses to help students improve their foreign language ability and help them achieve higher scores in international admission and assessment tests. We also help students on visa application and paperwork, and offers overseas extended services such as finding accommodation and travel assistance. In connection with these services, we collect an up-front fee based on the scope of consulting services requested by students. 90% of the consulting service fee collected is non-refundable, and is recognized ratably as revenue over the service period, while 10% of the consulting fee is refundable and is deferred and recognized as revenue when students are successfully admitted by foreign institution and student visas are granted.

-	Technological Consulting Services for Smart Campus Solutions

Under the concept of “creating smart campus”, our technological consulting services utilize the advanced information technology such as cloud computing, mobile internet and big data analytics to provide total solutions to targeted Chinese universities/colleges in order to integrate and improve their teaching, research, student data management, storage and processing, and campus life services, and to optimize their teaching and operating environment and improve operational efficiency. Our “smart campus” related technological consulting service contracts are primarily on a fixed-price basis, which require us to perform services including project planning, project solution and design, data management application customization, installations of hardware equipment and components for digital classrooms and academic experiment centers or labs, integration of hardware and software application, and post-contract continuous maintenance support, based on the specific needs from each customer. Upon delivery of services, project completion inspection and customer acceptance are generally required. In the same contract, it may also include provisions that require us to provide post-contract maintenance support for a period ranging from several months to three years after customized “smart campus” solutions and services are delivered.

In addition, for some of our “smart campus” related technological consulting service contracts, there is a difference in the timing of when control is, or is deemed to be, transferred and the collection of cash receipts, which are collected over the term of the service arrangement. The timing difference could result in a significant financing component for performance obligations. If a significant financing component is identified, the future cash flows included in the transaction price allocated to the performance obligations are discounted using a discount rate compared to a market-based borrowing rate specific to both the customer and terms of the contract. The resulting present value of the allocated future cash flows is recorded as revenue while the discount amount is considered to be the significant financing component. Future cash flows received from the customer related to the performance obligations are bifurcated between principal repayment of the receivable and the related imputed interest income related to customer financing. The interest income is recorded as financing income within the consolidated statements of income and comprehensive income as providing financing to the customers is a core component under such contracts.

We evaluate “smart campus” solution service contracts and determines whether these contracts contain multiple element arrangements. An arrangement is separated, if (1) the delivered element(s) has (have) value to the customer on a stand-alone basis, (2) there is reliable evidence of the fair value of the undelivered element(s) and (3) if the arrangement includes a general right of return relative to the delivered element(s), delivery or performance of the undelivered element(s) is(are) considered probable and substantially in the control of us. If all three criteria are fulfilled, appropriate revenue recognition convention is then applied to each separate unit of accounting. If the three criteria are not met, revenue is deferred until such criteria are met or until the period in which the last undelivered element is delivered.

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We determine “smart campus” solution and application customization service, installations of hardware and software components, and post-contract continuous maintenance support, as separate performance obligation in the same fixed-fee contract, because our promise to transfer each of these services is separately identifiable from other promises in the contract. We allocate contract revenue to the identified separate units based on their relative fair value.

Reliable fair values are sales prices for the component when it is regularly sold on a stand-alone basis, third-party prices for similar components or, under certain circumstances, cost plus, an adequate business specific profit margin related to the relevant element. The amount allocable to the delivered elements is limited to the amount that is not contingent upon delivery of additional elements or meeting other specified performance conditions. Revenue allocated to technological consulting services for “smart campus” solution is recognized upon completion of each unit of service. In instances where substantive completion inspection and customer acceptance provisions are specified in contracts, revenues are deferred until all inspection and acceptance criteria have been met.

Contract Balances

Contract balances typically arise when a difference in timing between the transfer of control to the customer and receipt of consideration occurs.

Our contract assets, consist primarily of accounts receivable related to providing educational services associated with our Sino-foreign jointly managed education programs and study abroad consulting services to enrolled students and contract receivable associated with providing technological consulting services for smart campus solutions, in which our contracted performance obligations have been satisfied, amount billed and we have an unconditional right to payment.

We had accounts receivable related to revenues from Sino-foreign jointly managed education programs and study abroad consulting services of $339,465, $518,191 and $833,174 as of June 30, 2020, December 31, 2019 and 2018, respectively. We have fully collected the December 31, 2018 outstanding accounts receivable during the period of January to April 2019. For the outstanding accounts receivable of $518,191 as of December 31, 2019, we fully collected before June 2020. For the outstanding accounts receivable of $339,465 as of June 30, 2020, we fully collected by October 2020.

In addition, we had contract receivable of $4,491,759 as of June 30, 2020, primarily derived from providing technological consulting services for smart campus solutions to Chinese universities / colleges, and contract receivable of $2,711,039 and $2,577,423 as of December 31, 2019 and 2018, respectively, primarily derived from providing technological consulting services for smart campus solutions to Chinese universities / colleges. The balance due within one year and more than one year was based on the contracted payment terms with Chinese universities/ colleges. As of December 31, 2018, we had outstanding short-term contract receivable of $960,237 primarily related to FMP “smart campus” projects, we fully collected such amount by December 2019. In 2019, approximately $0.8 million (RMB5.56 million) FMP long-term contract receivable was reclassified as short-term. As of December 31, 2019, our short-term contract receivable included $1,543,478 receivable from FMP and $95,735 receivable from other Chinese universities/colleges. Subsequently, in June 2020, we collected approximately $0.4 million (RMB 2,740,000) short-term contract receivable from FMP. The long-term contract receivable will be collected in 2021 based on the contract payment terms. In connection with the FMP “smart campus” projects, financing component resulted from a timing difference when control is transferred and the collection of cash receipts that may impact future cash flows amounted to $164,993 as of December 31, 2019. We had not incurred any bad debts with Chines universities/colleges in the past in connection with our undertaking of these services, and accordingly we consider the contract receivable fully collectible. As of June 30, 2020, current portion of contract receivable associated with FMP 2017 contract amounted to $1,830,541, including receivable of $1,202,962 for services completed before December 31, 2019 and receivable of $627,579 for services completed during the six months ended June 30, 2020. The COVID-19 outbreak and spread caused school closures until May and June 2020, and as a result, the collection of the December 31, 2019 contract receivable balance has been delayed. As of the date of this prospectus, for our current portion of contract receivable balance as of June 30, 2020, we collected approximately $0.8 million (RMB 5.7 million) from FMP, and expects to collect the remaining $1 million by March 31, 2021.

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Our contract liabilities, which are reflected in our consolidated balance sheets as deferred revenue of $165,299, $562,056 and $149,560 as of June 30, 2020 and December 31, 2019 and 2018, respectively, consist primarily of our unsatisfied performance obligations as of the balance sheet dates. The December 31, 2019 deferred revenue balance primarily consisted of $302,640 deferred revenue associated with our Sino-foreign jointly managed academic programs, and $259,416 deferred revenue associated with our “smart campus” projects when we received advance payment form customers while the projects had not been completed as of December 31, 2019. The December 31, 2018 deferred revenue balance of $149,560 primarily related to our Sino-foreign jointly managed academic programs.

Disaggregation of revenue

Revenue disaggregated by product type was as follows for the six months ended June 30, 2020 and the years ended December 31, 2019 and 2018:

	For the six months ended June 30,	For the years ended December 31,
	2020	2019	2018
	(Unaudited)
Revenue from Sino-foreign Jointly Managed Academic Programs	$1,264,823	$2,484,194	$2,410,781
Revenue from textbook and course material sales	-	13,150	29,717
Revenue from Overseas Study Consulting Services	72,725	525,878	547,521
Revenue from Technological Consulting Services for Smart Campus Solutions	933,240	2,232,588	1,820,974
Total revenue	$2,270,788	$5,255,810	$4,808,993

Income Tax

We account for current income taxes in accordance with the laws of the relevant tax authorities. Deferred income taxes are recognized when temporary differences exist between the tax bases of assets and liabilities and their reported amounts in the consolidated financial statements. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period including the enactment date. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.

An uncertain tax position is recognized as a benefit only if it is “more likely than not” that the tax position would be sustained in a tax examination. The amount recognized is the largest amount of tax benefit that is greater than 50% likely of being realized on examination. For tax positions not meeting the “more likely than not” test, no tax benefit is recorded. Penalties and interest incurred related to underpayment of income tax are classified as income tax expense in the period incurred. No penalties or interest relating to income taxes have been incurred for the six months ended June 30, 2020 and the years ended December 31, 2019 and 2018. All of the tax returns of the Company remain subject to examination by the tax authorities for three years from the date of filing.

Recently Issued Accounting Pronouncements

In June 2016, the FASB issued Accounting Standards Update (“ASU”) 2016-13, Financial Instruments-Credit Losses (Topic 326), which requires entities to measure all expected credit losses for financial assets held at the reporting date based on historical experience, current conditions, and reasonable and supportable forecasts. This replaces the existing incurred loss model and is applicable to the measurement of credit losses on financial assets measured at amortized cost. ASU 2016-13 was subsequently amended by Accounting Standards Update 2018-19, Codification Improvements to Topic 326, Financial Instruments — Credit Losses, Accounting Standards Update 2019-04 Codification Improvements to Topic 326, Financial Instruments — Credit Losses, Topic 815, Derivatives and Hedging, and Topic 825, Financial Instruments, and Accounting Standards Update 2019-05, Targeted Transition Relief. In November 2019, the FASB issued ASU 2019-10, which extends the effective date for adoption of ASU 2016-13. Accordingly, for public entities that are not smaller reporting entities, ASU 2016-13 and its amendments is effective for fiscal years, and interim periods within those fiscal years, beginning after December 15, 2019. For all other entities, this guidance and its amendments will be effective for fiscal years beginning after December 15, 2022, including interim periods within those fiscal years. As an emerging growth company, we plan to adopt this guidance effective January 1, 2023. We are currently evaluating the impact of our pending adoption of ASU 2016-13 on our consolidated financial statements.

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In August 2018, the FASB Accounting Standards Board issued ASU No. 2018-13, “Fair Value Measurement (Topic 820): Disclosure Framework Changes to the Disclosure Requirements for Fair Value Measurement” (“ASU 2018-13”). ASU 2018-13 modifies the disclosure requirements on fair value measurements. ASU 2018-13 is effective for public entities for fiscal years and interim periods within those fiscal years beginning after December 15, 2019, with early adoption permitted for any removed or modified disclosures. The removed and modified disclosures will be adopted on a retrospective basis and the new disclosures will be adopted on a prospective basis. We do not expect this guidance will have a material impact on our consolidated financial statements.

In December 2019, the FASB issued ASU No. 2019-12, Income Taxes (Topic 740)—Simplifying the Accounting for Income Taxes. ASU 2019-12 is intended to simplify accounting for income taxes. It removes certain exceptions to the general principles in Topic 740 and amends existing guidance to improve consistent application. ASU 2019-12 is effective for fiscal years beginning after December 15, 2020 and interim periods within those fiscal years, with early adoption permitted. ASU 2018-13 is effective for the Company for annual and interim reporting periods beginning January 1, 2020. The adoption of this guidance did not have a material impact on the our consolidated financial statements.

In November 2019, the FASB issued ASU 2019-10, “Financial Instruments—Credit Losses (Topic 326), Derivatives and Hedging (Topic 815), and Leases (Topic 842)” (“ASU 2019-10”). ASU 2019-10 (i) provides a framework to stagger effective dates for future major accounting standards and (ii) amends the effective dates for certain major new accounting standards to give implementation relief to certain types of entities. Specifically, ASU 2019-10 changes some effective dates for certain new standards on the following topics in the FASB Accounting Standards Codification (ASC): (a) Derivatives and Hedging (ASC 815) – now effective for fiscal years beginning after December 15, 2020 and interim periods within fiscal years beginning after December 15, 2021; (b) Leases (ASC 842) - now effective for fiscal years beginning after December 15, 2020 and interim periods within fiscal years beginning after December 15, 2021; (c) Financial Instruments — Credit Losses (ASC 326) - now effective for fiscal years beginning after December 15, 2022, including interim periods within those fiscal years; and (d) Intangibles — Goodwill and Other (ASC 350) - now effective for fiscal years beginning after December 15, 2022, including interim periods within those fiscal years. We do not expect the cumulative effect resulting from the adoption of this guidance will have a material impact on its consolidated financial statements.

In February 2020, the FASB issued ASU 2020-02, “Financial Instruments – Credit Losses (Topic 326) and Leases (topic 842) Amendments to SEC Paragraphs Pursuant to SEC Staff Accounting Bulletin No. 119 and Update to SEC Section on Effective Date Related to Accounting Standards Update No. 2016-02, Leases (topic 842)”. This ASU provides guidance regarding methodologies, documentation, and internal controls related to expected credit losses. This ASU is effective for interim and annual periods beginning after December 15, 2019, and early adoption is permitted. We are evaluating the impact of this guidance on our consolidated financial statements.

Internal Control over Financial Reporting

Prior to our initial public offering, we had been a private company with limited accounting personnel and other resources with which to address our internal control. Our management has not completed an assessment of the effectiveness of our internal control and procedures over financial reporting and our independent registered public accounting firm has not conducted an audit of our internal control over financial reporting. In the course of preparing and auditing our consolidated financial statements for the years ended December 31, 2018 and 2019, we and our independent registered public accounting firm identified five material weaknesses in our internal control over financial reporting as of December 31, 2019. In accordance with reporting requirements set forth by the SEC, a “material weakness” is a deficiency, or a combination of deficiencies, in internal control over financial reporting, such that there is a reasonable possibility that a material misstatement of our company’s annual consolidated financial statements will not be prevented or detected on a timely basis.

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The material weakness identified relate to (i) a lack of accounting staff and resources with appropriate knowledge of generally accepted accounting principles in the United States (“U.S. GAAP”) and SEC reporting and compliance requirements; (ii) a lack of sufficient documented financial closing policies and procedures; (iii) a lack of independent directors and an audit committee; (iv) lack of risk assessment in accordance with the requirement of COSO 2013 framework and (v) a lack of an effective review process by the accounting manager which led to material audit adjustments to the financial statements.

To remedy our identified material weakness subsequent to December 31, 2019, we plan to undertake steps to strengthen our internal control over financial reporting, including (i) recruiting more financial reporting and accounting personnel who have adequate U.S. GAAP knowledge; (ii) implementing regular and continuous U.S. GAAP accounting and financial reporting training programs for our accounting and financial personnel; and (iii) implementing and continuously developing a full set of U.S. GAAP accounting policies and financial reporting procedures as well as related internal control policies, including a systematic accounting manual for U.S. GAAP and financial closing process.

However, we cannot assure you that we will remediate our material weakness in a timely manner, or at all. See “Risk Factors—Risks Related to Our Business—If we fail to implement and maintain an effective system of internal controls, we may be unable to accurately or timely report our results of operations or prevent fraud, and investor confidence and the market price of our Ordinary Shares may be materially and adversely affected.”

As a company with less than $1.07 billion in revenue for our last fiscal year, we qualify as an “emerging growth company” pursuant to the JOBS Act. An emerging growth company may take advantage of specified reduced reporting and other requirements that are otherwise applicable generally to public companies. These provisions include exemption from the auditor attestation requirement under Section 404 of the Sarbanes-Oxley Act of 2002, in the assessment of the emerging growth company’s internal control over financial reporting.

Holding Company Structure

China Liberal Education Holdings Limited is a holding company with no material operations of its own. We conduct our operations primarily through our subsidiary in China. As a result, our ability to pay dividends depends upon dividends paid by our subsidiary. If our subsidiary incurs debt on its own behalf in the future, the instruments governing its debt may restrict its ability to pay dividends to us.

In addition, our subsidiary in China is permitted to pay dividends to us only out of its retained earnings, if any, as determined in accordance with the Accounting Standards for Business Enterprise as promulgated by the Ministry of Finance of the PRC, or PRC GAAP. Pursuant to the law applicable to China’s foreign investment enterprise, foreign investment enterprise in the PRC have to make appropriation from their after-tax profit, as determined under PRC GAAP, to reserve funds including (i) general reserve fund, (ii) enterprise expansion fund and (iii) staff bonus and welfare fund. The appropriation to the general reserve fund must be at least 10% of the after-tax profits calculated in accordance with PRC GAAP. Appropriation is not required if the reserve fund has reached 50% of the registered capital of our subsidiary. Appropriation to the other two reserve funds are at our subsidiary’s discretion.

As an offshore holding company, we are permitted under PRC laws and regulations to provide funding from the proceeds of our offshore fund raising activities to our PRC subsidiary only through loans or capital contributions, subject to the satisfaction of the applicable government registration and approval requirements. See “Risk Factors—Risks Related to Doing Business in China—PRC regulation of loans to and direct investment in PRC entities by offshore holding companies and governmental control of currency conversion may delay us from using the proceeds of our offering to make loans or additional capital contributions to our PRC Subsidiary, which could materially and adversely affect our liquidity and our ability to fund and expand our business.” As a result, there is uncertainty with respect to our ability to provide prompt financial support to our PRC subsidiary when needed.

Inflation

Since our inception, inflation in China has not materially impacted our results of operations. According to the National Bureau of Statistics of China, the year-over-year percent changes in the consumer price index for December 31, 2018 and 2019 were increases of 1.9% and 4.5%, respectively. Although we have not in the past been materially affected by inflation since our inception, we can provide no assurance that we will not be affected in the future by higher rates of inflation in China.

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Quantitative and Qualitative Disclosures about Market Risk

Foreign Exchange Risk

Substantially all of our revenues and most of our expenses are denominated in RMB. We do not believe that we currently have any significant direct foreign exchange risk and have not used any derivative financial instruments to hedge exposure to such risk. Although our exposure to foreign exchange risks should be limited in general, the value of your investment in our Ordinary Shares will be affected by the exchange rate between U.S. dollar and Renminbi because the value of our business is effectively denominated in RMB, while our Ordinary Shares will be traded in U.S. dollars.

The value of Renminbi against the U.S. dollar and other currencies may fluctuate and is affected by, among other things, changes in political and economic conditions and the foreign exchange policy adopted by the PRC government. To the extent that we need to convert U.S. dollars into Renminbi for our operations, appreciation of Renminbi against the U.S. dollar would reduce the Renminbi amount we receive from the conversion. Conversely, if we decide to convert Renminbi into U.S. dollars for the purpose of making payments for dividends on our Ordinary Shares, servicing our outstanding debt, or for other business purposes, appreciation of the U.S. dollar against the Renminbi would reduce the U.S. dollar amounts available to us.

As of June 30, 2020, we had U.S. dollar-denominated cash and cash equivalents of US$4,203,474. A 10% depreciation of U.S. dollar against the Renminbi based on the foreign exchange rate on June 30, 2020 would result in a decrease of RMB2,969,797 in cash and cash equivalents. A 10% appreciation of U.S. dollar against the Renminbi based on the foreign exchange rate on June 30, 2020 would result in an increase of RMB2,969,797 in cash and cash equivalents.

Interest Rate Risk

Fluctuations in market interest rates may negatively affect our financial condition and results of operations. We have not been exposed to material risks due to changes in market interest rates as we do not currently have borrowings.

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INDUSTRY

All the information and data presented in this section have been derived from Frost & Sullivan (Beijing) Inc., Shanghai Branch Co. (“Frost & Sullivan”)’s industry report dated April 2019 entitled “The PRC Sino-Foreign Joint Programs, Study Aboard Consulting and Training Services, Smart Campus Solutions and School-Enterprise Cooperation Services Industry Independent Market Research” (the “Frost & Sullivan Report”), unless otherwise noted. The Frost & Sullivan Report was commissioned by us, and was independently prepared by Frost & Sullivan. Frost & Sullivan has advised us that the statistical and graphical information contained herein is drawn from its database and other sources. The following discussion projections for future growth, which may not occur at the rates that are projected or at all.

OVERVIEW OF THE MACROECONOMIC ENVIRONMENT IN THE PRC

Nominal GDP per Capital

According to the International Monetary Fund and National Bureau of Statistics of China, from 2015 to 2019, nominal GDP per capita in the PRC rose from USD8,166.8 in 2015 to USD10,276.0 in 2019, representing a CAGR of approximately 5.9%. The growth in nominal GDP per capita has largely stimulated the development of the overseas education market in the PRC from 2015 to 2019.

Source: International Monetary Fund, National Bureau of Statistics of China, Frost & Sullivan Report

Per Capita Disposable Income of Urban Residents in the PRC

According to the National Bureau of Statistic of the PRC, the per capita disposable income of urban residents in the PRC increased from USD 4,656.0 in 2015 to US$6,322.2 in 2019, representing a CAGR of 7.9%. In line with the trend of nominal GDP, the disposable income of urban residents in the PRC increased from 2015 to 2019, as there was a rise in overall household spending capabilities due the blooming economy.

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Source: National Bureau of Statistic of China

Note: The GDP per capita is converted to USD at RMB/USD of 6.7

Number of Students in Secondary and Higher Education Institutions

According to the Ministry of Education of the PRC, the total number of students in secondary education institutions was relatively stable at a CAGR of approximately 0.1%, from 85.5 million students in 2014 to 85.8 million students in 2018. Benefiting from the rapid growth of the PRC economy and the increasing demand for higher education, the total number of students in higher education institutions increased from 35.6 million students in 2014 to 38.3 million students in 2018, representing a CAGR of approximately 1.9% during the period.

Note: Latest available figure recorded in 2018.

Source: Ministry of Education of the PRC, Frost & Sullivan Report

Number of PRC Students Studying Abroad

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Note: Latest available figure recorded in 2018.

Source: National Bureau of Statistics of the PRC, Frost & Sullivan Report

The growing economy has contributed to the emergence of middle-class families in the PRC and their increasing desire to send their children abroad for higher education and international experiences. According to the National Bureau of Statistics of China, from 2014 to 2018, the total number of students from the PRC studying abroad rose from 459.8 thousand to 662.1 thousand, at a CAGR of approximately 9.5% during the period.

Majors among PRC Students Studying Abroad

With the process of globalization, the rapid growth of the global economy and stable development of the labor market, business, economy and engineering have remained top areas of study for PRC students. According to the Frost & Sullivan Report, in 2019, engineering, business and economics programs were the most popular courses of study for PRC students studying abroad, accounting for 23.1%, 14.3% and 12.2% of the entire overseas Chinese students respectively. At the same time, 8.9%, 8.2% and 7.1% of Chinese students studying abroad chose science, language and arts as their majors in 2019.

Source: Frost & Sullivan Report

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OVERVIEW OF THE SINO-FOREIGN JOINTLY MANAGED ACADEMIC PROGRAMS MARKET

Introduction

Sino-foreign jointly managed academic programs refer to education programs offered by joint ventures of the PRC and foreign institutions. There is a large number of Sino-foreign programs in the PRC across all levels of education, primarily in undergraduate and postgraduate education, as well as diploma and non-degree higher education, and a small amount of senior secondary education programs. The Sino-foreign joint educational institutions in China usually provide various kinds of programs, including languages, and liberal arts, business. There are mainly three modes of Sino-foreign jointly managed academic programs in higher education:

Model of Sino-foreign jointly managed academic programs	Description
3+1 model

Students are required to spend their first three years of study in Sino-foreign jointly managed academic programs in the PRC, including language courses and major-related courses. After they finish the 3-year study period in the PRC and pass the English qualification test, students can be admitted to the foreign educational institution in the origin country that cooperated with the program.

2+2 model

Similar to 3+1 model, students in 2+2 models need to spend their first two years of study in a Sino-foreign jointly managed academic program in the PRC. After the 2-year study period, students who pass the language qualifications test can be admitted to the foreign educational institutions and continue their final 2-year study.

4+0 model

Unlike 3+1 and 2+2 models, students in 4+0 model have to finish their study within the PRC and will not study in the foreign schools. However, their syllabi and teaching materials are provided by foreign educational institutions.

Other models (2+1/2.5+1+1)

Like the 2+1 model, students have their two years in the PRC and one year in origin country; Students in 2.5+1+1 model have to complete their first two and a half years of language and major-related coursework within the PRC. After the 2.5-year study period, qualified students can be admitted to the foreign institution and study in the origin country of the foreign institution. Students completing their 1-year studies in the foreign country can receive bachelor’s degrees from the foreign institution and they can choose to continue their study for 1 more year to obtain a master’s degree in the foreign institution.

Generally, except in the 4+0 model, students can receive both diplomas from the Chinese universities/colleges and foreign institutions when they complete their studies. The institution in the PRC issues a graduation certificate and a degree certificate while the foreign institution issues a certificate to student.

Some Sino-foreign jointly managed academic programs cooperate with language training course providers to provide language training to students, such as English for academic purpose (EAP) programs to prepare students for IELTS or TOEFL. Other than English, the language training courses providers can provide other language courses to the schools, such as German, Italian and Japanese courses.

Market Size of Sino-foreign Jointly Managed Academic Programs in the PRC

The stable growth of China’s economy has driven the rise of income and improved the education level of people. People have higher requirement on educational level and are more willing to invest in high quality education of next generation. Therefore, Sino-foreign joint programs are getting popular in the PRC and has seen a stable growth since 2014. The revenue of Sino-foreign joint programs in the PRC increased from USD2.2 billion in 2015 to USD3.0 billion in 2019, representing a CAGR of 7.8%.

Because of the outbreak of COVID-19 in the PRC in early 2020, school suspension has impacted the operation of Sino-foreign joint programs. However, with the support of online learning platforms and significant control of COVID-19 in the PRC, the impact to the industry is expected to be temporary. Along with the increasing demand for high quality education in the PRC market, the market of Sino-foreign joint programs is expected to reach USD4.1 billion in 2024, with a CAGR of 7.2% from 2020 to 2024.

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Source: Frost & Sullivan Report

Note: The Market Size is converted to USD at RMB/USD of 6.7

Market Drivers and Trends

Demand for High-Quality Education - The educational institutions in the PRC have a problems with ensuring qualify, which is mainly attributable to urban and rural differences, as well as PRC government education policies. The schools in first tier cities, such as Beijing, Shanghai, Guangzhou and Shenzhen, usually have government support with more education funding and are able to provide higher quality education, such as higher quality teachers and teaching materials, than the schools in second and third tiers cities. For examples, higher education institutions designated in Project 985, Project 211, and Plan 111 that were announced by the PRC government have received more resources and support from the government. As household incomes are increasing in the PRC, PRC families are willing to pay more for better education for future generations, because they believe education can increase their children’s chances in a competitive society and help them build a better future. Sino-foreign joint programs are unlike normal domestic educational institutions in the PRC as they can provide teaching materials and study syllabi similar to those of foreign schools and are able to provide high level languages education in languages such as English, Italian, and Japanese. Students can experience high-quality foreign education in the PRC.

Rapid Economic Development and Competitive Environment in the PRC- As the national economy in the PRC has witnessed rapid development, the competition between people is getting more intense. To increase personal competitiveness in the PRC, PRC students have to achieve higher educational levels and acquire qualified academic credentials. Sino-foreign joint programs provide high-quality programs with syllabi and teaching materials from foreign educational institutions which allow local students to receive foreign education within the PRC. Moreover, educational credentials are becoming more important in the job market, as employers highly value candidates with good academic levels and certifications from prestigious PRC and foreign universities. Therefore, Sino-foreign jointly managed academic programs have become more popular under this competitive environment as they are able to provide better educational services and have more opportunities for students to study abroad or pursue exchange programs.

Diversified Disciplines and Majors - Sino-foreign jointly managed academic programs provide a broader selection of disciplines and majors for students compared to domestic universities in the PRC. Students attending such programs are able to receive higher quality educational services and increase their competitiveness in the PRC education market. Domestic universities in the PRC may not have the resources to provide some of the majors or are unable to reach the same quality as foreign universities, such physiotherapy, marine engineering, heritage preservation, etc. Therefore, more domestic educational institutions in China tend to cooperate with foreign educational institutions to provide various disciplines and majors to fulfill the needs of different students. Moreover, Sino-foreign jointly managed academic programs usually provide languages training to students, especially IELTS (International English Language Testing System) and TOELF (Test of English as Foreign Language) training. Other than English, some of the programs also provide language training depending on the origin country of foreign cooperators, such as Italian, Spanish, French, and Japanese.

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Regulations for Sino foreign Jointly Managed Academic Program

The State Council has launched the Regulations of the PRC on Sino-foreign Cooperative Education《中華人民共和國中外合作辦學條例》since 1 March, 2003, which was later amended and became effective on 18 July, 2013. The Ministry of Education enforced the Implementing Measures for the Regulation of the PRC on Sino-foreign Cooperative Education《中華人民共和國中外合作辦學條例實施辦法》in 2004. These laws aim to regulate the establishment and operation of educational establishments in the PRC by joint venture of foreign educational institutions and local Chinese educational institutions which primarily seek to enroll Chinese students. The Sino-foreign joint ventures that apply to run Sino-foreign jointly managed academic programs are required to follow these regulations and ensure the quality of education they provide. For example, these regulations require the foreign teachers and administrators employed by the Sino-foreign joint institutions to possess a bachelor’s degree or above, have related occupational certificates, and have at least two years of work experience in education and teaching. Additionally, Sino-foreign joint ventures are not allowed to conduct compulsory education or education of certain fields, such as military, police and political education. Moreover, all Sino-foreign joint educational institutions need to be approved by the relevant government authorities and obtain Sino-foreign cooperative education licenses (中外合作辦學許可證).

Overview of Competitive Landscape of Sino-foreign Jointly Managed Academic Programs in the PRC

According to Ministry of Education of the PRC, as of June 2018, there were over 2,300 Sino-foreign joint institutions or programs in the PRC, and nearly 1,100 of Sino-foreign joint institutions or programs were undergraduate level or above. The Sino-foreign Joint institutions and programs are distributed throughout the PRC geographically, expect some of the remote areas, such as Tibet and Ningxia. Majority of Sino-foreign jointly managed academic programs are located at the well-developed areas, especially in the coastal area, first-tier and second-tier cities, such as Beijing, Shanghai, Jiangsu, Shandong, Zhejiang, Guangdong, etc., because these areas have better economic environment and higher income, as well as higher population that have larger demand for Sino-foreign jointly managed academic programs.

OVERVIEW OF STUDY ABROAD CONSULTING AND TRAINING SERVICES MARKET

Definition

The PRC study abroad consulting and training services industry consists of any related study service products aimed at assisting PRC students who intend to study abroad. Study abroad consulting and training services intuitions are approved by an educational service organization cooperating with overseas higher education institutions, academic programs and other academic institutions, or to operate independently, to conduct study abroad consulting and training service to assist PRC students to study abroad. Such institutions consist of professional study abroad consulting institutions, comprehensive study service consulting agency service sector, online study consulting platforms and academic institutions.

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PRC study abroad consulting and training service institutions provide study planning programs for PRC students who intend to study abroad. They prepare tailored study plans, assist students in preparing materials for application processes, prepare applicants for interviews with overseas institutions and schools, and provide consulting services for communications. The study planning programs aim to help the PRC have better understanding toward study life in foreign countries and provide assistances during the study abroad application process.

Market Size

According to the Frost & Sullivan Report, the continuing increase in disposable income per household provides income flexibility for parents to invest in higher quality education programs for their children. These households are primarily in tier 1 to 3 cities but lower tier cities are also experiencing a steady growth in their incomes as well. This growth in disposable income and wealth among cities will have a positive effect on expanding the number of students studying abroad and may increase the demand for overseas study abroad consulting services. The market size by revenue of the study abroad consulting and training services in the PRC increased from USD2.3 billion in 2015 to USD4.5 billion in 2019.

Along with the outbreak of COVID-19 in the PRC in January 2020 which has later spread to various countries and the World Health Organization (WHO) characterized COVID-19 as a pandemic in March 2020, the outbreak of COVID-19 has caused negative impacts to the study abroad consulting and training services market. For example, IELTS and TOEFL tests have temporary cancelled or delayed in the PRC in early 2020 which has affected students’ study aboard plan. Moreover, as COVID-19 is getting serious in various study abroad destinations, including the United States, the United Kingdoms, Germany, Australia, and Italy, some students may reschedule their plans of studying aboard. However, as the outbreak of COVID-19 is expected to be temporary, the market is forecasted to recover and reach USD7.2 billion by 2024, at a CAGR of 13.0% from 2020 to 2024.

Source: Frost & Sullivan Report

Note: The Market Size is converted to USD at RMB/USD of 6.7

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Market Drivers and Trends

Economic development leads to more destination choices- The cost of studying abroad has become increasingly more affordable as the booming economy has allowed more parents and students to meet the high costs associated with overseas study, giving more Chinese students the opportunity to study abroad. These households were mostly found in tier 1 to 3 cities but lower tier cities were found to be steadily increasing their income. English-speaking countries, like the United States, United Kingdoms, Australia and Canada remain the top destinations to study abroad. Although the majority of students still choose these countries, the number of students who choose to study in non-English speaking countries has increased in recent years, especially to countries such as France, Germany, Italy, Japan and South Korea. This is primarily due to the rise in lower-tier cities and the overall affordability of non-English speaking countries, where the cost of tuition, educational programs, and living expenses are much lower than English speaking countries. In addition, instead of traditional English-speaking countries, emerging study abroad educational markets, such as Spain and Italy, have become increasingly attractive for students to study abroad in. At the same time, specific advantages of non-English regions, such as the industrial advantages of Germany and Japan, and Italy’s luxury goods and art industry, have become key considerations for attracting Chinese students to study abroad. According to the Frost & Sullivan Report, there were more students from the PRC studying in France, Italy, the South Korea, Japan and Germany in 2019 than in 2014.

Source: Frost & Sullivan Report

China’s Belt and Road Initiative- The Belt and Road Initiative is viewed as “the 21st-century Silk Road” connecting countries in Asia, Africa and Europe such as Malaysia, South Korea, Russia, etc. with the hopes of promoting the development of Asian, African and European countries along the route, regardless of economic, trade, politics, culture and so on. This has created broader horizons for students to experience and study in. Through studying in countries along the Belt and Road, students can accumulate valuable cultural knowledge, as well as experience the culture and political business environments of these countries, which is conducive to students’ future career development. With the Belt and Road countries becoming new growth points, according to the Ministry of Education of the PRC, in 2017, the number of students studying in the countries along the “Belt and Road” was 66,100, an increase of 15.7% over the previous year. The Belt and Road Initiative brings more choices to Chinese students and indirectly promotes the demand for study abroad consulting and training services market.

Change in student preferences- According to the Frost and Sullivan Report, there are also trends evident in the change of degree preferences by Chinese students. Engineering, business and economics have been the most popular degrees pursued by PRC students. However, more recently there is a rising trend in students choosing to follow their own academic preferences over parental preferences and what is traditionally expected of them. According to the Frost & Sullivan Report, the percentage of students from the PRC majoring in art, literature, languages, education, medicine and science have increased in 2019.

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Source: Frost & Sullivan Report

OVERVIEW OF THE SMART CAMPUS SOLUTIONS MARKET

Introduction and Definition

A smart campus is a school campus that uses innovated technologies, information and communications technology (ICT) tools, Internet of Things (IoT) and digitalized equipment to increase the efficiency and productivity of schools.

The building of a smart campus consists of setting up both software and hardware. The service provider supplies customizable software as a service (SaaS) according to the school’s requirements, such as online e-learning systems, registrar administration systems, office automation systems, teaching resources systems, and human resources. The users of these systems include students, teachers and school management teams. The big data collected from the smart campus systems can provide analytics for schools to improve the efficiency.

Other than software, hardware is also a crucial part of a smart campus. The providers need to ensure the campus will have enough wireless access points (AP) and full Internet coverage to allow teachers and students access to the Internet at any time. Moreover, the building of smart classrooms is a key point of smart campus. Smart classrooms in smart campuses should have a multimedia system consisting of essential multi-media devices, such as computers and projectors. Additionally, recording systems, IoT systems, classroom cloud desktop and wireless network coverage are essential for a smart classroom. Other than classrooms, smart campus solutions can also be use in car parks, dormitories, canteens and different parts of a campus as the providers can provide different services according to the locations and users.

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Market Size of Smart Campus Solutions in the PRC

According to the Frost & Sullivan Report, the rapid technology development combined with support from the government, such as the Ten Years Development Plan of Education Informatization (2011-2020) and the Main Working Points of Education Informatization in 2016, the smart campus solutions market has seen growth from 2014 to 2018. The market of smart campus solutions increased from USD4.9 billion to USD7.6 billion in 2019, representing a CAGR of 11.2%. With continued development and upgrade of the education industry in the PRC, more schools are expected to use smart campus solutions. According to the Frost and Sullivan Report, the smart campus solutions coverage in the PRC has increased from approximately 34% in 2016 to approximately 60% in 2019. Although the outbreak of COVID-19 has caused school suspension in the early 2020, the impact for the industry is expected to be temporary. Also, schools have changed to use online learning platforms during the suspension period which has kept the growth of smart campus solutions market. The demand is expected to boost the market of smart campus solutions in the future and will reach USD11.4 billion by 2024, with a CAGR of 8.6% from 2020 to 2024.

Source: Frost & Sullivan Report

Note: The Market Size is converted to USD at RMB/USD of 6.7.

Market Drivers and Trends

Supports from the PRC government- The PRC government has implemented policies to support the development of the education industry in the PRC, including the promotion of smart campus and education informatization. For example, the Ten Years Development Plan of Education Informatization (2011-2020) 《教育信息化十年發展規劃(2011-2020)》 released in 2012 by the Ministry of Education aimed to build up green, safe and civilized smart campuses by increasing internet coverage on campuses, safety information platforms, set up and usage of smart classrooms, and data management centers for teaching and research. The Ministry of Education announced The Main Working Points of Education Informatization 《教育信息化工作要點》 in 2016 targeted to achieve 95% internet coverage for primary school and middle schools in the country. With this support from the government and rapid technology development, the market of smart campus solutions is expected to have strong growth.

Increasing internet coverage and technology development- Under the stable growing trend of national economy and technology development in the PRC, the Internet coverage has been increased and more people can now have access to the Internet. According to the National Bureau of Statistics of China, there were about 772 million people with access to the Internet in the PRC in 2017. The Internet has rapidly become a part of people’s daily lives. According to the Frost & Sullivan Report, there will be over 1 billion people with access to the internet in the PRC by 2023. As a result, demand for smart campuses is expected to increase in the future.

Key Success Factors for Smart Campus Solutions

Ability to provide one-stop smart campus solutions- Smart campus is becoming popular in different level of schools and more schools are willing to invest in smart campus solutions. The ability to provide one-stop smart campus solutions is an important point when clients are choosing their providers. As most of the clients may not have comprehensive and professional knowledge about the software and hardware in smart campuses, the services providers with the ability to provide one-stop solutions, such as the set-up of smart classrooms, designing mobile apps and online platforms and set up of internet access points tend to have more competitive advantages. Moreover, due to the maturation of technology and expansion of the market, more companies are expected to participate in the smart campus solutions market. In order to compete with other participants, the ability to provide one-stop smart campus solutions and pricing strategy are critical to increasing competitiveness in the market.

Research and development of smart campus systems- The building of a smart campus requires various systems, such as different managing systems, human resources systems, multi-media systems, recording systems in smart classrooms and others online platforms for students and teachers. The development of these systems requires professional talents and investment in research and development. Smart campus solutions providers need to keep up with technology trends and develop suitable software for their systems. Moreover, the providers need to update the systems on a regular base to satisfy the need from customers and provide excellent user experiences.

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OVERVIEW OF JOB READINESS TRAINING MARKET IN THE PRC

Introduction

School-enterprise cooperation is a popular theme among educational institutions including vocational schools and universities who are designing curriculum and courses for students based on the demand of enterprises, which is expected to boost the development of vocational education and university education and help enterprises to find competent employees. Enterprises are encouraged to participate in the operation and curriculum design of vocational schools and universities in the form of sole proprietorships or joint ventures, and grant more internship and/or full-time vacancies to students from these schools.

Major modes of school-enterprise cooperation in the PRC consist of education reform on classroom content and curriculum, teacher training, construction of practice facilities, job readiness training, innovation and entrepreneurship fund, and education reform on innovation and entrepreneurship.

Source: Frost & Sullivan Report

Job readiness training is one of the modes of School-enterprise cooperation, which refers to programs which prepare students for a specific job. Benefiting from the rapid development and supportive policies of school-enterprise cooperation, market participants in the PRC are offering job readiness training under the framework of school-enterprise cooperation. Different from traditional job readiness training, these training programs under school-enterprise cooperation are designed based on specific requirements and conditions of the enterprises and will help students to be better equipped to serve the enterprises at their respective job positions.

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Market Size of Job Readiness Training Market

Major participants in the job readiness training market in the PRC include educational institutions, consulting service providers and enterprises. According to the Frost & Sullivan Report, from 2015 to 2019, total market size for job readiness training in the PRC rose from $6.1 billion in 2015 to $9.6 billion in 2019, representing a CAGR of approximately 11.9%. Due to the outbreak of COVID-19 in the PRC in 2020 and work and class suspension in February and March, the job readiness training market is expected to be negatively impacted. However, with the implementation of online courses and the effective control of COVID-19 in the PRC, the market is expected to recover soon in 2020, achieving a market size of $9.4 billion by the end of 2020. Looking forward, stimulated by the issuance of Several Opinions of the General Office of the State Council of the PRC on Deepening Integration of Industries into Education (《国务院办公厅关于深化产教融合的若干意见》) and continuous support from Ministry of Education and National Development and Reform Commission of the PRC, overall market size of job readiness training is expected to grow at a CAGR of approximately 12.1% to reach $14.9 billion by the end of 2024.

Note: Market size is converted into RMB at RMB/USD of 6.7.

Source: Frost & Sullivan Report

Market Drivers and Trends

Stimulus government policies – The development of school-enterprise cooperation and job readiness training in the PRC is largely driven by government policies and regulations. For example, in 2014 and 2015, the State Council of the PRC stated that vocational schools and universities should enhance their integration with enterprises in order to train qualified workers and improve the education system. Further, in 2017, the announcement of Several Opinions of the General Office of the State Council on Deepening Integration of Industries into Education (《国务院办公厅关于深化产教融合的若干意见》) has set the strategic development plan to encourage the cooperation between vocational schools and universities, and enterprises, with the aim to match higher education with the real demands of enterprises.

Rising demand for practical talent – Supported by the restructuring of various industries and the booming labor market in the PRC, the demand for technical and practical talents has been continuously increasing over the past five years. In order to satisfy higher requirements on talents, the development and implementation practical programs and job readiness trainings are needed to better cultivate practical talent, which is expected to boost the growth of job readiness training market in the PRC.

Fierce competition in job market – As the number of graduates rises, graduates in the PRC face slowing employment demand and fierce competition. Enterprises are looking for more experienced and practical talent who are better equipped to work at specific positions. Further, enhancing employability of their graduates being one of their major missions, it is crucial for educational institutions to cooperate with enterprises to attract funding, improve educational resources, enhance faculty development, and design better curriculum for students. This will contribute to the expansion of school-enterprise cooperation and job readiness training market.

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Key Success Factors of Job Readiness Training Market

Stable cooperation with enterprises – The establishment and maintenance of long-term business relationships with enterprises is essential for market participants to ensure the continuous and stable operation of the programs.

Availability of qualified faculty – It is crucial for market participants to recruit and organize a team of qualified teaching staff, as qualified teachers are considered as the most important educational resource and will have a direct effect on the quality of the programs.

Sufficient student enrollment – Vocational schools and universities are the major sources of students enrolled in school-enterprise initiatives and job readiness training programs. It is important for market participants to maintain a stable relationship with educational institutions and have enough students to participate in their programs.

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BUSINESS

Overview

We are an exempted company incorporated in the Cayman Islands on February 25, 2019. Through our operating company China Liberal Beijing, incorporated in the PRC on August 10, 2011, we are an educational service provider operating under the “China Liberal” brand in the PRC. Our mission is to provide China’s students with the tools to excel in a global environment. We strive to meet the needs of the ever growing number of young talents in China.

We provide a wide variety of educational services and products intended to address the needs of our partnering schools and our students:

●	Services provided under Sino-foreign jointly managed academic programs (“Sino-foreign Jointly Managed Academic Programs”), which services represent the core of our business;

●	Sales of textbooks and course materials;

●	Overseas study consulting services (“Overseas Study Consulting Services”);

●

Technological consulting services provided to targeted Chinese universities to improve campus information and data management systems and optimize teaching, operating and management environment, creating a “smart campus”; these consulting services include campus intranet solution buildout, school management software customization, smart devices (mainly Internet of things, or IoT devices, extending the Internet connectivity to physical devices) installation and testing, and school management data collection and analysis, all of which can be specifically are tailored to meet a client’s particular needs (“Technological Consulting Services for Smart Campus Solutions”); and

●	Tailored job readiness training to graduating students (“Integration of Enterprises and Vocational Education”), acting as the key bridge between our partner schools and employers.

In December 2020, we launched our proprietary AI-Space, an all-in-one machine designed to provide highly integrated visualization solutions in classrooms and other professional settings.

We started generating revenue in the year ended December 31, 2012 through our services provided under certain Sino-foreign Jointly Managed Academic Programs. We continued to maintain and expand this core business throughout the years, giving us revenues stream of $2,410,781, $2,484,194 and $1,264,823 for the years ended December 31, 2018 and 2019, and the six months ended June 30, 2020, respectively, representing 50.1%, 47.3% and 55.7% of our net revenues for those respective periods. A vast majority of these revenues derives from our two major partners, Fuzhou Melbourne Polytechnic, or FMP and Minjiang University.

Additionally, since we started our Overseas Study Consulting Services in 2017, this line of business has been a source of growing revenue. We generated $547,521, $525,878 and $72,725 in revenues from our Overseas Study Consulting Services for the years ended December 31, 2018 and 2019, and for the six months ended June 30, 2020, respectively. We generated revenues from our Technological Consulting Services for Smart Campus Solutions business of $1,820,974, $2,232,588 and $933,240, representing 37.9%, 42.4% and 41.1% for the years ended December 31, 2018 and 2019, and six months ended June 30, 2020 respectively. Our Integration of Enterprises and Vocational Education business only started generating revenue in second half of 2019. Due to limited students enrolled for our services, for the year ended December 31, 2019 and the six months ended June 30, 2020, the revenue generated from this line of business was de minimis.

We started our operations in Beijing where our headquarters are located. We established our first branch in Fujian Province in 2011 and currently we have branches in Fuzhou and Beijing, China.

Our Services and Products

We currently primarily generate revenue from providing the following services or products:

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Our Services Provided under Sino-foreign Jointly Managed Academic Programs

Background

Formal education in China is typically comprised of kindergarten, primary school, middle school, high school and some combination of vocational school, university, junior college, and graduate school. There are several key differences between studying at universities and junior colleges. These differences include: (i) universities grant bachelor’s degrees to students graduating after 4 years of study, while junior colleges grant diplomas to students graduating after 3 years of study; and (ii) students enrolled in junior colleges typically obtain lower scores on the National College Entrance Examination open to most students graduating high school, and hence, are not able to meet the score threshold of a university. Nevertheless, students enrolled in junior colleges may have opportunities to transfer to a degree-based university or program, depending on the school they enroll in.

The below chart illustrates the main segments of China’s education system:

Sino-foreign Jointly Managed Academic Programs refer to education programs offered by joint ventures of the PRC and foreign institutions. There are a large number of Sino-foreign Jointly Managed Academic Programs in the PRC across all levels of education, primarily focused on undergraduate and postgraduate education, as well as diploma and non-degree higher education, and a small amount of senior secondary education programs. The Sino-foreign joint educational institutions in China usually provide various kinds of programs, including languages, liberal arts and business.

Typically, the Sino-foreign Jointly Managed Academic Programs offer degree programs to their students in the form of “2+1”, “2+2”, “3+1” or “2.5+1+1”, which enable enrolled students to study at the Chinese host universities/colleges for the first two to three years (as applicable), and finish their remaining one or two years of academic studies at the overseas partner universities.

The Sino-foreign Jointly Managed Academic Programs are unique in that the first two or three years at Chinese host universities/colleges allow students to increase their exposure to foreign textbooks and curriculums, improve their foreign language skills, and experience cross-cultural international education without leaving the country. This education model is attractive to Chinese students since they can enjoy the opportunity to study abroad within the Sino-foreign Jointly Managed Academic Programs without undergoing another lengthy admission process from a foreign university. Moreover, for students continuing their studies in a foreign country, they can benefit from their early exposure to the internationally recognized curriculum and learning environment.

Additionally, Sino-foreign Jointly Managed Academic Programs are designed to be sufficiently flexible to meet the needs of students in different majors and with different personal goals. Students may choose to finish their remaining one or two years of academic studies at the overseas partner universities, or continue their studies with the same Chinese host universities/colleges until graduation. Students enrolled in the programs can earn academic credits from both the Chinese host universities and the overseas partner universities, and can receive both Chinese and foreign diplomas/certificates when they complete their studies.

Further, this arrangement affords lower costs to students as compared with conventional full length studies for associate or undergraduate degrees overseas because the tuitions and living expenses are generally lower in China.

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Our Services Provided under the Sino-foreign Jointly Managed Academic Programs

Under the Sino-foreign Jointly Managed Academic Programs, the Chinese host universities/colleges can utilize their existing administration ability, campus classrooms and facilities to recruit Chinese students into such programs, while leveraging the recognized name and reputation of the international partner universities.

These Sino-foreign Jointly Managed Academic Programs are required to obtain Sino-foreign cooperation education permits from the appropriate level of education authorities of the PRC, depending on the level of degrees. Applications for these permits are submitted by the programs under their own names, and we as service provider are not required to obtain permits separately.

Under the Sino-foreign Jointly Managed Academic Programs, we are responsible for one or more of the followings, depending on the terms of the agreements we have in connection with a specific program:

(1)

recommending and coordinating with accredited international universities to forge partnership with Chinese host universities/colleges to establish international education programs that offer degrees to graduating students;

(2)	developing, drafting, delivering and teaching language course content and teaching materials to improve students’ language skills to meet admission and academic standards overseas;

(3)

electing, recommending and assisting in recruiting qualified foreign faculty to teach major-specific courses or language courses at selected Chinese host universities and provide continuing support to such foreign faculty;

(4)

developing, drafting, delivering and teaching major-specific course content and teaching materials tailored towards the program course curriculum to ensure that the teaching quality and the entire program quality meet international standards, to optimize students’ learning outcome and to prepare them for further education overseas; and

(5)

providing course credit conversion services, offering students consistency and transparency in evaluating their academic achievement, and ensuring the academic credits these students earned at Chinese host universities can be recognized internationally.

Typically, students pay to the Sino-foreign Joint Managed Academic Programs tuition fees ranging from RMB15,000 (approximately US$2,268) to RMB28,000 (approximately US$4,233) per student per academic school year. As a result of performing the above-mentioned services, we are entitled to receive between 12.5% to 50% of such student tuitions depending on the programs. The Chinese host universities/colleges collect tuition paid by enrolled students at the beginning of each academic school year in September, and our portion is usually remitted to us by the host universities/colleagues in November of the same year.

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We have coordinated and actively engaged in providing services under several Sino-foreign Jointly Managed Academic Programs. The following is a list of the programs we engaged in for the fiscal years ended December 31, 2018 and 2019. As of the date of this prospectus, the FUT ISEC Program and NZTC Program have been terminated for the reasons discussed below and the only programs we currently operate are (i) FMP Australia English for Academic Purposes Program (“FMP EAP Program”), (ii) Fujian-Taiwan Universities English for Academic Purposes Program (“Fu-Tai EAP Program”), and (iii) Strait College International General Education Courses Program (“Strait IGEC Program”).

Program Name	Chinese host university/college	Launch time
(i) FMP Australia English for Academic Purposes Program (“FMP EAP Program”)	Fuzhou Melbourne Polytechnic (“FMP”) (formerly IEN College of Minjiang University, and changed its name to FMP after rebranding in January 2017)	September 2011

(ii) Fujian-Taiwan Universities English for Academic Purposes Program (“Fu-Tai EAP Program”)	Strait College of Minjiang University	September 2011

(iii) Strait College International General Education Courses Program (“Strait IGEC Program”)

Initially hosted by IEN College of Minjiang University in September 2013, then transferred to Strait College of Minjiang University after IEN College of Minjiang University rebranded to FMP in January 2017

September 2013

(iv) Fujian University of Technology International Scholarly Exchange Curriculum Program (“FUT ISEC Program”)	Fujian University of Technology	September 2013 (discontinued in July 2018)

(v) Sino-New Zealand NZTC Program (“NZTC Program”)	Fujian Preschool Education College	September 2013 (discontinued in July 2019)

(i) FMP EAP Program

We started providing our EAP language training services to FMP in September 2011 (the “FMP EAP Program”). FMP offers various Sino-foreign Jointly Managed Academic Programs (the “FMP-MP Joint Programs”) as a Sino-foreign joint education institute established between the Chinese host, FMP, and Melbourne Polytechnic of Australia (“MP”) in Australia. FMP was formerly known as IEN College of Minjiang University, which later rebranded to Fuzhou Melbourne Polytechnic, or FMP, and became a standalone legal entity.

Students enrolled in the FMP-MP Joint Programs typically follow the “2.5+1+1” model, studying two years in FMP in the PRC, half a year language training in Australia language training school, one undergraduate year in MP to receive a bachelor’s degree and one more postgraduate year in MP to receive a master’s degree. Students who successfully follow this model will earn their diplomas from both FMP and MP upon graduation. For those students who choose not to further pursue the overseas education, they will stay with FMP for additional one year to complete the general courses education to satisfy a three-year junior college education requirement in order to obtain a diploma from FMP.

Students taking our language courses under the FMP EAP Program are typically those who have lower English proficiency and who would have difficulty in being admitted to a university overseas. However, these students benefit from the intensive English curriculum, receiving two years of Australia English for Academic Purposes, or EAP training from our teachers, with 756 class hours for their freshman year and 252 class hours for their sophomore year. Each class typically accommodates 25 to 29 students. Upon completion of two-year EAP courses, students are targeted to meet level of proficiency of 5.5 (between modest user and competent user level) on a nine-band scale in IELTS, an international standardized test of English language proficiency for non-native English language speakers, and accepted by most Australian, British, Canadian and New Zealand academic institutions, and students are expected to be ready to attend classes in MP in their major or area of focus.

Pursuant to our currently effective EAP Agreement with FMP, which covers students in graduating classes from 2019 to 2023, we are responsible for designing curriculum meeting EAP English standards, recommending and managing EAP faculty, providing a mobile learning platform to students, providing a course preparation platform to teachers, and execution and performance of the curriculum we develop. Our educational services and responsibility only cover the first two year of EAP training. Afterwards, we are not responsible for providing additional services to students, no matter whether they choose to continue to stay with FMP for one additional year for a diploma, or choose to pursue the overseas study in Australia for higher education.

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Our EAP faculty under the FMP EAP Program consists of English teachers we recommend to FMP for recruitment from overseas and in the PRC. These teachers split their teaching responsibilities depending on the requirements and nature of a specific course. For example, a spoken English course is typically staffed with native English speakers, while a reading comprehension course is typically staffed with English teachers who speak Mandarin Chinese.

The average tuition fee that FMP charges to enrolled students is RMB18,000 (USD 2,583) per student per school year. Since our services only cover the first two-year EAP courses training, we receive RMB9,000 (approximately $1,292) per student per school year for the first year and RMB3,000 (approximately $431) per student per school for the second year.

As of December 31, 2020, there were 1,465 students enrolled in the FMP EAP Program. Since 2014, we have served a total of 3,461 students (including those enrolled in IEN College of Minjiang University before the institute’s rebranding).

(ii) Fu-Tai EAP Program

We provide Fu-Tai EAP Program in connection with the Fujian-Taiwan Universities Joint Talent Training Program (the “Joint Talent Program”), established in September 2011 between the Chinese host, Strait College of Minjiang University, and Taiwan Chinese Culture University.

The Joint Talent Program follows the “3+1” dual campuses model. Students spend the first two years and the last year of their university studies at Strait College and their third year at Taiwan Chinese Culture University. At graduation, students receive a bachelor’s degree from Minjiang University and certificate of completion or academic credit certificate from Taiwan Chinese Culture University.

Students enrolled in the Joint Talent Program receive two years of EAP training from our teachers (even if they spend three years at Strait College). These students include those who major in business and art. Students in business majors receive 360 class hours of EAP training during their first two years, and art students receive 300 class hours. Each class typically accommodates 25 to 29 students. Upon completion, the targeted level of English proficiency for average students is CET4, i.e., PRC’s College English Test Band 4, the level required to be met upon graduating a four-year university; for some students, their targeted level of proficiency can be CET6 (the level required to be met upon graduating a master’s program) or 5.5 to 6.0 (from between modest user and competent user to competent user level) in IELTS.

Pursuant to our current EAP Agreement with Strait College, which covers students graduating from 2020 to 2024, we are responsible for designing the curriculum meeting EAP English standard, recommending and managing EAP faculty, providing a mobile learning platform to students, providing a course preparation platform to teachers, and execution and performance of the curriculum we develop.

Similar to our FMP EAP Program, our EAP faculty under the Fu-Tai EAP Program consists of English teachers we recommend to Strait College for recruitment from overseas and in the PRC. These teachers split their teaching responsibilities depending on the requirements and nature of a specific course.

As of December 31, 2020, there had been 673 students enrolled in the Joint Talent Program. Since 2014, we have assisted 4,959 students.

(iii) Strait IGEC Program

The International General Education Courses (“IGEC”) program is a Sino-foreign joint education program developed and introduced by the Chinese Service Center for Scholarly Exchange (“CSCSE”), a public organization under the MOE of the PRC, in order to improve the overall reform and internationalization of PRC’s higher education. As a nationwide program, it is designed to encourage the exchange of teachers and students and the recognition of academic credits and degrees between Chinese and foreign universities. Currently there are four universities that are qualified to offer IGEC programs and we work with one of them. These participating universities have to undergo the review and approval of experts designated by CSCSE every year.

The Strait IGEC Program was launched in July 2013. Students enrolled in this program typically follow the “2+2” model which requires them to study at Chinese host Strait College for at least the first two years. Following the initial two year term, students may choose to finish their remaining two years’ academic study overseas. Students in the “2+2” model under the Strait IGEC Program can transfer their academic credits to a partner school overseas, and upon graduation, will receive bachelor’s degrees from both Strait College of Minjiang University and the foreign university. Other students may choose the “4+0” model and spend the entire four years studying at Strait College, upon which they would receive an undergraduate degree from the Chinese host Strait College of Minjiang University. For those students who choose the “4+0” model, our educational services and responsibility cover the whole four-year period.

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We are responsible for offering 14 courses, including six English courses, four general knowledge courses and four major-related courses. All of these courses are provided by us and taught in English by the faculty we recommend to the program.

For the six English courses, we are responsible for designing the English intensive courses, providing the entire curriculum and teaching materials (including those for IELTS), and assisting in organizing and training the English teaching faculty, consisting of English teachers recruited from overseas and in the PRC. These six English courses are provided to students during their freshman and sophomore years, and include College Academic English Writing 1 (the general education course as required by an IGEC program), English Phonetics, Spoken English 1, Spoken English 2, Spoken English 3 and Spoken English 4. These English courses are based on English for General Purposes or everyday English, with focuses and directed by EAP, under the framework of English for Specific Purposes (a student’s major).

Students under the Strait IGEC Program are also required to complete four general knowledge courses provided by us. Depending on a student’s major, these courses can fall into categories including academic language and thinking, science, art and human science, and social studies.

The major-related courses we offer under the Strait IGEC Program are developed by adopting the major-specific curriculum systems offered at universities in the U.S. and are taught with English textbooks used by U.S. universities, with goals of strengthening academic foundations but focusing on application of knowledge. Currently, the involved majors include Economics and Accounting.

Under the Strait IGEC Program, we are responsible for promotion of the program, recruitment of students, staffing and management of foreign language teachers, and ensuring students to be connected with appropriate foreign universities in North America or Europe for the second half of their four-year studies for the “2+2” students.

The Strait IGEC Program is governed by an agreement originally signed between the Company and IEN College of Minjiang University in July 2013. After its rebranding efforts in 2017, IEN College began its operations under the name of Fuzhou Melbourne Polytechnic, or FMP and ceased to host the IGEC program, and Strait College of Minjiang University took over this agreement without modifications by an amendment to host our Strait IGEC Program. This agreement between the Company and Strait College is effective for ten years from July 8, 2013, and will be automatically renewed for another ten years if at the time of expiration Strait College is still cooperating with CSCSE to host the IGEC program going forward.

The average tuition fee that the Strait College charges to enrolled students is RMB28,000 (approximately $4,018) per school year, and we receive 35%/40% of the tuition fee. The portion of tuition fees we receive from Strait College is RMB 9,800 ($1,406) per student per school year for enrolled students for the first two years, and RMB 11,200 ($1,607) per student per school year for enrolled students for the remaining two years.

As of December 31, 2020, there had been 703 students enrolled in the Strait IGEC Program. Over the years, we have assisted the aggregate of 4,887 students.

(iv) FUT ISEC Program

The International Scholarly Exchange Curriculum (“ISEC”) program is a PRC government sponsored and highly profiled program affiliated with the China Scholarship Council (“CSC”) directly under the MOE in the PRC.

The FUT ISEC Program is governed by an agreement signed between the Company and FUT in December 2012 with a contract period of 10 years. The program officially started providing courses to students in September 2013. By adopting and utilizing English textbooks used by U.S. universities, and by implementing interactive bilingual lectures, the FUT ISEC Program focuses on integrating domestic and international curriculum systems and teaching concepts to ensure students’ exposure to international learning environment and instill in them strong English communication skills, a global vision, and team-work spirit, making them attractive to domestic and international employers, no matter which model students choose to follow.

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Students enrolled in this program typically follow the “2+2” model which requires them to study at Chinese host FUT for the first two years, and finish their remaining two years’ academic study overseas. Other students may choose the “4+0” model and spend the entire four years studying at Strait College. Students in the “2+2” model under the FUT ISEC Program can transfer their academic credits to a partner school overseas, and upon graduation, will receive bachelor’s degrees from both FUT and the foreign university.

Under the FUT ISEC Program, we are responsible for promoting the program, recruiting students, staffing and managing foreign language teachers, and ensuring students are connected with the appropriate foreign universities in North America or Europe for the second half of their four-year studies. Students enrolled in the FUT ISEC Program can transfer their academic credits to a partner school overseas, and upon graduation, will receive bachelor’s degrees from both FUT and the foreign university.

We are responsible for offering 16 courses (18 for architecture majors), including six English courses, four general knowledge courses and six major-related courses (eight for architecture majors).

For the six English courses, we are responsible for providing the entire curriculum and teaching materials (for IELTS) and assisting in organizing and training the English teaching faculty to ensure the quality of English teaching. These six English courses are provided to students during their freshman and sophomore years, and include College Academic English Writing 1 (the general education course as required by an ISEC program), English Phonetics, Spoken English 1, Spoken English 2, Spoken English 3 and Spoken English 4.

Under the FUT ISEC Program, we offer major-specific courses in architecture, civil engineering and software engineering. Architecture-related courses include: Building Mechanics, Construction Materials, History of Foreign Architecture, Building Equipment, Principles of Urban Planning, Residential District Planning and Design, Landscape Design Principles, and Urban Design. Civil engineering courses include: Elements of Building Construction, Introductory Environmental Engineering, Water Resources, Safety Production Technology and Management, Water and Wastewater Transport System, and Foundation Engineering. Our software engineering-related courses include: Computer Organization, Database Management Systems, Operation Systems, Software Engineering, Computer Network Systems, and Information Security.

Discontinuation of ISEC Program

Our program provided under the ISEC Program was originally focused on improving students’ English language skills. However, due to the overall low English proficiency of the students enrolled, we realized that most students could not adapt to the high standards of an English teaching environment. As a result, we ceased to recruit and enroll new students into the FUT ISEC Program with Fujian University of Technology after the then existing students graduated in July 2018.

(v) NZTC Program

The NZTC Program was launched in September 2013 based on an exclusive agreement between the Chinese host Fujian Preschool Education College (“FPEC”) and New Zealand Tertiary College (“NZTC”). The NZTC Program provides Chinese students with the opportunity to study courses delivered by NZTC. In completing this program, students receive a Ministry of Education, or MOE Diploma in Early Childhood Education in the PRC and a certificate in Early Childhood Teaching issued by NZTC. The NZTC Program provides insightful knowledge to Chinese students as they are exposed to international perspectives and approaches in early childhood education. The NZTC Program also places great emphasis on English language skills, which are of growing importance in China for teachers and educators of young children.

Under the NZTC Program, we are responsible for designing English teaching plans and providing the entire curriculum and teaching materials (including IELTS). We provide five English courses under the NZTC Program, which are General English (Spoken English 1), General English (Spoken English 2), Academic English (Spoken English 1), Academic English (Spoken English 2), Academic English (Written English 2), and are responsible for selecting, recommending for recruitment and managing foreign faculty.

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We also provide 10 major-related courses under the NZTC Program, including Introduction to Learning Online, Early Childhood Writing and Research 1 and 2, Play as a Framework for Learning, Planning and Learning, positive Chide Guidance, Early Childhood Curriculum 1 and 2, Lifespan Studies 2, and Infants and toddlers.

The NZTC Program is governed by an agreement between the Company and FPEC. The term of the agreement is from September 2016 to July 2019. This agreement was not renewed, and therefore, the contract term expired in July 2019 when all of the enrolled students graduated from FPEC.

Discontinuation of NZTC Program

Our program provided under the NZTC program was originally focused on improving students’ English language skills. However, due to the overall low English proficiency of the students enrolled, we realized that most students could not adapt to the high standards of an English teaching environment. As a result, we made a decision to suspend our continuous recruiting efforts for the NZTC Program with Fujian Preschool Education College after the then current students graduated in July 2019.

Sales of Textbooks and Course Materials

In connection with our educational services provided to students enrolled under the Sino-foreign Jointly Managed Academic Programs, we are responsible for recommending foreign faculty to teach in Chinese host universities/colleges, and are responsible for development and delivery of major course content and teaching materials to ensure that the teaching quality meets international standards. As of the date of this prospectus, we have developed and edited more than 16 English textbooks and course materials with emphasis on language training (including reading, writing, speaking and listening skills) and have distributed those to the Chinese host universities to be used in the joint education programs. We own the copyright to our textbooks.

Overseas Study Consulting Services

One-on-one Private Tutoring Model

We started offering Overseas Study Consulting Services in 2017. Our Overseas Study Consulting Services cater to students who wish to study overseas to enrich their life learning experiences and to expand their horizons and employment options. Our Overseas Study Consulting Services are typically provided under a one-on-one private tutoring model with a duration of four to six months. Most of the students who accept our services are interested in pursuing art major in foreign academic institutions. We have established and maintained a working relationship with nearly 100 foreign academic institutions globally.

We provide school and university information to our students to help them make informed decisions on the institutions to submit application to and majors to pursue. We seek to recommend the appropriate schools to our students based on their individual needs and situations.

In addition, we help our students prepare their school application packages and advise on their entire admission process. We provide services to students with respect to study plans, language training and test preparation courses to assist them in improving their foreign language skills and help them achieve higher scores in international admission and assessment tests.

Moreover, we also help students on their visa applications and related paperwork, and offer optional overseas services, such as finding accommodation and travel assistance.

For our Overseas Study Consulting Services, we charge students a one-time up-front fee based on the scope of consulting services requested by the students and recognize revenue over the service period. 90% of the service fee collected is non-refundable and is recognized ratably as revenue over the service period; while the remaining 10% of the service fee is refundable and is deferred and recognized as revenue when a student is successfully admitted by a foreign institution and a student visa is granted. For the years ended December 31, 2018 and 2019 and for the six months ended June 30, 2020, we did not refund tuition to enrolled students. Our average fee charged to students under the one-on-one private tutoring model ranges from RMB38,000 (approximately $5,454) to RMB 80,000 (US$12,093) per student. Additionally, for our students who intend to study in Italy, after arrival, they are still required to attend language schools for at least six months (up to 12 months, depending on the type of visa they hold) in Italy. In 2019, we entered into a cooperation agreement with Linguaviva Education Group, a language school and overseas service provider in Milan, to better serve these students. In return, we were entitled to receive an additional $2,470 to $2,779 per student from the local partner after the student pays such local partner’s language and art related course tuition in full. We had 42 students enrolled at Linguaviva Education Group in 2019. Due to the COVID-19 outbreak, we did not have any students enrolled at Linguaviva Education Group in 2020.

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A physical location is not always needed under this one-on-one model, and when a physical location is required, services are offered at our headquarters location in Beijing.

On-campus Overseas Study Consulting Services

On January 2019, we entered into a cooperation agreement with the School of Continuing Education of Beijing Foreign Studies University for a German language program (the “2019 German Language Program Agreement”), and on November 2018, we entered into a cooperation agreement with the China Academy of Art for an Italian language program (the “2018 Italian Language Program Agreement”), in order to provide our Overseas Study Consulting Services utilizing these partnering schools’ facilities and other hardware. The Italian language program was subsequently suspended as a result of the travel restrictions due to the COVID-19 outbreak. In May 2020, we renewed our cooperation agreement for the German language program with the School of Continuing Education of Beijing Foreign Studies University. In July 2020, we also entered into another cooperation agreement with the School of Continuing Education of Beijing Foreign Studies University for a Russian language program. Our services will be similar to those we provide under our one-on-one model, including language training, art portfolio enhancement, school application review, and visa application and interview preparation.

For the year ended December 31, 2020, there were 22 students enrolled in the School of Continuing Education of Beijing Foreign Studies University German program, 11 students enrolled in the School of Continuing Education of Beijing Foreign Studies Russian program, and no students enrolled in the China Academy of Art program. The service fees we expect to receive is approximated $5,447 per student per school year for Beijing Foreign Studies University for the German language program and approximately $3,935 for the Russian language program. We received all services fees generated from the 2019 German Language Program Agreement and the 2018 Italian Language Program Agreement by June 30, 2020.

Technological Consulting Services for Smart Campus Solutions

We started to provide smart campus related technological consulting services to targeted Chinese universities since 2017. Our Technological Consulting Services for Smart Campus Solutions utilize advanced information technology such as cloud computing, mobile internet, artificial intelligence and big data analytics to provide overall solutions to Chinese universities in order to improve their teaching, research, student data management, storage and processing, and campus life services, and to optimize their teaching and operating environment and improve operational efficiency. By leveraging hardware such as sensors, digital portals, electronic blackboards, smartboards, projectors, LED display panels, high definition classroom audio and sound system and other lab-based equipment, together with data management applications, our solutions are built on both software and hardware to deliver capabilities for real-time and predictive analytics, increased collaboration and performance management. By way of illustration, some of the services we provide include campus intranet solution buildout, school management software customization, smart devices (mainly Internet of things, or IoT devices, extending the Internet connectivity to physical devices) installation and testing, and school management data collection and analysis, all of which can be specifically tailored to meet a client’s particular needs.

Our Technological Consulting Services for Smart Campus Solutions agreements are primarily on a fixed-price basis. Typically, we are required to perform services including project planning, project solution and design, data management application customization, installations of hardware equipment and components for digital classrooms and academic experiment centers or labs, integration of hardware and software application, and post-contract continuous maintenance support, based on the specific needs from each customer. Upon delivery of services, project completion inspection and customer acceptance are generally required. We may also be required to provide post-completion maintenance support for a period ranging from several months to three years after customized smart campus solutions and services are delivered. Since 2017, we have successfully provided such technological consulting services to several Chines universities, including but not limit to, Fuzhou Melbourne Polytechnic, Strait College of Minjiang University, Capital Normal University, Beijing University of Chinese Medicine and University of International Business and Economics. In addition, teachers and students involved in the Sino-foreign Jointly Managed Academic Programs can access our teaching and learning platforms to enhance their respective teaching and learning experience.

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Case Study: Smart Campus Solutions for FMP

Pursuant to our 2017 Smart Campus Project Agreement with FMP (the “2017 FMP Smart Campus Agreement”), we were commissioned to design and develop a comprehensive software and hardware solution (including the SaaS-based platform we develop) to FMP to address traditional campus challenges it faced, such as low management efficiency, poor service experience, severe energy waste, weak comprehensive security, and high operational costs. Under this agreement, we retain the copyrights of the 20 software we developed for this project.

Big Data Center. Our big data center is a business systems cluster based on SaaS, or software as a service, a software licensing and delivery model in which the licensing is on a subscription basis and is centrally hosted. We developed and maintain all of the business systems, which include mobile online learning system, registrar administration system, office automation system, teaching resources database system, and human resources system. These systems are used by students, management and teachers of FMP, as the case may be. We completed the development of this big data center by December 20, 2018 and will provide continuous maintenance and upgrade services until the end of 2021. As of the date of this prospectus, we have already completed and delivered such big data center.

Smart Classroom. We set up the multimedia system, recording system, internet of things system, classroom cloud desktop, wireless network coverage, speech laboratory, trapezoid classrooms, and premises distribution system for FMP.

Business Experimental Center. We also built out the business experimental center for FMP by providing internal design installment, hardware device and teaching resources software.

Pursuant to the 2017 FMP Smart Campus Agreement, we also act as a general contractor to procure software and hardware required by the overall smart campus solution. We have entered into several procurement agreements with software providers such as e-commerce virtual simulation systems, cloud teaching systems, simulated trading analysis system, digital sandbox software, virtual business society environment comprehensive practice teaching platform. As of December 31, 2020, the total outstanding receivable from the 2017 FMP Smart Campus Agreement was $1,755,454.

In 2019, we entered into a new “smart campus” agreement with FMP to help FMP create an information engineering laboratory training center and an experiment-based simulation center for its hotel management major (the “2019 FMP Smart Campus Agreement”).

Information Engineering Laboratory Training Center. During Phase I of this project, we installed required hardware and software in and further decorated the computer training rooms, IoT training room and digital classrooms on FMP campus. During Phase II of this project, we installed hardware and software for FMP’s cloud computing and big data room.

Experiment-based Simulation Center for Hotel Management Major. We also built out the experiment-based center for FMP’s hotel management major by providing internal design installment, hardware device and teaching resources software.

As of December 31, 2020 and the date of this prospectus, the total outstanding contract receivable from the FMP 2019 Smart Campus Agreement was $1,717,587.

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Technological consulting services for companies and businesses

In addition to serving universities and colleges, we are actively seeking opportunities to utilize our rich experiences in providing technological consulting services to serve private companies. In 2020, we entered into four agreements with WWH, one of the service providers of SGC, a Chinese state-owned electric utility corporation, to provide technical consulting and support services for SGC. Under these agreements, we provided technical support for the construction of the comprehensive operational capacity of SGC’s power supply command center, in order to achieve the function of multi-location video conference and could be used for meetings, consultations, discussions and training sessions. We also developed remote video interactive information system for SGC and optimized the operation of SGC’s service power supply supervision and management platform.

Integration of Enterprises and Vocational Education

In order to further diversify our business and to utilize our resources and network, we rolled out a new line of business, i.e., Integration of Enterprises and Vocational Education in late 2018. Currently, we contract with employers to provide job readiness training to graduating students from the appropriate partner schools so that such students would be better equipped to serve the employer at their respective job positions. Our training programs typically last for one month and are tailored to meet the specific requirements of the contracting employer as well as the positions to be filled.

For example, pursuant to an agreement we entered with Beijing Quanqing Xiangqian Technology Co., Ltd. (“Quanqing”) effective from January 1 to December 31, 2019 (the “Recruitment and Training Agreement”), we were engaged to train and help recruit up to 200 technical support engineers for Quanqing in 2019. Because this project was newly established and in testing phrase in 2019, the revenue generated from the program was immaterial. Subsequently from September 30, 2020 to November 2020, we entered into similar recruitment and training agreements with five different companies with terms ranging from five to nine months. We expect the total revenue generated from such arrangements to be immaterial.

Our Recruitment Partners

We have built a network of art studios operated by entities or individuals in cities throughout China as well as overseas, including Italy, Germany, Russia and Malaysia in order to reach more potential students for our services. We have not signed any agreements with these partners, but we evaluate our cooperative relationships with them annually. Typically, these partners are allowed to charge markups to students they recruit for us, and any markups to our standard tuitions are paid to these partners as commission. Additionally, we may reward these partners with 5%-10% of our standard tuitions as additional commissions, if they recruit more than five students within one year.

Our Teachers

We maintain a database of more than 6,000 teachers across academic areas including Philosophy, Economics, Law, Education, Literature, History, Science, Engineering, Medicine, Management, Art and Language. Based on the specific needs and requirements of each school or educational institution, we are able to contact teachers listed in our database in the relevant field of education so as to recommend them to a teaching position at one of our clients. For example, pursuant to agreements related to the Sino-foreign Jointly Managed Academic Programs, we are required to staff the courses we provide to those institutions with foreign teachers that meet standards such as bachelor’s degree or higher, two or more years of experience of teaching overseas, and a TESOL (or teachers of English to speakers of other languages) certificate.

As of December 31, 2020, there were eight foreign language teachers recommend by us teaching at FMP and Strait College (including the Fu-Tai EAP Program and the Strait IGEC program).

Our History and Corporate Structure

China Liberal Education Holdings Limited, or China Liberal, was incorporated in the Cayman Islands on February 25, 2019.

On July 8, 2019, our shareholders approved a stock split of our outstanding Ordinary Shares at a ratio of 1,000-for-1, which became effective immediately. All references to Ordinary Shares, options to purchase Ordinary Shares, share data, per share data, and related information have been retroactively adjusted, where applicable, in this prospectus to reflect the split of our Ordinary Shares as if it had occurred at the beginning of the earlier period presented.

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On July 15, 2019, our sole director approved a stock issuance increasing our Ordinary Shares by 3,999,000 to 5,000,000, effective immediately. All references to Ordinary Shares, options to purchase Ordinary Shares, share data, per share data, and related information have been retroactively adjusted, where applicable, in this prospectus to reflect the split of our Ordinary Shares as if it had occurred at the beginning of the earlier period presented.

As of the date of this prospectus, our authorized share capital is $50,000 divided into 50,000,000 ordinary shares. We directly hold 100% of the equity interests of Yi Xin International Investment Limited, a company incorporated in the British Virgin Islands (“Yi Xin BVI”), which in turn holds 100% of China Boya Education Group Co., Limited, a Hong Kong limited liability company (“Boya Hong Kong”). Boya Hong Kong originally held 91.1772% of the equity interests of China Liberal Beijing, our PRC operating entity. On February 1, 2019, Boya Hong Kong entered into share transfer agreements with each of the non-controlling shareholders of China Liberal Beijing and completed the acquisition of the 8.8228% non-controlling interest in China Liberal Beijing. After these transactions, Boya Hong Kong owns 100% interest of China Liberal Beijing.

We commenced our operations in August 2011 through China Liberal Beijing.

The following diagram illustrates our corporate structure as of the date of this prospectus and upon completion of the Offering based on a proposed maximum number of 6,000,000 Ordinary Shares being offered:

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Our Competitive Strengths

We believe our success is primarily attributable to the following strengths:

Innovative, flexible and cost-effective smart campus solutions

The SaaS platform developed by our Company offers comprehensive smart campus solutions, including teaching, student affairs, human resources, office and financial management. This platform is flexible and programmable to meet the needs of different campuses with fast and low-cost programming. Additionally, our big data module is programmable based on our client’s needs, which enables us to provide campuses with cost-effective big data products.

Our proprietary all-in-one AI-Space machine facilitates visualization and interaction in classroom and other professional settings

We independently developed and launched our proprietary all-in-one AI-Space machine in September 2020. Our AI-Space machine supports various functions, including visual display, audio broadcasting, video and audio recording, video conference, livestreaming, and lighting control. We believe that our AI-Space provides an integrated solution to classrooms and a wide variety of other professional settings, including conference rooms, auditoriums and exhibitions. With our AI-Space machine, teachers are able to provide visual and interactive learning experiences to students with ease.

Currently, our AI-Space machines are used in the classrooms of North China Electric Power University, the auditoriums of the Party School of Chaoyang District in Beijing, and the conference rooms of several China-based private companies. We have expanded our sales channels and have reached agreements with FMP and Minjiang University, to sell our AI-Space machines for a fixed price to these two institutions for a period of two years.

We believe with the integrated solutions our proprietary AI-Space machines are able to bring to classroom and other professional settings, and as we continuously improve its functionalities and features, we are able to expand our customer base and further grow our business.

Innovative and visionary management team with proven track record

We have an innovative and visionary management team with a unique combination of experience in the education and technology sectors. We have a stable, long-serving management team with prior experience working with market leading educational consulting and software companies.

Our management team has deep industry insights, clear strategies, and strong execution capabilities. We started as an educational provider under our Sino-foreign Jointly Managed Academic Programs, but rapidly expanded our services to fill the market gaps with the goal of forming a closed loop education related service provider and problem solver. For example, our pre-session on campus training services stemmed from our one-on-one consulting services and is a more scalable model. We developed the smart campus solutions for one of our long-time partners, and are now able to offer such solutions to more campuses.

We have built a strong sales team with a focus on art students

We have built a specialized art and creativity talent online-community operations team with more than 100,000 followers over several social media platforms, including Zhihu, Weibo and WeChat. These followers fall into various interest categories, such as comics, art portfolio studies, clothing design and overseas studies for art students. Overall, we have invested more than $500,000 each year in 2017, 2018 and 2019 and about $130,000 in the six months ended June 30, 2020 in marketing and promotion.

Our Business Strategy

We continue to generate revenue from our core businesses, while expanding to related business segments in our effort to maximize our existing resources, as well as striving to meet the needs of our clients. In the coming years, we plan to diversify our income model by growing our four business sections simultaneously. We are dedicated to enabling our students to capture life-changing opportunities by delivering transformative education services and by working with our partners. Our goal is to provide China’s students with the tools to excel in a global environment. We intend to achieve our goal by pursuing the following strategies:

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Continue to invest in technology and leverage our exceptional strength in our intellectual property

We have been continuously investing and developing our proprietary technologies in an effort to facilitate our growth. We have invested in and succeeded in optimizing and upgrading the SaaS platform owned and developed by us for FMP, developing a no-touch attendance tracking system, developing a big data training platform, completing a big data laboratory integration solution, and implementing our SaaS platform to more campuses. We intend to continually invest in the upgrade of AI-Space, our all-in-one machine that provides highly integrated visualization solutions for various scenarios, in order to add additional functions to and create different models of AI-Space that work for customers with different needs.

Offer our smart campus solutions to other partnering schools

Our smart campus solutions provide an integrated ecosystem for management, teachers and students of a school, allowing highly efficient coordination of data and information. These solutions, including the AI-Space (all-in-one machine) and the SaaS platform developed by us can be duplicated and applied to other campuses. Currently, we are negotiating with seven other schools to provide similar solutions to them. We intend to continue these conversations and enter into formal agreements with these schools.

Expand our focuses to include computer science students

We intend to expand and diversify our focuses to include computer science major. In June 2019, we entered into a five-year cooperation agreement with Xuanhua Vocational College of Science & Technology to set up a “Big Data and Applicable Technology” program on its campus, where we provide education to students with strong focuses on their job readiness and practical training. For the year ended December 31, 2020 and 2019, we had 25 and six students enrolled in this major, respectively.

Expand classroom-based pre-session training services based on our current proven one-on-one consulting model

Based on our successful one-on-one consulting services model, we have sought to cooperate with schools with established brand names in foreign language studies in order to provide on-campus pre-session training (or training before students going overseas) utilizing the PRC partnering schools’ facilities and other hardware. For instance, in July 2020, we entered into a cooperation agreement with the Continuing Education of Beijing Foreign Studies University for a Russian language program. We intend to continue to seek potential partners to scale this model.

Pursue selective investments and acquisition opportunities

We intend to selectively pursue investments, acquisition opportunities and strategic partnerships that are complementary to our business and operations. We intend to use approximately 50% of the net proceeds from this offering for acquisition of colleges and universities. At this time, we have identified several potential acquisition opportunities, but we have not decided on any specific investment or acquisition target. See “Use of Proceeds.”

Employees

We had 71, 98, and 41 employees as of December 31, 2018 and 2019, and December 31, 2020. The following table sets forth a breakdown of our employees by function:

As of December 31, 2020
Management	2
Sales	10
Technical support	15
Operations	8
General and administrative	6

Total	41

As required by PRC laws and regulations, we participate in various employee social security plans for our employees that are administered by local governments, including housing, pension, medical insurance and unemployment insurance. We compensate our employees with basic salaries as well as performance-based bonuses. None of our employees are represented by any collective bargaining arrangements, and we consider our relations with our employees to be good.

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Competition

The education sector and overseas studies consulting sector in the PRC are rapidly evolving, highly fragmented and competitive. We expect competition in these sectors to persist and intensify. We face competition in each line of business, each major program we offer and each geographic market in which we operate.

Line of Business	Competitors
Services Provided under Sino-foreign Jointly Managed Academic Programs	● China Maple Leaf Educational Systems Limited
● Beida Jade Bird Group
● Huali University Group Limited

Overseas Study Consulting Services	● Dadi Education Holdings Limited
● China Media Group
● Beijing Lanxum Technology Holdings Limited

Technological Consulting Services Provided for Smart Campus Solutions	● Wasu Media Holding Co., Ltd.
● Newcapec Electronics Co., Ltd.
● Zhejiang Zhengyuan Zhihui Technology Holdings Limited

Integration of Enterprises and Vocational Education	● Shiji Dingli Holdings Limited
● Shanghai Xin Nanyang Angli Education Technology Holdings Limited
● Changsha Kaiyuan Instrument Co., Ltd.

We believe that the principal competitive factors in our markets include brand recognition, student performance track records, overall student experience, parent satisfaction, quality of teachers, ability to effectively market programs, services and products to a broad base of prospective students, effectively identifying and successfully cooperating with prominent schools, diversity of programs and products offered, and tuition fees.

We believe that our primary competitive advantages are our strong sales team, our innovative and cost-effective smart campus solutions, and experienced and visionary management team with a proven track record. However, some of our existing and potential competitors may have more resources than we do. These competitors may be able to devote greater resources than we can to the development, promotion and sale of their programs, services and products and respond more quickly than we can to changes in student demands, testing materials, admissions standards, market needs or new technologies. In addition, we face competition from many different smaller sized organizations that focus on some of our targeted markets, which may be able to respond more promptly to changes in student preferences in these markets.

Legal Proceedings

We are not currently a party to any litigation the outcome of which, if determined adversely to us, would individually or in the aggregate be reasonably expected to have a material adverse effect on our business, operating results, cash flows or financial condition.

Intellectual Property

Our trademarks, copyrights, domain names, trade secrets and other intellectual property rights distinguish our products and services from those of our competitors and enhance our ability to compete in our target markets. Our principal intellectual property assets consist of copyrights in our software and our textbooks. Ownership of such copyrights secures the exclusive right to publish or use the work in the PRC.

In addition, our intellectual property rights also include seven trademark registrations in the PRC and four domain names registrations. We do not own any patents.

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We believe we have taken, and take in the ordinary course of business, all appropriate available legal steps to reasonably protect our intellectual property in all material jurisdictions. To protect our brand and other intellectual property, we rely on a combination of trademark, copyright, domain names, know-how and trade secret laws as well as confidentiality agreements with our employees, contractors and others. We cannot be certain that our efforts to protect our intellectual property rights will be adequate or that third parties will not infringe or misappropriate these rights. See “Risk Factors-If we fail to protect our intellectual property rights, our brand and business may suffer.”

Copyrights

As of the date of this prospectus, we have registered 12 copyrights in our textbooks in the PRC, and 10 textbooks have been published. Details of published books are set out below:

No.	Name of Publication	Copyright Owner	Publication Date	ISBN
1	Boya Listening and Speaking 1	China Liberal Beijing	September 2019	978-7-309-14562-5/H.2933
2	Boya Listening and Speaking 2	China Liberal Beijing	February 2020	978-7-309-14851-2/H.2958
3	Boya Listing and Speaking 3	China Liberal Beijing	July 2020	978-7-309-15132-9/H.3016
4	Boya Writing 1	China Liberal Beijing	September 2019	978-7-309-14555-7/H.2929
5	Boya Writing 2	China Liberal Beijing	December 2019	978-7-309-14717-9/H.2942
6	Boya Writing 3	China Liberal Beijing	August 2020	978-7-309-15128-2/H.3012
7	Boya Writing 4	China Liberal Beijing	December 2020	978-7-309-15129-9/H.3013
8	Boya Reading 1	China Liberal Beijing	September 2019	978-7-309-14513-7/H.2924
9	Boya Reading 2	China Liberal Beijing	December 2019	978-7-309-14739-1/H.2953
10	Boya Reading 3	China Liberal Beijing	August 2020	978-7-309-15130-5/H.3014

As of the date of this prospectus, we have registered 24 software copyright registration in the PRC, details of which are set out below:

No.	Software Name	Registration No.	Date of Development	Date of First Publication
1	China Liberal Cloud Classroom Management System 1.0	2016SR040754	September 30, 2015	October 1, 2015
2	China Liberal Cloud Classroom Teacher Software 1.0	2016SR046771	September 30, 2015	October 1, 2015
3	China Liberal Cloud Classroom Student Software 1.0	2016SR044977	September 30, 2015	October 1, 2015
4	China Liberal Cloud Classroom Lesson Planning System 1.0	2016SR123004	September 30, 2015	October 1, 2015
5	China Liberal Cloud Classroom Learning Statistical Data System 1.0	2016SR122336	September 30, 2015	October 1, 2015
6	China Liberal Cloud Classroom Recommendation System 1.0	2016SR130198	September 30, 2015	October 1, 2015
7	China Liberal Cloud Classroom Practice Questions System 1.0	2016SR123966	September 30, 2015	October 1, 2015
8	Pocket Classroom (Android) Software 1.0	2017SR036399	September 1, 2016	Not published
9	Pocket Classroom (IOS) Software 1.0	2017SR037051	September 1, 2016	Not published

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10	Pocket Classroom (Android) Software 1.0	2017SR040835	September 1, 2016	Not published
11	Pocket Classroom (IOS) Software 1.0	2017SR040674	September 1, 2016	Not published
12	Pocket Classroom Date Management System 1.0	2017SR036411	September 1, 2016	Not published
13	China Liberal Smart Campus Registrar System (For Teacher)	2017SR712252	September 1, 2017	Not published
14	China Liberal Smart Campus Registrar System (For Student)	2017SR714193	September 1, 2017	Not published
15	My Lessons (Android) Software	2017SR710050	September 1, 2017	Not published
16	My Lessons (IOS) Software	2017SR707597	September 1, 2017	Not published
17	My Textbook (Android) Software	2017SR712427	September 1, 2017	Not published
18	My Textbook (IOS) Software	2017SR709724	September 1, 2017	Not published
19	University Students Image Big Data System	2019SR0979256	July 2, 2018	Not published
20	China Liberal Smart Campus Office Automation Management System	2019SR0023351	September 1, 2018	Not published
21	China Liberal Smart Campus Human Resources Management System	2019SR0021945	November 2, 2018	Not published
22	China Liberal IoT Attendance Management Platform	2019SR0324187	January 4, 2019	January 4, 2019
23	China Liberal Laboratory Operations and Maintenance Management Platform	2019SR03433739	March 11, 2019	March 11, 2019
24	China Liberal Laboratory Safety Management Platform	2019SR0346228	March 11, 2019	March 11, 2019

The right to publish and to monetary gains related to copyrights and software copyrights lasts for 50 years in the PRC, which will expire on December 31 of the 50th year after the date of publication. Such protection will not be extended if the textbook or software is not published within 50 years after the date of its completion or development.

Trademarks

As of the date of this prospectus, we have seven registered trademarks in the PRC, details of which are set out below:

No.	Trademark	Class	Registration No.	Registration Date	Expiration Date
1		41	12291328	August 28, 2014	August 27, 2024
2		42	12291054	August 28, 2014	August 27, 2024
3		9	17328159	September 7, 2016	September 6, 2026
4		42	17328158	September 7, 2016	September 6, 2026
5		41	21854350	December 28, 2017	December 27, 2027
6		42	21854351	December 28, 2017	December 27, 2027
7		41	21869652	December 28, 2017	December 27, 2027
8		42	43028991	December 14, 2020	December 13, 2030

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Domain Names

As of the date of this prospectus, we have registered the following domain names in the PRC, details of which are set out below:

No.	Holder	Domain name	Registration Date	Expiration Date
1.	China Liberal Beijing	chinaliberal.com	July 30, 2013	July 30, 2022
2	China Liberal Beijing	artopia-zone.com	August 8, 2016	August 8, 2023
3	China Liberal Beijing	aeacip.com	January 10, 2019	January 10, 2022
4	China Liberal Beijing	aeacip.cn	January 10, 2019	January 10, 2021*

_______________

*	This domain name expired on January 10, 2021. We did not submit an application for renewal.

Facilities/Properties

On May 20, 2020, we relocated our headquarter office to Zhongguancun of Beijing with office space of approximately 3,390 square feet and this lease will end in June 2022. We also lease three other office spaces in three different locations of Beijing with office space of 722 square feet which will expire in May 2021, office space of 1,098 square feet which will expire in October 2021 and four units of shared office space with yearly renewal option which will expire in December 2020. We believe that our existing facilities are generally adequate to meet our current needs, but we expect to seek additional space as needed to accommodate future growth.

The below table shows details of our current leases:

No.	Location	Use	Area (sq. ft.)	Rent	Expiration	Renewal Terms
1	No.18 Zhongguancun Avenue, Beijing	Office Space	3,390	$7,357 per month	June 30, 202	The Company shall provide three-month written notice prior to expiration to indicate its intention of renewal.
2	Poly Spring Dapai 2-213, Daxing District, Beijing	Workshop	506	$377 per month	December 7, 2021	The Company shall provide one-month notice prior to expiration and re-negotiate with lessor.

Seasonality

We have experienced, and expect to continue to experience, seasonal fluctuations in our operations, primarily due to seasonal changes in student enrollments. Historically, our one-on-one consulting services tend to have the largest student enrollments in our third and fourth fiscal quarters, which run from July 1 to December 31 of each year, primarily because many students enroll in our courses to prepare for admissions and assessment tests in subsequent school terms, and the Sino-foreign joint programs typically make payments to us for our language training courses in October or November based on their student enrollments in the fall.

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Branding and Marketing

As part of our sales and marketing efforts, we have built a specialized art and creativity talent online-community operations team with more than 100,000 followers over several social media platforms, including Zhihu, Weibo and WeChat. These followers fall into various interest categories, such as comics, art portfolio studies, clothing design and overseas studies for art students. Overall, we have invested more than $500,000 each year in 2017 and 2018 in marketing and promotion. For the year ended December 31, 2019 and for the six months ended June 30, 2020, we invested approximately $590,000 and $130,000, respectively, in marketing and promotion.

We will continue to boost our sales and marketing efforts to recruit art students in two ways: (1) ground promotion, i.e., to target local schools and art studios to promote our services in the cities or provinces of Hangzhou, Shandong, Guangzhou, Beijing, Hebei, Fuzhou and Chongqing; and (2) online promotion.

Impact of the COVID-19 outbreak

In December 2019, a novel strain of coronavirus, or the COVID-19, was reported in Wuhan, China. On March 11, 2020, the World Health Organization categorized it as a pandemic. In response to the COVID-19 outbreak, governments around the globe have implemented restrictive measures such as lockdowns, travel restrictions, and closures of businesses and schools. We followed the restricted measures implemented in China, by suspending in person services and having employees work remotely until April 2020, when we started to resume our normal operation.

As a result of shutdowns of public activities, severe limitations on travel and mobility, closure of schools and other pervasive mitigation efforts for purposes of exercising social distancing, we expect that our operating results and cash flows will be adversely affected. For instance, our one-on-one consulting services were suspended due to social distancing orders, we experienced delay in collecting accounts receivable from our partnering schools, and the demand for our services reduced as some students originally seeking to enroll in international educational institutions chose to remain in China, thereby not utilizing our services. The longer it takes for the infection to be contained on a global basis and the longer mitigation restrictions remain in place, the more significant the impact on our results of operations and cash flows may be.

In addition, the COVID-19 outbreak has shown to have broader macro-economic implications, including the possibility of a global recession, which could adversely impact discretionary spending and the number of students pursuing overseas educational opportunities.

In response to the significant impact of the COVID-19 pandemic, we have taken timely measures to mitigate the impact of the COVID-19 outbreak on our business and our employees:

(i)

In late January 2020, as the COVID-19 outbreak started in China before the Chinese Spring Festival holiday leave, we immediately took steps to communicate with our employees to share the up-to-date and relevant information about the COVID-19 outbreak among our employees, and agreed to provide financial support to our employees, such as emergency assistance and regular payroll payments during the outbreak;

(ii)

In order to ensure the safety of our employees, we provided flexible and remote work options, leveraging technology to communicate and collaborate from a distance. For employees who had to travel for personal or business purposes, we required them to perform 14-day self-isolation before returning to workplace;

(iii)

We reopened our Beijing offices in early March 2020 and we purchased and delivered to our employees medical equipment and supplies (such as thermometers, antibacterial products, masks, and gloves). We also implemented office workplace health and safety measures, including workplace entrance registration procedures for all employees and restricted office access from visitors; and

(iv)

In order to continue to deliver our services to our students, we changed classroom teaching to online teaching so as not to affect students’ learning progress. Our remote teaching services to students enabled us to ensure no student dropout during the temporary school closure period from February to until universities/colleges gradually reopened in May 2020. As a result, revenue from our Sino-foreign jointly managed academic programs was not significantly impacted by the COVID-19 outbreak and remained stable from January to May 2020 as compared to the same period of 2019. For our smart campus related technological consulting services, due to school closures, we only partially completed some contracts before the COVID-19 outbreak and have to delay the performance of the remaining contracts until these universities commence the spring semester. We timely communicated with Chinese universities/colleges to reschedule the delayed services due to government restrictions and most of these projects are expected to be completed during the summer of 2020.

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The Company’s operations have been affected by the recent and ongoing COVID-19 pandemic. The long-term impact which may be caused by the outbreak is uncertain; however, it may result in a material adverse impact on the Company’s financial position, operations and cash flows. The Company’s revenue form Sino-foreign jointly managed academic programs was not significantly impacted because the host Chinese universities/colleges closed for winter break in December 2019 before the COVID-19 outbreak. Although the host Chinese universities/colleges remained closed from February to May 2020, the Company had been providing distance teaching services to students and no dropout has been reported to the Company during this temporary school closure period. The Company’s revenue from study abroad consulting services has been significantly affected because school closure and international travel bans have discouraged or restricted students from pursuing their overseas education in Europe, Australia, the United States and other foreign countries, which has forced the Company to suspend its one-on-one consulting services, which as of the date of this prospectus has not yet resumed, and may cause postponement of payment from the Company’s partnering schools/institutions. In addition, the execution of the Company’s smart campus contracts with Chinese universities/colleges and collection of the payment were delayed. These uncertainties may cause the Company’s revenue and cash flows to underperform in the next 12 months. As the Chinese universities/colleges have gradually reopened since May 2020, the Company has substantially completed the delayed “smart campus” projects during the summer 2020. However, the extent of the impact of the COVID-19 outbreak will depend on certain developments, including re-occurrences and associated duration and spread and the potential impact on the Company’s customers and schools, all of which are still uncertain and cannot be accurately assessed at this point.

Although we believe the adverse market conditions will continue to affect our business, results of operations, financial conditions and liquidity in the near-term, we are confident that our ongoing efforts to mitigate the negative impacts of the COVID-19 outbreak will help us assure our growth aspects in the long run.

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REGULATIONS

We operate our business in the PRC under a legal regime consisting of the State Council, which is the highest authority of the executive branch of the PRC central government, and several ministries and agencies under its authority, including the State Administration of Foreign Exchange, or SAFE, the Ministry of Commerce, or MOFCOM, the National Development and Reform Commission, or NDRC, the Ministry of Education, or MOE, the General Administration of Press and Publication, or GAPP, the State Administration for Market Regulation, or SAMR, formerly known as the State Administration for Industry and Commerce, the Ministry of Civil Affairs, or MCA, the Ministry of Culture, or MOC, and their respective authorized local counterparts.

The principal regulations governing private education in China consist of the Education Law of the PRC, The Law for Promoting Private Education (2018) and The Implementation Rules for the Law for Promoting Private Education (2004), and the Regulations on Sino-Foreign Cooperation in Operating Schools. Below is a summary of relevant provisions of these regulations.

Education Law of the PRC

On March 18, 1995, the National People’s Congress enacted the Education Law of the PRC, which was later amended on December 27, 2015. The Education Law sets forth provisions relating to the fundamental education systems of the PRC, including a school system of pre-school education, primary education, secondary education and higher education, a system of nine-year compulsory education, a system of vocational education and a system of continuing education. The Education Law stipulates that the government formulates plans for the development of education and establishes and operates schools and other institutions of education and in principle, enterprises, social organizations and individuals are encouraged to operate schools and other types of educational organizations in accordance with PRC laws and regulations. Meanwhile, schools and other educational institutions established or run with fiscal expenses or donated assets shall not operate for profit-making purposes. The Education Law of the PRC establishes a general regulatory framework of education industry in the PRC, while specific requirements and obligations applicable to education providers are set forth in various regulations. China Liberal Beijing is not aware of any of our its current business activities being in violation of the Education Law of the PRC.

Regulations on Sino-foreign Cooperation in Operating Schools

Sino-foreign cooperation in operating schools or training programs is specifically governed by the Regulations on Operating Sino-foreign Schools, promulgated by the State Council in 2003 and amended in 2013 and 2019, respectively, in accordance with the Education Law, the Occupational Education Law and the Law for Promoting Private Education, and the Implementing Rules for the Regulations on Operating Sino-foreign Schools, or the Implementing Rules, which were issued by the MOE in 2004.

The Regulations on Operating Sino-foreign Schools and its Implementing Rules encourage substantive cooperation between overseas educational organizations with the requisite qualifications and experience in providing high-quality education and Chinese educational organizations to jointly operate schools in the PRC, with such cooperation in the areas of higher education and occupational education being encouraged. Sino-foreign cooperative schools are not permitted, however, to engage in compulsory education and military, police, political and other kinds of education that are deemed to be of a sensitive in the PRC.

Permits for Sino-foreign Cooperation in Operating Schools shall be obtained from the relevant education authorities or the authorities that regulate labor and social welfare in the PRC.

China Liberal Beijing is not required to obtain such permits. Rather, the Chinese host universities/colleges are responsible for obtaining and maintaining currently valid permits.

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Regulations on Private Schools

The Law for Promoting Private Education (2018) and The Implementation Rules for the Law for Promoting Private Education (2004)

The Decision of the Standing Committee of the National People’s Congress on Amending the Law for Promoting Private Education of the PRC, has been promulgated by Order No. 55 of the President of the PRC on November 7, 2016, became effective on September 1, 2017, and later further amended on December 29, 2018 (the “2018 Private Education Law”).

The Implementation Rules for the Law for Promoting Private Education (2004) became effective on April 1, 2004 (the “2004 Implementation Rules”). Under these regulations, “private schools” are defined as schools established by social organizations or individuals using non-government funds.

In addition, private schools providing certifications, pre-school education, education for self-study aid and other academic education are subject to approval by the education authorities at or above the county level, while private schools engaging in occupational qualification training and occupational skill training are subject to approvals from the authorities in charge of labor and social welfare at or above the county level. A duly approved private school will be granted a Permit for operating a Private School, and shall be registered with the MCA or its local counterparts as a privately run non-enterprise institution.

On August 10, 2018, the MOJ published the MOJ Draft Amendments for public comments. The MOJ Draft Amendments stipulate that the establishment of private training and educational organizations enrolling students of kindergarten, primary school, middle and high school age and implementing activities relating to cultural and educational courses at school, or examination-related and further education-related tutoring and other cultural and educational activities, would be subject to the review and approval by education authorities at or above the county level in accordance with the Article 12 of the 2018 Private Education Law. The establishment of private training and educational organizations that implement activities aiming at essential-qualities-oriented improvement and personality development in the areas of linguistic competence, arts, physical activities, technology, and activities targeting at cultural education for adults and non-degree continuing education can apply to register as a legal person directly, i.e., there is no need to apply for approval. However, such private training and/or educational organization must not carry out the cultural and educational activities mentioned above, which requires the review and approval of the applicable education authorities.

Under the above regulations, private schools have the same status as public schools, though private schools are prohibited from providing military, police, political and other kinds of education of a sensitive nature. However, the operation of a private school is highly regulated.

The sponsors of privately-run schools may establish non-profit or for-profit privately-run schools at their own discretion. However, they are prohibited from establishing for-profit privately-run schools providing compulsory education. The sponsor of a for-profit privately-run school may gain proceeds from school running, and the cash surplus of the school shall be disposed of in accordance with the Company Law and other relevant laws and administrative regulations. Private schools are divided into two categories: non-profit privately-run school and for-profit privately-run schools.

At the end of each fiscal year, every private school is required to allocate a certain amount to its development fund for the construction or maintenance of the school or procurement or upgrade of educational equipment. In the case of a private school that requires reasonable returns, this amount shall be no less than 25% of the annual net income of the school, while in the case of a private school that does not require reasonable returns, this amount shall be equal to no less than 25% of the annual increase in the net assets of the school, if any. Private schools that do not require reasonable returns shall be entitled to the same preferential tax treatment as public schools, while the preferential tax treatment policies applicable to private schools requiring reasonable returns shall be formulated by the finance authority, taxation authority and other authorities under the State Council. To date, however, no regulations have been promulgated by the relevant authorities in this regard.

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Under the 2018 Private Education Law and the 2004 Implementation Rules, there is no explicit provisions that China Liberal Beijing is required to obtain any permit or approval for providing art or language related training courses, including a future China Liberal-branded school. Therefore, we do not believe that our business activities are in violation of the 2018 Private Education Law as in effect and the 2004 Implementation Rules, nor do we anticipate that a future China Liberal-branded school would violate such law and rules. If the MOJ Draft Amendments to the Implementation Rules are passed and adopted in their current form, it will be explicitly confirmed under these regulations that China Liberal Beijing is not required to obtain any permit or approval for the services it provides, or will provide under the China Liberal-branded school, which will further and formally confirm that our current and future business are in compliance with laws and regulations in connection with regulations on private educations. See “Risk Factors—Risks Related to Our Business—We face regulatory risks and uncertainties surrounding PRC laws and regulations governing the education industry in general, including the amendments to the Implementation Rules for the Law for Promoting Private Education.”

Regulations on Publishing and Distribution of Publications

The Administrative Regulations on Publications (2016)

In December 2001, the PRC State Council promulgated the Administrative Regulations on Publications, which became effective on February 1, 2002 and were later amended several times in 2011, 2013, 2014 and February 6, 2016 (the “Publication Regulation”). The Publication Regulations apply to publication activities, i.e., the publishing, printing, copying, importation or distribution of publications, including books, newspapers, periodicals, audio and video products and electronic publications, each of which requires approval from the relevant publication administrative authorities.

On April 13, 2005, the State Council announced a policy on private investments in China that relate to cultural matters, which affects private investments in businesses that involve publishing. The policy authorizes MOC and several other central government authorities to adopt detailed rules to implement the policy. In July 2005, MOC, together with other central government authorities, issued a regulation that prohibits private and foreign investors from engaging in the publishing business.

The Administrative Regulations on Publications Market (2016)

Subsequent to the implementation of the Publication Regulations, the GAPP issued the Administrative Regulations on Publications Market which became effective on September 1, 2003 and which were amended on June 16, 2004 and May 31, 2016. According to the Administrative Regulations on Publications Market, any organization or individual engaged in general distribution, wholesale or retail of publications shall obtain a Permit for Operating Publications. Distribution of publications in the PRC is regulated on different administrative levels. An entity engaged in general distribution of publications shall obtain such permit from the GAPP and may conduct general distribution of the publications in the PRC; an entity engaged in wholesaling of publications shall obtain such permit from the provincial counterpart of GAPP and may not engage in general distribution in the PRC; and an entity engaged in retail distribution of publications shall obtain such permit from the local counterpart of GAPP at the county level and may not conduct general distribution or wholesaling of publications in the PRC.

We are subject to these regulations on publishing and distribution of publications even though we limit the use of our textbooks to a small number of students (rather than selling to the general public). Currently, we have not applied for such approval and permit. Although as of the date of this prospectus, we have not been subject to any fines or other forms of regulatory or administrative penalties or sanctions due to the lack of any the above-mentioned approvals or permits, we cannot assure you the government authorities will not impose any penalties or sanctions on us in the future for any incompliance in the past. See “Risk Factors—Risks Related to our Business—Our failure to obtain and maintain approval and permits related to publishing and selling our textbooks could have a material adverse impact on our business, financial conditions and results of operations.”

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Regulations on Protection of the Right of Dissemination through Information Networks

Regulations on Protection of Information Network Transmission Right (2013)

On May 18, 2006, the State Council promulgated the Regulations on Protection of the Right of Dissemination through Information Networks, which became effective on July 1, 2006 and were later amended on January 30, 2013. The new regulations require that every organization or individual who disseminates a third party’s work, performance, audio or visual recording products to the public through information networks shall obtain permission from, and pay compensation to, the legitimate copyright owner of such products, unless otherwise provided under relevant laws and regulations. The legitimate copyright owner may take technical measures to protect his or her right of dissemination through information networks and any organization or individual shall not intentionally avoid, destroy or otherwise assist others in avoiding such protective measures unless permissible under law. The new regulations also provide that permission from and compensation for the copyright owner are not required in the event of limited dissemination to teaching or research staff for the purpose of school teaching or scientific research only. Since we are only disseminating publications to a limited number of students within the programs we service, we are not aware of any events of our business activities in violation of such regulations.

Provisions on Foreign Investment

Law of Foreign Investment (2020)

All limited liability companies and joint stock limited companies incorporated and operating in the PRC are governed by the Company Law of the People’s Republic of China, or the Company Law, which was amended and promulgated by the Standing Committee of the National People’s Congress on October 26, 2018. In the latest amendment, paid-in capital registration, minimum requirements of registered capital and timing requirements of capital contributions were abolished. Foreign invested projects must also comply with the Company Law, with exceptions as specified in foreign investment laws.

The Law of Foreign Investment was adopted by the second meeting of the 13th National People’s Congress on March 15, 2019, which became effective on January 1, 2020. On December 26, 2019, the State Council issued the Regulations on Implementing the Law of Foreign Investment of the PRC, which also came into effect on January 1, 2020. The Law of Foreign Investment and its implementation regulations replaced the trio of laws regulating foreign investment in China. The Law of Foreign Investment stipulates that, for foreign investment, the PRC implements a system of national treatment with the exception of negative list. Foreign investors are not allowed to invest in fields or sectors prohibited in the market access negative list for foreign investment. Foreign investors that intend to invest in the fields subject to access restrictions stipulated in market access negative list for foreign investment shall satisfy the conditions stipulated in such negative list. These policies also apply to enterprises with foreign investment. The PRC does not impose expropriation on foreign investment. Under special circumstances, if required due to the need of public interest, expropriation shall be imposed on foreign investment according to legal procedures, and the foreign-invested enterprises concerned shall receive fair and reasonable compensation. Foreign-invested enterprises can raise funds through public issuance of stocks, corporate bonds and other securities in accordance with the law.

With respect to the establishment and operation of wholly foreign-owned projects, or WFOE, the MOFCOM and NDRC, promulgated the Special Administrative Measures for the Access of Foreign Investment (Negative List) (2019 Version) (the “2019 Negative List”) on June 30, 2019, which became effective on July 30, 2019. The 2019 Negative List has replaced the Special Administrative Measures for the Access of Foreign Investment (2018 Version) (the “2018 Negative List”) and serves as the main basis for management and guidance for the MOFCOM to manage and supervise foreign investments. Those industries not set out in the 2019 Negative List shall be classified as industries permitted for foreign investment. None of our four lines of business, i.e. Sino-foreign Jointly Managed Academic Programs, Overseas Study Consulting Services, Technological Consulting Services for Smart Campus Solutions, and Integration of Enterprises and Vocational Education, are on the 2019 Negative List. Therefore, the Company is able to conduct its business through its wholly owned PRC Subsidiary, China Liberal Beijing, without being subject to restrictions imposed by the foreign investment laws and regulations of the PRC.

China Liberal Beijing completed its registration as a whole foreign owned enterprise on February 1, 2019 and the Administrative Bureau for Industry and Commerce of the City of Beijing issued China Liberal Beijing the relevant business license on the same date. Overall, the Law of Foreign Investment and its implementation regulations establish the clear principle of applying national treatment to foreign-invested enterprises except those engaged in industries on the 2019 Negative List. Since our current and planned business is not on the 2019 Negative List, to the best of our knowledge, we do not anticipate the Law of Foreign Investment and its implementation regulations to create any material adverse effect to our Company’s business.

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PRC Regulation of Intellectual Property Rights

The State Council and the NCAC have promulgated various rules and regulations and rules relating to protection of software in China. Under these rules and regulations, software owners, licensees and transferees may register their rights in software with Copy Protection Center of China or its local branches and obtain software copyright registration certificates. Although such registration is not mandatory under PRC law, software owners, licensees and transferees are encouraged to go through the registration process and registered software rights may be entitled to better protections.

The PRC Trademark Law which became effective on March 1, 1983, was revised in 2001, 2013, 2019, respectively, with its implementation rules adopted in 2002 and revised in 2014, protects registered trademarks. The Trademark Office of the SAMR handles trademark registrations and grants a protection term of ten years to registered trademarks.

Regulations on Foreign Exchange

Regulations on Loans to and Direct Investment in the PRC Entities by Offshore Holding Companies

According to the Implementation Rules for the Provisional Regulations on Statistics and Supervision of Foreign Debt promulgated by SAFE on September 24, 1997 and the Interim Provisions on the Management of Foreign Debts promulgated by SAFE, the NDRC and the MOF that became effective from March 1, 2003, loans by foreign companies to their subsidiaries in China, which accordingly are foreign-invested enterprises, are considered foreign debts. Pursuant to the Measures for the Administration of Foreign Debt Registration issued by SAFE on April 28, 2013, the Notice on Matters concerning the Macro-Prudential Administration of Full-Covered Cross-Border Financing issued by the People’s Bank of China on January 11, 2017 and Notice on Adjustments to Macro-prudential Regulation Parameters for Full-covered Cross-border Financing issued by the People’s Bank of China and the State Administration of Foreign Exchange on March 11, 2020, the total amount of accumulated foreign debt borrowed by a foreign-invested enterprise is subject to a upper limit calculated based on a statutory formula, and the foreign-invested enterprise is required to file with SAFE after entering into relevant foreign debt contract and within at least three business days before drawing any money from the foreign debts.

According to applicable PRC regulations on foreign-invested enterprises, if a foreign holding company makes capital contributions to its PRC Subsidiary, which are considered foreign-invested enterprises, the PRC Subsidiary must file with the MOFCOM or its local counterpart in connection with the increase of its registered capital. The PRC Subsidiary may not procure loans which exceed the difference between its total investment amount and registered capital, or 2.5 times of the amount of the PRC Subsidiary’s net assets, whichever is larger.

Currently, China Liberal Beijing does not owe any outstanding debts to any of its offshore parent companies. For any capital contributions contributed to China Liberal Beijing by its offshore parent companies, China Liberal Beijing has obtained appropriate approval or filed with the appropriate authorities, as the case may be.

Regulations Relating to Employment and Social Insurance

Pursuant to the PRC Labor Law effective as of January 1, 1995 (as amended on December 29, 2018), and the PRC Labor Contract Law effective as of January 1, 2008 (as amended on December 28, 2012), a written labor contract shall be executed by employer and an employee when the employment relationship is established, and an employer is under an obligation to sign an unlimited-term labor contract with any employee who has worked for the employer for ten consecutive years. Further, if an employee requests or agrees to renew a fixed-term labor contract that has already been entered into twice consecutively, the resulting contract must have an unlimited term, with certain exceptions. All employers are required to establish a system for labor safety and sanitation, strictly abide by state rules and standards and provide employees with appropriate workplace safety training. Moreover, all PRC enterprises are generally required to implement a standard working time system of eight hours a day and forty hours a week, and if the implementation of such standard working time system is not appropriate due to the nature of the job or the characteristics of business operation, the enterprise may implement a flexible working time system or comprehensive working time system after obtaining approvals from the relevant authorities.

Pursuant to the Social Insurance Law of China effective from December 29, 2018, and the Regulations on the Administration of Housing Accumulation Funds effective as of April 3, 1999 (as amended on March 24, 2002 and further amended on March 24, 2019), employers in China shall pay contributions to the social insurance plan and the housing fund plan for their employees, and such contribution amount payable shall be calculated based on the employee actual salary in accordance with the relevant regulations.

As of the date of this prospectus, China Liberal Beijing has complied with all these regulations.

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MANAGEMENT

Set forth below is information as of the date of this prospectus concerning our directors, executive officers and other key employees.

Name	Age	Position(s)
Ngai Ngai Lam	53	Chairman of the Board and Chief Executive Officer
Wenhuai Zhuang	35	Chief Financial Officer
Nan Hu	40	Director
David Sherman	73	Independent Director
Ngo Yin Tsang	47	Independent Director
Joseph Levinson	45	Independent Director

The following is a brief biography of each of our executive officers and directors:

Ms. Ngai Ngai Lam has served as our chairperson of the board of directors and chief executive officer since July 2020, and the chairperson of China Liberal Beijing since January 2015. She has over 25 years of experience in business and has led the growth of China Liberal Beijing since 2015, growing it from a company solely focused on Sino-foreign jointly managed academic programs to one that provides comprehensive educational services with multiple business lines. Ms. Lam graduated from Shishi City Hanjiang Middle School in Fujian, China in 1983.

Mr. Wenhuai Zhuang has served as our chief financial officer since April 2019 and the chief finance officer of China Liberal Beijing since March 2019. From December 2017 to February 2017, Mr. Zhuang served as a partner of Yingzhi (Xiamen) Management and Consulting Co., Ltd. From August 2016 to November 2017, Mr. Zhuang served as a project manager of Dingsheng (Xiamen) Investment Co., Ltd. From September 2010 to July 2016, Mr. Zhuang served as a project manager of Bangmeng Huijun Management Consulting (Xiamen) Co., Ltd. Mr. Zhuang holds a bachelor’s degree in Accounting from Jimei University.

Mr. Nan Hu has served as our a director since May 2020. Mr. Hu has been the chief technology officer of China Liberal Beijing since January 2016. From July 2014 to December 2015, Mr. Hu served as the chief product officer of Beijing Mishi Technology Co., Ltd., a commercial social media platform based on mobile device business cards. From May 2011 to June 2014, Mr. Hu was the co-founder and served as the chief technology officer of Zhimo Network Technology (Beijing) Co., Ltd., an iPhone/Android system platform applications development company, providing mobile internet product solutions to leading advertisement and marketing company hdtMEDIA and Weiwang Tonglian Co., Ltd. From April 2008 to October 2010, Mr. Hu served as a research and development engineer and project manager of SA Penbase in France, a company that first developed mobile application platform online, providing mobile terminal data management products. Mr. Hu holds a bachelor’s degree and a master’s degree in Computer Science from Université Montpellier II.

Mr. H David Sherman has served as our independent director since May 2020. Since July 1985, Mr. Sherman has been a full time financial management and accounting professor at Northeastern University. Since July 2019, he has been a board member and treasurer of D-Tree International, a non-profit that develops electronic clinical protocols for healthcare workers. From February 2011 to March 2016, he served as a board member and the chair of the audit committee for Kingold Jewelry Inc., a public company listed on Nasdaq that manufactures gold jewelry. From February 2012 to November 2014, Mr. Sherman was a board member, chairman of the audit committee, and chairman of the compensation committee of AgFeed Industries, Inc., a formerly Nasdaq company that deals with hog production in US and China. Mr. Sherman has over 40 years of experience in accounting, auditing, financial management, business management, and corporate governance. Mr. Sherman holds a bachelor’s degree in Economics from Brandeis University, a master’s of business administration from the Harvard Graduate School of Business Administration, and a doctorate in business administration from the Harvard Graduate School of Business Administration. He is a member of the American Institute of Certified Public Accountant.

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Ms. Ngo Yin Tsang has served as our independent director since May 2020. Since April 2014, Ms. Tsang has been the executive director of Good Talent Limited, a Hong Kong-based staffing and recruiting company. Since December 2016, Ms. Tsang has been the independent non-executive director of LKS Holding Group Limited, a public company listed on the Hong Kong Stock Exchange engaging in interior renovation for residential, industrial and commercial properties in Hong Kong. Since June 2017, Ms. Tsang has been the company secretary with Zhuoxin International Holdings Limited, a public company listed on the Hong Kong Stock Exchange engaging in the trading of electronic hardware components as well as property development and investment. Ms. Tsang has over 18 years’ experience in auditing, accounting, corporate governance monitoring and financial management. Ms. Tsang holds a bachelor’s degree in Business Administration from Simon Fraser University, a bachelor’s degree in Law from Tsinghua University, and a master’s degree in Law from the University of Wolverhampton. She is a member of the American Institute of Certified Public Accountants.

Mr. Joseph Levinson has served as our independent director since May 2020. From December 2015 to June 2019, Mr. Levinson served as a director of Takung Art Co, Inc, an NYSE American-listed online art trading platform group. From January 2012 to June 2015, he was a director of China Xingbang Industry Group Inc., a U.S. public company providing e-commerce related services and marketing consultancy services. He has also worked for firms such as KPMG and Deloitte & Touche early in his career. Mr. Levinson has over 20 years of experience in managing cross-border issues pertaining to U.S.-listed foreign companies, as well as experience in accounting and banking management. Mr. Levinson holds a bachelor’s degree from the University at Buffalo with a double major in finance and accounting, graduating summa cum laude. He has held a United States Certified Public Accountant license for more than 20 years.

Family Relationships

There are no family relationships among the directors and executive officers of the Company.

Involvement in Certain Legal Proceedings

To the best of our knowledge, none of our directors or executive officers has, during the past ten years, been involved in any legal proceedings described in subparagraph (f) of Item 401 of Regulation S-K.

Board of Directors

Our board of directors consists of five directors, including three independent directors. A director is not required to hold any shares in our company to qualify to serve as a director. The Listing Rules of the Nasdaq Stock Market generally require that a majority of an issuer’s board of directors must consist of independent directors. However, the Listing Rules of the Nasdaq Stock Market permit foreign private issuers like us to follow “home country practice” in certain corporate governance matters. Even though we do not currently rely on this “home country practice” exception, we may consider following home country practice in the future.

Committees of the board of directors

We have established the following committees in our board of directors: an audit committee, a compensation committee and a nominating and corporate governance committee. The committees operate in accordance with terms of reference established by our board of directors.

Audit Committee. Our audit committee consists of David Sherman, Ngo Yin Tsang and Joseph Levinson. David Sherman is the chairman of our audit committee. We have determined that David Sherman, Ngo Yin Tsang and Joseph Levinson satisfy the “independence” requirements of Section 5605(a)(2) of the Nasdaq Listing Rules and Rule 10A-3 under the Securities Exchange Act. Our board also has determined that David Sherman qualifies as an audit committee financial expert within the meaning of the SEC rules or possesses financial sophistication within the meaning of the Nasdaq Listing Rules. The audit committee oversees our accounting and financial reporting processes and the audits of the financial statements of our company. The audit committee is responsible for, among other things:

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●	appointing the independent auditors and pre-approving all auditing and non-auditing services permitted to be performed by the independent auditors;

●	reviewing any audit problems or difficulties and management’s response with the independent auditors;

●	discussing the annual audited financial statements with management and the independent auditors;

●	reviewing the adequacy and effectiveness of our accounting and internal control policies and procedures and any steps taken to monitor and control major financial risk exposures;

●	reviewing and approving all proposed related party transactions;

●	meeting separately and periodically with management and the independent auditors; and

●	monitoring compliance with our code of business conduct and ethics, including reviewing the adequacy and effectiveness of our procedures to ensure proper compliance.

●	monitoring compliance with our code of business conduct and ethics, including reviewing the adequacy and effectiveness of our procedures to ensure proper compliance.

Compensation Committee. Our compensation committee consists of David Sherman, Ngo Yin Tsang and Joseph Levinson. Joseph Levinson is the chairman of our compensation committee. We have determined that David Sherman, Ngo Yin Tsang and Joseph Levinson satisfy the “independence” requirements of Section 5605(a)(2) of the Nasdaq Listing Rules and Rule 10A-3 under the Securities Exchange Act. The compensation committee assists the board in reviewing and approving the compensation structure, including all forms of compensation, relating to our directors and executive officers. Our chief executive officer may not be present at any committee meeting during which his compensation is deliberated. The compensation committee is responsible for, among other things:

●	reviewing and recommending compensation packages for our most senior executive officers to the board;

●	approving and overseeing compensation packages for our executives other than the most senior executive officers;

●	reviewing and recommending to the board with respect to the compensation of our directors;

●	reviewing periodically and approving any long-term incentive compensation or equity plans;

●	selecting compensation consultants, legal counsel or other advisors after taking into consideration all factors relevant to that person’s independence from management; and

●	programs or similar arrangements, annual bonuses, employee pension and welfare benefit plans.

Nominating and Corporate Governance Committee. Our nominating and corporate governance committee currently consists of David Sherman, Ngo Yin Tsang and Joseph Levinson. Ngo Yin Tsang is the chairperson of our nominating and corporate governance committee. David Sherman, Ngo Yin Tsang and Joseph Levinson satisfy the “independence” requirements of Section 5605(a)(2) of the Nasdaq Listing Rules and Rule 10A-3 under the Securities Exchange Act. The nominating and corporate governance committee assists the board of directors in selecting individuals qualified to become our directors and in determining the composition of the board and its committees. The nominating and corporate governance committee is responsible for, among other things:

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●	identifying and recommending nominees for election or re-election to our board of directors or for appointment to fill any vacancy;
●	reviewing annually with our board of directors its current composition in light of the characteristics of independence, age, skills, experience and availability of service to us;
●	identifying and recommending to our board the directors to serve as members of committees;
●

advising the board periodically with respect to significant developments in the law and practice of corporate governance as well as our compliance with applicable laws and regulations, and making recommendations to our board of directors on all matters of corporate governance and on any corrective action to be taken; and

●	monitoring compliance with our code of business conduct and ethics, including reviewing the adequacy and effectiveness of our procedures to ensure proper compliance.

Duties and Functions of Directors

Under Cayman Islands law, our directors owe fiduciary duties to us, including a duty of loyalty, a duty to act honestly and a duty to act in what they consider in good faith to be in our best interests. Our directors must also exercise their powers only for a proper purpose. Our directors also owe to our company a duty to exercise the skill they actually possess and such care and diligence that a reasonable director would exercise in comparable circumstances. It was previously considered that a director need not exhibit in the performance of his duties a greater degree of skill than may reasonably be expected from a person of his knowledge and experience. However, English and Commonwealth courts have moved towards an objective standard with regard to the required skill and care and these authorities are likely to be followed in the Cayman Islands. In fulfilling their duty of care to us, our directors must ensure compliance with our memorandum and articles of association, as amended and restated from time to time. Our company has the right to seek damages if a duty owed by our directors is breached. In limited exceptional circumstances, a shareholder may have the right to seek damages in our name if a duty owed by our directors is breached. The functions and powers of our board of directors include, among others, (i) convening shareholders’ annual general meetings and reporting its work to shareholders at such meetings, (ii) declaring dividends and other distributions, (iii) appointing officers and determining their terms of offices and responsibilities, and (iv) approving the transfer of shares of our company, including the registering of such shares in our share register.

Terms of Directors and Officers

Each of our directors holds office until a successor has been duly elected and qualified unless the director was appointed by the board of directors, in which case such director holds office until the next following annual meeting of shareholders at which time such director is eligible for reelection. All of our executive officers are appointed by and serve at the discretion of our board of directors.

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EXECUTIVE COMPENSATION

The following table sets forth certain information with respect to compensation for the years ended December 31, 2020, earned by or paid to our chief executive officer and principal executive officer, our principal financial officer, and our other most highly compensated executive officers whose total compensation exceeded US$100,000 (the “named executive officers”).

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation	Deferred Compensation Earnings	Other	Total ($)

Ngai Ngai Lam, CEO, Chairman of the board and director of the Company	2020	0	0	0	0	0	0	0	0

Wenhuai Zhuang, CFO of the Company and China Liberal Beijing	2020	0	0	0	0	0	0	0	0

Jianxin Zhang, CEO of the Company prior to July 17, 2020	2020	9,110	0	0	0	0	0	0	9,110

Agreements with Named Executive Officers

We have entered into employment agreements with each of our executive officers. Under these agreements, each of our executive officers is employed for a specified time period, which will be renewed upon both parties’ agreement thirty days before the end of the current employment term. We may terminate the employment for cause, at any time, without notice or remuneration, for certain acts of the executive officer, including but not limited to the commitments of any serious or persistent breach or non-observance of the terms and conditions of their employment, conviction of a criminal offense, willful disobedience of a lawful and reasonable order, fraud or dishonesty, receiving bribes, or severe neglect of his or her duties. An executive officer may terminate his or her employment at any time with a one-month prior written notice. Each executive officer has agreed to hold, both during and after the employment agreement expires, in strict confidence and not to use or disclose to any person, corporation or other entity without written consent, any confidential information.

Compensation of Directors

For the fiscal year ended December 31, 2020, we paid an aggregate of $56,366 in cash compensation to our non-executive directors, namely Mr. Nan Hu, Mr. David Sherman, Ms. Ngo Yin Tseng, and Mr. Joseph Levinson. We have not set aside or accrued any amount to provide pension, retirement or other similar benefits to our directors and executive officers. Our PRC subsidiary is required by law to make contributions equal to certain percentages of each employee’s salary for his or her pension insurance, medical insurance, unemployment insurance and other statutory benefits and a housing provident fund.

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PRINCIPAL SHAREHOLDERS

Except as specifically noted, the following table sets forth information with respect to the beneficial ownership of our Ordinary Shares as of December 31, 2020 by:

•	each of our directors and executive officers; and

•	each of our principal shareholders who beneficially own more than 5% of our total outstanding Ordinary Shares.

The calculations in the table below are based on 6,333,333 Ordinary Shares issued and outstanding as of December 31, 2020.

Beneficial ownership is determined in accordance with the rules and regulations of the SEC. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, we have included shares that the person has the right to acquire within 60 days, including through the exercise of any option, warrant or other right or the conversion of any other security. These shares, however, are not included in the computation of the percentage ownership of any other person.

	Ordinary Shares
	Number	Percentage of total Ordinary Shares	Percentage of aggregate voting power*
Directors and Executive Officers†:
Ngai Ngai Lam(1)	2,057,942	32.4938%	32.4938%
Wenhuai Zhuang	—	—%	—%
Nan Hu	—	—%	—%
Ngo Yin Tsang	—	—%	—%
H David Sherman	—	—%	—%
Joseph Levinson	—	—%	—%
All Directors and Executive Officers as a Group	2,057,942	32.4938%	32.4938%
5% Shareholders:
Ever Alpha Global Limited(1)	2,057,942	32.4938%	32.4938%
Man Woo Limited(2)	649,351	10.2529%	10.2529%
United Glory Global Limited(3)	514,486	8.1235%	8.1235%
Fulai International Limited(4)	399,601	6.3095%	6.3095%

_________

Notes:

*

For each person included in this column, percentage of voting power is calculated by dividing the voting power beneficially owned by such person by the voting power of all of our Ordinary Shares as a single class.

†	Unless otherwise indicated, the address of our directors and executive officers is Zhongguancun MOOC Times Building, Room 1618, 18 Zhongguancun Street, Haidian District, Beijing, PRC 100190.

(1)

Represents 2,057,942 Ordinary Shares held by Ever Alpha Global Limited, which is 100% owned by Ms. Ngai Ngai Lam. The registered address of Ever Alpha Global Limited is Vistra Corporate Services Centre, Wickhams Cay II, Road Town Tortola, VG1110, British Virgin Islands.

(2)

Represents 640,351 Ordinary Shares held by Man Woo Limited, which is 100% owned by Mr. Choi Sio Peng. The registered address of Man Woo Limited is Vistra Corporate Services Centre, Wickhams Cay II, Road Town Tortola, VG1110, British Virgin Islands.

(3)

Represents 514,486 Ordinary Shares held by United Glory Global Limited, which is 100% owned by Mr. Yuk Sing Lai. The registered address of United Glory Global Limited is Vistra Corporate Services Centre, Wickhams Cay II, Road Town Tortola, VG1110, British Virgin Islands.

(4)

Represents 399,601 Ordinary Shares held by Fulai International Limited, which is 100% owned by Mr. Lin Ailian. The registered address of Fulai International Limited is Vistra Corporate Services Centre, Wickhams Cay II, Road Town Tortola, VG1110, British Virgin Islands.

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We are not aware of any arrangement that may, at a subsequent date, result in a change of control of our company.

History of Share Capital

We were incorporated in the Cayman Islands as an exempted company with limited liability on February 25, 2019. On the date of our incorporation and on an actual basis without effecting the Reorganization, we issued 1,000 Ordinary Shares to certain founders.

In March 2019, China Liberal, Yi Xin BVI and Yi Xin BVI’s sole shareholder (the “Yi Xin BVI Shareholder”) entered into a Sale and Purchase Agreement, whereby the Yi Xin BVI Shareholder sold 100% of the equity interests of Yi Xin BVI to China Liberal in consideration of one Ordinary Share of China Liberal being issued to Ever Alpha Global Limited, a BVI company wholly owned by the Yi Xin BVI Shareholder. After this transaction, China Liberal became the wholly-owned parent of Yi Xin BVI.

On July 8, 2019, our shareholders approved a stock split of our outstanding Ordinary Shares at a ratio of 1,000-for-1, which will be effective immediately. All references to Ordinary Shares, options to purchase Ordinary Shares, share data, per share data, and related information have been retroactively adjusted, where applicable, in this prospectus to reflect the split of our Ordinary Shares as if it had occurred at the beginning of the earlier period presented.

On July 15, 2019, our sole director approved a stock issuance increasing our Ordinary Shares by 3,999,000 to 5,000,000, effective immediately. All references to Ordinary Shares, options to purchase Ordinary Shares, share data, per share data, and related information have been retroactively adjusted, where applicable, in this prospectus to reflect the split of our Ordinary Shares as if it had occurred at the beginning of the earlier period presented.

As of the date of this prospectus, our authorized share capital consists of $50,000 divided into 50,000,000 Ordinary Shares, par value $0.001 per share. As of the date of this prospectus, 5,000,000 shares were issued and outstanding. Holders of Ordinary Shares are entitled to one vote per share. We will authorize and issue Ordinary Shares in this offering.

As of the date of this prospectus, none of our outstanding Ordinary Shares are held by record holders in the United States.

We are not aware of any arrangement that may, at a subsequent date, result in a change of control of our company.

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RELATED PARTY TRANSACTIONS

Material Transactions with Related Parties

Share Purchase

Ngai Ngai Lam has served as the chairperson of China Liberal Beijing since January 2015 and beneficially owns approximately 32.5% of the Company. Boya Hong Kong has been China Liberal Beijing’s sole shareholder since China Liberal Beijing’s inception, its majority shareholder since January 2018, and its sole shareholder since February 2019. Each of Ngai Ngai Lam and Boya Hong Kong is a related party of China Liberal Beijing, the Company’s indirect operating subsidiary in the PRC.

In January 2018, five individual shareholders, including Jianxin Zhang, the Company’s former CEO, invested in China Liberal Beijing for an 8.8228% equity interest in China Liberal Beijing, and Boya Hong Kong’s sole ownership of China Liberal Beijing was diluted to 91.1772%. On February 1, 2019, Boya Hong Kong entered into share transfer agreements with each of these five individuals and completed the acquisition of their 8.82% ownership in China Liberal Beijing, for a total price of RMB 2.95 million (approximately $453,669). After this transaction, China Liberal Beijing became a 100% controlled subsidiary of Boya Hong Kong.

Reorganization

In March 2019, China Liberal, Yi Xin BVI and Yi Xin BVI’s sole shareholder (the “Yi Xin BVI Shareholder”) entered into a Sale and Purchase Agreement, whereby the Yi Xin BVI Shareholder sold 100% of the equity interests of Yi Xin BVI to China Liberal in consideration of one Ordinary Share of China Liberal being issued to Ever Alpha Global Limited, a BVI company wholly owned by the Yi Xin BVI Shareholder. After this transaction, China Liberal became the wholly-owned parent of Yi Xin BVI.

Amount due from a related party

On May 22, 2018, Xiamen Xinbaiyi Investment Group (“Xinbaiyi”), an entity related to the Company’s Board member and shareholder, Mr. Ruenjie Lin, entered into a loan agreement with the Company to borrow RMB2.5 million (approximately $363,000) as working capital for 10 months (from June 5, 2018 to February 28, 2019). The loan is non-interest bearing. Xinbaiyi repaid RMB2 million within 2018. The remaining balance of $72,700 as of December 31, 2018 has been fully collected as of February 2019. There was no due from related party balance as of December 31, 2019 and as of June 30, 2020.

Amount due to related parties

As of June 30, 2020, December 31, 2019 and December 31, 2018, the balance due to related parties totaled $556,311, $461,633 and $22,591, respectively. They comprise advances from the Company’s principal shareholders and used for working capital during the Company’s normal course of business. These advances are non-interest bearing and due on demand.

On February 1, 2019, our subsidiary Boya Hong Kong entered into share transfer agreements with each of the non-controlling shareholders of China Liberal Beijing and completed the acquisition of the 8.8228% non-controlling interest in China Liberal Beijing, for a total price of RMB 2.95 million (approximately $453,669). The total value of the non-controlling interest amounted to $540,907 as of the acquisition date. In connection with our acquisition of the 8.8228% non-controlling interest in China Liberal Beijing, we borrowed cash from related party, Ms. Yiyi Lin, the controlling shareholder of the Company, and made the payment to original five non-controlling shareholders. This borrowing from related party is non-interest bearing.

In the fiscal year of 2017, five individual shareholders contributed an aggregate of RMB2.95 million (approximately $453,669) into China Liberal Beijing for an 8.8228% ownership interest and such amount was used to increase the paid-in capital of China Liberal Beijing. In addition, we also borrowed $14,956 from Ngai Ngai Lam, 100% owner of the current largest shareholder of China Liberal, as working capital.

Employment Agreements

See “Executive Compensation - Agreements with Named Executive Officers”.

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DESCRIPTION OF SHARE CAPITAL

The following description of our share capital and provisions of our memorandum and articles of association are summaries and do not purport to be complete. Reference is made to our amended memorandum and articles of association(which is referred to in this section as, respectively, the “memorandum” and the “articles”).

We were incorporated as an exempted company with limited liability under the Companies Act of the Cayman Islands, or the Cayman Companies Act, on February 25, 2019. A Cayman Islands exempted company:

●	is a company that conducts its business mainly outside the Cayman Islands;
●

is prohibited from trading in the Cayman Islands with any person, firm or corporation except in furtherance of the business of the exempted company carried on outside the Cayman Islands (and for this purpose can effect and conclude contracts in the Cayman Islands and exercise in the Cayman Islands all of its powers necessary for the carrying on of its business outside the Cayman Islands);

●	does not have to hold an annual general meeting;
●	does not have to make its register of members open to inspection by shareholders of that company;
●	may obtain an undertaking against the imposition of any future taxation;
●	may register by way of continuation in another jurisdiction and be deregistered in the Cayman Islands;
●	may register as a limited duration company; and
●	may register as a segregated portfolio company.

Ordinary Shares

All of our issued and outstanding Ordinary Shares are fully paid and non-assessable. Our Ordinary Shares are issued in registered form, and are issued when registered in our register of members. Each holder of our Ordinary Shares will be entitled to receive a certificate in respect of such Ordinary Shares. Our shareholders who are non-residents of the Cayman Islands may freely hold and vote their Ordinary Shares. We may not issue shares or warrants to bearer.

At the time of the Company’s incorporation on February 25, 2019, the Company had an authorized share capital of $50,000, divided into 50,000 ordinary shares par value $1.00 per share.

In March 2019, China Liberal, Yi Xin BVI and Yi Xin BVI’s sole shareholder (the “Yi Xin BVI Shareholder”) entered into a Sale and Purchase Agreement, whereby the Yi Xin BVI Shareholder sold 100% of the equity interests of Yi Xin BVI to China Liberal in consideration of one Ordinary Share of China Liberal being issued to Ever Alpha Global Limited, a BVI company wholly owned by the Yi Xin BVI Shareholder. After this transaction, China Liberal became the sole shareholder of Yi Xin BVI.

On July 8, 2019, our shareholders approved a stock split of our outstanding Ordinary Shares at a ratio of 1,000-for-1. On July 15, 2019, our sole director approved a stock issuance increasing our Ordinary Shares by 3,999,000 to 5,000,000, effective immediately.

Subject to the provisions of the Cayman Companies Act and our articles regarding redemption and purchase of the shares, the directors have general and unconditional authority to allot (with or without confirming rights of renunciation), grant options over or otherwise deal with any unissued shares to such persons, at such times and on such terms and conditions as they may decide. Such authority could be exercised by the directors to allot shares which carry rights and privileges that are preferential to the rights attaching to Ordinary Shares. No share may be issued at a discount except in accordance with the provisions of the Cayman Companies Act.

Transfer Agent and Registrar

The transfer agent and registrar for the Ordinary Shares is Transhare Corporation.

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Dividends

Subject to the provisions of the Cayman Companies Act and any rights attaching to any class or classes of shares, the directors may declare dividends or distributions out of our funds which are lawfully available for that purpose.

Subject to the provisions of the Cayman Companies Act and any rights attaching to any class or classes of shares, our shareholders may, by ordinary resolution, declare dividends but no such dividend shall exceed the amount recommended by the directors.

Subject to the requirements of the Cayman Companies Act regarding the application of a company’s share premium account and with the sanction of an ordinary resolution, dividends may also be declared and paid out of any share premium account. The directors when paying dividends to shareholders may make such payment either in cash or in specie.

Unless provided by the rights attached to a share, no dividend shall bear interest against us.

Voting Rights

Subject to any rights or restrictions as to voting attached to any shares, unless any share carries special voting rights, on a show of hands every shareholder who is present in person and every person representing a shareholder by proxy shall have one vote. On a poll, every shareholder who is present in person and every person representing a shareholder by proxy shall have one vote for each share of which he or the person represented by proxy is the holder. In addition, all shareholders holding shares of a particular class are entitled to vote at a meeting of the holders of that class of shares. Votes may be given either personally or by proxy.

Variation of Rights of Shares

Whenever our capital is divided into different classes of shares, the rights attaching to any class of share (unless otherwise provided by the terms of issue of the shares of that class) may be varied either with the consent in writing of the holders of not less than two-thirds of the issued shares of that class, or with the sanction of a resolution passed by a majority of not less than two-thirds of the holders of shares of the class present in person or by proxy at a separate general meeting of the holders of shares of that class.

Unless the terms on which a class of shares was issued state otherwise, the rights conferred on the shareholder holding shares of any class shall not be deemed to be varied by the creation or issue of further shares ranking pari passu with the existing shares of that class.

Alteration of share capital

Subject to the Cayman Companies Act, our shareholders may, by ordinary resolution:

(a)	increase our share capital by such sum, to be divided into shares of such amount, as the ordinary resolution shall prescribe;
(b)	consolidate and divide all or any of our share capital into shares of larger amount than our existing shares;
(c)	convert all or any of our paid up shares into stock, and reconvert that stock into paid up shares of any denomination;
(d)	sub-divide our existing shares or any of them into shares of smaller amounts than that fixed by the memorandum; and
(e)

cancel any shares which, at the date of the passing of that ordinary resolution, have not been taken or agreed to be taken by any person and diminish the amount of our share capital by the amount of the shares so cancelled.

Subject to the Cayman Companies Act and to any rights for the time being conferred on the shareholders holding a particular class of shares, our shareholders may, by special resolution, reduce its share capital in any way.

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Calls on shares and forfeiture

Subject to the terms of allotment, the directors may make calls on the shareholders in respect of any monies unpaid on their shares including any premium and each shareholder shall (subject to receiving at least fourteen clear days’ notice specifying when and where payment is to be made), pay to us the amount called on his shares. Shareholders registered as the joint holders of a share shall be jointly and severally liable to pay all calls in respect of the share. If a call remains unpaid after it has become due and payable the person from whom it is due and payable shall pay interest on the amount unpaid from the day it became due and payable until it is paid at the rate fixed by the terms of allotment of the share or in the notice of the call or if no rate is fixed, at the rate of ten per cent per annum. The directors may, at their discretion, waive payment of the interest wholly or in part.

We have a first and paramount lien on every share

At any time the directors may declare any share to be wholly or partly exempt from the calls and forfeiture provisions of the articles.

We may sell, in such manner as the directors may determine, any share on which the sum in respect of which the lien exists is presently payable, if due notice that such sum is payable has been given (as prescribed by the articles) and, within fourteen days of the date on which the notice is deemed to be given under the articles, such notice has not been complied with.

Forfeiture or surrender of shares

If a shareholder fails to pay any call the directors may give to such shareholder not less than fourteen clear days’ notice requiring payment and specifying the amount unpaid including any interest which may have accrued, any expenses which have been incurred by us due to that person’s default and the place where payment is to be made. The notice shall also contain a warning that if the notice is not complied with, the shares in respect of which the call is made will be liable to be forfeited.

If such notice is not complied with, the directors may, before the payment required by the notice has been received, resolve that any share the subject of that notice be forfeited (which forfeiture shall include all dividends or other monies payable in respect of the forfeited share and not paid before such forfeiture).

Subject to the provisions of the Cayman Companies Act, a forfeited share may be sold, re-allotted or otherwise disposed of on such terms and in such manner as the directors determine and at any time before a sale, re-allotment or disposition the forfeiture may be cancelled on such terms as the directors think fit.

A person whose shares have been forfeited shall cease to be a shareholder in respect of the forfeited shares, and shall surrender to us for cancellation the certificate for the shares forfeited, notwithstanding such forfeit, remain liable to pay to us all monies which at the date of forfeiture were payable by him to us in respect of the shares, together with all expenses and interest from the date of forfeiture or surrender until payment.

A statutory declaration, made by a director or the secretary that a share has been forfeited on a specified date shall be conclusive evidence of the facts stated in it as against all persons claiming to be entitled to the share.

Subject to the execution of an instrument of transfer, if necessary, the declaration shall constitute good title to the shares.

Share premium account

The directors shall establish a share premium account and shall carry the credit of such account from time to time to a sum equal to the amount or value of the premium paid on the issue of any share or capital contributed or such other amounts required by the Cayman Companies Act.

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Redemption and purchase of own shares

Subject to the Cayman Companies Act and any rights for the time being conferred on the shareholders holding a particular class of shares, we may by our directors:

(a)

issue shares on terms that they are to be redeemed or are liable to be redeemed at our option or the shareholder on such terms and in such manner as the directors of the Company may, before the issue of shares, determine;

(b)	purchase its own shares (including any redeemable shares) in such manner and on such terms as our directors may determine and agree with the relevant shareholder; and

(c)	make a payment in respect of the redemption or purchase of its own shares in any manner authorized by the Cayman Companies Act, including out of capital.

We may make a payment in respect of the redemption or purchase of its own shares in any manner authorized by the Cayman Companies Act, including out of any combination of capital, our profits and the proceeds of a fresh issue of shares.

When making a payment in respect of the redemption or purchase of shares, the directors may make the payment in cash or in specie (or partly in one and partly in the other) if so authorized by the terms of the allotment of those shares or by the terms applying to those shares, or otherwise by agreement with the shareholder holding those shares.

Transfer of Shares

Subject to the restrictions contained in our articles, any shareholder may transfer all or any of his shares by an instrument of transfer in the usual or common form or in a form prescribed by any Designated Stock Exchange (as defined under our articles) or in any other form approved by our board of directors and may be under hand or, if the transferor or transferee is a Clearing House (as defined under our articles), by hand or by electronic machine imprinted signature or by such other manner of execution as the our board of directors may approve from time to time.

Our board of directors may, in its absolute discretion, decline to register any transfer of any Ordinary Share that has not been fully paid up or is subject to a company lien. Our board of directors may also decline to register any transfer of any Ordinary Share unless:

(a) the instrument of transfer is lodged with us, accompanied by the certificate for the Ordinary Shares to which it relates and such other evidence as our board of directors may reasonably require to show the right of the transferor to make the transfer;

(b) the instrument of transfer is in respect of only one class of Ordinary Shares;

(c) the instrument of transfer is properly stamped, if required;

(d) the Ordinary Share transferred is fully paid and free of any lien in favor of us; and

(e) any fee related to the transfer has been paid to us.

If our directors refuse to register a transfer, they are required, within one month after the date on which the instrument of transfer was lodged, to send to the transferee notice of such refusal.

The registration of transfers of shares or of any class of shares may, after compliance with any notice requirement of any Designated Stock Exchange (as defined under our articles), be suspended and our register of members be closed at such times and for such periods (not exceeding in the whole thirty (30) days in any year) as our board of directors may determine.

Inspection of Books and Records

Holders of our Ordinary Shares will have no general right under the Cayman Companies Act to inspect or obtain copies of our register of members or our corporate records (other than the register of mortgages).

General Meetings

An annual general meeting of our Company shall be held in each year (other than the year in which our articles were adopted) at such time as determined by our board of directors and we may, but shall not (unless required by the Cayman Companies Act) be obliged to, in each year hold any other general meeting.

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The directors may convene general meetings whenever they think fit. General meetings shall also be convened on the written requisition of the shareholders holding at the date of deposit of the requisition not less than two-thirds, in par value of the issued shares which as at that date carry the right to vote at general meetings of our Company in accordance with the notice provisions in the articles, specifying the purpose of the meeting and signed by each of the shareholders making the requisition. If the directors do not convene such meeting for a date not later than twenty-one clear days’ after the date of receipt of the written requisition, those shareholders who requested the meeting may convene the general meeting themselves within three months after the end of such period of twenty-one clear days.

At least ten (10) clear days’ notice specifying the place, the day and the hour of each general meeting and the general nature of such business to be transacted thereat shall be given in the manner hereinafter provided, or in such other manner (if any) as may be prescribed by our ordinary resolution, to such persons as are entitled to vote or may otherwise be entitled under our articles to receive such notices from us.

The presence of one third of the shareholders, whether in person or represented by proxy, shall constitute a quorum at a general meeting.

If, within half an hour from the time appointed for the general meeting, or at any time during the meeting, a quorum is not present, the meeting, if convened upon the requisition of shareholders, shall be cancelled. In any other case it shall stand adjourned to the same time and place seven days or to such other time or place as is determined by the directors.

The chairman may, with the consent of a meeting at which a quorum is present, adjourn the meeting. When a meeting is adjourned for fourteen days or more, notice of the adjourned meeting shall be given in accordance with the articles.

At any general meeting a resolution put to the vote of the meeting shall be decided on a poll. A poll shall be taken in such manner as our chairman directs and he may appoint scrutineers (who need not be shareholders) and fix a place and time for declaring the result of the poll. The result of the poll shall be deemed to be the resolution of the meeting at which the poll was demanded. In the case of equality of votes, the chairman shall be entitled to a casting vote in addition to any other vote he may have.

Directors

Our board of directors shall consist of such number of directors as a majority of the directors then in office may determine from time to time, and subject always to the rights (if any) of the holders of preferred shares (if any) to elect additional directors under specified circumstances.

Our directors shall be entitled to such remuneration as the board of directors may determine and, unless otherwise determined, the remuneration shall be deemed to accrue from day to day.

No shareholding qualification shall be required for our directors.

Unless removed or re-appointed, each director shall be appointed for a term expiring at the next-following annual general meeting, if one is held. At any annual general meeting held, our directors will be elected by an ordinary resolution of our shareholders. At each annual general meeting, each director so elected shall hold office for a one-year term and until the election of their respective successors in office or removed.

The office of a director shall be vacated if:

(a)	he becomes prohibited by law from being a director;

(b)	he becomes bankrupt or makes any arrangement or composition with his creditors generally;

(c)	he dies, or is, in the opinion of all his co-directors, incapable by reason of mental disorder of discharging his duties as director;

(d)	he resigned his office by notice to us;

(e)	he has for more than six months been absent without permission of the directors from meetings of directors held during that period and the Directors resolve that his office be vacated;

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Powers and duties of directors

Subject to the provisions of the Cayman Companies Act, our memorandum and articles, our business shall be managed by the directors, who may exercise all our powers. However, to the extent allowed by the Cayman Companies Act, shareholders may by special resolution validate any prior or future act of the directors which would otherwise be in breach of their duties.

The directors may delegate any of their powers to any committee consisting of one or more directors; any committee so formed shall in the exercise of the powers so delegated conform to any regulations that may be imposed on it by the directors. Our board of directors may establish an audit committee, compensation committee, and nomination and corporate governance committee.

The board of directors may exercise all the powers of the Company to raise capital or borrow money and to mortgage or charge all or any part of the undertaking, property and assets (present and future) and uncalled capital of the Company and, subject to the Cayman Companies Act, to issue debentures, bonds and other securities, whether outright or as collateral security for any debt, liability or obligation of the Company or of any third party.

A director must disclose any material interest pursuant to our articles, and such director may not vote at any meeting of directors or of a committee of directors on any resolution concerning a matter in which he has, directly or indirectly, an interest or duty. Our director shall be counted in the quorum present at a meeting when any such resolution is under consideration and such resolution may be passed by a majority of the disinterested directors present at the meeting even if such disinterested directors together constitute less than a quorum.

Capitalization of profits

The directors may resolve to capitalize:

(a)

any undivided profits of the Company not required for paying any preferential dividend (whether or not they are available for distribution) or any sum standing to the credit of the Company’s share premium account or capital redemption reserve;

(b)

appropriate the sum resolved to be capitalized to the shareholders who would have been entitled to it if it were distributed by way of dividend and in the same proportions and apply such sum on their behalf either in or towards paying up the amounts, if any, for the time being unpaid on any shares held by them respectively, or in paying up in full unissued shares or debentures of the Company of a nominal amount equal to such sum, and allot the shares or debentures credited as fully paid to those shareholders, or as they may direct, in those proportions, or partly in one way and partly in the other;

(c)

resolve that any shares so allotted to any shareholder in respect of a holding by him of any partly-paid shares rank for dividend, so long as such shares remain partly paid, only to the extent that such partly paid shares rank for dividend;

(d)	make such provision by the issue of fractional certificates or by payment in cash or otherwise as they determine in the case of shares or debentures becoming distributable in fractions; and

(e)

authorize any person to enter on behalf of all the shareholders concerned into an agreement with the Company providing for the allotment of them respectively, credited as fully paid, of any shares or debentures to which they may be entitled upon such capitalization, any agreement made under such authority being binding on all such shareholders.

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Liquidation Rights

If we are wound up, the shareholders may, subject to the articles and any other sanction required by the Cayman Companies Law, pass a special resolution allowing the liquidator to do either or both of the following:

(a) to divide in specie among the shareholders the whole or any part of our assets and, for that purpose, to value any assets and to determine how the division shall be carried out as between the shareholders or different classes of shareholders; and

(b) to vest the whole or any part of the assets in trustees for the benefit of shareholders and those liable to contribute to the winding up.

Register of Members

Under the Cayman Companies Act, we must keep a register of members and there should be entered therein:

●	the names and addresses of our shareholders, a statement of the shares held by each shareholder, and of the amount paid or agreed to be considered as paid, on the shares of each shareholder;

●	the date on which the name of any person was entered on the register as a shareholder; and

●	the date on which any person ceased to be a shareholder.

Under Cayman Companies Act, the register of members of our company is prima facie evidence of the matters set out therein and a shareholder registered in the register of members is deemed as a matter of the Cayman Companies Act to have legal title to the shares as set against its name in the register of members. Upon the completion of this offering, the register of members will be immediately updated to record and give effect to the issuance of Ordinary Shares by the Company to the custodian or its nominee. Once our register of members has been updated, the shareholders recorded in the register of members will be deemed to have legal title to the shares set against their name.

If the name of any person is incorrectly entered in or omitted from our register of members, or if there is any default or unnecessary delay in entering on the register the fact of any person having ceased to be a shareholder of our company, the person or shareholder aggrieved (or any shareholder of our company or our company itself) may apply to the Grand Court of the Cayman Islands for an order that the register be rectified, and the Court may either refuse such application or it may, if satisfied of the justice of the case, make an order for the rectification of the register.

Differences in Corporate Law

The Cayman Companies Act is derived, to a large extent, from the older Companies Acts of England and Wales but does not follow recent United Kingdom statutory enactments, and accordingly there are significant differences between the Cayman Companies Act and the current Companies Act of England. In addition, the Cayman Companies Act differs from laws applicable to United States corporations and their shareholders. Set forth below is a summary of certain significant differences between the provisions of the Cayman Companies Act applicable to us and the comparable laws applicable to companies incorporated in the State of Delaware in the United States.

Mergers and Similar Arrangements

The Cayman Companies Act provides for the mergers or consolidation of two or more companies in a single entity. The legislation makes a distinction between a “consolidation” and a “merger”. In a consolidation, a new entity is formed from the combination of each participating company, and the separate consolidating parties, as a consequence, cease to exist and are each stricken by the Registrar of Companies. In a merger, one company remains as the surviving party, having in effect absorbed the other merging parties that are then stricken and cease to exist.

Two or more Cayman-registered companies may merge or consolidate. Cayman-registered companies may also merge or consolidate with foreign companies provided that the laws of the foreign jurisdiction permit such merger or consolidation.

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Under the new rules, a plan of merger or consolidation shall be authorized by each constituent company by way of (i) a special resolution of the members of each such constituent company; and (ii) such other authorization, if any, as may be specified in such constituent company’s memorandum and articles of association.

A merger between a Cayman parent company and its Cayman subsidiary or subsidiaries does not require authorization by a resolution of shareholders of that Cayman subsidiary if a copy of the plan of merger is given to every member of that Cayman subsidiary to be merged unless that member agrees otherwise. For this purpose a subsidiary is a company of which at least 90% of the issued shares entitled to vote are owned by the parent company.

The consent of each holder of a fixed or floating security interest over a constituent company is required unless this requirement is waived by a court in the Cayman Islands.

Save in certain circumstances, a dissentient shareholder of a Cayman Islands constituent company is entitled to payment of the fair value of his or her shares upon dissenting to a merger or consolidation. The exercise of appraisal rights will preclude the exercise of any other save for the right to seek relief on the grounds that the merger or consolidation is void or unlawful.

In addition, there are statutory provisions that facilitate the reconstruction and amalgamation of companies, provided that the arrangement is approved by a majority in number of each class of shareholders and creditors with whom the arrangement is to be made, and who must, in addition, represent three-fourths in value of each such class of shareholders or creditors, as the case may be, that are present and voting either in person or by proxy at a meeting, or meetings, convened for that purpose. The convening of the meetings and subsequently the arrangement must be sanctioned by the Grand Court of the Cayman Islands. While a dissenting shareholder has the right to express to the court the view that the transaction ought not to be approved, the court can be expected to approve the arrangement if it determines that:

(a) the statutory provisions as to the required majority vote have been met;

(b) the shareholders have been fairly represented at the meeting in question and the statutory majority are acting bona fide without coercion of the minority to promote interests adverse to those of the class;

(c) the arrangement is such that may be reasonably approved by an intelligent and honest man of that class acting in respect of his interest; and

(d) the arrangement is not one that would more properly be sanctioned under some other provision of the Cayman Companies Act.

When a takeover offer is made and accepted by holders of 90% of the shares affected within four months the offeror may, within a two-month period commencing on the expiration of such four month period, require the holders of the remaining shares to transfer such shares on the terms of the offer. An objection can be made to the Grand Court of the Cayman Islands but this is unlikely to succeed in the case of an offer which has been so approved unless there is evidence of fraud, bad faith or collusion.

If an arrangement and reconstruction is thus approved, or if a takeover offer is made and accepted, a dissenting shareholder would have no rights comparable to appraisal rights, which would otherwise ordinarily be available to dissenting shareholders of Delaware corporations, providing rights to receive payment in cash for the judicially determined value of the shares.

Shareholders’ Suits

In principle, we will normally be the proper plaintiff and as a general rule, a derivative action may not be brought by a minority shareholder. However, based on English law authorities, which would in all likelihood be of persuasive authority in the Cayman Islands, there are exceptions to the foregoing principle, including when:

(a) a company acts or proposes to act illegally or ultra vires;

(b) the act complained of, although not ultra vires, could only be effected duly if authorized by more than a simple majority vote that has not been obtained; and

(c) those who control the company are perpetrating a “fraud on the minority”.

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Class actions and derivative actions generally are available to shareholders under Delaware law for, among other things, breach of fiduciary duty, corporate waste and actions not taken in accordance with applicable law. In such actions, the court generally has discretion to permit the winning party to recover attorneys’ fees incurred in connection with such action.

Indemnification of Directors and Executive Officers and Limitation of Liability

The Cayman Islands law does not limit the extent to which a company’s articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against the consequences of committing a crime or against the indemnified person’s own fraud or dishonesty.

This standard of conduct is generally the same as permitted under the Delaware General Corporation Law for a Delaware corporation.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers or persons controlling us under the foregoing provisions, we have been informed that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Directors’ Fiduciary Duties

Under Delaware corporate law, a director of a Delaware corporation has a fiduciary duty to the corporation and its shareholders. This duty has two components: the duty of care and the duty of loyalty. The duty of care requires that a director act in good faith, with the care that an ordinarily prudent person would exercise under similar circumstances. Under this duty, a director must inform himself of, and disclose to shareholders, all material information reasonably available regarding a significant transaction. The duty of loyalty requires that a director act in a manner he or she reasonably believes to be in the best interests of the corporation. He or she must not use his or her corporate position for personal gain or advantage. This duty prohibits self-dealing by a director and mandates that the best interests of the corporation and its shareholders take precedence over any interest possessed by a director, officer or controlling shareholder and not shared by the shareholders generally. In general, actions of a director are presumed to have been made on an informed basis, in good faith and in the honest belief that the action taken was in the best interests of the corporation. However, this presumption may be rebutted by evidence of a breach of one of the fiduciary duties. Should such evidence be presented concerning a transaction by a director, a director must prove the procedural fairness of the transaction, and that the transaction was of fair value to the corporation.

As a matter of Cayman Islands law, directors of Cayman Islands companies owe fiduciary duties to their respective companies to, amongst other things, act in good faith in their dealings with or on behalf of the company and exercise their powers and fulfill the duties of their office honestly. Core duties are:

●

a duty to act in good faith in what the directors bona fide consider to be the best interest of the company (and in this regard, it should be noted that the duty is owed to the company and not to associate companies, subsidiaries or holding companies);

●	a duty not to personally profit from opportunities that arise from the office of director;

●	a duty of trusteeship of the company’s assets;

●	a duty not to put himself in a position where the structures of a company conflict of his or her personal interest on his or her duty to a third party to avoid conflicts of interest; and

a duty to exercise powers for the purpose for which such powers were conferred.

Shareholder Proposals

Under the Delaware General Corporation Law, a shareholder has the right to put any proposal before the annual meeting of shareholders, provided it complies with the notice provisions in the governing documents. The Delaware General Corporation Law does not provide shareholders an express right to put any proposal before the annual meeting of shareholders, but in keeping with common law, Delaware corporations generally afford shareholders an opportunity to make proposals and nominations provided that they comply with the notice provisions in the certificate of incorporation or bylaws. A special meeting may be called by the board of directors or any other person authorized to do so in the governing documents, but shareholders may be precluded from calling special meetings.

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The Cayman Companies Act does not provide shareholders any rights to bring business before a meeting or requisition a general meeting. However, these rights may be provided in the company’s memorandum and articles of association.

Cumulative Voting

Under the Delaware General Corporation Law, cumulative voting for elections of directors is not permitted unless the corporation’s certificate of incorporation specifically provides for it. Cumulative voting potentially facilitates the representation of minority shareholders on a board of directors since it permits the minority shareholder to cast all the votes to which the shareholder is entitled on a single director, which increases the shareholder’s voting power with respect to electing such director. As permitted under the Cayman Companies Act, our articles do not provide for cumulative voting. As a result, our shareholders are not afforded any less protections or rights on this issue than shareholders of a Delaware corporation.

Under the Cayman Companies law, there is no cumulative voting for the election of directors unless so provided in the memorandum and articles of association.

Removal of Directors

Under the Delaware General Corporation Law, a director of a corporation with a classified board may be removed only for cause with the approval of a majority of the outstanding shares entitled to vote, unless the certificate of incorporation provides otherwise. Subject to the provisions of our articles, the office of a director may be terminated forthwith if (a) he is prohibited by the law of the Cayman Islands from acting as a director, (b) he is made bankrupt or makes an arrangement or composition with his creditors generally, (c) he resigns his office by notice to us, (d) he only held office as a director for a fixed term and such term expires, (e) in the opinion of a registered medical practitioner by whom he is being treated he becomes physically or mentally incapable of acting as a director, (f) he is given notice by the majority of the other directors (not being less than two in number) to vacate office (without prejudice to any claim for damages for breach of any agreement relating to the provision of the services of such director), (g) he is made subject to any law relating to mental health or incompetence, whether by court order or otherwise, or (h) without the consent of the other directors, he is absent from meetings of directors for continuous period of six months.

Under the Cayman Companies law, removal of directors is governed by the terms of the memorandum and articles of association.

Transactions with Interested Shareholders

The Delaware General Corporation Law contains a business combination statute applicable to Delaware public corporations whereby, unless the corporation has specifically elected not to be governed by such statute by amendment to its certificate of incorporation or bylaws that is approved by its shareholders, it is prohibited from engaging in certain business combinations with an “interested shareholder” for three years following the date that such person becomes an interested shareholder. An interested shareholder generally is a person or a group who or which owns or owned 15% or more of the target’s outstanding voting stock or who or which is an affiliate or associate of the corporation and owned 15% or more of the corporation’s outstanding voting stock within the past three years. This has the effect of limiting the ability of a potential acquirer to make a two-tiered bid for the target in which all shareholders would not be treated equally. The statute does not apply if, among other things, prior to the date on which such shareholder becomes an interested shareholder, the board of directors approves either the business combination or the transaction which resulted in the person becoming an interested shareholder. This encourages any potential acquirer of a Delaware corporation to negotiate the terms of any acquisition transaction with the target’s board of directors.

The Cayman Companies Act has no comparable statute. As a result, we cannot avail ourselves of the types of protections afforded by the Delaware business combination statute. However, although the Cayman Companies Act does not regulate transactions between a company and its significant shareholders, under Cayman Islands law such transactions must be entered into bona fide in the best interests of the company and for a proper corporate purpose and not with the effect of constituting a fraud on the minority shareholders.

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Dissolution; Winding Up

Under the Delaware General Corporation Law, unless the board of directors approves the proposal to dissolve, dissolution must be approved by shareholders holding 100% of the total voting power of the corporation. Only if the dissolution is initiated by the board of directors may it be approved by a simple majority of the corporation’s outstanding shares. Delaware law allows a Delaware corporation to include in its certificate of incorporation a supermajority voting requirement in connection with dissolutions initiated by the board of directors.

Under the Cayman Companies Act, our company may be wound up by a special resolution of our shareholders, or if the winding up is initiated by our board of directors, by either a special resolution of our members or, if our company is unable to pay its debts as they fall due, by an ordinary resolution of our members. In addition, a company may be wound up by an order of the courts of the Cayman Islands. The court has authority to order winding up in a number of specified circumstances including where it is, in the opinion of the court, just and equitable to do so.

Variation of Rights of Shares

Under the Delaware General Corporation Law, a corporation may vary the rights of a class of shares with the approval of a majority of the outstanding shares of such class, unless the certificate of incorporation provides otherwise.

Under our articles, if our share capital is divided into more than one class of shares, the rights attaching to any class of share (unless otherwise provided by the terms of issue of the shares of that class) may be varied either with the consent in writing of the holders of not less than two-thirds of the issued shares of that class, or with the sanction of a resolution passed by a majority of not less than two-thirds of the holders of shares of the class present in person or by proxy at a separate general meeting of the holders of shares of that class.

Amendment of Governing Documents

Under the Delaware General Corporation Law, a corporation’s certificate of incorporation may be amended only if adopted and declared advisable by the board of directors and approved by a majority of the outstanding shares entitled to vote, and the bylaws may be amended with the approval of a majority of the outstanding shares entitled to vote and may, if so provided in the certificate of incorporation, also be amended by the board of directors. Under the Cayman Companies Act, our articles may only be amended by special resolution of our shareholders.

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SHARES ELIGIBLE FOR FUTURE SALE

Upon completion of this offering, we will have outstanding Ordinary Shares held by public representing approximately 70.64% of our Ordinary Shares in issue. All of the Ordinary Shares sold in this offering will be freely transferable by persons other than our affiliates without restriction or further registration under the Securities Act.

Rule 144

“Restricted securities”, as that term is defined in Rule 144 under the Securities Act, may be sold publicly in the United States only if they are subject to an effective registration statement under the Securities Act or pursuant to an exemption from the registration requirement such as those provided by Rule 144 and Rule 701 promulgated under the Securities Act.

In general, under Rule 144 as currently in effect, a person who is not deemed to have been our affiliate at any time during the three months preceding a sale and who has beneficially owned restricted securities within the meaning of Rule 144 for more than six months would be entitled to sell an unlimited number of those shares, subject only to the availability of current public information about us. A non-affiliate who has beneficially owned restricted securities for at least one year from the later of the date these shares were acquired from us or from our affiliate would be entitled to freely sell those shares.

A person who is deemed to be an affiliate of ours and who has beneficially owned “restricted securities” for at least six months would be entitled to sell, within any three-month period, a number of shares that is not more than the greater of:

●	1% of the number of Ordinary Shares then outstanding, in the form of Ordinary Shares or otherwise, which will equal approximately shares immediately after this offering; or

●	the average weekly trading volume of the Ordinary Shares on the Nasdaq Capital Market during the four calendar weeks preceding the filing of a notice on Form 144 with respect to such sale.

Sales under Rule 144 by our affiliates or persons selling shares on behalf of our affiliates are also subject to certain manner of sale provisions and notice requirements and to the availability of current public information about us. In addition, in each case, these shares would remain subject to lock-up arrangements and would only become eligible for sale when the lock-up period expires.

Rule 701

Rule 701 under the Securities Act, as in effect on the date of this prospectus, permits resales of shares in reliance upon Rule 144 but without compliance with certain restrictions of Rule 144, including the holding period requirement. If any of our employees, executive officers or directors purchase shares under a written compensatory plan or contract, they may be entitled to rely on the resale provisions of Rule 701, but all holders of Rule 701 shares would be required to wait until 90 days after the date of this prospectus before selling any such shares.

Regulation S

Regulation S provides generally that sales made in offshore transactions are not subject to the registration or prospectus-delivery requirements of the Securities Act.

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TAXATION

People’s Republic of China Enterprise Taxation

Unless otherwise noted in the following discussion, this section is the opinion of H&J Law Firm, our PRC counsel, insofar as it relates to legal conclusions with respect to matters of People’s Republic of China Enterprise Taxation below.

The following brief description of Chinese enterprise laws is designed to highlight the enterprise-level taxation on our earnings, which will affect the amount of dividends, if any, we are ultimately able to pay to our shareholders. See “Dividend Policy.”

Enterprise Income Tax

According to the Enterprise Income Tax Law of the People’s Republic of China, or the EIT Law, which was promulgated by the Standing Committee of the National People’s Congress on March 16, 2007, and became effective on January 1, 2008, and then amended on February 24, 2017 and December 29, 2018, and the Implementation Rules of the EIT Law, or the Implementation Rules, which were promulgated by the State Council on December 6, 2007, became effective on January 1, 2008 and was last amended on April 23, 2019, enterprises are divided into resident enterprises and non-resident enterprises. Resident enterprises pay enterprise income tax on their incomes obtained in and outside the PRC at the rate of 25%. Non-resident enterprises setting up institutions in the PRC pay enterprise income tax on the incomes obtained by such institutions in and outside the PRC at the rate of 25%. Non-resident enterprises with no institutions in the PRC, and non-resident enterprises with income having no substantial connection with their institutions in the PRC, pay enterprise income tax on their income obtained in the PRC at a reduced rate of 10%.

We are a holding company incorporated in the Cayman Islands and we gain substantial income by way of dividends paid to us from our PRC Subsidiary. The EIT Law and its implementation rules provide that China-sourced income of foreign enterprises, such as dividends paid by a PRC Subsidiary to its equity holders that are non-resident enterprises, will normally be subject to PRC withholding tax at a rate of 10%, unless any such foreign investor’s jurisdiction of incorporation has a tax treaty with China that provides for a preferential tax rate or a tax exemption.

Under the EIT Law, an enterprise established outside of China with a “de facto management body” within China is considered a “resident enterprise,” which means that it is treated in a manner similar to a Chinese enterprise for enterprise income tax purposes. Although the implementation rules of the EIT Law define “de facto management body” as a managing body that actually, comprehensively manage and control the production and operation, staff, accounting, property and other aspects of an enterprise, the only official guidance for this definition currently available is set forth in the Notice of the State Administration of Taxation on Issues Concerning the Determination of Chinese-Controlled Enterprises Registered Overseas as Resident Enterprises on the Basis of Their Bodies of Actual Management, or SAT Notice 82, which provides guidance on the determination of the tax residence status of a Chinese-controlled offshore incorporated enterprise, defined as an enterprise that is incorporated under the laws of a foreign country or territory and that has a PRC enterprise or enterprise group as its primary controlling shareholder. Although China Liberal does not have a PRC enterprise or enterprise group as our primary controlling shareholder and is therefore not a Chinese-controlled offshore incorporated enterprise within the meaning of SAT Notice 82, in the absence of guidance specifically applicable to us, we have applied the guidance set forth in SAT Notice 82 to evaluate the tax residence status of China Liberal and its subsidiaries organized outside the PRC.

According to SAT Notice 82, a Chinese-controlled offshore incorporated enterprise will be regarded as a PRC tax resident by virtue of having a “de facto management body” in China and will be subject to PRC enterprise income tax on its worldwide income only if all of the following criteria are met: (i) the places where senior management and senior management departments that are responsible for daily production, operation and management of the enterprise perform their duties are mainly located within the territory of China; (ii) financial decisions (such as money borrowing, lending, financing and financial risk management) and personnel decisions (such as appointment, dismissal and salary and wages) are decided or need to be decided by organizations or persons located within the territory of China; (iii) main property, accounting books, corporate seal, the board of directors and files of the minutes of shareholders’ meetings of the enterprise are located or preserved within the territory of China; and (iv) one half (or more) of the directors or senior management staff having the right to vote habitually reside within the territory of China.

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We believe that we do not meet some of the conditions outlined in the immediately preceding paragraph. For example, as a holding company, the key assets and records of China Liberal Education Holdings Limited, including the resolutions and meeting minutes of our board of directors and the resolutions and meeting minutes of our shareholders, are located and maintained outside the PRC. In addition, we are not aware of any offshore holding companies with a corporate structure similar to ours that has been deemed a PRC “resident enterprise” by the PRC tax authorities. Accordingly, we believe that China Liberal and its offshore subsidiaries should not be treated as a “resident enterprise” for PRC tax purposes if the criteria for “de facto management body” as set forth in SAT Notice 82 were deemed applicable to us. However, as the tax residency status of an enterprise is subject to determination by the PRC tax authorities and uncertainties remain with respect to the interpretation of the term “de facto management body” as applicable to our offshore entities, we will continue to monitor our tax status.

The implementation rules of the EIT Law provide that, (i) if the enterprise that distributes dividends is domiciled in the PRC or (ii) if gains are realized from transferring equity interests of enterprises domiciled in the PRC, then such dividends or gains are treated as China-sourced income. It is not clear how “domicile” may be interpreted under the EIT Law, and it may be interpreted as the jurisdiction where the enterprise is a tax resident. Therefore, if we are considered as a PRC tax resident enterprise for PRC tax purposes, any dividends we pay to our overseas shareholders which are non-resident enterprises as well as gains realized by such shareholders from the transfer of our shares may be regarded as China-sourced income and as a result become subject to PRC withholding tax at a rate of up to 10%. We are unable to provide a “will” opinion because H&J Law Firm, our PRC counsel, believes that it is more likely than not that the Company and its offshore subsidiaries would be treated as a non-resident enterprise for PRC tax purposes because they do not meet some of the conditions out lined in SAT Notice. In addition, we are not aware of any offshore holding companies with a corporate structure similar to ours that has been deemed a PRC “resident enterprise” by the PRC tax authorities as of the date of the prospectus. Therefore, we believe that it is possible but highly unlikely that the income received by our overseas shareholders will be regarded as China-sourced income. See “Risk Factors—Risks Related to Doing Business in China— If we are classified as a PRC resident enterprise for PRC enterprise income tax purposes, such classification could result in unfavorable tax consequences to us and our non-PRC shareholders.”

Generally, resident enterprises in the PRC are subject to the enterprise income tax at the rate of 25%. Our company is granted preferential treatment to “high and new technology enterprises strongly supported by the state,” or HNTEs, to enjoy a preferential enterprise tax rate of 15%. Therefore, China Liberal Beijing pays an EIT approximately US$167,813 and US$158,109 in the years ended December 31, 2018 and 2017. The EIT is calculated based on the entity’s global income as determined under PRC tax laws and accounting standards. If the PRC tax authorities determine that China Liberal Beijing is a PRC resident enterprise for enterprise income tax purposes, we may be required to withhold a 10% withholding tax from dividends we pay to our shareholders that are non-resident enterprises. In addition, non-resident enterprise shareholders may be subject to a 10% PRC withholding tax on gains realized on the sale or other disposition of our Ordinary Shares, if such income is treated as sourced from within the PRC. It is unclear whether our non-PRC individual shareholders would be subject to any PRC tax on dividends or gains obtained by such non-PRC individual shareholders in the event we are determined to be a PRC resident enterprise. If any PRC tax were to apply to dividends or gains realized by non-PRC individuals, it would generally apply at a rate of 20% unless a reduced rate is available under an applicable tax treaty. However, it is also unclear whether non-PRC shareholders of the Company would be able to claim the benefits of any tax treaties between their country of tax residence and the PRC in the event that the Company is treated as a PRC resident enterprise. There is no guidance from the PRC government to indicate whether or not any tax treaties between the PRC and other countries would apply in circumstances where a non-PRC company was deemed to be a PRC tax resident, and thus there is no basis for expecting how tax treaty between the PRC and other countries may impact non-resident enterprises.

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Value-added Tax

Pursuant to the Provisional Regulations on Value-Added Tax of the PRC, or the VAT Regulations, which were promulgated by the State Council on December 13, 1993, and took effect on January 1, 1994, and were amended on November 10, 2008, February 6, 2016, and November 19, 2017, respectively, and the Rules for the Implementation of the Provisional Regulations on Value Added Tax of the PRC, which were promulgated by the MOF, on December 25, 1993, and were amended on December 15, 2008, and October 28, 2011, respectively, entities and individuals that sell goods or labor services of processing, repair or replacement, sell services, intangible assets, or immovables, or import goods within the territory of the People’s Republic of China are taxpayers of value-added tax. The VAT rate is 13% for taxpayers selling goods, labor services, or tangible movable property leasing services or importing goods, except otherwise specified; 9% for taxpayers selling goods, labor services, or tangible movable property leasing services or importing goods, except otherwise specified; 6% for taxpayers selling services or intangible assets.

According to Announcement of the State Taxation Administration on Matters Relating to Deepening the VAT Reform (Announcement [2019] No.14 of the State Taxation Administration), or the Announcement, issued by the State Administration of Taxation, where taxpayers make VAT taxable sales or import goods, the applicable tax rates shall be adjusted from 16% to 13% and from 10% to 9%, respectively. The Notice took effect on April 1, 2019, and the adjusted VAT rates took effect at the same time.

The Notice of the Ministry of Finance and the State Administration of Taxation on Implementing the Pilot Program of Replacing Business Tax with Value-Added Tax in an All-round Manner on March 23, 2016, which took effect on May 1, 2016 and last amended in 2019. Pursuant to such circular, the Value Added Tax Pilot Program has been applicable nationwide since May 1, 2016.

According to the VAT Regulations and the related rules, as of the date of this prospectus, as taxpayers selling services, China Liberal Beijing is generally subject to 6% VAT rate.

Dividend Withholding Tax

The Enterprise Income Tax Law provides that since January 1, 2008, an income tax rate of 10% will normally be applicable to dividends declared to non-PRC resident investors which do not have an establishment or place of business in the PRC, or which have such establishment or place of business but the relevant income is not effectively connected with the establishment or place of business, to the extent such dividends are derived from sources within the PRC.

Pursuant to an Arrangement Between the Mainland of China and the Hong Kong Special Administrative Region for the Avoidance of Double Taxation and the Prevention of Fiscal Evasion with Respect to Taxes on Incomes, or the Double Tax Avoidance Arrangement, and other applicable PRC laws, if a Hong Kong resident enterprise is determined by the competent PRC tax authority to have satisfied the relevant conditions and requirements under such Double Tax Avoidance Arrangement and other applicable laws, the 10% withholding tax on the dividends the Hong Kong resident enterprise receives from a PRC resident enterprise may be reduced to 5%. However, based on the Circular on Certain Issues with Respect to the Enforcement of Dividend Provisions in Tax Treaties, or the SAT Circular 81, issued on February 20, 2009, by the SAT, if the relevant PRC tax authorities determine, in their discretion, that a company benefits from such reduced income tax rate due to a structure or arrangement that is primarily tax-driven, such PRC tax authorities may adjust the preferential tax treatment. According to the Circular on Several Questions regarding the “Beneficial Owner” in Tax Treaties, which was issued on February 3, 2018, by the SAT and took effect on April 1, 2018, when determining the applicant’s status of the “beneficial owner” regarding tax treatments in connection with dividends, interests or royalties in the tax treaties, several factors, including without limitation, whether the applicant is obligated to pay more than 50% of his or her income in 12 months to residents in third country or region, whether the business operated by the applicant constitutes the actual business activities, and whether the counterparty country or region to the tax treaties does not levy any tax or grant tax exemption on relevant incomes or levy tax at an extremely low rate, will be taken into account, and it will be analyzed according to the actual circumstances of the specific cases. The Measures for the Administration of Non-resident Taxpayers’ Enjoyment of Treaty Benefits, or SAT Circular 35, which was promulgated by the State Administration of Taxation on October 14, 2019 and became effective on January 1, 2020 provides that non-resident taxpayers’ enjoyment of treaty benefits shall be handled in the manner of “self-assessment, claim for and enjoyment of treaty benefits, and retention of relevant materials for review”. If a non-resident taxpayer determines through self-assessment that he or she is eligible for treaty benefits, he or she may, when filing tax returns, or when a withholding agent files withholding returns, enjoy tax treaty benefits, and collect and retain relevant materials for review in accordance with the provisions of SAT Circular 35 and accept the follow-up administration of tax authorities.

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As of the date of this prospectus, when considered as a non-PRC resident investor, which is much more likely to happen than not, Boya Hong Kong shall be subject to the dividend withholding tax at the rate of 10%. (See “Risk Factors” and “Taxation.”) Upon identified as the Hong Kong resident enterprise stipulated by the Double Tax Avoidance Arrangement and other applicable laws, the withholding tax may be reduced to 5%.

Hong Kong Taxation

Entities incorporated in Hong Kong are subject to profits tax in Hong Kong at the rate of 16.5% for each of the years ended December 31, 2019 and 2018.

British Virgin Islands Taxation

The British Virgin Islands currently levies no taxes on individuals or corporations based upon profits, income, gains or appreciation and there is no taxation in the nature of inheritance tax or estate duty. No stamp duty is payable in the British Virgin Islands on the issue of shares by, or any transfers of shares of, British Virgin Islands companies (except those which hold interests in land in the British Virgin Islands). The British Virgin Islands is not party to any double tax treaties that are applicable to any payments made to or by the Company.

Payments of dividends and capital in respect of our Ordinary Shares will not be subject to taxation in the British Virgin Islands and no withholding will be required on the payment of a dividend or capital to any holder of our Ordinary Shares, as the case may be, nor will gains derived from the disposal of our Ordinary Shares be subject to British Virgin Islands income or corporation tax.

Cayman Islands Taxation

The Cayman Islands currently levies no taxes on individuals or corporations based upon profits, income, gains or appreciation and there is no taxation in the nature of inheritance tax or estate duty. There are no other taxes likely to be material to the Company levied by the Government of the Cayman Islands except for stamp duties which may be applicable on instruments executed in, or, after execution, brought within the jurisdiction of the Cayman Islands. The Cayman Islands is not party to any double tax treaties that are applicable to any payments made to or by the Company. There are no exchange control regulations or currency restrictions in the Cayman Islands.

United States Federal Income Taxation

WE URGE POTENTIAL PURCHASERS OF OUR ORDINARY SHARES TO CONSULT THEIR OWN TAX ADVISORS CONCERNING THE U.S. FEDERAL, STATE, LOCAL AND NON-U.S. TAX CONSEQUENCES OF PURCHASING, OWNING AND DISPOSING OF OUR ORDINARY SHARES.

The following does not address the tax consequences to any particular investor or to persons in special tax situations such as:

●	banks;
●	financial institutions;
●	insurance companies;
●	regulated investment companies;
●	advertising investment trusts;
●	broker-dealers;
●	persons that elect to mark their securities to market;
●	U.S. expatriates or former long-term residents of the U.S.;
●	governments or agencies or instrumentalities thereof;
●	tax-exempt entities;
●	persons liable for alternative minimum tax;
●	persons holding our Ordinary Shares as part of a straddle, hedging, conversion or integrated transaction;
●	persons that actually or constructively own 10% or more of our voting power or value (including by reason of owning our Ordinary Shares);
●	persons who acquired our Ordinary Shares pursuant to the exercise of any employee share option or otherwise as compensation;
●	persons holding our Ordinary Shares through partnerships or other pass-through entities;
●	beneficiaries of a Trust holding our Ordinary Shares; or
●	persons holding our Ordinary Shares through a Trust.

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The discussion set forth below is addressed only to U.S. Holders that purchase Ordinary Shares in this offering. Prospective purchasers are urged to consult their own tax advisors about the application of the U.S. federal income tax rules to their particular circumstances as well as the state, local, foreign and other tax consequences to them of the purchase, ownership and disposition of our Ordinary Shares.

Material Tax Consequences Applicable to U.S. Holders of Our Ordinary Shares

The following sets forth the material U.S. federal income tax consequences related to the ownership and disposition of our Ordinary Shares. It is directed to U.S. Holders (as defined below) of our Ordinary Shares and is based upon laws and relevant interpretations thereof in effect as of the date of this prospectus, all of which are subject to change. This description does not deal with all possible tax consequences relating to ownership and disposition of our Ordinary Shares or U.S. tax laws, other than the U.S. federal income tax laws, such as the tax consequences under non-U.S. tax laws, state, local and other tax laws.

The following brief description applies only to U.S. Holders (defined below) that hold Ordinary Shares as capital assets and that have the U.S. dollar as their functional currency. This brief description is based on the federal income tax laws of the United States in effect as of the date of this prospectus and on U.S. Treasury regulations in effect or, in some cases, proposed, as of the date of this prospectus, as well as judicial and administrative interpretations thereof available on or before such date. All of the foregoing authorities are subject to change, which change could apply retroactively and could affect the tax consequences described below.

The brief description below of the U.S. federal income tax consequences to “U.S. Holders” will apply to you if you are a beneficial owner of Ordinary Share and you are, for U.S. federal income tax purposes,

●	an individual who is a citizen or resident of the United States;
●	a corporation (or other entity taxable as a corporation for U.S. federal income tax purposes) organized under the laws of the United States, any state thereof or the District of Columbia;
●	an estate whose income is subject to U.S. federal income taxation regardless of its source; or
●

a trust that (1) is subject to the primary supervision of a court within the United States and the control of one or more U.S. persons for all substantial decisions or (2) has a valid election in effect under applicable U.S. Treasury regulations to be treated as a U.S. person.

If a partnership (or other entities treated as a partnership for U.S. federal income tax purposes) is a beneficial owner of our Ordinary Shares, the tax treatment of a partner in the partnership will depend upon the status of the partner and the activities of the partnership. Partnerships and partners of a partnership holding our Ordinary Shares are urged to consult their tax advisors regarding an investment in our Ordinary Shares.

Taxation of Dividends and Other Distributions on our Ordinary Shares

Subject to the PFIC (defined below) rules discussed below, the gross amount of distributions made by us to you with respect to the Ordinary Shares (including the amount of any taxes withheld therefrom) will generally be includable in your gross income as dividend income on the date of receipt by you, but only to the extent that the distribution is paid out of our current or accumulated earnings and profits (as determined under U.S. federal income tax principles). With respect to corporate U.S. Holders, the dividends will not be eligible for the dividends-received deduction allowed to corporations in respect of dividends received from other U.S. corporations.

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With respect to non-corporate U.S. Holders, including individual U.S. Holders, dividends will be taxed at the lower capital gains rate applicable to qualified dividend income, provided that (1) the Ordinary Shares are readily tradable on an established securities market in the United States, or we are eligible for the benefits of an approved qualifying income tax treaty with the United States that includes an exchange of information program, (2) we are not a PFIC (defined below) for either our taxable year in which the dividend is paid or the preceding taxable year, and (3) certain holding period requirements are met. Because there is no income tax treaty between the United States and the Cayman Islands, clause (1) above can be satisfied only if the Ordinary Shares are readily tradable on an established securities market in the United States. Under U.S. Internal Revenue Service authority, Ordinary Shares are considered for purpose of clause (1) above to be readily tradable on an established securities market in the United States if they are listed on the Nasdaq Capital Market. You are urged to consult your tax advisors regarding the availability of the lower rate for dividends paid with respect to our Ordinary Shares, including the effects of any change in law after the date of this prospectus.

Dividends will constitute foreign source income for foreign tax credit limitation purposes. If the dividends are taxed as qualified dividend income (as discussed above), the amount of the dividend taken into account for purposes of calculating the foreign tax credit limitation will be limited to the gross amount of the dividend, multiplied by the reduced rate divided by the highest rate of tax normally applicable to dividends. The limitation on foreign taxes eligible for credit is calculated separately with respect to specific classes of income. For this purpose, dividends distributed by us with respect to our Ordinary Shares will constitute “passive category income” but could, in the case of certain U.S. Holders, constitute “general category income.”

To the extent that the amount of the distribution exceeds our current and accumulated earnings and profits (as determined under U.S. federal income tax principles), it will be treated first as a tax-free return of your tax basis in your Ordinary Shares, and to the extent the amount of the distribution exceeds your tax basis, the excess will be taxed as capital gain. We do not intend to calculate our earnings and profits under U.S. federal income tax principles. Therefore, a U.S. Holder should expect that a distribution will be treated as a dividend even if that distribution would otherwise be treated as a non-taxable return of capital or as capital gain under the rules described above.

Taxation of Dispositions of Ordinary Shares

Subject to the passive foreign investment company rules discussed below, you will recognize taxable gain or loss on any sale, exchange or other taxable disposition of a share equal to the difference between the amount realized (in U.S. dollars) for the share and your tax basis (in U.S. dollars) in the Ordinary Shares. The gain or loss will be capital gain or loss. If you are a non-corporate U.S. Holder, including an individual U.S. Holder, who has held the Ordinary Shares for more than one year, you will generally be eligible for reduced tax rates. The deductibility of capital losses is subject to limitations. Any such gain or loss that you recognize will generally be treated as United States source income or loss for foreign tax credit limitation purposes which will generally limit the availability of foreign tax credits.

Passive Foreign Investment Company (“PFIC”)

A non-U.S. corporation is considered a PFIC, as defined in Section 1297(a) of the US Internal Revenue Code, for any taxable year if either:

●	at least 75% of its gross income for such taxable year is passive income; or
●

at least 50% of the value of its assets (based on an average of the quarterly values of the assets during a taxable year) is attributable to assets that produce or are held for the production of passive income (the “asset test”).

Passive income generally includes dividends, interest, rents and royalties (other than rents or royalties derived from the active conduct of a trade or business) and gains from the disposition of passive assets. We will be treated as owning our proportionate share of the assets and earning our proportionate share of the income of any other corporation in which we own, directly or indirectly, at least 25% (by value) of the stock. In determining the value and composition of our assets for purposes of the PFIC asset test, (1) the cash we raise in this offering will generally be considered to be held for the production of passive income and (2) the value of our assets must be determined based on the market value of our Ordinary Shares from time to time, which could cause the value of our non-passive assets to be less than 50% of the value of all of our assets (including the cash raised in this offering) on any particular quarterly testing date for purposes of the asset test.

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Based on our operations and the composition of our assets we do not expect to be treated as a PFIC under the current PFIC rules. However, we must make a separate determination each year as to whether we are a PFIC, and there can be no assurance with respect to our status as a PFIC for our current taxable year or any future taxable year. Depending on the amount of cash we raise in this offering, together with any other assets held for the production of passive income, it is possible that, for our current taxable year or for any subsequent taxable year, more than 50% of our assets may be assets held for the production of passive income. We will make this determination following the end of any particular tax year. In addition, because the value of our assets for purposes of the asset test will generally be determined based on the market price of our Ordinary Shares and because cash is generally considered to be an asset held for the production of passive income, our PFIC status will depend in large part on the market price of our Ordinary Shares and the amount of cash we raise in this offering. Accordingly, fluctuations in the market price of the Ordinary Shares may cause us to become a PFIC. In addition, the application of the PFIC rules is subject to uncertainty in several respects and the composition of our income and assets will be affected by how, and how quickly, we spend the cash we raise in this offering. We are under no obligation to take steps to reduce the risk of our being classified as a PFIC, and as stated above, the determination of the value of our assets will depend upon material facts (including the market price of our Ordinary Shares from time to time and the amount of cash we raise in this offering) that may not be within our control. If we are a PFIC for any year during which you hold Ordinary Shares, we will continue to be treated as a PFIC for all succeeding years during which you hold Ordinary Shares. However, if we cease to be a PFIC and you did not previously make a timely “mark-to-market” election as described below, you may avoid some of the adverse effects of the PFIC regime by making a “purging election” (as described below) with respect to the Ordinary Shares.

If we are a PFIC for your taxable year(s) during which you hold Ordinary Shares, you will be subject to special tax rules with respect to any “excess distribution” that you receive and any gain you realize from a sale or other disposition (including a pledge) of the Ordinary Shares, unless you make a “mark-to-market” election as discussed below. Distributions you receive in a taxable year that are greater than 125% of the average annual distributions you received during the shorter of the three preceding taxable years or your holding period for the Ordinary Shares will be treated as an excess distribution. Under these special tax rules:

●	the excess distribution or gain will be allocated ratably over your holding period for the Ordinary Shares;
●

the amount allocated to your current taxable year, and any amount allocated to any of your taxable year(s) prior to the first taxable year in which we were a PFIC, will be treated as ordinary income, and

●

the amount allocated to each of your other taxable year(s) will be subject to the highest tax rate in effect for that year and the interest charge generally applicable to underpayments of tax will be imposed on the resulting tax attributable to each such year.

The tax liability for amounts allocated to years prior to the year of disposition or “excess distribution” cannot be offset by any net operating losses for such years, and gains (but not losses) realized on the sale of the Ordinary Shares cannot be treated as capital, even if you hold the Ordinary Shares as capital assets.

A U.S. Holder of “marketable stock” (as defined below) in a PFIC may make a mark-to-market election under Section 1296 of the US Internal Revenue Code for such stock to elect out of the tax treatment discussed above. If you make a mark-to-market election for first taxable year which you hold (or are deemed to hold) Ordinary Shares and for which we are determined to be a PFIC, you will include in your income each year an amount equal to the excess, if any, of the fair market value of the Ordinary Shares as of the close of such taxable year over your adjusted basis in such Ordinary Shares, which excess will be treated as ordinary income and not capital gain. You are allowed an ordinary loss for the excess, if any, of the adjusted basis of the Ordinary Shares over their fair market value as of the close of the taxable year. However, such ordinary loss is allowable only to the extent of any net mark-to-market gains on the Ordinary Shares included in your income for prior taxable years. Amounts included in your income under a mark-to-market election, as well as gain on the actual sale or other disposition of the Ordinary Shares, are treated as ordinary income. Ordinary loss treatment also applies to any loss realized on the actual sale or disposition of the Ordinary Shares, to the extent that the amount of such loss does not exceed the net mark-to-market gains previously included for such Ordinary Shares. Your basis in the Ordinary Shares will be adjusted to reflect any such income or loss amounts. If you make a valid mark-to-market election, the tax rules that apply to distributions by corporations which are not PFICs would apply to distributions by us, except that the lower applicable capital gains rate for qualified dividend income discussed above under “— Taxation of Dividends and Other Distributions on our Ordinary Shares” generally would not apply.

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The mark-to-market election is available only for “marketable stock,” which is stock that is traded in other than de minimis quantities on at least 15 days during each calendar quarter (“regularly traded”) on a qualified exchange or other market (as defined in applicable U.S. Treasury regulations), including the Nasdaq Capital Market. If the Ordinary Shares are regularly traded on the Nasdaq Capital Market and if you are a holder of Ordinary Shares, the mark-to-market election would be available to you were we to be or become a PFIC.

Alternatively, a U.S. Holder of stock in a PFIC may make a “qualified electing fund” election under Section 1295(b) of the US Internal Revenue Code with respect to such PFIC to elect out of the tax treatment discussed above. A U.S. Holder who makes a valid qualified electing fund election with respect to a PFIC will generally include in gross income for a taxable year such holder’s pro rata share of the corporation’s earnings and profits for the taxable year. However, the qualified electing fund election is available only if such PFIC provides such U.S. Holder with certain information regarding its earnings and profits as required under applicable U.S. Treasury regulations. We do not currently intend to prepare or provide the information that would enable you to make a qualified electing fund election. If you hold Ordinary Shares in any taxable year in which we are a PFIC, you will be required to file U.S. Internal Revenue Service Form 8621 in each such year and provide certain annual information regarding such Ordinary Shares, including regarding distributions received on the Ordinary Shares and any gain realized on the disposition of the Ordinary Shares.

If you do not make a timely “mark-to-market” election (as described above), and if we were a PFIC at any time during the period you hold our Ordinary Shares, then such Ordinary Shares will continue to be treated as stock of a PFIC with respect to you even if we cease to be a PFIC in a future year, unless you make a “purging election” for the year we cease to be a PFIC. A “purging election” creates a deemed sale of such Ordinary Shares at their fair market value on the last day of the last year in which we are treated as a PFIC. The gain recognized by the purging election will be subject to the special tax and interest charge rules treating the gain as an excess distribution, as described above. As a result of the purging election, you will have a new basis (equal to the fair market value of the Ordinary Shares on the last day of the last year in which we are treated as a PFIC) and holding period (which new holding period will begin the day after such last day) in your Ordinary Shares for tax purposes.

You are urged to consult your tax advisors regarding the application of the PFIC rules to your investment in our Ordinary Shares and the elections discussed above.

Information Reporting and Backup Withholding

Dividend payments with respect to our Ordinary Shares and proceeds from the sale, exchange or redemption of our Ordinary Shares may be subject to information reporting to the U.S. Internal Revenue Service and possible U.S. backup withholding under Section 3406 of the US Internal Revenue Code with at a current flat rate of 24%. Backup withholding will not apply, however, to a U.S. Holder who furnishes a correct taxpayer identification number and makes any other required certification on U.S. Internal Revenue Service Form W-9 or who is otherwise exempt from backup withholding. U.S. Holders who are required to establish their exempt status generally must provide such certification on U.S. Internal Revenue Service Form W-9. U.S. Holders are urged to consult their tax advisors regarding the application of the U.S. information reporting and backup withholding rules.

Backup withholding is not an additional tax. Amounts withheld as backup withholding may be credited against your U.S. federal income tax liability, and you may obtain a refund of any excess amounts withheld under the backup withholding rules by filing the appropriate claim for refund with the U.S. Internal Revenue Service and furnishing any required information. We do not intend to withhold taxes for individual shareholders. However, transactions effected through certain brokers or other intermediaries may be subject to withholding taxes (including backup withholding), and such brokers or intermediaries may be required by law to withhold such taxes.

Under the Hiring Incentives to Restore Employment Act of 2010, certain U.S. Holders are required to report information relating to our Ordinary Shares, subject to certain exceptions (including an exception for Ordinary Shares held in accounts maintained by certain financial institutions), by attaching a complete Internal Revenue Service Form 8938, Statement of Specified Foreign Financial Assets, with their tax return for each year in which they hold Ordinary Shares. Failure to report such information could result in substantial penalties. You should consult your own tax advisor regarding your obligation to file a Form 8938.

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PLAN OF DISTRIBUTION

This is a self-underwritten offering. This prospectus is part of a registration statement that permits our chief executive officer, Ms. Ngai Ngai Lam, to sell the Ordinary Shares on behalf of the Company directly to the public, with no commission or other remuneration payable to her for any Ordinary Shares that she sells.

There are no other plans or arrangements to enter into any contracts or agreements to sell the Ordinary Shares with a broker or dealer. Ms. Ngai Ngai Lam, our chief executive officer, will sell the Ordinary Shares on behalf of the Company, and she intends to offer them to friends, family members and business acquaintances. In offering the securities on our behalf, our officer will rely on the safe harbor from broker dealer registration set out in Rule 3a4-1 under the Securities Exchange Act of 1934.

Ms. Ngai Ngai Lam will not register as a broker-dealer pursuant to Section 15 of the Securities Exchange Act of 1934, in reliance upon Rule 3a4-1, which sets forth those conditions under which a person associated with an issuer may participate in the offering of the issuer's securities and not be deemed to be a broker-dealer.

•	Ms. Ngai Ngai Lam is not subject to a statutory disqualification, as that term is defined in Section 3(a)(39)of the Act, at the time of his participation; and

•

Ms. Ngai Ngai Lam will not be compensated in connection with his participation by the payment of commissions or other remuneration based either directly or indirectly on transactions in securities; and

•	Ms. Ngai Ngai Lam is not, nor will he be at the time of his participation in the offering, an associated person of a broker- dealer; and

•	Ms. Ngai Ngai Lam meets the conditions of paragraph (a)(4)(ii) of Rule 3a4-1 of the Exchange Act, in that he

o	primarily performs, or is intended primarily to perform at the end of the offering, substantial duties for or on behalf of our company, other than in connection with transactions in securities; and

o	is not a broker or dealer, or been associated person of a broker or dealer, within the preceding twelve months; and

o	has not participated in selling and offering securities for any Issuer more than once every twelve months other than in reliance on Paragraphs (a)(4)(i) (a)(4)(iii).

Our officers, directors, control person and affiliates of same do not intend to purchase any Ordinary Shares in this offering.

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Deposit of Offering Proceeds

The proceeds from the sale of the Ordinary Shares in this offering will be deposited in a separate (limited to funds received on behalf of us) non-interest bearing bank account established by the Escrow Agent, or the Escrow Account. The purpose of the Escrow Account is for (i) the holding of amounts of subscription monies which are collected through the banking system and (ii) the disbursement of collected funds.

If you decide to subscribe for any shares in this offering, you will be required to execute a Subscription Agreement and tender all funds in the form of checks, drafts, money orders or wire transfers to the Escrow Agent. Upon the Escrow Agent’s receipt of such monies, they shall be credited to the Escrow Account. All checks delivered to the Escrow Agent shall be made payable to “Peccoin Limited, as Escrow Agent for China Liberal Education Holdings Limited.” The Escrow Agent shall not be required to accept for credit to the Escrow Account or for deposit into the Escrow Account checks which are not accompanied by the appropriate subscription information. Wire transfers representing payments by prospective purchasers shall not be deemed deposited in the Escrow Account until the Escrow Agent has received in writing the subscription information required with respect to such payments.

No interest will be available for payment to either us or the investors (since the funds are being held in a non-interest bearing account). We intend to complete one closing of this offering, but may undertake one or more closings on a rolling basis. Therefore, investor funds that are held in escrow will be released to us in our sole discretion at any time, and without regard to meeting any particular contingency. Any such funds that the Escrow Agent receives shall be held in escrow until the applicable closing of the offering, and then used to complete securities purchases, or returned if this offering fails to close. Release of the funds to us is based upon the Escrow Agent reviewing the records of the depository institution holding the escrow to verify that the funds received have cleared the banking system prior to releasing the funds to us. All subscription information and subscription funds through checks or wire transfers should be delivered to the Escrow Agent. Failure to do so will result in subscription funds being returned to the investor. In the event that the offering is terminated, all subscription funds from the escrow account will be returned to investors by noon of the next business day after the termination of the offering.

Selling Restrictions

No action has been taken in any jurisdiction (except in the United States) that would permit a public offering of the Ordinary Shares, or the possession, circulation or distribution of this prospectus or any other material relating to us or the Ordinary Shares, where action for that purpose is required. Accordingly, the Ordinary Shares may not be offered or sold, directly or indirectly, and neither this prospectus nor any other offering material or advertisements in connection with the Ordinary Shares may be distributed or published, in or from any country or jurisdiction except in compliance with any applicable rules and regulations of any such country or jurisdiction.

136

EXPENSES RELATING TO THIS OFFERING

Set forth below is an itemization of the total expenses that we expect to incur in connection with this offering. With the exception of the SEC registration fee and the FINRA filing fee, all amounts are estimates. These expenses will be borne by us.

Securities and Exchange Commission Registration Fee	$3,600

FINRA	$5,450

Legal Fees and Expenses	$105,000

Accounting Fees and Expenses	$20,000

Printing and Engraving Expenses	$2,000

Miscellaneous Expenses*	$520,000

Total Expenses	$656,050

*Includes $500,000 of advisory fees to Boustead Securities LLC in connection with this offering.

137

LEGAL MATTERS

Certain legal matters as to Cayman Islands law will be passed upon for us by Campbells. Certain legal matters with respect to the United States federal securities law and New York law will be passed upon for us by Hunter Taubman Fischer & Li LLC, New York, New York. Legal matters as to PRC law will be passed upon for us by H&J Law Firm.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

None.

EXPERTS

The consolidated financial statements for the fiscal years ended December 31, 2018 and 2019, included in this registration statement have been so included in reliance on the report of Friedman LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form F-1, including relevant exhibits and schedules under the Securities Act, covering the Ordinary Shares offered by this prospectus. You should refer to our registration statements and their exhibits and schedules if you would like to find out more about us and about the Ordinary Shares. This prospectus summarizes material provisions of contracts and other documents that we refer you to. Since the prospectus may not contain all the information that you may find important, you should review the full text of these documents.

Immediately upon the completion of this offering, we will be subject to periodic reporting and other informational requirements of the Exchange Act, as applicable to foreign private issuers. Accordingly, we will be required to file reports, including annual reports on Form 20-F, and other information with the SEC. As a foreign private issuer, we are exempt from the rules of the Exchange Act prescribing the furnishing and content of proxy statements to shareholders under the federal proxy rules contained in Sections 14(a), (b) and (c) of the Exchange Act, and our executive officers, directors and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act.

The registration statements, reports and other information so filed can be inspected and copied at the public reference facilities maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549. You can request copies of these documents upon payment of a duplicating fee, by writing to the SEC. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference rooms. The SEC also maintains a website that contains reports, proxy statements and other information about issuers, such as us, who file electronically with the SEC. The address of that website is http://www.sec.gov. The information on that website is not a part of this prospectus.

No dealers, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus. You must not rely on any unauthorized information or representations. This prospectus is an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus is current only as of its date.

138

CHINA LIBERAL EDUCATION HOLDINGS LIMITED

139

China Liberal Education Holdings Limited

Condensed Consolidated Balance Sheets

(Unaudited)

	June 30,	December 31,
	2020	2019
Assets
Current Assets
Cash	$6,223,083	$1,702,279
Accounts receivable, net	339,465	518,191
Contract receivable, net	2,726,953	1,639,213
Advance to suppliers	256,037	836,766
Deferred initial public offering costs	-	649,451
Prepaid expenses and other current assets	213,143	339,260
Total current assets	9,758,681	5,685,160

Property and equipment, net	50,017	77,782
Operating lease right-of-use assets, net	-	18,372
Contract receivable, net– non-current	1,764,806	1,071,826
Total non-current assets	1,814,823	1,167,980
Total Assets	$11,573,504	$6,853,140

Liabilities and STOCKHOLDERS’ Equity

CURRENT LIABILITIES
Account payable	$382,234	$51,071
Deferred revenue	165,299	562,056
Taxes payable	476,033	404,453
Due to a related party	556,311	461,633
Operating lease liabilities - current	-	10,326
Accrued expenses and other current liabilities	226,438	178,276
TOTAL CURRENT LIABILITIES	1,806,315	1,667,815

Operating lease liabilities – non-current	-	5,350
TOTAL LIABILITIES	1,806,315	1,673,165

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS’ EQUITY

Ordinary shares, $0.001 par value, 50,000,000 shares authorized, 6,333,333 and 5,000,000 shares issued and outstanding at June 30, 2020 and December 31, 2019, respectively	6,333	5,000
Additional paid-in capital	9,358,487	4,579,116
Statutory reserve	407,534	379,952
Retained earnings	421,111	528,315
Accumulated other comprehensive loss	(426,276)	(312,408)
Total Equity	9,767,189	5,179,975

Total Liabilities and STOCKHOLDERS’ Equity	$11,573,504	$6,853,140

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

F-1

China Liberal Education Holdings Limited

Condensed Consolidated Statements of Operations and Comprehensive Income (Loss)

(Unaudited)

	For the six months ended June 30,
	2020	2019

REVENUE, NET	$2,270,788	$1,880,068
COST OF REVENUE	(1,482,515)	(1,022,655)
GROSS PROFIT	788,273	857,413

OPERATING EXPENSES
Selling expenses	(130,465)	(156,061)
General and administrative expenses	(770,618)	(511,024)
Total operating expenses	(901,083)	(667,085)

(LOSS) INCOME FROM OPERATIONS	(112,810)	190,328

OTHER INCOME
Interest income	82,770	3,617
Other expense, net	(907)	(2,179)
Total other income, net	81,863	1,438

(LOSS) INCOME BEFORE INCOME TAXES	(30,947)	191,766

INCOME TAX PROVISION	(48,675)	(52,756)

NET (LOSS) INCOME	(79,622)	139,010

COMPREHENSIVE (LOSS) INCOME
Total foreign currency translation adjustment	(113,868)	(18,085)
TOTAL COMPREHENSIVE (LOSS) INCOME	(193,490)	120,925

Weighted average number of shares, basic and diluted	5,366,300	5,000,000
Basic and diluted (loss) earnings per ordinary share	$(0.02)	$0.03

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

F-2

China Liberal Education Holdings Limited

Condensed Consolidated Statements of Changes in Stockholders’ Equity

For the Six Months Ended June 30, 2020 and 2019

(Unaudited)

	Ordinary shares		Additional Paid-in	Statutory	Retained	Accumulated Other Comprehensive	Total Stockholders’	Non-Controlling	Total
	Shares	Amount	Capital	Reserve	Earnings	Loss	Equity	Interest	Equity
Balance at December 31, 2018	5,000,000	$5,000	$4,579,116	$294,158	$88,967	$(234,237)	$4,733,004	$518,575	$5,251,579

Acquisition of 8.8228% non-controlling interest	-	-	-	-	87,238	-	87,238	(540,907)	(453,669)
Appropriation to statutory reserve	-	-	-	28,612	(28,612)	-	-	-	-
Net income	-	-	-	-	139,010	-	139,010	-	139,010
Foreign currency translation gain (loss)	-	-	-	-	-	(18,085)	(18,085)	22,332	4,247
Balance at June 30, 2019	5,000,000	$5,000	$4,579,116	$322,770	$286,603	$(252,322)	$4,941,167	$-	$4,941,167

Balance at December 31, 2019	5,000,000	$5,000	$4,579,116	$379,952	$528,315	$(312,408)	$5,179,975	$-	$5,179,975

Issuance of ordinary shares in initial public offering, net	1,333,333	1,333	4,779,371	-	-	-	4,780,704	-	4,780,704
Appropriation to statutory reserve	-	-	-	27,582	(27,582)	-	-	-	-
Net loss	-	-	-	-	(79,622)	-	(79,622)	-	(79,622)
Foreign currency translation loss	-	-	-	-	-	(113,868)	(113,868)	-	(113,868)
Balance at June 30, 2020	6,333,333	$6,333	$9,358,487	$407,534	$421,111	$(426,276)	$9,767,189	$-	$9,767,189

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

F-3

China Liberal Education Holdings Limited

Condensed Consolidated Statements of Cash Flows

(Unaudited)

	For the Six Months Ended
	June 30,
	2020	2019
Cash flows from operating activities
Net (loss) income	$(79,622)	$139,010
Adjustments to reconcile net (loss) income to net cash used in operating activities:
Depreciation and amortization	12,234	20,320
Loss from disposal of property and equipment	27,381	-
Amortization of right-of-use assets	18,181	-
Changes in operating assets and liabilities:
Accounts receivable	172,176	(99,777)
Contract receivable	(1,834,390)	297,936
Advances to suppliers	571,128	(339,463)
Prepaid expenses and other current assets	745,854	(511,104)
Due from related party	-	73,685
Deferred initial public offering costs	-	(321,569)
Accounts payable	332,972	67,350
Deferred revenue	(390,331)	470,410
Taxes payable	77,397	90,591
Accrued expenses and other current liabilities	33,843	9,208
Net cash used in operating activities	(313,177)	(103,403)

Cash flows from investing activities
Purchase of property and equipment	(12,831)	(13,026)
Acquisition of 8.8228% non-controlling interest in China Liberal Beijing	-	(453,669)
Net cash used in investing activities	(12,831)	(466,695)

Cash flows from financing activities
Proceeds from borrowing from a related party	94,804	481,431
Net proceeds from initial public offering	4,780,704	-
Net cash provided by financing activities	4,875,508	481,431

Effect of exchange rate changes on cash	(28,696)	3,988

Net increase (decrease) in cash	4,520,804	(84,679)

Cash, beginning of period	1,702,279	2,077,166
Cash, end of period	$6,223,083	$1,992,487

Supplemental disclosure information:
Income taxes paid	$20,321	$19,911
Interest paid	$-	$-

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

F-4

CHINA LIBERAL EDUCATION HOLDINGS LIMITED AND SUBSIDIARIES

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1 — ORGANIZATION AND BUSINESS DESCRIPTION

China Liberal Education Holdings Limited (“China Liberal” or the “Company”) was incorporated under the laws of the Cayman Islands on February 25, 2019 as an exempted company with limited liability.

China Liberal owns 100% equity interest of Yi Xin BVI International Investment Limited (“Yi Xin BVI”), a business company incorporated under the laws of the British Virgin Islands (“BVI”) on October 19, 2010.

China Boya Education Group Co., Limited (“Boya Hong Kong”), formerly known as Haier International Investment Holding Limited, was incorporated in accordance with the laws and regulations of Hong Kong on May 11, 2011, and changed to its current name on July 19, 2016. Yi Xin BVI owns 100% equity interest in Boya Hong Kong.

China Liberal, Yi Xin BVI and Boya Hong Kong are currently not engaging in any active business operations and are merely acting as holding companies.

China Liberal (Beijing) Education Technology Co., Ltd. (“China Liberal Beijing”) was formed on August 8, 2011, as a Wholly Foreign-Owned Enterprise (“WOFE”) in the People’s Republic of China (“PRC”), with the registered capital of RMB33.5 million (approximately $5.1 million). Through December 31, 2018, Boya Hong Kong owned 91.1772% ownership interest in China Liberal Beijing, with the remaining 8.8228% ownership interest owned by five individual shareholders. On February 1, 2019, Boya Hong Kong entered into share transfer agreements with each of the non-controlling shareholders of China Liberal Beijing and completed the acquisition of the 8.8228% non-controlling interest in China Liberal Beijing, for a total price of RMB2.95 million (approximately $453,669). The total value of the non-controlling interest amounted to $540,907 as of the acquisition date (see Note 11). The Company borrowed cash from a related party to make this acquisition payment (see Note 8). After this transaction, China Liberal Beijing became a 100% owned subsidiary of Boya Hong Kong.

The Company, through its wholly-owned subsidiaries, is primarily engaged in providing educational services in the People’s Republic of China (the “PRC”) under the “China Liberal” brand. The Company offers a wide range of educational services and programs to customers, consisting primarily of Sino-foreign Jointly Managed Academic Programs, sales of textbooks and course material, Overseas Study Consulting Services and technological consulting services provided for targeted Chinese universities/colleges to help them improve their data management system and to optimize their teaching and operating environment. In late 2019, the Company also started to provide tailored job readiness training services to graduating students from the appropriate partner schools so that such students would be better equipped to serve the employer at their respective job positions. Revenue generated from this line of business was de minimis as of June 30, 2020.

Reorganization

A reorganization of the legal structure of the Company (“Reorganization”) was completed on March 25, 2019. The reorganization involved the incorporation of China Liberal, and the transfer of the 100% equity interest of Yi Xin BVI to China Liberal. Consequently, China Liberal became the ultimate holding company of all other entities mentioned above.

The Reorganization has been accounted for as a recapitalization among entities under common control since the same controlling shareholders controlled all these entities before and after the Reorganization. The consolidation of the Company and its subsidiaries has been accounted for at historical cost and prepared on the basis as if the aforementioned transactions had become effective as of the beginning of the first period presented in the accompanying consolidated financial statements. Results of operations for the periods presented comprise those of the previously separate entities combined from the beginning of the period to the end of the period, eliminating the effects of intra-entity transactions.

Upon the completion of the Reorganization, the Company has subsidiaries in countries and jurisdictions in the PRC, Hong Kong and BVI.

F-5

CHINA LIBERAL EDUCATION HOLDINGS LIMITED AND SUBSIDIARIES

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1 — ORGANIZATION AND BUSINESS DESCRIPTION (continued)

Initial Public Offering

On May 12, 2020, the Company completed its initial public offering (“IPO”) of 1,333,333 common shares at a public offering price of $6.00 per share. The gross proceeds were $8 million before deducting placement agents’ commissions and other offering expenses, resulting in net proceeds of approximately $4.8 million. In connection with the offering, the Company’s common shares began trading on the NASDAQ Capital Market under the symbol “CLEU.”

Details of the subsidiaries of the Company as of June 30, 2020 were set out below:

	Date of	Jurisdiction of
Name of Entity	Formation	Formation	% of Ownership	Principal Activities
China Liberal	February 25, 2019	Cayman Islands	Parent, 100%	Investment holding

Yi Xin BVI	October 19, 2010	BVI	100%	Investment holding

Boya Hong Kong	May 11, 2011	Hong Kong	100%	Investment holding

China Liberal Beijing	August 8, 2011	Beijing, PRC	100%	Education services provider

NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation and Principles of Consolidation

The accompanying unaudited condensed consolidated financial statements have been prepared in accordance with the U.S. generally accepted accounting principles (“GAAP”) for interim financial information. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. In the opinion of management, all adjustments (consisting only of normal recurring accruals) considered necessary for a fair presentation have been included. Operating results for the six months ended June 30, 2020 and 2019 are not necessarily indicative of the results that may be expected for the full year. The information included in this interim report should be read in conjunction with Management’s Discussion and Analysis of Financial Condition and Results of Operations and the financial statements and notes thereto included in the Company’s annual financial statements in form 20-F for the fiscal year ended December 31, 2019 filed with the SEC on June 29, 2020.

The accompanying unaudited condensed consolidated financial statements include the financial statements of China Liberal, Yi Xin BVI, Boya Hong Kong and China Liberal Beijing. All inter-company balances and transactions are eliminated upon consolidation.

Uses of estimates

In preparing the unaudited condensed consolidated financial statements in conformity with accounting principles generally accepted in the United States of America (“US GAAP”), management makes estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. These estimates are based on information as of the date of the consolidated financial statements. Significant estimates required to be made by management include, but are not limited to, the valuation of accounts receivable and contracts receivable, advances to suppliers, valuation allowance for deferred tax assets, provision necessary for contingent liabilities and revenue recognition. Actual results could differ from those estimates.

F-6

CHINA LIBERAL EDUCATION HOLDINGS LIMITED AND SUBSIDIARIES

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Risks and Uncertainties

The main operations of the Company are located in the PRC. Accordingly, the Company’s business, financial condition, and results of operations may be influenced by political, economic, and legal environments in the PRC, as well as by the general state of the PRC economy. The Company’s results may be adversely affected by changes in the political, regulatory and social conditions in the PRC. Although the Company has not experienced losses from these situations and believes that it is in compliance with existing laws and regulations including its organization and structure disclosed in Note 1, such experience may not be indicative of future results.

The Company’s business, financial condition and results of operations may also be negatively impacted by risks related to natural disasters, extreme weather conditions, health epidemics and other catastrophic incidents, which could significantly disrupt the Company’s operations (see Note 13- Subsequent Events).

Liquidity

During the six months ended June 30, 2020, the Company had negative cash flow from operations of $0.3 million and reported a net loss of $0.08 million. The Company had cash of $6.2 million at June 30, 2020. Commencing in December 2019, a novel strain of coronavirus (COVID-19) surfaced, which caused lockdowns, quarantines, travel restrictions, suspension of business activities and school closures. The continued uncertainties associated with COVID-19 has negatively impacted the Company’s study abroad consulting services and “smart campus” related technological consulting services as well as its cash flows from operations in 2020.

On May 12, 2020, the Company completed its IPO of 1,333,333 common shares at a public offering price of $6.00 per share for net proceeds of approximately $4.8 million. Management believes that the Company’s current cash of approximately $6.2 million will be sufficient to meet its working capital needs for at least the next 12 months from the issuance of the unaudited condensed consolidated financial statements.

The Company intends to finance its future working capital requirements and capital expenditures from cash generated from operating activities. However, the Company may seek additional financings, to the extent required, and there can be no assurances that such financing will be available on favorable terms or at all.

Cash

Cash includes currency on hand and deposits held by banks that can be added or withdrawn without limitation. The Company maintains most of its bank accounts in the PRC. Cash balances in bank accounts in PRC are not insured by the Federal Deposit Insurance Corporation or other programs.

Accounts and contracts receivable, net

Accounts and contracts receivable are recorded net of allowance for uncollectible accounts.

The Company determines the adequacy of reserves for doubtful accounts based on individual account analysis and historical collection trend. The allowance is based on management’s best estimate of specific losses on individual exposures, as well as a provision on historical trends of collections. Actual amounts received may differ from management’s estimate of credit worthiness and the economic environment. Delinquent account balances are written-off against the allowance for doubtful accounts after management has determined that the likelihood of collection is not probable. As of June 30, 2020, and December 31, 2019, there was no allowance recorded as the Company considers all of the accounts receivable fully collectible.

The Company’s contracts receivable represents balance derived from the Technological Consulting Services for Smart Campus Solutions provided to Chinese universities/colleges, when the projects under the contracts have been completed and accepted by Chinese universities/colleges, but the balances have not been past due based on the contracted payment schedules. The Company had not incurred any bad debts with Chinese universities/colleges in the past, and considers the contract receivable fully collectible. Thus, there was no allowance recorded on such outstanding contract receivable as of June 30, 2020 and December 31, 2019 (See Note 4).

F-7

CHINA LIBERAL EDUCATION HOLDINGS LIMITED AND SUBSIDIARIES

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Advances to suppliers

Advance to suppliers consists of balances paid to suppliers that have not been provided or received. The Company makes advance payment to suppliers for purchase of equipment and devices in order to undertake the “smart campus” consulting projects for customers. Advance to suppliers are short-term in nature and are reviewed periodically to determine whether their carrying value has become impaired. As of June 30, 2020, and December 31, 2019, there was no allowance recorded as the Company considers all of the advances to be fully realizable.

Deferred initial public offering (“IPO”) costs

The Company complies with the requirement of the ASC 340-10-S99-1 and SEC Staff Accounting Bulletin (“SAB”) Topic 5A — “Expenses of Offering”. Deferred offering costs consist of underwriting, legal, accounting and other expenses incurred through the balance sheet date that are directly related to the intended IPO. Deferred offering costs will be charged to shareholders’ equity upon the completion of the IPO. The Company completed its IPO on May 12, 2020, and accordingly, the December 31, 2019 capitalized deferred offering costs of $649,451 have been charged to shareholders’ equity.

Lease

The Company adopted ASU 2016-02, “Leases” on January 1, 2019 and used the alternative transition approach which permits the effects of adoption to be applied at the effective date. The new standard provides a number of optional practical expedients in transition. The Company elected the ‘package of practical expedients’, which permits us not to reassess under the new standard our prior conclusions about lease identification, lease classification and initial direct costs. The Company also elected the short-term lease exemption and combining the lease and non-lease components practical expedients. The most significant impact upon adoption relates to the recognition of new Right-of-use (“ROU”) assets and lease liabilities on the Company’s balance sheet for office space operating leases. Upon adoption, the Company recognized additional operating liabilities of approximately $0.02 million as of January 1, 2019, with corresponding ROU assets of the same amount based on the present value of the remaining rental payments under current leasing standards for existing operating leases. There was no cumulative effect of adopting the standard.

The Company’s main operating subsidiary, China Liberal Beijing, leases office space for its headquarter office under non-cancelable operating lease agreements. In June 2020, the Company terminated its then existing lease, and relocated its headquarters office in Beijing to a new location with efficient space. As a result, the December 31, 2019 ROU assets of $18,372 has been fully amortized during the six months ended June 30, 2020 and there was no ROU assets and operating lease liabilities as of June 30, 2020. The Company’s new office lease starts in July 2020 for two years.

Operating lease expense for the six months ended June 30, 2020 and 2019 was $113,025 and $144,857, respectively.

Impairment of long-lived Assets

Long-lived assets with finite lives, primarily property and equipment, are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. If the estimated cash flows from the use of the asset and its eventual disposition below are the asset’s carrying value, then the asset is deemed to be impaired and written down to its fair value. There were no impairments of these assets as of June 30, 2020 and December 31, 2019.

F-8

CHINA LIBERAL EDUCATION HOLDINGS LIMITED AND SUBSIDIARIES

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Fair value of financial instruments

Fair value is defined as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. A three-level fair value hierarchy prioritizes the inputs used to measure fair value. The hierarchy requires entities to maximize the use of observable inputs and minimize the use of unobservable inputs. The three levels of inputs used to measure fair value are as follows:

•	Level 1 — inputs to the valuation methodology are quoted prices (unadjusted) for identical assets or liabilities in active markets.

•

Level 2 — inputs to the valuation methodology include quoted prices for similar assets and liabilities in active markets, quoted market prices for identical or similar assets in markets that are not active, inputs other than quoted prices that are observable and inputs derived from or corroborated by observable market data.

•	Level 3 — inputs to the valuation methodology are unobservable.

Unless otherwise disclosed, the fair value of the Company’s financial instruments, including cash, accounts receivable, advances to suppliers, prepaid expenses and other current assets, accounts payable, deferred revenue, accrued expenses and other current liabilities, taxes payable and due to related parties, approximate the fair value of the respective assets and liabilities as of June 30, 2020 and December 31, 2019 based upon the short-term nature of the assets and liabilities. The fair value of the contracts receivable also approximates their carrying amount because the receivables were derived from fixed-price contracts and will be settled by cash.

Property and equipment

Property and equipment are stated at cost less accumulated depreciation and amortization. Depreciation and amortization of property and equipment is provided using the straight-line method over their expected useful lives, as follows:

Useful life
Office equipment and furniture	5 years
Electronic equipment	5 years
Transportation vehicles	5-10 years
Leasehold improvement	Shorter of the lease term or estimated useful life

Expenditures for maintenance and repairs, which do not materially extend the useful lives of the assets, are charged to expense as incurred. Expenditures for major renewals and betterments which substantially extend the useful life of assets are capitalized. The cost and related accumulated depreciation of assets retired or sold are removed from the respective accounts, and any gain or loss is recognized in the consolidated statements of income and other comprehensive income in other income or expenses.

Revenue recognition

The Company’s revenues are primarily derived from providing a wide range of educational services and programs to customers, as disclosed below. Revenues are reported net of all value added taxes.

On January 1, 2019, the Company adopted Accounting Standards Update (“ASU”) 2014-09 Revenue from Contracts with Customers (“ASC Topic 606”) using the modified retrospective method.

To determine revenue recognition for contracts with customers, the Company performs the following five steps: (i) identify the contract with the customer, (ii) identify the performance obligations in the contract, (iii) determine the transaction price, including variable consideration to the extent that it is probable that a significant future reversal will not occur, (iv) allocate the transaction price to the respective performance obligations in the contract, and (v) recognize revenue when (or as) the Company satisfies the performance obligation.

F-9

CHINA LIBERAL EDUCATION HOLDINGS LIMITED AND SUBSIDIARIES

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

The Company generates its revenue from the following sources:

-	Sino-foreign Jointly-Managed Academic Programs

The Company recommends and coordinates accredited international universities/colleges to forge partnerships with Chinese host universities/colleges to establish international education programs at degree level. Chinese host universities/colleges then utilize their existing administrative ability, campus classrooms and facilities to recruit Chinese students into such programs. The Company also selects, recruits and appoints qualified foreign faculty to teach major courses at selected Chinese host universities/colleges and bears all faculty related costs, provides continuing support to foreign faculty, develops and delivers major course content and materials to ensure teaching quality meeting international standards, and to optimize students’ learning outcome and to prepare them for further education overseas and help them with course credit conversion in the event that any student decides to pursue further study overseas. The Company actively supports and interacts with enrolled students throughout their programs to ensure successful program completion. The Company’s contracts with host Chinese universities/colleges are fixed price contracts, pursuant to which, the Company is to receive a fixed portion of tuition for services rendered. As a result of performing the above-mentioned services, the Company is entitled to receive 12.5% to 50% of such student tuitions depending on the universities/colleges and the jointly managed academic programs, which are collected first by Chinese host universities/colleges from enrolled students at the beginning of each academic school year, and then remitted to the Company.

With respect to Sino-foreign Jointly Managed Academic Programs, the Company is not involved in recruiting students, collecting refunding tuition when students dropout, all of which are handled by the host universities/colleges. The host universities/colleges normally offer tuition refund if a student drops out from school within the first month of each academic school year. Collected tuition fees become non-refundable after the one-month refund policy window. Historically, for students enrolled under the Sino-foreign Jointly Managed Academic Programs, the average student dropout rate was below 1%. The Company’s contracts with Chinese host universities/colleges provide that (1) the host universities/colleges will withhold the tuition collected from students for one to three months after the academic school year starts in September, and then remit the portion of tuition fees to the Company after the student headcounts have been finalized, and (2) the portion of tuition fee that the Company is entitled to receive is calculated based on the final actual number of students retained with the universities/colleges after any student dropout has been adjusted. Accordingly, any tuition refund has already been deducted by host universities/colleges before the Company receives its portion of the tuition fees. For accounting purposes, at the beginning of each academic school year, the Company initially accrues the estimated refund based on an historical 1% student dropout rate, and makes subsequent true-up adjustments after the final number of students retained with the host universities/colleges is determined. Such adjustments were immaterial for the six months ended June 30, 2020 and 2019, respectively.

-	Sino-foreign Jointly-Managed Academic Programs (continued)

The Company’s contracts with Chinese host universities/colleges provide that foreign teachers assigned by the Company should be substituted, and teaching textbooks, course materials and curriculums should be adjusted in a timely manner in order to ensure a satisfactory teaching result. The Chinese host universities/colleges have the right to withhold the Company’s portion of the tuition if the Company does not take corrective action when the Company’s service deficiency is identified. Any costs related to teacher substitution, textbooks, course materials and curriculums adjustment should be borne by the Company. The Company maintains active communications with the host universities/colleges in order to obtain feedback on the quality of the services performed. Any service deficiency is being corrected and improved in a timely manner so as to achieve satisfactory long-term cooperation with the host universities/colleges. Historically, as a result of timely interaction with the host universities/colleges to address any service deficiency and to improve the teaching result, there were no estimable tuition withhold from the host universities/colleges that needs to be accrued. There were no complaints received from the host universities/colleges with respect to the Company’s services for the six months ended June 30, 2020 and 2019 which required material adjustment to the amount of fees received by the Company.

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CHINA LIBERAL EDUCATION HOLDINGS LIMITED AND SUBSIDIARIES

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Note 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Revenue recognition (continued)

The tuition fees received by the Company are initially recorded as deferred revenue and recognized ratably over applicable academic year as the Company’s performance obligations related to teaching, management and other supporting services are carried out over the whole academic year.

Sales of textbooks and course materials

In order to ensure the quality of the course content to meet international standards, the Company has developed and edited more than 16 English textbooks and course materials with emphasis on language training, and sells these textbooks and course materials to students enrolled under the Sino-foreign joint education programs.

Revenue from sales of textbooks and related course materials is recognized upon delivery of textbooks and course materials, which is when the risks and titles are transferred and the Company’s performance obligation is satisfied.

-	Overseas Study Consulting Service

The Company’s Overseas Study Consulting Services target those students who wish to study in foreign countries to enrich their learning experiences and to expand their horizon and employment possibilities. The Company’s overseas study consulting services are typically performed under one-on-one private tutoring model with duration of four to six months. The Company provides school information to help students make informed decisions about which institution and major to choose from, help them prepare for school application and admission; provides study plans, language training and test preparation courses to help students improve their foreign language ability and help them achieve higher scores in international admission and assessment tests. The Company also helps students on visa application and paperwork, and offers overseas extended services such as finding accommodation and travel assistance. In connection with these services, the Company collects an up-front fee based on the scope of consulting services requested by students. 90% of the consulting service fee collected is non-refundable, and is recognized ratably as revenue over the service period, while 10% of the consulting fee is refundable and is deferred and recognized as revenue when students are successfully admitted by foreign institution and student visas are granted.

-	Technological Consulting Services for Smart Campus Solutions

Under the concept of “creating smart campus”, the Company’s technological consulting services utilize the advanced information technology such as cloud computing, mobile internet and big data analytics to provide total solutions to targeted Chinese universities/colleges in order to integrate and improve their teaching, research, student data management, storage and processing, and campus life services, and to optimize their teaching and operating environment and improve operational efficiency. The Company’s “smart campus” related technological consulting service contracts are primarily on a fixed-price basis, which require the Company to perform services including project planning, project solution and design, data management application customization, installations of hardware equipment and components for digital classrooms and academic experiment centers or labs, integration of hardware and software application, and post-contract continuous maintenance support, based on the specific needs from each customer. Upon delivery of services, project completion inspection and customer acceptance are generally required. In the same contract, it may also include provisions that require the Company to provide post-contract maintenance support for a period ranging from several months to three years after customized “smart campus” solutions and services are delivered.

F-11

CHINA LIBERAL EDUCATION HOLDINGS LIMITED AND SUBSIDIARIES

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Revenue recognition (continued)

In addition, some of the Company’s “smart campus” related technological consulting service contracts include a difference in timing of when control is, or is deemed to be, transferred and the collection of cash receipts, which are collected over the term of the service arrangement. The timing difference could result in a significant financing component for performance obligations. If a significant financing component is identified, the future cash flows included in the transaction price allocated to the performance obligations are discounted using a discount rate compared to a market-based borrowing rate specific to both the customer and terms of the contract. The resulting present value of the allocated future cash flows is recorded as revenue while the discount amount is considered to be the significant financing component. Future cash flows received from the customer related to the performance obligations are bifurcated between principal repayment of the receivable and the related imputed interest income related to customer financing. The interest income is recorded as financing income within the consolidated statements of income and comprehensive income as providing financing to the customers is a core component under such contracts.

The Company evaluates “smart campus” solution service contracts and determines whether these contracts contain multiple element arrangements. An arrangement is separated, if (1) the delivered element(s) has (have) value to the customer on a stand-alone basis, (2) there is reliable evidence of the fair value of the undelivered element (s) and (3) if the arrangement includes a general right of return relative to the delivered element(s), delivery or performance of the undelivered element (s) is (are) considered probable and substantially in the control of the Company. If all three criteria are fulfilled, appropriate revenue recognition convention is then applied to each separate unit of accounting. If the three criteria are not met, revenue is deferred until such criteria are met or until the period in which the last undelivered element is delivered.

The Company determines “smart campus” solution and application customization service, installations of hardware and software components, and post-contract continuous maintenance support, as separate performance obligation in same fixed-fee contract, because the Company’s promise to transfer each of these services is separately identifiable from other promises in the contract. The Company allocates contract revenue to the identified separate units based on their relative fair value.

Reliable fair values are sales prices for the component when it is regularly sold on a stand-alone basis, third-party prices for similar components or, under certain circumstances, cost plus, an adequate business specific profit margin related to the relevant element. The amount allocable to the delivered elements is limited to the amount that is not contingent upon delivery of additional elements or meeting other specified performance conditions. Revenue allocated to technological consulting services for “smart campus” solution is recognized upon completion of each unit of service. In instances where substantive completion inspection and customer acceptance provisions are specified in contracts, revenues are deferred until all inspection and acceptance criteria have been met.

Contract Balances and Remaining Performance Obligations

Contract balances typically arise when a difference in timing between the transfer of control to the customer and receipt of consideration occurs.

The Company’s contract assets, consist primarily of accounts receivable related to providing educational services associated with Sino-foreign jointly managed education programs and study abroad consulting services to enrolled students, and contract receivable associated with providing technological consulting services for smart campus solutions, in which the Company’s contracted performance obligations have been satisfied, amount billed and the Company has an unconditional right to payment.

The Company had accounts receivable related to revenues from Sino-foreign jointly managed education programs and study abroad consulting services of $339,465 and $518,191 as of June 30, 2020 and December 31, 2019, respectively. The outstanding accounts receivable of $518,191 as of December 31, 2019 and $339,465 as of June 30, 2020 have been subsequently fully collected.

F-12

CHINA LIBERAL EDUCATION HOLDINGS LIMITED AND SUBSIDIARIES

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Revenue recognition (continued)

In addition, the Company had contract receivable of $4,491,759 (including current and non-current portion of $2,726,953 and $1,764,806, respectively) and $2,711,039 (including current and non-current portion of $1,639,213 and $1,071,826, respectively) as of June 30, 2020 and December 31, 2019, respectively, primarily derived from providing technological consulting services for smart campus solutions to Chinese universities/colleges. The balance due within one year and more than one year was based on the contracted payment terms with Chinese universities/colleges. As of June 30, 2020, the Company’s short-term contract receivable included $2,641,879 receivable from Fuzhou Melbourne Polytechnic (“FMP”) and $45,969 receivable from other Chinese universities/colleges. Subsequently, from July to early December 2020, the Company collected approximately $0.8 million (RMB 5.7 million) short-term contract receivable from FMP and remaining short-term contract receivable is expected to be collected before March 31, 2021. The FMP long-term contract receivable of $1,635,878 is expected to be collected in 2021 based on the contract payment terms (see Note 4). In connection with the FMP “smart campus” projects, financing component resulted from a timing difference when control is transferred and the collection of cash receipts that may impact future cash flows amounted to $168,033 as of June 30, 2020. The Company had not incurred any bad debts with Chinese universities/colleges in the past in connection with its undertaking of these services, and accordingly the Company considers the contract receivable fully collectible.

The Company’s contract liabilities, which are reflected in its consolidated balance sheets as deferred revenue of $165,299 and $562,056 as of June 30, 2020 and December 31, 2019, respectively, consist primarily of the Company’s unsatisfied performance obligations as of the balance sheet dates. The June 30, 2020 deferred revenue balance primarily consisted of deferred revenue associated with the Company’s Overseas Study Consulting Services when the Company received advance payment from customers while the performance obligations have not been completed as of the balance sheet date. The December 31, 2019 deferred revenue balance primarily consisted of $302,640 deferred revenue associated with the Company’s Sino-foreign jointly managed academic programs and $259,416 deferred revenue associated with the Company’s “smart campus” projects when the Company received advance payment from customers while the projects have not been completed as of the balance sheet date.

Disaggregation of revenue

Revenue disaggregated by service type was as follows for the six months ended June 30, 2020 and 2019:

	For the six months ended June 30,
	2020	2019
	(Unaudited)	(Unaudited)
Revenue from Sino-foreign Jointly Managed Academic Programs	$1,264,823	$1,240,856
Revenue from Technological Consulting Services for Smart Campus Solutions	933,240	625,896
Revenue from Overseas Study Consulting Services	72,725	-
Revenue from textbook and course material sales	-	13,316
Total revenue	$2,270,788	$1,880,068

Costs on data management application system customization

With its “smart campus” solution services to Chinese universities/colleges, the Company provides technical support to help Chinese universities/colleges to customize their campus data management application system to record student information. The Company does not develop and own the data management application software. Costs incurred, which consist primarily of internal salaries and benefits of personnel involved in the provision of such services, were included in the cost of revenue in the consolidated statements of income and comprehensive income.

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CHINA LIBERAL EDUCATION HOLDINGS LIMITED AND SUBSIDIARIES

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Advertising expense

Advertising expenses primarily relate to advertisement of the Company’s brand name and services through outdoor billboards and social media such as Weibo and WeChat. Advertising expenses are included in selling expenses in the consolidated statements of income and comprehensive income. Advertising expenses amounted to $241 and $10,119 for the six months ended June 30, 2020 and 2019, respectively.

Income taxes

The Company accounts for current income taxes in accordance with the laws of the relevant tax authorities. Deferred income taxes are recognized when temporary differences exist between the tax bases of assets and liabilities and their reported amounts in the consolidated financial statements. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period including the enactment date. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.

An uncertain tax position is recognized as a benefit only if it is “more likely than not” that the tax position would be sustained in a tax examination. The amount recognized is the largest amount of tax benefit that is greater than 50% likely of being realized on examination. For tax positions not meeting the “more likely than not” test, no tax benefit is recorded. Penalties and interest incurred related to underpayment of income tax are classified as income tax expense in the period incurred. No significant penalties or interest relating to income taxes have been incurred during the six months ended June 30, 2020 and 2019. The Company does not believe there was any uncertain tax position as of June 30, 2020 and December 31, 2019.

The Company’s operating subsidiary in China is subject to the income tax laws of the PRC. No significant income was generated outside the PRC for the six months ended June 30, 2020 and 2019. As of June 30, 2020, all of the tax returns of the Company’s PRC Subsidiary remain open for statutory examination by PRC tax authorities.

Value added tax (“VAT”)

The PRC government implemented a value-added tax reform pilot program, which replaced the business tax with VAT on selected sectors including but not limited to education in Beijing effective September 1, 2012. In August 2013, the pilot program was expanded nationwide in certain industries. Since May 2016, the change from business tax to VAT are expanded to all other service sectors which used to be subject to business tax. The VAT rates applicable to the Company’s PRC subsidiary ranged from 3% to 6%.

F-14

CHINA LIBERAL EDUCATION HOLDINGS LIMITED AND SUBSIDIARIES

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Earnings (loss) per Share

The Company computes earnings (loss) per share (“EPS”) in accordance with ASC 260, “Earnings per Share” (“ASC 260”). ASC 260 requires companies with complex capital structures to present basic and diluted EPS. Basic EPS is measured as net income (loss) divided by the weighted average common shares outstanding for the period. Diluted presents the dilutive effect on a per share basis of potential common shares (e.g., convertible securities, options and warrants) as if they had been converted at the beginning of the periods presented, or issuance date, if later. Potential common shares that have an anti-dilutive effect (i.e., those that increase income per share or decrease loss per share) are excluded from the calculation of diluted EPS. For the six months ended June 30, 2020 and 2019, there were no dilutive shares.

Foreign currency translation

The functional currency for China Liberal, Yi Xin BVI and Boya Hong Kong is the U.S Dollar (“US$”). However, China Liberal, Yi Xin BVI and Boya Hong Kong currently only serve as the holding companies and did not have active operation as of June 30, 2020. The Company operates primarily through its subsidiary China Liberal Beijing in the PRC, and the functional currency for China Liberal Beijing is the Chinese Yuan (“RMB”). The Company’s consolidated financial statements have been translated into the reporting currency U.S. Dollars (“US$”). Assets and liabilities of the Company are translated at the exchange rate at each reporting period end date. Equity is translated at historical rates. Income and expense accounts are translated at the average rate of exchange during the reporting period. The resulting translation adjustments are reported under other comprehensive income (loss). Gains and losses resulting from the translations of foreign currency transactions and balances are reflected in the results of operations.

The RMB is not freely convertible into foreign currency and all foreign exchange transactions must take place through authorized institutions. No representation is made that the RMB amounts could have been, or could be, converted into US$ at the rates used in translation.

The following table outlines the currency exchange rates that were used in creating the consolidated financial statements in this report:

	June 30, 2020	June 30, 2019	December 31, 2019
Period-end spot rate	US$1=RMB 7.0651	US$1=RMB 6.8668	US$1=RMB 6.9680
Average rate	US$1=RMB 7.0416	US$1=RMB 6.7856	US$1=RMB 6.9088

Comprehensive income (loss)

Comprehensive income (loss) consists of two components, net income (loss) and other comprehensive income (loss). The foreign currency translation gain or loss resulting from translation of the financial statements expressed in RMB to US$ is reported in other comprehensive income (loss) in the consolidated statements of operations and comprehensive income (loss).

Statement of Cash Flows

In accordance with ASC 230, “Statement of Cash Flows”, cash flows from the Company’s operations are formulated based upon the local currencies. As a result, amounts related to assets and liabilities reported on the statements of cash flows will not necessarily agree with changes in the corresponding balances on the balance sheets.

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CHINA LIBERAL EDUCATION HOLDINGS LIMITED AND SUBSIDIARIES

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Recent Accounting Pronouncements

The Company considers the applicability and impact of all accounting standards updates (“ASUs”). Management periodically reviews new accounting standards that are issued.

In June 2016, the FASB issued Accounting Standards Update (“ASU”) 2016-13, Financial Instruments-Credit Losses (Topic 326), which requires entities to measure all expected credit losses for financial assets held at the reporting date based on historical experience, current conditions, and reasonable and supportable forecasts. This replaces the existing incurred loss model and is applicable to the measurement of credit losses on financial assets measured at amortized cost. ASU 2016-13 was subsequently amended by Accounting Standards Update 2018-19, Codification Improvements to Topic 326, Financial Instruments — Credit Losses, Accounting Standards Update 2019-04 Codification Improvements to Topic 326, Financial Instruments — Credit Losses, Topic 815, Derivatives and Hedging, and Topic 825, Financial Instruments, and Accounting Standards Update 2019-05, Targeted Transition Relief. In November 2019, the FASB issued ASU 2019-10, which extends the effective date for adoption of ASU 2016-13. Accordingly, for public entities that are not smaller reporting entities, ASU 2016-13 and its amendments is effective for fiscal years, and interim periods within those fiscal years, beginning after December 15, 2019. For all other entities, this guidance and its amendments will be effective for fiscal years beginning after December 15, 2022, including interim periods within those fiscal years. As an emerging growth company, we plan to adopt this guidance effective January 1, 2023. We are currently evaluating the impact of our pending adoption of ASU 2016-13 on our consolidated financial statements.

In August 2018, the FASB Accounting Standards Board issued ASU No. 2018-13, “Fair Value Measurement (Topic 820): Disclosure Framework Changes to the Disclosure Requirements for Fair Value Measurement” (“ASU 2018-13”). ASU 2018-13 modifies the disclosure requirements on fair value measurements. ASU 2018-13 is effective for all entities for fiscal years and interim periods within those fiscal years beginning after December 15, 2019, with early adoption permitted for any removed or modified disclosures. The removed and modified disclosures will be adopted on a retrospective basis and the new disclosures will be adopted on a prospective basis. ASU 2018-13 is effective for the Company for annual and interim reporting periods beginning January 1, 2020. The adoption of this guidance did not have a material impact on the Company’s consolidated financial statements.

In November 2019, the FASB issued ASU 2019-10, “Financial Instruments—Credit Losses (Topic 326), Derivatives and Hedging (Topic 815), and Leases (Topic 842)” (“ASU 2019-10”). ASU 2019-10 (i) provides a framework to stagger effective dates for future major accounting standards and (ii) amends the effective dates for certain major new accounting standards to give implementation relief to certain types of entities. Specifically, ASU 2019-10 changes some effective dates for certain new standards on the following topics in the FASB Accounting Standards Codification (ASC): (a) Derivatives and Hedging (ASC 815) – now effective for fiscal years beginning after December 15, 2020 and interim periods within fiscal years beginning after December 15, 2021; (b) Leases (ASC 842) - now effective for fiscal years beginning after December 15, 2020 and interim periods within fiscal years beginning after December 15, 2021; (c) Financial Instruments — Credit Losses (ASC 326) - now effective for fiscal years beginning after December 15, 2022, including interim periods within those fiscal years; and (d) Intangibles — Goodwill and Other (ASC 350) - now effective for fiscal years beginning after December 15, 2022, including interim periods within those fiscal years. The Company does not expect the cumulative effect resulting from the adoption of this guidance will have a material impact on its consolidated financial statements.

In December 2019, the FASB issued ASU No. 2019-12, Income Taxes (Topic 740)—Simplifying the Accounting for Income Taxes. ASU 2019-12 is intended to simplify accounting for income taxes. It removes certain exceptions to the general principles in Topic 740 and amends existing guidance to improve consistent application. ASU 2019-12 is effective for fiscal years beginning after December 15, 2020 and interim periods within those fiscal years, with early adoption permitted. The Company does not expect adoption of the new guidance to have a significant impact on its consolidated financial statements.

In February 2020, the FASB issued ASU 2020-02, “Financial Instruments – Credit Losses (Topic 326) and Leases (topic 842) Amendments to SEC Paragraphs Pursuant to SEC Staff Accounting Bulletin No. 119 and Update to SEC Section on Effective Date Related to Accounting Standards Update No. 2016-02, Leases (topic 842)”. This ASU provides guidance regarding methodologies, documentation, and internal controls related to expected credit losses. This ASU is effective for interim and annual periods beginning after December 15, 2019, and early adoption is permitted. The Company is evaluating the impact of this guidance on its consolidated financial statements.

F-16

CHINA LIBERAL EDUCATION HOLDINGS LIMITED AND SUBSIDIARIES

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

NOTE 3 — ACCOUNTS RECEIVABLE, NET

Accounts receivable consist of the following:

	June 30, 2020	December 31, 2019
	(Unaudited)
Accounts receivable- Sino-foreign Jointly Managed Academic Program	$339,466	$37,296
Accounts receivable- Overseas Study Consulting Services	-	480,895
Less: allowance for doubtful accounts	-	-
Accounts receivable, net	$339,466	$518,191

Under the Sino-foreign Jointly Managed Academic Programs, student tuition fees are collected by the Chinese host universities/colleges at the beginning of each academic school year and then remit the agreed portion to the Company within one to four months. The June 30, 2020 accounts receivable balance was fully collected by October 2020.

NOTE 4 — CONTRACTS RECEIVABLE, NET

Contracts receivable consists of the following:

	June 30, 2020	December 31, 2019
	(Unaudited)
Contract receivable- “Smart Campus” related technological consulting services with FMP (1)	$3,829,822	$2,450,312
Contract receivable- “Smart Campus” project maintenance and technical support fee with FMP	447,935	-
Financing component associated with FMP contract receivable (1)	168,033	164,992
Contracts receivable – Other “Smart Campus” related technological consulting services (2)	45,969	95,735
Less: allowance for doubtful accounts	-	-
Total contracts receivable, net	4,491,759	2,711,039
Less: current portion of contract receivable	2,726,953	1,639,213
Contracts receivable, non-current	$1,764,806	$1,071,826

_____________

(1) In 2017, the Company entered into a contract with FMP to help FMP with its smart campus project, including creating a big data center, digital classrooms and an experiment-based simulation teaching center for its business school. These projects have been fully completed in November 2018 with satisfactory inspection and acceptance by FMP in December 2018.

Total contract price under the 2017 FMP “smart campus” project was RMB 16.68 million (approximately $2.4 million) for completion of the software and hardware installation, plus additional RMB 5.05 million (approximately $0.73 million) post-contract maintenance and technical support fee during the period of 2019 to 2021.

Based on the contract payment schedule, RMB 16.68 million earned project fee shall be paid in three equal installments of RMB 5,561,180 (approximately $798,103) before December 20 of each year from 2019 to 2021. RMB 5.05 million Post-contract maintenance and technical support fee will also be paid in four installments in 2018 to 2021 when services are rendered.

F-17

CHINA LIBERAL EDUCATION HOLDINGS LIMITED AND SUBSIDIARIES

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

NOTE 4 — CONTRACTS RECEIVABLE, NET (continued)

As of June 30, 2020, total outstanding contract receivable from FMP 2017 contract amounted to $2,560,170, including the following:

2017 FMP Contract	Amount as of June 30, 2020	Contracted payment due date
Contract receivable	$2,199,164
Maintenance fees	361,006
Total	2,560,170
Less: current portion of contract receivable	1,830,541	By December 31, 2020
Non-current portion	$729,629	By December 31, 2021

As of June 30, 2020, current portion of contract receivable associated with FMP 2017 contract amounted to $1,830,541, including receivable of $1,202,962 for services completed before December 31, 2019 and receivable of $627,579 for services completed during the six months ended June 30, 2020. The COVID-19 outbreak and spread caused school closures until May and June 2020, as a result, the collection of the December 31, 2019 contract receivable balance has been delayed. As of the date of this filing, for the Company’s current portion of contract receivable balance as of June 30, 2020, the Company collected approximately $0.8 million (RMB 5.7 million) from FMP, and expects to collect the remaining $1 million by March 31, 2021.

In addition to the 2017 FMP contract, in 2019, the Company entered into a new “smart campus” related contract with FMP to help FMP to create an information engineering laboratory training center and an experiment-based simulation center for its hotel management major for total contract price of RMB15.58 million (approximately $2.3 million) plus additional RMB3.74 million (approximately $0.54 million) for post-installation maintenance and technical support fees for the three years from 2020 to 2022.

The contract for the information engineering laboratory training center include two phases. Phase I requires the Company to complete the hardware and software installation and decoration of the computer training rooms, IOT training room and digital classrooms with contract price of approximately RMB 7.1 million (USD 1.01 million), which was completed before December 31, 2019, passed the inspection and was accepted by FMP. Phase II requires the Company to complete the hardware and software installation for the cloud computing and big data room with contract price of RMB3.48 million (approximately $0.5 million). Due to COVID-19 outbreak and temporary school closure, the performance of the Phase II contract has been rescheduled to summer of 2020 and completed in August 2020, and accordingly not included in the June 30, 2020 contract receivable balance. During the six months ended June 30, 2020, the Company completed the experiment-based simulation center for FMP’s hotel management major, with satisfactory inspection and acceptance by FMP and recognized $0.7 million revenue.

As of June 30, 2020, total outstanding contract receivable from FMP 2019 contract amounted to $1,717,587, including the following:

2019 FMP Contract	Amount	Contracted payment due date
Contract receivable	$1,630,658
Maintenance fees	86,929
Total	1,717,587
Less current portion	811,338	By December 31, 2020
Non-current portion	$906,249	By December 31, 2021

As of June 30, 2020, contract receivable associated with FMP 2019 contract amounted to $1,717,587, including receivable of $918,164 for services completed before December 31, 2019, receivable of $712,494 for services completed during the six months ended June 30, 2020 and maintenance fee of $86,929. Based on contract payment term, $811,338 will be due in December 31, 2020 and the remaining will be paid by FMP in 2021. For the current portion of contract receivable of $811,338 associated with FMP 2019 contract, the Company expects to collect from FMP by March 31, 2021.

As of June 30, 2020 and December 31, 2019, no allowance for doubtful accounts was recorded as the Company considers all of the contract receivable on “smart campus” projects from FMP fully collectible because in addition to the “smart campus” project, the Company has worked with FMP on Sino-foreign Jointly Managed Academic Programs since 2011 and there was no payment default based on past experience with FMP. Accordingly, management believes that cash collection from FMP is reasonably assured.

F-18

CHINA LIBERAL EDUCATION HOLDINGS LIMITED AND SUBSIDIARIES

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

NOTE 4 — CONTRACTS RECEIVABLE, NET (continued)

For the above mentioned 2017 and 2019 FMP contracts, revenue recognized for the six months ended June 30, 2020 and 2019, was as follows:

	For the six months end June 30,
	2020	2019
	(Unaudited)	(Unaudited)
Revenue from 2019 FMP “smart campus” contract	$710,072	-
2017 FMP contract post-installation maintenance fee revenue	94,771	$97,184
2019 FMP contract post-installation maintenance fee revenue	88,510	-
Total revenue from FMP “smart campus” contracts	$893,353	$97,184

(2) The Company has entered into additional smart campus solution contracts with a number of Chinese universities/colleges, including Capital Normal University, Shougang Technician College, Beijing Institute of Technology, North China Electric Power University, University of Chinese Academy of Sciences, Beijing Advanced Technical School of Arts and Craft and China University of Mining & Technology (Beijing), etc., to provide “smart campus” solution related consulting services to them, such as internet network improvement, digital classroom solutions, and educational management system customization. Total value of these smart campus solution contracts was $1,420,409. Most of these new smart campus contracts had been executed, completed, and accepted by these universities/colleges and the Company recognized revenue of $1,118,842 in 2019. Due to school closure and business disruptions because of the COVID-19 outbreak, the progress of some of these projects was delayed and the Company substantially completed these projects during the summer of 2020. As of June 30, 2020, contract receivable from these smart campus projects amounted to only $45,969.

NOTE 5 — ADVANCE TO SUPPLIERS

In connection with the technological consulting services provided to Chinese universities/colleges for the “smart campus” projects as disclosed in Note 4, the Company made advance payment to suppliers for purchase of electronic sensors, smartboards, projectors, LED display panels, high definition classroom audio and sound system and other lab-based equipment. The balances of advance to suppliers were $256,037 and $836,766 as of June 30, 2020 and December 31, 2019, respectively. There was no allowance recorded as the Company considers all of the advances fully realizable.

NOTE 6 — PREPAID EXPENSES AND OTHER CURRENT ASSETS

Prepaid expenses and other current assets consisted of the following:

	June 30, 2020	December 31, 2019
	(Unaudited)
Other receivable (1)	$88,251	$234,710
Others prepaid expenses (2)	124,892	104,550
Subtotal	213,143	339,260
Allowance for doubtful accounts	-	-
Prepaid expenses and other current assets, net	$213,143	$339,260

____________

(1)

Other receivable primarily includes short-term advances to employees for business operations, which are normally expensed within three months when invoices and other supporting documents been submitted for reimbursement, and deposit as security for performance of the contract.

(2)	Other prepaid expenses include prepaid rental expense and prepaid insurance expense, which are amortized over the service periods.

F-19

CHINA LIBERAL EDUCATION HOLDINGS LIMITED AND SUBSIDIARIES

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

NOTE 7 — PROPERTY AND EQUIPMENT, NET

Property and equipment, net, consist of the following:

	June 30, 2020	December 31, 2019
	(Unaudited)
Transportation vehicles	$215,149	$218,147
Electronic equipment	90,588	87,176
Office equipment and furniture	663	27,941
Leasehold improvement	-	46,128
Subtotal	306,400	379,392
Less: accumulated depreciation	(256,383)	(301,610)
Property and equipment, net	$50,017	$77,782

Depreciation expense was $12,234 and $20,320 for the six months ended June 30, 2020 and 2019, respectively. In June 2020, China Liberal Beijing relocated its headquarters office to a new location for a efficient space. In connection with the office relocation, the Company disposed certain fully depreciated office equipment and furniture and leasehold improvement associated with the old office lease. The Company recognized a loss of $27,381 from such disposal.

NOTE 8 — RELATED PARTY TRANSACTIONS

In connection with the Company’s acquisition of the 8.8228% non-controlling interest in China Liberal Beijing, the Company borrowed cash from related party, Ms. Lam Ngai Ngai, the controlling shareholder of the Company, and made the payment to original five non-controlling shareholders (see Note 1 and Note 11). This borrowing from related party is non-interest bearing and the Company made the repayment to related party in fourth quarter of fiscal year 2019 using cash generated from operating activities.

As of June 30, 2020 and December 31, 2019, balance due to related party comprises of advances from the Company’s principal shareholder and used for working capital during the Company’s normal course of business. These advances are non-interest bearing and due on demand. Balance due to a related party amounted to $556,311 and $461,633 as of June 30, 2020 and December 31, 2019, respectively.

NOTE 9 — TAXES

(a) Corporate Income Taxes (“CIT”)

Cayman Island

Under the current tax laws of the Cayman Islands, the Company is not subject to tax on its income or capital gains. In addition, no Cayman Islands withholding tax will be imposed upon the payment of dividends by the Company to its shareholders.

BVI

Yi Xin BVI is incorporated in the BVI as an offshore holding company and is not subject to tax on income or capital gain under the laws of BVI.

Hong Kong

Boya Hong Kong is incorporated in Hong Kong and is subject to profit taxes in Hong Kong at a rate of 16.5%. However, Boya Hong Kong did not generate any assessable profits arising in or derived from Hong Kong for the six months ended June 30, 2020 and 2019, and accordingly no provision for Hong Kong profits tax has been made in these periods.

F-20

CHINA LIBERAL EDUCATION HOLDINGS LIMITED AND SUBSIDIARIES

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

NOTE 9 — TAXES (continued)

PRC

Under the Enterprise Income Tax (“EIT”) Law of PRC, domestic enterprises and Foreign Investment Enterprises (the “FIE”) are usually subject to a unified 25% enterprise income tax rate while preferential tax rates, tax holidays and even tax exemption may be granted on case-by-case basis. EIT grants preferential tax treatment to High and New Technology Enterprises (“HNTEs”). Under this preferential tax treatment, HNTEs are entitled to an income tax rate of 15%, subject to a requirement that they re-apply for HNTE status every three years. China Liberal Beijing, the Company’s main operating subsidiary in PRC, was approved as a HNTE and is entitled to a reduced income tax rate of 15% beginning December 2016, which is valid for three years. In December 2019, China Liberal Beijing successfully renewed its HNTE Certificate with local government and will continue to enjoy the reduced income tax rate of 15% for another three years by December 2022. EIT is typically governed by the local tax authority in PRC. Each local tax authority at times may grant tax holidays to local enterprises as a way to encourage entrepreneurship and stimulate local economy. The corporate income taxes for fiscal 2020 and 2019 were reported at a reduced rate of 15% as a result of China Liberal Beijing being approved as a HNTE. The impact of the tax holidays noted above decreased corporate income taxes by $32,449 and $35,171 for the six months ended June 30, 2020 and 2019, respectively. The benefit of the tax holidays on net income per share (basic and diluted) $0.01 and $0.01 for the six months ended June 30, 2020 and 2019, respectively.

The components of the income tax provision are as follows:

	June 30, 2020	June 30, 2019
	(Unaudited)	(Unaudited)
Current tax provision	$-	$-
Cayman	-	-
BVI	-	-
Hong Kong	-	-
PRC	48,675	52,756
	$48,675	$52,756
Deferred tax provision
Cayman	$-	$-
BVI	-	-
Hong Kong	-	-
PRC	-	-
	$-	$-
Income tax provisions	$48,675	$52,756

The following table reconciles the China statutory rates to the Company’s effective tax rate for the six months ended June 30, 2020 and 2019:

	For the six months ended June 30,
	2020	2019
China income tax statutory rate	25.0%	25.0%
Permanent difference	2.1%	0.5%
Changes in valuation allowance	(174.3)%	12.0%
Effect of PRC preferential tax rate	(10.0)%	(10.0)%
Effective tax rate	(157.2)%	27.5%

F-21

CHINA LIBERAL EDUCATION HOLDINGS LIMITED AND SUBSIDIARIES

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

NOTE 9 — TAXES (continued)

The Company continually evaluates expiring statutes of limitations, audits, proposed settlements, changes in tax law and new authoritative rulings. As of June 30, 2020, all of the Company’s tax returns for its PRC Subsidiary remain open for statutory examination by PRC tax authorities.

(b) Taxes payable

Taxes payable consist of the following:

	June 30, 2020	December 31, 2019
	(Unaudited)
Income tax payable	$435,517	$257,125
Value added tax payable	39,208	144,108
Other taxes payable	1,308	3,220
Total taxes payable	$476,033	$404,453

NOTE 10 — CONCENTRATIONS

A majority of the Company’s revenue and expense transactions are denominated in RMB and a significant portion of the Company and its subsidiaries’ assets and liabilities are denominated in RMB. RMB is not freely convertible into foreign currencies. In the PRC, certain foreign exchange transactions are required by law to be transacted only by authorized financial institutions at exchange rates set by the People’s Bank of China (“PBOC”). Remittances in currencies other than RMB by the Company in China must be processed through the PBOC or other China foreign exchange regulatory bodies which require certain supporting documentation in order to affect the remittance.

As of June 30, 2020 and December 31, 2019, $2,019,001 and $1,701,662 of the Company’s cash was on deposit at financial institutions in the PRC where there currently is no rule or regulation requiring such financial institutions to maintain insurance to cover bank deposits in the event of bank failure. For the six months ended June 30, 2020 and 2019, the Company’s substantial assets were located in the PRC and the Company’s substantial revenues were derived from its subsidiaries located in the PRC.

For the six months ended June 30, 2020, two customers accounted for approximately 57.1% and 33.2% of the Company’s total revenue, respectively. For the six months ended June 30, 2019, three customers accounted for approximately 46.0%, 23.7% and 14.9% of the Company’s total revenue, respectively.

As of June 30, 2020, one customer accounted for 96.2% of the total outstanding accounts and contracts receivable balance. As of December 31, 2019, one customer accounted for 82.1% of the total outstanding accounts and contracts receivable balance.

For the six months ended June 30, 2020, three suppliers accounted for approximately 26.2%, 25.6% and 25.4% of the total cost associated with revenue, respectively. For the six months ended June 30, 2019, one supplier accounted for approximately 12.5% of the total cost associated with revenue.

F-22

CHINA LIBERAL EDUCATION HOLDINGS LIMITED AND SUBSIDIARIES

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

NOTE 11 — SHAREHOLDERS’ EQUITY

Ordinary Shares

China Liberal is an excepted company established under the laws of the Cayman Island on February 25, 2019. The original authorized number of ordinary shares was 50,000 shares with par value of US$1.00 per share and 1,000 ordinary shares were issued. On July 8, 2019, the Company amended its Memorandum of Association to subdivide the authorized shares from 50,000 shares at par value of $1.00 per share to 50,000,000 shares of ordinary shares with par value of $0.001 per share, and subdivide the already issued 1,001 shares to 1,001,000 shares at par value of $0.001 per share. On July 15, 2019, the Company issued additional 3,999,000 shares of ordinary shares with par value of $0.001 per share to current shareholders. As a result, there are total 5,000,000 share issued and outstanding. The issuance of these 5,000,000 ordinary shares is considered as a part of the Reorganization of the Company, which was retroactively applied as if the transaction occurred at the beginning of the period presented (see Note 1).

Initial Public Offering

On May 12, 2020, the Company completed its IPO of 1,333,333 common shares at a public offering price of $6.00 per share. The gross proceeds were $8 million before deducting placement agents’ commissions and other offering expenses, resulting in net proceeds of approximately $4.8 million. In connection with the offering, the Company’s common shares began trading on the NASDAQ Capital Market under the symbol “CLEU.”

As of June 30, 2020 and December 31, 2019, the Company had a total of 6,333,333 and 5,000,000 ordinary shares issued and outstanding, respectively.

Acquisition of non-controlling interest

Before December 31, 2018, non-controlling interests represent five minority shareholders’ 8.8228% ownership interests in the Company’s subsidiary China Liberal Beijing. On February 1, 2019, Boya Hong Kong entered into share transfer agreements with each of the non-controlling shareholders of China Liberal Beijing and completed the acquisition of the 8.8228% non-controlling interest in China Liberal Beijing, for a total price of RMB 2.95 million (approximately $453,669). The total value of the non-controlling interest amounted to $540,907 as of the acquisition date. The Company borrowed cash from related party to make the acquisition payment. After this transaction, China Liberal Beijing became a 100% owned subsidiary of Boya Hong Kong (See Note 1 and Note 8). In accordance with ASC 810 “Consolidation,” changes in a parent’s ownership while the parent retains its controlling financial interest in its subsidiary should be accounted for as an equity transaction. Therefore, no gain or loss was recognized from this transaction.

Statutory reserve and restricted net assets

The Company’s PRC subsidiary is restricted in its ability to transfer a portion of its net assets to the Company. The payment of dividends by entities organized in China is subject to limitations, procedures and formalities. Regulations in the PRC currently permit payment of dividends only out of accumulated profits as determined in accordance with accounting standards and regulations in China.

The Company is required to make appropriations to certain reserve funds, comprising the statutory surplus reserve and the discretionary surplus reserve, based on after-tax net income determined in accordance with generally accepted accounting principles of the PRC (“PRC GAAP”). Appropriations to the statutory surplus reserve are required to be at least 10% of the after-tax net income determined in accordance with PRC GAAP until the reserve is equal to 50% of the entity’s registered capital. Appropriations to the discretionary surplus reserve are made at the discretion of the Board of Directors. The statutory reserve may be applied against prior year losses, if any, and may be used for general business expansion and production or increase in registered capital, but are not distributable as cash dividends.

Relevant PRC laws and regulations restrict the Company’s PRC subsidiary from transferring a portion of its net assets, equivalent to its statutory reserves and its share capital, to the Company in the form of loans, advances or cash dividends. Only PRC entities’ accumulated profits may be distributed as dividends to the Company without the consent of a third party. As of June 30, 2020 and December 31, 2019, the restricted amounts as determined pursuant to PRC statutory laws totaled $407,534 and $379,952, respectively, and total restricted net assets amounted to $9,772,354 and $4,964,068, respectively.

F-23

CHINA LIBERAL EDUCATION HOLDINGS LIMITED AND SUBSIDIARIES

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

NOTE 12 — SEGMENT REPORTING

An operating segment is a component of the Company that engages in business activities from which it may earn revenues and incur expenses, and is identified on the basis of the internal financial reports that are provided to and regularly reviewed by the Company’s chief operating decision maker in order to allocate resources and assess performance of the segment.

In accordance with ASC 280, Segment Reporting, operating segments are defined as components of an enterprise about which separate financial information is available that is evaluated regularly by the chief operating decision maker (“CODM”), or decision making group, in deciding how to allocate resources and in assessing performance. The Company uses the “management approach” in determining reportable operating segments. The management approach considers the internal organization and reporting used by the Company’s chief operating decision maker for making operating decisions and assessing performance as the source for determining the Company’s reportable segments. Management, including the chief operating decision maker, reviews operation results by the revenue of different services. Based on management’s assessment, the Company has determined that it has four operating segments as defined by ASC 280, including Sino-foreign Jointly Managed Academic Programs, textbooks and course material sales, Overseas Study Consulting Services and Technological Consulting Services for Smart Campus Solutions.

Substantially all of the Company’s revenues for the six months ended June 30, 2020 and 2019 were generated from the PRC. As of June 30, 2020 and December 31, 2019, a majority of the long-lived assets of the Company are located in the PRC, and therefore, no geographical segments are presented.

The following table presents summary information by segment for the six months ended June 30, 2020 and 2019, respectively:

	For the six months ended June 30, 2020 (Unaudited)
	Joint education programs	Technological consulting for “smart campus” solutions	Overseas study consulting	Textbook sales	Total
Revenue	$1,264,823	$933,240	$72,725	$-	$2,270,788
Cost of revenue	(263,579)	(1,206,524)	(12,412)	-	1,482,515
Gross profit (loss)	1,001,244	(273,284)	60,313	-	788,273
Operating expenses	(501,901)	(370,324)	(28,858)	-	(901,083)
Income (loss) from operations	499,343	(643,608)	31,455	-	(112,810)

Depreciation and amortization	7,489	4,402	343	-	12,234
Capital expenditure	7,147	5,273	411	-	12,831

Total assets	6,446,412	4,756,435	370,657	-	11,573,504
Total liabilities	$1,006,113	$742,352	$57,850	$-	$1,806,315

F-24

CHINA LIBERAL EDUCATION HOLDINGS LIMITED AND SUBSIDIARIES

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

NOTE 12 — SEGMENT REPORTING (continued)

	For the six months ended June 30, 2019 (Unaudited)
	Joint education programs	Technological consulting for “smart campus” solutions	Overseas study consulting	Textbook sales	Total
Revenue	$1,240,856	$625,896	$-	$13,316	$1,880,068
Cost of revenue	(535,638)	(479,384)	-	(7,633)	(1,022,655)
Gross profit	705,218	146,512	-	5,683	857,413
Operating expenses	(471,713)	(102,080)	(91,567)	(1,725)	(667,085)
Income (loss) from operation	233,505	44,432	(91,567)	3,958	190,328

Depreciation and amortization	13,412	6,764	144	-	20,320
Capital expenditure	8,597	4,337	92	-	13,026

Total assets	3,655,666	2,234,017	880,067	-	6,769,750
Total liabilities	$306,551	$453,722	$614,641	$-	$1,374,914

NOTE 13 — SUBSEQUENT EVENTS

The Company’s operations may be affected by the ongoing outbreak of COVID-19 which in March 2020, had been declared as a pandemic by the World Health Organization. The Company’s revenue from Sino-foreign jointly managed academic programs was not significantly impacted because the Company has been providing distance teaching services to students and no dropout has been reported to the Company during the temporary school closure period from late December 2019 to the reopening of schools in May 2020. Most recently, the Company increased the number of students enrolled in its Sino-foreign jointly managed education programs with two colleges during the 2021 academic school year starting from the 2020 fall semester. Total enrolled number of students increased by 14% as compared to the same period of last year. As the Chinese universities/colleges have gradually reopened since May 2020, the Company has substantially completed the delayed “smart campus” projects during the summer 2020.

The Company recently developed and launched new product to provide highly integrated visualization solutions in order to broaden the smart campus line of business and also started to provide technological consulting services to business entities in addition to universities/colleges.

Nevertheless, the continued uncertainties associated with COVID 19 may cause the Company’s revenue and cash flows to underperform in the next 12 months. A resurgence could negatively affect the execution of additional smart campus contracts with Chinese universities/colleges, the collection of the payments from previous smart campus projects and the market development of the newly launched visualization solutions and technology consulting services to non-university business The extent of the future impact of COVID-19 is still highly uncertain and cannot be predicted as of the financial statement reporting date.

F-25

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Shareholders of

China Liberal Education Holdings Limited

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheets of China Liberal Education Holdings Limited and its subsidiaries (collectively, the “Company”) as of December 31, 2019 and 2018, and the related consolidated statements of income and comprehensive income, changes in shareholders’ equity, and cash flows for each of the three years in the period ended December 31, 2019, and the related notes and schedules (collectively referred to as the consolidated financial statements). In our opinion, the consolidated financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2019 and 2018, and the results of its operations and its cash flows for each of the three years in the period ended December 31, 2019, in conformity with accounting principles generally accepted in the United States of America.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ Friedman LLP

We have served as the Company’s auditor since 2018.

New York, New York

June 29, 2020

F-26

CHINA LIBERAL EDUCATION HOLDINGS LIMITED

CONSOLIDATED BALANCE SHEETS

	As of December 31,
	2019	2018
ASSETS
CURRENT ASSETS
Cash	$1,702,279	$2,077,166
Accounts receivable, net	518,191	833,174
Contract receivable, net	1,639,213	960,237
Advance to suppliers	836,766	19,885
Deferred initial public offering costs	649,451	-
Due from a related party	-	72,700
Prepaid expenses and other current assets	339,260	286,052
TOTAL CURRENT ASSETS	5,685,160	4,249,214

Property and equipment, net	77,782	101,205
Right-of-use lease assets, net	18,372	-
Contract receivable, net	1,071,826	1,617,186
TOTAL NON-CURRENT ASSETS	1,167,980	1,718,391

TOTAL ASSETS	$6,853,140	$5,967,605

LIABILITIES AND SHAREHOLDERS’ EQUITY
CURRENT LIABILITIES
Accounts payable	$51,071	$121,558
Deferred revenue	562,056	149,560
Taxes payable	404,453	244,142
Due to related parties	461,633	22,591
Operating lease liabilities	10,326	-
Accrued expenses and other current liabilities	178,276	178,175
TOTAL CURRENT LIABILITIES	1,667,815	716,026

Operating lease liabilities, non-current	5,350	-
TOTAL LIABILITIES	1,673,165	716,026

COMMITMENTS AND CONTINGENCIES

SHAREHOLDERS’ EQUITY
Ordinary shares, $0.001 par value, 50,000,000 shares authorized; 5,000,000 shares issued and outstanding	5,000	5,000
Additional paid in capital	4,579,116	4,579,116
Statutory reserve	379,952	294,158
Retained earnings	528,315	88,967
Accumulated other comprehensive loss	(312,408)	(234,237)
Total China Liberal Education Holdings Limited shareholders’ equity	5,179,975	4,733,004
Non-controlling interest	-	518,575
Total shareholders’ equity	5,179,975	5,251,579

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$6,853,140	$5,967,605

The accompanying notes are an integral part of these consolidated financial statements

F-27

CHINA LIBERAL EDUCATION HOLDINGS LIMITED

CONSOLIDATED STATEMENTS OF INCOME AND COMPREHENSIVE INCOME

	For the years ended December 31,
	2019	2018	2017

REVENUE, NET	$5,255,810	$4,808,993	$3,885,886
COST OF REVENUE	3,360,694	2,702,297	2,161,322
GROSS PROFIT	1,895,116	2,106,696	1,724,564

OPERATING EXPENSES
Selling expenses	593,215	704,060	541,424
General and administrative expenses	783,241	579,500	408,762
Total operating expenses	1,376,456	1,283,560	950,186

INCOME FROM OPERATIONS	518,660	823,136	774,378

OTHER INCOME
Interest income	6,120	88,926	70,743
Other income, net	69,162	180,191	187,794
Total other income, net	75,282	269,117	258,537

INCOME BEFORE INCOME TAXES	593,942	1,092,253	1,032,915

INCOME TAX PROVISION	156,038	167,813	158,109

NET INCOME	437,904	924,440	874,806
Less: net income attributable to non-controlling interest	-	81,779	5,800
NET INCOME ATTRIBUTABLE TO CHINA LIBERAL EDUCATION HOLDINGS LIMITED	$437,904	$842,661	$869,006

OTHER COMPREHENSIVE INCOME (LOSS)
Total foreign currency translation adjustment	(78,171)	(260,983)	238,632
TOTAL COMPREHENSIVE INCOME	359,733	663,457	1,113,438
Less: comprehensive income (loss) attributable to non-controlling interest	-	(22,871)	198
COMPREHENSIVE INCOME ATTRIBUTABLE TO CHINA LIBERAL EDUCATION HOLDINGS LIMITED	$359,733	$686,328	$1,113,240

EARNINGS PER SHARE
Basic and diluted	$0.09	$0.17	$0.17

WEIGHTED AVERAGE NUMBER OF SHARES OUTSTANDING
Basic and diluted	5,000,000	5,000,000	5,000,000

The accompanying notes are an integral part of these consolidated financial statements.

F-28

CHINA LIBERAL EDUCATION HOLDINGS LIMITED

CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS’ EQUITY

FOR THE YEARS ENDED DECEMBER 31, 2019, 2018 AND 2017

	Common shares		Additional paid-in	Statutory	Retained	Accumulated other comprehensive	Total shareholders’	Non- controlling
	Shares*	Amount	capital	reserve	earnings	income (loss)	equity	interest	Total

Balance at December 31, 2016	5,000,000	$5,000	$1,643,527	$113,816	$1,493,231	$(211,886)	$3,043,688	$-	$3,043,688
Acquisition of minority interest in China Liberal Beijing	-	-	-	-	-	-	-	453,669	453,669
Appropriation to statutory reserve	-	-	-	87,652	(87,652)	-	-	-	-
Net income	-	-	-	-	869,006	-	869,006	5,800	874,806
Foreign currency translation adjustment	-	-	-	-	-	238,632	238,632	198	238,830

Balance at December 31, 2017	5,000,000	$5,000	$1,643,527	$201,468	$2,274,585	$26,746	$4,151,326	$459,667	$4,610,993

Capital restructuring	-	-	2,935,589	-	(2,935,589)	-	-	-	-
Appropriation to statutory reserve	-	-	-	92,690	(92,690)	-	-	-	-
Net income	-	-	-	-	842,661	-	842,661	81,779	924,440
Foreign currency translation adjustment	-	-	-	-	-	(260,983)	(260,983)	(22,871)	(283,854)
Balance at December 31, 2018	5,000,000	$5,000	$4,579,116	$294,158	$88,967	$(234,237)	$4,733,004	$518,575	$5,251,579

Acquisition of 8.8228% non-controlling interest	-	-	-	-	87,238	-	87,238	(540,907)	(453,669)
Appropriation to statutory reserve	-	-	-	85,794	(85,794)	-	-	-	-
Net income	-	-	-	-	437,904	-	437,904	-	437,904
Foreign currency translation adjustment	-	-	-	-	-	(78,171)	(78,171)	22,332	(55,839)
Balance at December 31, 2019	5,000,000	$5,000	$4,579,116	$379,952	$528,315	$(312,408)	$5,179,975	$-	$5,179,975

The accompanying notes are an integral part of these consolidated financial statements.

F-29

CHINA LIBERAL EDUCATION HOLDINGS LIMITED

CONSOLIDATED STATEMENTS OF CASH FLOWS

	For the years ended December 31,
	2019	2018	2017

Cash flows from operating activities
Net income	$437,904	$924,440	$874,806
Adjusted to reconcile net income to cash provided by (used in) operating activities
Depreciation and amortization	40,038	45,347	46,649
Amortization of right-of-use lease assets	2,533	-	-
Loss from disposal of fixed assets	-	-	22,223
Changes in operating assets and liabilities:
Accounts receivable, net	306,781	(243,769)	(552,457)
Contract receivable, net	(176,968)	(1,848,073)	(813,737)
Advance to suppliers	(824,141)	1,484,014	(1,471,166)
Deferred initial public offering costs	(650,092)	-	-
Due from a related party	72,371	(75,571)	-
Prepaid expenses and other current assets	(57,406)	(130,282)	(20,178)
Right-of-use lease asset	(21,062)	-	-
Accounts payable	(69,500)	(42,786)	121,143
Deferred revenue	417,987	53,000	(1,847,265)
Taxes payable	164,879	78,988	(48,262)
Operating lease liabilities	15,810	-	-
Accrued expenses and other current liabilities	2,434	16,507	(26,949)
Net cash provided by (used in) operating activities	(338,432)	261,816	(3,715,193)

Cash flows from investing activities
Purchase of property and equipment	(17,738)	(83,515)	(9,353)
Acquisition of 8.8228% non-controlling interest in China Liberal Beijing	(453,669)	-	-
Repayment of loan receivable	-	1,964,844	443,931
Loan to a third party	-	-	(1,923,703)
Collection of an investment deposit	-	-	1,659,491
Collection of a short-term investment	-	-	2,663,589
Net cash (used in) provided by investing activities	(471,407)	1,881,329	2,833,955

Cash flows from financing activities
Capital contribution from non-controlling interest	-	-	453,669
Proceeds from related party borrowings	439,193	8,094	1,580
Net cash provided by financing activities	439,193	8,094	455,249

Effect of changes of foreign exchange rates on cash	(4,241)	(82,043)	(4,738)
Net (decrease) increase in cash	(374,887)	2,069,196	(430,727)
Cash, beginning of year	2,077,166	7,970	438,697
Cash, end of year	$1,702,279	$2,077,166	$7,970

Supplemental disclosure of cash flow information
Cash paid for interest expense	$-	$-	$-
Cash paid for income tax	$18,657	$79,830	$208,936

Supplemental disclosure of non-cash investing and financing activities
Transfer of non-controlling interest	$87,238	$-	$-
Right-of-use assets obtained in exchange for operating lease obligations	$21,062	$-	$-
Capital restructuring	$-	$2,935,589	$-

The accompanying notes are an integral part of these consolidated financial statements.

F-30

CHINA LIBERAL EDUCATION HOLDINGS LIMITED AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1 — ORGANIZATION AND BUSINESS DESCRIPTION

China Liberal Education Holdings Limited (“China Liberal” or the “Company”) was incorporated under the laws of the Cayman Islands on February 25, 2019 as an exempted company with limited liability.

China Liberal owns 100% equity interest of Yi Xin BVI International Investment Limited (“Yi Xin BVI”), a business company incorporated under the laws of the British Virgin Islands (“BVI”) on October 19, 2010.

China Liberal Beijing Education Group Co., Limited (“Boya Hong Kong”), formerly known as Haier International Investment Holding Limited, was incorporated in accordance with the laws and regulations of Hong Kong on May 11, 2011, and changed to its current name on July 19, 2016. Yi Xin BVI owns 100% equity interest in Boya Hong Kong.

China Liberal, Yi Xin BVI and Boya Hong Kong are currently not engaging in any active business operations and are merely acting as holding companies.

Huaxia Boya (Beijing) Education Technology Co., Ltd. (“China Liberal Beijing”) was formed on August 8, 2011, as a Wholly Foreign-Owned Enterprise (“WOFE”) in the People’s Republic of China (“PRC”), with the registered capital of RMB33.5 million (approximately $5.1 million). Through December 31, 2018, Boya Hong Kong owned 91.1772% ownership interest in China Liberal Beijing, with the remaining 8.8228% ownership interest owned by five individual shareholders. On February 1, 2019, Boya Hong Kong entered into share transfer agreements with each of the non-controlling shareholders of China Liberal Beijing and completed the acquisition of the 8.8228% non-controlling interest in China Liberal Beijing, for a total price of RMB2.95 million (approximately $453,669). The total value of the non-controlling interest amounted to $540,907 as of the acquisition date (see Note 12). The Company borrowed cash from a related party to make this acquisition payment (see Note 9). After this transaction, China Liberal Beijing became a 100% owned subsidiary of Boya Hong Kong.

The Company, through its wholly-owned subsidiaries, is primarily engaged in providing educational services in the People’s Republic of China (the “PRC”) under the “China Liberal” brand. The Company offers a wide range of educational services and programs to customers, consisting primarily of Sino-foreign Jointly Managed Academic Programs, sales of textbooks and course material, Overseas Study Consulting Services and technological consulting services provided for targeted Chinese universities/colleges to help them improve their data management system and to optimize their teaching and operating environment. In late 2019, the Company also started to provide tailored job readiness training services to graduating students from the appropriate partner schools so that such students would be better equipped to serve the employer at their respective job positions. Because this line of business was newly added and the revenue generated from this line of business was de minimis in 2019.

F-31

CHINA LIBERAL EDUCATION HOLDINGS LIMITED AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1 — ORGANIZATION AND BUSINESS DESCRIPTION

Reorganization

A reorganization of the legal structure of the Company (“Reorganization”) was completed on March 25, 2019. The reorganization involved the incorporation of China Liberal, and the transfer of the 100% equity interest of Yi Xin BVI to China Liberal. Consequently, China Liberal became the ultimate holding company of all other entities mentioned above.

The Reorganization has been accounted for as a recapitalization among entities under common control since the same controlling shareholders controlled all these entities before and after the Reorganization. The consolidation of the Company and its subsidiaries has been accounted for at historical cost and prepared on the basis as if the aforementioned transactions had become effective as of the beginning of the first period presented in the accompanying consolidated financial statements. Results of operations for the periods presented comprise those of the previously separate entities combined from the beginning of the period to the end of the period, eliminating the effects of intra-entity transactions.

Upon the completion of the Reorganization, the Company has subsidiaries in countries and jurisdictions in the PRC, Hong Kong and BVI. Details of the subsidiaries of the Company as of December 31, 2019 were set out below:

Name of Entity	Date of Incorporation	Place of Incorporation	% of Ownership	Principal Activities
China Liberal	February 25, 2019	Cayman Island	Parent, 100%	Investment holding

Yi Xin BVI	October 19, 2010	BVI	100%	Investment holding

Boya Hong Kong	May 11, 2011	Hong Kong	100%	Investment holding

China Liberal Beijing	August 8, 2011	Beijing, PRC	100%	Education service provider

F-32

CHINA LIBERAL EDUCATION HOLDINGS LIMITED AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of consolidation

The accompanying consolidated financial statements include the financial statements of China Liberal, Yi Xin BVI, Boya Hong Kong and China Liberal Beijing. All inter-company balances and transactions are eliminated upon consolidation.

Non-controlling interest and accounting for changes in ownership

Non-controlling interests represented five minority shareholders’ aggregate 8.8228% ownership interest in China Liberal Beijing as of December 31, 2018. The non-controlling interests are presented in the consolidated balance sheets, separately from equity attributable to the shareholders of the Company. Non-controlling interests in the results of the Company are presented on the face of the consolidated statements of income and comprehensive income as an allocation of the total income for the year between non-controlling interest holders and the shareholders of the Company. On February 1, 2019, Boya Hong Kong entered into share transfer agreements with each of the non-controlling shareholders of China Liberal Beijing and completed the acquisition of the 8.8228% non-controlling interest in China Liberal Beijing, for a total price of RMB 2.95 million (approximately $453,669). After this transaction, China Liberal Beijing became a 100% owned subsidiary of Boya Hong Kong. In accordance with ASC 810 “Consolidation,” changes in a parent’s ownership while the parent retains its controlling financial interest in its subsidiary should be accounted for as an equity transaction.

Uses of estimates

In preparing the consolidated financial statements in conformity with accounting principles generally accepted in the United States of America (“US GAAP”), management makes estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. These estimates are based on information as of the date of the consolidated financial statements. Significant estimates required to be made by management include, but are not limited to, the valuation of accounts receivable and contract receivable, advances to suppliers, the recoverability of long-lived assets, valuation allowance for deferred tax assets, provision necessary for contingent liabilities and revenue recognition. Actual results could differ from those estimates.

Risks and Uncertainties

The main operations of the Company are located in the PRC. Accordingly, the Company’s business, financial condition, and results of operations may be influenced by political, economic, and legal environments in the PRC, as well as by the general state of the PRC economy. The Company’s results may be adversely affected by changes in the political, regulatory and social conditions in the PRC. Although the Company has not experienced losses from these situations and believes that it is in compliance with existing laws and regulations including its organization and structure disclosed in Note 1, such experience may not be indicative of future results.

The Company’s business, financial condition and results of operations may also be negatively impacted by risks related to natural disasters, extreme weather conditions, health epidemics and other catastrophic incidents, which could significantly disrupt the Company’s operations (see Note 15- Subsequent Events).

F-33

CHINA LIBERAL EDUCATION HOLDINGS LIMITED AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Liquidity

During 2019, the Company had negative cash flow from operations and cash of $1.7 million at December 31, 2019. Commencing in December 2019, a novel strain of coronavirus (COVID-19) surfaced, which caused lockdowns, quarantines, travel restrictions, suspension of business activities and school closures. The continued uncertainties associated with COVID-19 may negatively impact the Company’s study abroad consulting services and “smart campus” related technological consulting services and its cash flows from operations in 2020.

On May 12, 2020, the Company completed its initial public offering (“IPO”) of 1,333,333 common shares at a public offering price of $6.00 per share for net proceeds of approximately $6.2 million. Management believes that the Company’s current cash at the financial statement release date of approximately $8.2 million will be sufficient to meet its working capital needs for at least the next 12 months.

The Company intends to finance its future working capital requirements and capital expenditures from cash generated from operating activities. However, the Company may seek additional financings, to the extent required, and there can be no assurances that such financing will be available on favorable terms or at all.

Cash

Cash includes currency on hand and deposits held by banks that can be added or withdrawn without limitation. The Company maintains most of its bank accounts in the PRC. Cash balances in bank accounts in PRC are not insured by the Federal Deposit Insurance Corporation or other programs.

Accounts and contracts receivable, net

Accounts and contracts receivable are recorded net of allowance for uncollectible accounts.

The Company determines the adequacy of reserves for doubtful accounts based on individual account analysis and historical collection trend. The allowance is based on management’s best estimate of specific losses on individual exposures, as well as a provision on historical trends of collections. Actual amounts received may differ from management’s estimate of credit worthiness and the economic environment. Delinquent account balances are written-off against the allowance for doubtful accounts after management has determined that the likelihood of collection is not probable. As of December 31, 2019 and 2018, there was no allowance recorded as the Company considers all of the accounts receivable fully collectible.

The Company’s contracts receivable represents balance derived from the Technological Consulting Services for Smart Campus Solutions provided to Chinese universities / colleges, when the projects under the contracts have been completed and accepted by Chinese universities / colleges, but the balances have not been past due based on the contracted payment schedules. The Company had not incurred any bad debts with Chinese universities/ colleges in the past, and considers the contract receivable fully collectible. Thus, there was no allowance recorded on such outstanding contract receivable as of December 31, 2019 and 2018 (See Note 4).

Advances to suppliers

Advance to suppliers consists of balances paid to suppliers that have not been provided or received. The Company makes advance payment to suppliers for purchase of equipment and devices in order to undertake the “smart campus” consulting projects for customers. Advance to suppliers are short-term in nature and are reviewed periodically to determine whether their carrying value has become impaired. As of December 31, 2019 and 2018, there was no allowance recorded as the Company considers all of the advances to be fully realizable.

Deferred initial public offering (“IPO”) costs

The Company complies with the requirement of the ASC 340-10-S99-1 and SEC Staff Accounting Bulletin (“SAB”) Topic 5A — “Expenses of Offering”. Deferred offering costs consist of underwriting, legal, accounting and other expenses incurred through the balance sheet date that are directly related to the intended IPO. Deferred offering costs will be charged to shareholders’ equity upon the completion of the IPO. Should the IPO prove to be unsuccessful, these deferred costs, as well as additional expenses to be incurred, will be charged to operations.

F-34

CHINA LIBERAL EDUCATION HOLDINGS LIMITED AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Lease

The Company adopted ASU 2016-02, “Leases” on January 1, 2019 and used the alternative transition approach which permits the effects of adoption to be applied at the effective date. The new standard provides a number of optional practical expedients in transition. The Company elected the ‘package of practical expedients’, which permits us not to reassess under the new standard our prior conclusions about lease identification, lease classification and initial direct costs. The Company also elected the short-term lease exemption and combining the lease and non-lease components practical expedients. The most significant impact upon adoption relates to the recognition of new Right-of-use (“ROU”) assets and lease liabilities on the Company’s balance sheet for office space operating leases. Upon adoption, the Company recognized additional operating liabilities of approximately $0.02 million, with corresponding ROU assets of the same amount based on the present value of the remaining rental payments under current leasing standards for existing operating leases. There was no cumulative effect of adopting the standard.

Impairment of long-lived Assets

Long-lived assets with finite lives, primarily property and equipment, are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. If the estimated cash flows from the use of the asset and its eventual disposition below are the asset’s carrying value, then the asset is deemed to be impaired and written down to its fair value. There were no impairments of these assets as of December 31, 2019 and 2018.

Fair value of financial instruments

Fair value is defined as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. A three-level fair value hierarchy prioritizes the inputs used to measure fair value. The hierarchy requires entities to maximize the use of observable inputs and minimize the use of unobservable inputs. The three levels of inputs used to measure fair value are as follows:

•	Level 1 — inputs to the valuation methodology are quoted prices (unadjusted) for identical assets or liabilities in active markets.

•

Level 2 — inputs to the valuation methodology include quoted prices for similar assets and liabilities in active markets, quoted market prices for identical or similar assets in markets that are not active, inputs other than quoted prices that are observable and inputs derived from or corroborated by observable market data.

•	Level 3 — inputs to the valuation methodology are unobservable.

Unless otherwise disclosed, the fair value of the Company’s financial instruments, including cash, accounts and contracts receivable, advances to suppliers, due from a related party, prepaid expenses and other current assets, accounts payable, deferred revenue, accrued expenses and other current liabilities, taxes payable and due to related parties, approximate the fair value of the respective assets and liabilities as of December 31, 2019 and 2018 based upon the short-term nature of the assets and liabilities. The fair value of the contracts receivable also approximate their carrying amount because the receivables were derived from fixed-price contracts and will be settled by cash.

F-35

CHINA LIBERAL EDUCATION HOLDINGS LIMITED AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Property and equipment

Property and equipment are stated at cost less accumulated depreciation and amortization. Depreciation and amortization of property and equipment is provided using the straight-line method over their expected useful lives, as follows:

Useful life
Office equipment and furniture	5 years
Electronic equipment	5 years
Transportation vehicles	5-10 years
Leasehold improvement	Shorter of the lease term or estimated useful life

Expenditures for maintenance and repairs, which do not materially extend the useful lives of the assets, are charged to expense as incurred. Expenditures for major renewals and betterments which substantially extend the useful life of assets are capitalized. The cost and related accumulated depreciation of assets retired or sold are removed from the respective accounts, and any gain or loss is recognized in the consolidated statements of income and other comprehensive income in other income or expenses.

Revenue recognition

The Company’s revenues are primarily derived from providing a wide range of educational services and programs to customers, as disclosed below. Revenues are reported net of all value added taxes.

On January 1, 2019, the Company adopted Accounting Standards Update (“ASU”) 2014-09 Revenue from Contracts with Customers (“ASC Topic 606”) using the modified retrospective method. The adoption of this standard did not have a material impact on the Company’s consolidated financial statements.

ASC 606, Revenue from Contracts with Customers, establishes principles for reporting information about the nature, amount, timing and uncertainty of revenue and cash flows arising from the entity’s contracts to provide goods or services to customers. The core principle requires an entity to recognize revenue to depict the transfer of goods or services to customers in an amount that reflects the consideration that it expects to be entitled to receive in exchange for those goods or services recognized as performance obligations are satisfied.

ASC 606 requires the use of a new five-step model to recognize revenue from customer contracts. The five-step model requires that the Company (i) identify the contract with the customer, (ii) identify the performance obligations in the contract, (iii) determine the transaction price, including variable consideration to the extent that it is probable that a significant future reversal will not occur, (iv) allocate the transaction price to the respective performance obligations in the contract, and (v) recognize revenue when (or as) the Company satisfies the performance obligation. The application of the five-step model to the revenue streams compared to the prior guidance did not result in significant changes in the way the Company records its revenue. The Company assessed the impact of the guidance by reviewing its existing customer contracts and current accounting policies and practices to identify differences that will result from applying the new requirements, including the evaluation of its performance obligations, transaction price, customer payments, transfer of control and principal versus agent considerations. Based on the assessment, the Company concluded that there was no change to the timing and pattern of revenue recognition for its current revenue streams in scope of Topic 606 and therefore there was no material changes to the Company’s consolidated financial statements upon adoption of ASC 606.

F-36

CHINA LIBERAL EDUCATION HOLDINGS LIMITED AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Revenue recognition (continued)

The Company generates its revenue from the following sources:

-	Sino-foreign Jointly-Managed Academic Programs

The Company recommends and coordinates accredited international universities/colleges to forge partnerships with Chinese host universities/colleges to establish international education programs at degree level. Chinese host universities/colleges then utilize their existing administrative ability, campus classrooms and facilities to recruit Chinese students into such programs. The Company also selects, recruits and appoints qualified foreign faculty to teach major courses at selected Chinese host universities/colleges and bears all faculty related costs, provides continuing support to foreign faculty, develops and delivers major course content and materials to ensure teaching quality meeting international standards, and to optimize students’ learning outcome and to prepare them for further education overseas and help them with course credit conversion in the event that any student decides to pursue further study overseas. The Company actively supports and interacts with enrolled students throughout their programs to ensure successful program completion. The Company’s contracts with host Chinese universities/ colleges are fixed price contracts, pursuant to which, the Company is to receive a fixed portion of tuition for services rendered. As a result of performing the above-mentioned services, the Company is entitled to receive 12.5% to 50% of such student tuitions depending on the universities/colleges and the jointly managed academic programs, which are collected first by Chinese host universities/colleges from enrolled students at the beginning of each academic school year, and then remitted to the Company.

With respect to Sino-foreign Jointly Managed Academic Programs, the Company is not involved in recruiting students, collecting refunding tuition when students dropout, all of which are handled by the host universities/ colleges. The host universities/ colleges normally offer tuition refund if a student drops out from school within the first month of each academic school year. Collected tuition fees become non-refundable after the one-month refund policy window. Historically, for students enrolled under the Sino-foreign Jointly Managed Academic Programs, the average student dropout rate was below 1%. The Company’s contracts with Chinese host universities/colleges provide that (1) the host universities/ colleges will withhold the tuition collected from students for one to three months after the academic school year starts in September, and then remit the portion of tuition fees to the Company after the student headcounts have been finalized, and (2) the portion of tuition fee that the Company is entitled to receive is calculated based on the final actual number of students retained with the universities / colleges after any student dropout has been adjusted. Accordingly, any tuition refund has already been deducted by host universities / colleges before the Company receives its portion of the tuition fees. For accounting purposes, at the beginning of each academic school year, the Company initially accrues the estimated refund based on an historical 1% student dropout rate, and makes subsequent true-up adjustments after the final number of students retained with the host universities/colleges is determined. Such adjustments were immaterial for the years ended December 31, 2019, 2018 and 2017, respectively.

F-37

CHINA LIBERAL EDUCATION HOLDINGS LIMITED AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Revenue recognition (continued)

-	Sino-foreign Jointly-Managed Academic Programs (continued)

The Company’s contracts with Chinese host universities/colleges provide that foreign teachers assigned by the Company should be substituted, and teaching textbooks, course materials and curriculums should be adjusted in a timely manner in order to ensure a satisfactory teaching result. The Chinese host universities/ colleges have the right to withhold the Company’s portion of the tuition if the Company does not take corrective action when the Company’s service deficiency is identified. Any costs related to teacher substitution, textbooks, course materials and curriculums adjustment should be borne by the Company. The Company maintains active communications with the host universities/ colleges in order to obtain feedback on the quality of the services performed. Any service deficiency is being corrected and improved in a timely manner so as to achieve satisfactory long-term cooperation with the host universities/ colleges. Historically, as a result of timely interaction with the host universities/colleges to address any service deficiency and to improve the teaching result, there were no estimable tuition withhold from the host universities/ colleges that needs to be accrued. There were no complaints received from the host universities/colleges with respect to the Company’s services for the years ended December 31, 2019, 2018 and 2017 which required material adjustment to the amount of fees received by the Company.

The tuition fees received by the Company are initially recorded as deferred revenue and recognized ratably over applicable academic year as the Company’s performance obligations related to teaching, management and other supporting services are carried out over the whole academic year.

Sales of textbooks and course materials

In order to ensure the quality of the course content to meet international standards, the Company has developed and edited more than 16 English textbooks and course materials with emphasis on language training, and sells these textbooks and course materials to students enrolled under the Sino-foreign joint education programs.

Revenue from sales of textbooks and related course materials is recognized upon delivery of textbooks and course materials, which is when the risks and titles are transferred and the Company’s performance obligation is satisfied.

F-38

CHINA LIBERAL EDUCATION HOLDINGS LIMITED AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Revenue recognition (Continued)

-	Overseas Study Consulting Service

The Company’s Overseas Study Consulting Services target those students who wish to study in foreign countries to enrich their learning experiences and to expand their horizon and employment possibilities. The Company’s overseas study consulting services are typically performed under one-on-one private tutoring model with duration of four to six months. The Company provides school information to help students make informed decisions about which institution and major to choose from, help them prepare for school application and admission; provides study plans, language training and test preparation courses to help students improve their foreign language ability and help them achieve higher scores in international admission and assessment tests. The Company also helps students on visa application and paperwork, and offers overseas extended services such as finding accommodation and travel assistance. In connection with these services, the Company collects an up-front fee based on the scope of consulting services requested by students. 90% of the consulting service fee collected is non-refundable, and is recognized ratably as revenue over the service period, while 10% of the consulting fee is refundable and is deferred and recognized as revenue when students are successfully admitted by foreign institution and student visas are granted.

F-39

CHINA LIBERAL EDUCATION HOLDINGS LIMITED AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Revenue recognition (Continued)

-	Technological Consulting Services for Smart Campus Solutions

Under the concept of “creating smart campus”, the Company’s technological consulting services utilize the advanced information technology such as cloud computing, mobile internet and big data analytics to provide total solutions to targeted Chinese universities/colleges in order to integrate and improve their teaching, research, student data management, storage and processing, and campus life services, and to optimize their teaching and operating environment and improve operational efficiency. The Company’s “smart campus” related technological consulting service contracts are primarily on a fixed-price basis, which require the Company to perform services including project planning, project solution and design, data management application customization, installations of hardware equipment and components for digital classrooms and academic experiment centers or labs, integration of hardware and software application, and post-contract continuous maintenance support, based on the specific needs from each customer. Upon delivery of services, project completion inspection and customer acceptance are generally required. In the same contract, it may also include provisions that require the Company to provide post-contract maintenance support for a period ranging from several months to three years after customized “smart campus” solutions and services are delivered.

In addition, some of the Company’s “smart campus” related technological consulting service contracts include a difference in timing of when control is, or is deemed to be, transferred and the collection of cash receipts, which are collected over the term of the service arrangement. The timing difference could result in a significant financing component for performance obligations. If a significant financing component is identified, the future cash flows included in the transaction price allocated to the performance obligations are discounted using a discount rate compared to a market-based borrowing rate specific to both the customer and terms of the contract. The resulting present value of the allocated future cash flows is recorded as revenue while the discount amount is considered to be the significant financing component. Future cash flows received from the customer related to the performance obligations are bifurcated between principal repayment of the receivable and the related imputed interest income related to customer financing. The interest income is recorded as financing income within the consolidated statements of income and comprehensive income as providing financing to the customers is a core component under such contracts.

F-40

CHINA LIBERAL EDUCATION HOLDINGS LIMITED AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Revenue recognition (Continued)

-	Technological Consulting Services for Smart Campus Solutions (continued)

The Company evaluates “smart campus” solution service contracts and determines whether these contracts contain multiple element arrangements. An arrangement is separated, if (1) the delivered element(s) has (have) value to the customer on a stand-alone basis, (2) there is reliable evidence of the fair value of the undelivered element (s) and (3) if the arrangement includes a general right of return relative to the delivered element(s), delivery or performance of the undelivered element (s) is (are) considered probable and substantially in the control of the Company. If all three criteria are fulfilled, appropriate revenue recognition convention is then applied to each separate unit of accounting. If the three criteria are not met, revenue is deferred until such criteria are met or until the period in which the last undelivered element is delivered.

The Company determines “smart campus” solution and application customization service, installations of hardware and software components, and post-contract continuous maintenance support, as separate performance obligation in same fixed-fee contract, because the Company’s promise to transfer each of these services is separately identifiable from other promises in the contract. The Company allocates contract revenue to the identified separate units based on their relative fair value.

Reliable fair values are sales prices for the component when it is regularly sold on a stand-alone basis, third-party prices for similar components or, under certain circumstances, cost plus, an adequate business specific profit margin related to the relevant element. The amount allocable to the delivered elements is limited to the amount that is not contingent upon delivery of additional elements or meeting other specified performance conditions. Revenue allocated to technological consulting services for “smart campus” solution is recognized upon completion of each unit of service. In instances where substantive completion inspection and customer acceptance provisions are specified in contracts, revenues are deferred until all inspection and acceptance criteria have been met.

F-41

CHINA LIBERAL EDUCATION HOLDINGS LIMITED AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Revenue recognition (Continued)

Contract Balances and Remaining Performance Obligations

Contract balances typically arise when a difference in timing between the transfer of control to the customer and receipt of consideration occurs.

The Company’s contract assets, consist primarily of accounts receivable related to providing educational services associated with Sino-foreign jointly managed education programs and study abroad consulting services to enrolled students, and contract receivable associated with providing technological consulting services for smart campus solutions, in which the Company’s contracted performance obligations have been satisfied, amount billed and the Company has an unconditional right to payment.

The Company had accounts receivable related to revenues from Sino-foreign jointly managed education programs and study abroad consulting services of $518,191 and $833,174 as of December 31, 2019 and 2018, respectively. The Company has fully collected the December 31, 2018 outstanding accounts receivable during the period of January to April 2019. The outstanding accounts receivable of $518,191 as of December 31, 2019 has been fully collected during the subsequent period of March to May 2020.

In addition, the Company had contract receivable of $2,711,039 (including current and non-current portion of $1,639,213 and $1,071,826, respectively) and $2,577,423 (including current and non-current portion of $960,237 and $1,617,186, respectively) as of December 31, 2019 and 2018, respectively, primarily derived from providing technological consulting services for smart campus solutions to Chinese universities/ colleges. The balance due within one year and more than one year was based on the contracted payment terms with Chinese universities/ colleges. As of December 31, 2018, the Company had outstanding short-term contract receivable of $960,237 primarily related to FMP “smart campus” projects, the Company fully collected such amount before December 31, 2019. As of December 31, 2019, the Company’s short-term contract receivable included $1,543,478 receivable from FMP and $95,735 receivable from other Chinese universities/colleges. Subsequently, in June 2020, the Company collected approximately $0.4 million (RMB 2,740,000) short-term contract receivable from FMP and remaining short-term contract receivable will be collected before December 2020. The FMP long-term contract receivable of $1,071,826 will be collected in 2020 and 2021 based on the contract payment terms (see Note 4). In connection with the FMP “smart campus” projects, financing component resulted from a timing difference when control is transferred and the collection of cash receipts that may impact future cash flows amounted to $164,993 as of December 31, 2019. The Company had not incurred any bad debts with Chines universities/colleges in the past in connection with its undertaking of these services, and accordingly the Company considers the contract receivable fully collectible.

F-42

CHINA LIBERAL EDUCATION HOLDINGS LIMITED AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Revenue recognition (Continued)

Contract Balances and Remaining Performance Obligations (continued)

The Company’s contract liabilities, which are reflected in its consolidated balance sheets as deferred revenue of $562,056 and $149,560 as of December 31, 2019 and December 31, 2018, respectively, consist primarily of the Company’s unsatisfied performance obligations as of the balance sheet dates. The December 31, 2019 deferred revenue balance primarily consisted of $302,640 deferred revenue associated with the Company’s Sino-foreign jointly managed academic programs and $259,416 deferred revenue associated with the Company’s “smart campus” projects when the Company received advance payment from customers while the projects have not been completed as of the balance sheet date. The December 31, 2018 deferred revenue balance of $149,560 primarily related to the Company’s Sino-foreign jointly managed academic programs.

Disaggregation of revenue

Revenue disaggregated by service type was as follows for the years ended December 31, 2019, 2018, and 2017:

	For the years ended December 31,
	2019	2018	2017
Revenue from Sino-foreign Jointly Managed Academic Programs	$2,484,194	$2,410,781	$2,821,602
Revenue from textbook and course material sales	13,150	29,717	52,345
Revenue from Overseas Study Consulting Services	525,878	547,521	60,947
Revenue from Technological Consulting Services for Smart Campus Solutions	2,232,588	1,820,974	950,992
Total revenue	$5,255,810	$4,808,993	$3,885,886

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Costs on data management application system customization

With its “smart campus” solution services to Chinese universities/colleges, the Company provides technical support to help Chinese universities/ colleges to customize their campus data management application system to record student information. The Company does not develop and own the data management application software. Costs incurred, which consist primarily of internal salaries and benefits of personnel involved in the provision of such services, were included in the cost of revenue in the consolidated statements of income and comprehensive income.

Advertising expense

Advertising expenses primarily relate to advertisement of the Company’s brand name and services through outdoor billboards and social media such as Weibo and WeChat. Advertising expenses are included in selling expenses in the consolidated statements of income and comprehensive income. Advertising expenses amounted to $31,640, $47,353 and $27,884 for the years ended December 31, 2019, 2018 and 2017, respectively.

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Government subsidies

Government subsidies primarily relate to value added tax refund on qualified teaching data management software developed by the Company and used in the Company’s Technological Consulting Services for Smart Campus Solution projects, with the subsidy amount approved by local tax authority. The Company recognizes government subsidies as other operating income when they are received because they are not subject to any past or future conditions, there are no performance conditions or conditions of use, and they are not subject to future refunds. Government subsidies received and recognized as other operating income totaled $72,051, $169,789 and $158,625 for the years ended December 31, 2019, 2018 and 2017, respectively.

Income taxes

The Company accounts for current income taxes in accordance with the laws of the relevant tax authorities. Deferred income taxes are recognized when temporary differences exist between the tax bases of assets and liabilities and their reported amounts in the consolidated financial statements. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period including the enactment date. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.

An uncertain tax position is recognized as a benefit only if it is “more likely than not” that the tax position would be sustained in a tax examination. The amount recognized is the largest amount of tax benefit that is greater than 50% likely of being realized on examination. For tax positions not meeting the “more likely than not” test, no tax benefit is recorded. Penalties and interest incurred related to underpayment of income tax are classified as income tax expense in the period incurred. No significant penalties or interest relating to income taxes have been incurred during the years ended December 31, 2019, 2018 and 2017. The Company does not believe there was any uncertain tax provision at December 31, 2019 and 2018.

The Company’s operating subsidiary in China is subject to the income tax laws of the PRC. No significant income was generated outside the PRC for the fiscal years ended December 31, 2019, 2018 and 2017. As of December 31, 2019, all of the tax returns of the Company’s PRC Subsidiary remain open for statutory examination by PRC tax authorities.

Value added tax (“VAT”)

The PRC government implemented a value-added tax reform pilot program, which replaced the business tax with VAT on selected sectors including but not limited to education in Beijing effective September 1, 2012. In August 2013, the pilot program was expanded nationwide in certain industries. Since May 2016, the change from business tax to VAT are expanded to all other service sectors which used to be subject to business tax. The VAT rates applicable to the Company’s PRC subsidiary ranged from 3% to 6%.

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Earnings per Share

The Company computes earnings per share (“EPS”) in accordance with ASC 260, “Earnings per Share” (“ASC 260”). ASC 260 requires companies with complex capital structures to present basic and diluted EPS. Basic EPS is measured as net income divided by the weighted average common shares outstanding for the period. Diluted presents the dilutive effect on a per share basis of potential common shares (e.g., convertible securities, options and warrants) as if they had been converted at the beginning of the periods presented, or issuance date, if later. Potential common shares that have an anti-dilutive effect (i.e., those that increase income per share or decrease loss per share) are excluded from the calculation of diluted EPS. For the years ended December 31, 2019, 2018 and 2017, there were no dilutive shares.

Foreign currency translation

The functional currency for China Liberal, Yi Xin BVI and Boya Hong Kong is the U.S Dollar (“US$”). However, China Liberal, Yi Xin BVI and Boya Hong Kong currently only serve as the holding companies and did not have active operation as of December 31, 2019. The Company operates primarily through its subsidiary China Liberal Beijing in the PRC, and the functional currency for China Liberal Beijing is the Chinese Yuan (“RMB”). The Company’s consolidated financial statements have been translated into the reporting currency U.S. Dollars (“US$”). Assets and liabilities of the Company are translated at the exchange rate at each reporting period end date. Equity is translated at historical rates. Income and expense accounts are translated at the average rate of exchange during the reporting period. The resulting translation adjustments are reported under other comprehensive income (loss). Gains and losses resulting from the translations of foreign currency transactions and balances are reflected in the results of operations.

The RMB is not freely convertible into foreign currency and all foreign exchange transactions must take place through authorized institutions. No representation is made that the RMB amounts could have been, or could be, converted into US$ at the rates used in translation.

The following table outlines the currency exchange rates that were used in creating the consolidated financial statements in this report:

	December 31, 2019	December 31, 2018	December 31, 2017
Year-end spot rate	US$1=RMB 6.9680	US$1=RMB 6.8776	US$1=RMB 6.5074
Average rate	US$1=RMB 6.9088	US$1=RMB 6.6163	US$1=RMB 6.7578

Comprehensive income

Comprehensive income consists of two components, net income and other comprehensive income (loss). The foreign currency translation gain or loss resulting from translation of the financial statements expressed in RMB to US$ is reported in other comprehensive income (loss) in the consolidated statements of income and comprehensive income.

Statement of Cash Flows

In accordance with ASC 230, “Statement of Cash Flows”, cash flows from the Company’s operations are formulated based upon the local currencies. As a result, amounts related to assets and liabilities reported on the statements of cash flows will not necessarily agree with changes in the corresponding balances on the balance sheets.

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Recent Accounting Pronouncements

The Company considers the applicability and impact of all accounting standards updates (“ASUs”). Management periodically reviews new accounting standards that are issued.

In June 2016, the FASB issued Accounting Standards Update (“ASU”) 2016-13, Financial Instruments-Credit Losses (Topic 326), which requires entities to measure all expected credit losses for financial assets held at the reporting date based on historical experience, current conditions, and reasonable and supportable forecasts. This replaces the existing incurred loss model and is applicable to the measurement of credit losses on financial assets measured at amortized cost. ASU 2016-13 was subsequently amended by Accounting Standards Update 2018-19, Codification Improvements to Topic 326, Financial Instruments — Credit Losses, Accounting Standards Update 2019-04 Codification Improvements to Topic 326, Financial Instruments — Credit Losses, Topic 815, Derivatives and Hedging, and Topic 825, Financial Instruments, and Accounting Standards Update 2019-05, Targeted Transition Relief. For public entities, ASU 2016-13 and its amendments is effective for fiscal years, and interim periods within those fiscal years, beginning after December 15, 2019. For all other entities, this guidance and its amendments will be effective for fiscal years beginning after December 15, 2022, including interim periods within those fiscal years. As an emerging growth company, we plan to adopt this guidance effective January 1, 2023. We are currently evaluating the impact of our pending adoption of ASU 2016-13 on our consolidated financial statements.

In August 2018, the FASB Accounting Standards Board issued ASU No. 2018-13, “Fair Value Measurement (Topic 820): Disclosure Framework Changes to the Disclosure Requirements for Fair Value Measurement” (“ASU 2018-13”). ASU 2018-13 modifies the disclosure requirements on fair value measurements. ASU 2018-13 is effective for all entities for fiscal years and interim periods within those fiscal years beginning after December 15, 2019, with early adoption permitted for any removed or modified disclosures. The removed and modified disclosures will be adopted on a retrospective basis and the new disclosures will be adopted on a prospective basis. The Company does not expect this guidance will have a material impact on its consolidated financial statements.

In December 2019, the FASB issued ASU No. 2019-12, Income Taxes (Topic 740)—Simplifying the Accounting for Income Taxes. ASU 2019-12 is intended to simplify accounting for income taxes. It removes certain exceptions to the general principles in Topic 740 and amends existing guidance to improve consistent application. ASU 2019-12 is effective for fiscal years beginning after December 15, 2020 and interim periods within those fiscal years, with early adoption permitted. The Company does not expect adoption of the new guidance to have a significant impact on its consolidated financial statements.

In February 2020, the FASB issued ASU 2020-02, “Financial Instruments – Credit Losses (Topic 326) and Leases (topic 842) Amendments to SEC Paragraphs Pursuant to SEC Staff Accounting Bulletin No. 119 and Update to SEC Section on Effective Date Related to Accounting Standards Update No. 2016-02, Leases (topic 842)”. This ASU provides guidance regarding methodologies, documentation, and internal controls related to expected credit losses. This ASU is effective for interim and annual periods beginning after December 15, 2019, and early adoption is permitted. The Company is evaluating the impact of this guidance on its consolidated financial statements.

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 3 — ACCOUNTS RECEIVABLE, NET

Accounts receivable consist of the following:

	December 31, 2019	December 31, 2018
Accounts receivable- Overseas Study Consulting Services	$480,895	$346,332
Accounts receivable- Sino-foreign Jointly Managed Academic Programs	37,296	486,842
Less: allowance for doubtful accounts	-	-
Accounts receivable, net	$518,191	$833,174

Under the Sino-foreign Jointly Managed Academic Programs, student tuition fees are collected by the Chinese host universities/colleges at the beginning of each academic school year and then remit the agreed portion to the Company within one to four months. The December 31, 2019 accounts receivable balance was fully collected by May 2020.

The Company’s overseas study consulting services normally require students to make upfront payment upon signing of contract. Occasionally, some students may make installment payments. The $480,895 balance as of December 31, 2019 represents those billed but not yet collected installment payments, which was fully collected by June 2020.

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 4 — CONTRACTS RECEIVABLE, NET

Contracts receivable consists of the following:

	December 31, 2019	December 31, 2018
Contract receivable- “Smart Campus” related technological consulting services with FMP (1)	$2,450,312	$2,425,779
Financing component associated with FMP contract receivable (1)	164,992	-
Contracts receivable – Other “Smart Campus” related technological consulting services (2)	95,735	-
Contract receivable- “Smart Campus” project maintenance and technical support fee with FMP	-	151,644
Less: allowance for doubtful accounts	-	-
Total contracts receivable, net	2,711,039	2,577,423
Less: current portion of contract receivable	1,639,213	960,237
Contracts receivable, non-current	$1,071,826	$1,617,186

______

(1) In 2017, the Company entered into a contract with Fuzhou Melbourne Polytechnic (“FMP”) to help FMP with its smart campus project, including creating a big data center, digital classrooms and an experiment-based simulation teaching center for its business school.

The projects under the 2017 FMP contract requires the leveraging hardware facilities such as sensors, internet of things, digital portal, electronic blackboards, smartboards, projectors, LED display panels, high definition classroom audio and sound system and other lab-based equipment, together with data management applications, to create a total smart campus solution for FMP. In addition to the installation of hardware and data management application to make the smart campus system meet the expected operational conditions, the Company is also responsible for the post-contract maintenance and continuous technical support during the period of 2019 to 2021.

Total contract price under the 2017 FMP “smart campus” project was RMB 16.68 million (approximately $2.4 million) for completion of the software and hardware installation, plus additional RMB 5.05 million (approximately $0.73 million) post-contract maintenance and technical support fee. Among the RMB 5.05 million maintenance and support fee, RMB 1.04 million (USD $151,644) contract receivable for maintenance and technical support services rendered in 2018 has been received in January 2019. The remaining RMB 4.01 million (approximately $0.58 million) post-contract maintenance and technical support fee will be paid in three equal installments in 2019 to 2021 when services are rendered.

The contracted projects for the big data center, digital classrooms, an experiment-based simulation teaching center and a lab-based experiment center have been fully completed in November 2018 with satisfactory inspection and acceptance by FMP in December 2018. Based on the contract payment schedule, RMB 16.68 million earned project fee shall be paid in three equal installments of RMB 5,561,180 (approximately $798,103) each in 2019 to 2021.

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 4 — CONTRACTS RECEIVABLE, NET (continued)

Based on the payment schedule, the Company collected total of $989,647 from FMP in 2019, including $798,103 contract price payment and 2019 maintenance fee of $191,545 (RMB 1.3 million). As of December 31, 2019, total outstanding contract receivable from FMP 2017 contract amounted to $1,596,206, including non-current portion of $798,103. Subsequently, in June 2020, the Company collected approximately $0.4 million (RMB 2,740,000) contract receivable from FMP.

In addition to the 2017 FMP contract, in 2019, the Company entered into a new “smart campus” related contract with FMP to help FMP to create an information engineering laboratory training center for contract price of RMB10.58 million (approximately $1.5 million) and an experiment-based simulation center, for its hotel management major at contract price of RMB5 million (approximately $0.7 million). Total contract price under the 2019 FMP “smart campus” project is RMB15.58 million (approximately $2.3 million) for software and hardware installation, plus additional RMB3.74 million (approximately $0.54 million) for post-installation maintenance and technical support fees for the three years from 2020 to 2022.

The contract for the information engineering laboratory training center include two phases. Phase I requires the Company to complete the hardware and software installation and decoration of the computer training rooms, IOT training room and digital classrooms with contract price of approximately RMB 7.1 million (USD 1.02 million), which was completed before December 31, 2019, passed the inspection and was accepted by FMP. Phase II requires the Company to complete the hardware and software installation for the cloud computing and big data room with contract price of RMB3.48 million (approximately $0.5 million). Due to COVID-19 outbreak and temporary school closure, the performance of the Phase II contract has been rescheduled to summer of 2020.

The experiment-based simulation center for FMP’s hotel management major was substantially completed before December 31, 2019 but did not pass the inspection and get accepted by FMP until January 2020.

Based on the contracted term, the contract price of RMB 7.1 million for Phase I of the information engineering laboratory training center shall be paid in two installments as follows:

Payment schedule	RMB	USD
Before December 20, 2020	5,193,777	$745,376
In 2021	1,907,308	273,724
Total	7,101,085	$1,019,100

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 4 — CONTRACT RECEIVABLE, NET (continued)

As of December 31, 2019 and 2018, no allowance for doubtful accounts was recorded as the Company considers all of the contract receivable on “smart campus” projects from FMP fully collectible because in addition to the “smart campus” project, the Company has worked with FMP on Sino-foreign Jointly Managed Academic Programs since 2011 and there was no payment default based on past experience with FMP. Accordingly, management believes that cash collection from FMP is reasonably assured.

For the above mentioned 2017 and 2019 FMP contracts, revenue recognized for the years ended December 31, 2019 , 2018 and 2017 was as follows:

	For the years ended December 31,
	2019	2018	2017
Revenue from 2017 FMP “smart campus” contract	$-	$1,517,410	$700,592
2017 FMP contract post-installation maintenance fee revenue	187,559	153,040	-
Revenue from 2019 FMP “smart campus” contract	926,187	-	-
Total revenue from FMP “smart campus” contracts	$1,113,746	$1,670,450	$700,592

(2) In 2019, the Company has entered into additional smart campus solution contracts with a number of Chinese universities/colleges, including Capital Normal University, Shougang Technician College, Beijing Institute of Technology, North China Electric Power University, University of Chinese Academy of Sciences, Beijing Advanced Technical School of Arts and Craft and China University of Mining & Technology (Beijing), etc., to provide “smart campus” solution related consulting services to them, such as internet network improvement, digital classroom solutions, and educational management system customization. Total value of these smart campus solution contracts was $1,420,409. Some of these new smart campus contracts had been executed, completed, and accepted by these universities/ colleges and the Company recognized revenue of $1,118,842 in 2019, while some of the contracts are still under execution with deferred contract liabilities of approximately $0.3 million as of December 31,2019. Due to school closure and business disruptions derived from the COVID-19 outbreak and spread, the progress of some of these projects was delayed and the Company expects to substantially completed these projects during the summer of 2020 and generate increased revenue from this segment during the second half of fiscal year 2020 based on the progress of these “smart campus” projects.

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CHINA LIBERAL EDUCATION HOLDINGS LIMITED AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 5 — ADVANCE TO SUPPLIERS

In connection with the technological consulting services provided to Chinese universities/colleges for the “smart campus” projects as disclosed in Note 4, the Company made advance payment to suppliers for purchase of electronic sensors, smartboards, projectors, LED display panels, high definition classroom audio and sound system and other lab-based equipment. The balances of advance to suppliers were $836,766 and $19,885 as of December 31, 2019 and 2018, respectively. There was no allowance recorded as the Company considers all of the advances fully realizable.

NOTE 6 – DEFERRED INITIAL PUBLIC OFFERING COSTS

Deferred offering costs consisted principally of legal, underwriting, and other professional service expenses in connection with the Initial Public Offering (the “IPO”) of the Company’s ordinary shares. As of December 31, 2019 and 2018, the Company capitalized $649,451 and $Nil of deferred offering costs. Such costs will be deferred until the closing of the IPO, at which time the deferred costs will be offset against the offering proceeds. The Company completed its IPO in May 2020 (see Note 15).

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CHINA LIBERAL EDUCATION HOLDINGS LIMITED AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 7 — PREPAID EXPENSES AND OTHER CURRENT ASSETS

Prepaid expenses and other current assets consisted of the following:

	December 31, 2019	December 31, 2018
Other receivable(1)	$234,710	$94,106
Interest receivable(2)	-	163,502
Others prepaid expenses(3)	104,550	28,444
Subtotal	339,260	286,052
Allowance for doubtful accounts	-	-
Prepaid expenses and other current assets, net	$339,260	$286,052

(1)

Other receivable primarily include short-term advances to employees for business development, which are normally expensed within three months when invoices and other supporting documents been submitted for reimbursement, and rental security deposit for the Company’s headquarter office in Beijing.

(2)

On March 19, 2017, the Company advanced a short-term loan in the amount of $1,997,726 (RMB 13 million) to a non-related third party, Jinjiang Hengfeng Trading Co., Ltd.(“Hengfeng”), as working capital, bearing interest rate of 4.8% per annum with maturity date of September 19, 2017. Immediate before the loan maturity, on September 5, 2017, the Company and Hengfeng signed a supplemental agreement to extend the loan maturity to December 19, 2018 with adjusted interest rate of 5% per annum. The Company accrued interest receivable of $163,502 as of December 31, 2018, which has been fully collected in February 2019.

(3)	Other prepaid expenses include prepaid advertising expense and prepaid utility expense, which are amortized over the service periods.

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CHINA LIBERAL EDUCATION HOLDINGS LIMITED AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 8 — PROPERTY AND EQUIPMENT, NET

Property and equipment, net, consist of the following:

	December 31, 2019	December 31, 2018
Office equipment and furniture	$27,941	$27,848
Electronic equipment	87,176	70,964
Transportation vehicles	218,147	221,014
Leasehold improvement	46,128	78,127
Subtotal	379,392	397,953
Less: accumulated depreciation	(301,610)	(296,748)
Property and equipment, net	$77,782	$101,205

Depreciation expense was $40,038, $45,347 and $46,649 for the years ended December 31, 2019, 2018 and 2017, respectively. During the year ended December 31, 2019, the Company disposed $31,251 fully depreciated office leasehold improvement upon lease expiration. No gain or loss recognized from such disposal.

NOTE 9 — RELATED PARTY TRANSACTIONS

a.	Due from a related party

On May 22, 2018, Xiamen Xinbaiyi Investment Group (“Xinbaiyi”), an entity related to the Company’s Board member and shareholder Mr. Ruenjie Lin, entered into a loan agreement with the Company to borrow RMB2.5 million (approximately $363,499) as working capital for 10 months (from June 5, 2018 to February 28, 2019). The loan is non-interest bearing. Xinbaiyi repaid RMB2 million within 2018. The remaining balance of $72,700 as of December 31, 2018 was received in February 2019. There was no such balance as of December 31, 2019.

b.	Due to related parties

As of December 31, 2019 and 2018, the balance due to related parties are comprised of advances from the Company’s principal shareholders and used for working capital during the Company’s normal course of business. These advances are non-interest bearing and due on demand. Due to related parties amounted to $461,633 and $22,591 as of December 31, 2019 and 2018, respectively.

c.	Borrowing from a related party for acquisition of non-controlling interest

In connection with the Company’s acquisition of the 8.8228% non-controlling interest in China Liberal Beijing, the Company borrowed cash from related party, Ms. Yiyi Lin, the controlling shareholder of the Company, and made the payment to original five non-controlling shareholders (see Note 12). This borrowing from related party is non-interest bearing and due on demand. This borrowing from related party is non-interest bearing and the Company made the repayment to related party in fourth quarter of fiscal year 2019 using cash generated from operating activities.

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 10 — TAXES

(a)	Corporate Income Taxes (“CIT”)

Cayman Island

Under the current tax laws of the Cayman Islands, the Company is not subject to tax on its income or capital gains. In addition, no Cayman Islands withholding tax will be imposed upon the payment of dividends by the Company to its shareholders.

BVI

Yi Xin BVI is incorporated in the BVI as an offshore holding company and is not subject to tax on income or capital gain under the laws of BVI.

Hong Kong

Boya Hong Kong is incorporated in Hong Kong and is subject to profit taxes in Hong Kong at a rate of 16.5%. However, Boya Hong Kong did not generate any assessable profits arising in or derived from Hong Kong for the fiscal years ended December 31, 2019, 2018 and 2017, and accordingly no provision for Hong Kong profits tax has been made in these periods.

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 10 — TAXES (continued)

(a)	Corporate Income Taxes (“CIT”) (Continued)

PRC

Under the Enterprise Income Tax (“EIT”) Law of PRC, domestic enterprises and Foreign Investment Enterprises (the “FIE”) are usually subject to a unified 25% enterprise income tax rate while preferential tax rates, tax holidays and even tax exemption may be granted on case-by-case basis. EIT grants preferential tax treatment to High and New Technology Enterprises (“HNTEs”). Under this preferential tax treatment, HNTEs are entitled to an income tax rate of 15%, subject to a requirement that they re-apply for HNTE status every three years. China Liberal Beijing, the Company’s main operating subsidiary in PRC, was approved as a HNTE and is entitled to a reduced income tax rate of 15% beginning December 2016, which is valid for three years. In December 2019, China Liberal Beijing successfully renewed its HNTE Certificate with local government and will continue to enjoy the reduced income tax rate of 15% for another three years by December 2022. EIT is typically governed by the local tax authority in PRC. Each local tax authority at times may grant tax holidays to local enterprises as a way to encourage entrepreneurship and stimulate local economy. The corporate income taxes for fiscal 2019,2018 and 2017 were reported at a reduced rate of 15% as a result of China Liberal Beijing being approved as a HNTE. The impact of the tax holidays noted above decreased corporate income taxes by $101,398, $105,864 and $100,549 for the years ended December 31, 2019, 2018 and 2017, respectively. The benefit of the tax holidays on net income per share (basic and diluted) $0.02, $0.02 and $0.02 for the years ended December 31, 2019, 2018 and 2017, respectively.

The components of the income tax provision are as follows:

	For the year ended December 31, 2019	For the year ended December 31, 2018	For the year ended December 31, 2017
Current tax provision
Cayman	$-	$-	$-
BVI	-	-	-
Hong Kong	-	-	-
PRC	156,038	167,813	158,109
	$156,038	$167,813	$158,109
Deferred tax provision
Cayman	$-	$-	$-
BVI	-	-	-
Hong Kong	-	-	-
PRC	-	-	-
	-	-	-
Income tax provision	$156,038	$167,813	$158,109

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CHINA LIBERAL EDUCATION HOLDINGS LIMITED AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 10 — TAXES (continued)

(a)	Corporate Income Taxes (“CIT”) (continued)

The following table reconciles the China statutory rates to the Company’s effective tax rate for the years ended December 31, 2019, 2018 and 2017:

	For the year ended December 31, 2019	For the year ended December 31, 2018	For the year ended December 31, 2017
China Income tax statutory rate	25.0%	25.0%	25.0%
Permanent difference	0.4%	0.4%	0.3%
Changes in valuation allowance (1)	10.9%	0.0%	0.0%
Effect of PRC preferential tax rate	(10.0)%	(10.0)%	(10.0)%
Effective tax rate	26.3%	15.4%	15.3%

______

(1)	Changes in valuation allowance related to a full valuation allowance against the deferred tax assets derived from the net operating loss from the Company’s subsidiary Boya Hong Kong in 2019.

The Company continually evaluates expiring statutes of limitations, audits, proposed settlements, changes in tax law and new authoritative rulings. As of December 31, 2019, all of the Company’s tax returns for its PRC Subsidiary remain open for statutory examination by PRC tax authorities.

(b)	Taxes payable

Taxes payable consist of the following:

	December 31, 2019	December 31, 2018
Income tax payable	$257,125	$14,744
Value added tax payable	144,108	225,966
Other taxes payable	3,220	3,432
Total taxes payable	$404,453	$244,142

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 11 — CONCENTRATIONS

A majority of the Company’s revenue and expense transactions are denominated in RMB and a significant portion of the Company and its subsidiaries’ assets and liabilities are denominated in RMB. RMB is not freely convertible into foreign currencies. In the PRC, certain foreign exchange transactions are required by law to be transacted only by authorized financial institutions at exchange rates set by the People’s Bank of China (“PBOC”). Remittances in currencies other than RMB by the Company in China must be processed through the PBOC or other China foreign exchange regulatory bodies which require certain supporting documentation in order to affect the remittance.

As of December 31, 2019 and 2018, $1,701,662 and $2,077,146 of the Company’s cash was on deposit at financial institutions in the PRC where there currently is no rule or regulation requiring such financial institutions to maintain insurance to cover bank deposits in the event of bank failure. For the years ended December 31, 2019, 2018 and 2017, the Company’s substantial assets were located in the PRC and the Company’s substantial revenues were derived from its subsidiaries located in the PRC.

For the year ended December 31, 2019, two customers accounted for approximately 36.3% and 30.9% of the Company’s total revenue, respectively. For the year ended December 31, 2018, two customers accounted for approximately 44.2% and 37.1% of the Company’s total revenue, respectively. For the year ended December 31, 2017, two customers accounted for approximately 55.2% and 31.3% of the Company’s total revenue, respectively.

As of December 31, 2019, one customer accounted for 82.1% of the total outstanding accounts and contracts receivable balance.. As of December 31, 2018, one customer accounted for 81.0% of the total accounts receivable balance.

For the year ended December 31, 2019, three suppliers accounted for approximately 26.0%, 15.9% and 14.6% of the total purchases, respectively. For the year ended December 31, 2018, two suppliers accounted for approximately 21.2% and 12.2% of the total purchases, respectively. For the year ended December 31, 2017, four suppliers accounted for approximately 38.1%, 16.1%, 11.9% and 11.2% of the total purchases, respectively.

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 12 — SHAREHOLDERS’ EQUITY

Ordinary Shares

China Liberal is an excepted company established under the laws of the Cayman Island on February 25, 2019. The original authorized number of ordinary shares was 50,000 shares with par value of US$1.00 per share and 1,000 ordinary shares were issued. On July 8, 2019, the Company amended its Memorandum of Association to subdivide the authorized shares from 50,000 shares at par value of $1.00 per share to 50,000,000 shares of ordinary shares with par value of $0.001 per share, and subdivide the already issued 1,001 shares to 1,001,000 shares at par value of $0.001 per share. On July 15, 2019, the Company issued additional 3,999,000 shares of ordinary shares with par value of $0.001 per share to current shareholders. As a result, there are total 5,000,000 share issued and outstanding. The issuance of these 5,000,000 ordinary shares is considered as a part of the Reorganization of the Company, which was retroactively applied as if the transaction occurred at the beginning of the period presented (see Note 1).

Recapitalization

In 2018, in order to expand business scopes, which requires a significant increase in paid-in capital in accordance with Chinese rules and regulations, the Company’s major operating entity, China Liberal Beijing, converted its accumulated retained earnings of $2,935,589 as of December 31, 2018 into additional paid-in capital. China Liberal Beijing completed the compliance filing in December 2018 to reflect this recapitalization.

Non-controlling interest

Before December 31, 2018, non-controlling interests represent five minority shareholders’ 8.8228% ownership interests in the Company’s subsidiary China Liberal Beijing. On February 1, 2019, Boya Hong Kong entered into share transfer agreements with each of the non-controlling shareholders of China Liberal Beijing and completed the acquisition of the 8.8228% non-controlling interest in China Liberal Beijing, for a total price of RMB 2.95 million (approximately $453,669). The total value of the non-controlling interest amounted to $540,907 as of the acquisition date. The Company borrowed cash from related party to make the acquisition payment (see Note 9). After this transaction, China Liberal Beijing became a 100% owned subsidiary of Boya Hong Kong. In accordance with ASC 810 “Consolidation,” changes in a parent’s ownership while the parent retains its controlling financial interest in its subsidiary should be accounted for as an equity transaction. Therefore, no gain or loss is expected to be recognized from this transaction.

The following table reconciles the non-controlling interest as of December 31, 2019, 2018 and 2017:

Total
As of December 31, 2016	$-
Capital contribution by non-controlling shareholders	453,669
Net income attributable to non-controlling interest	5,800
Foreign currency translation gain	198
As of December 31, 2017	$459,667
Net income attributable to non-controlling interest	81,779
Foreign currency translation loss	(22,871)
As of December 31, 2018	$518,575
Acquisition of non-controlling interest	(540,907)
Foreign currency translation adjustment	22,332
As of December 31, 2019	$-

F-59

CHINA LIBERAL EDUCATION HOLDINGS LIMITED AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 12 — SHAREHOLDERS’ EQUITY (continued)

Statutory reserve and restricted net assets

The Company’s PRC subsidiary is restricted in its ability to transfer a portion of its net assets to the Company. The payment of dividends by entities organized in China is subject to limitations, procedures and formalities. Regulations in the PRC currently permit payment of dividends only out of accumulated profits as determined in accordance with accounting standards and regulations in China.

The Company is required to make appropriations to certain reserve funds, comprising the statutory surplus reserve and the discretionary surplus reserve, based on after-tax net income determined in accordance with generally accepted accounting principles of the PRC (“PRC GAAP”). Appropriations to the statutory surplus reserve are required to be at least 10% of the after-tax net income determined in accordance with PRC GAAP until the reserve is equal to 50% of the entity’s registered capital. Appropriations to the discretionary surplus reserve are made at the discretion of the Board of Directors. The statutory reserve may be applied against prior year losses, if any, and may be used for general business expansion and production or increase in registered capital, but are not distributable as cash dividends.

Relevant PRC laws and regulations restrict the Company’s PRC subsidiary from transferring a portion of its net assets, equivalent to its statutory reserves and its share capital, to the Company in the form of loans, advances or cash dividends. Only PRC entities’ accumulated profits may be distributed as dividends to the Company without the consent of a third party. As of December 31, 2019 and 2018, the restricted amounts as determined pursuant to PRC statutory laws totaled $379,952 and $294,158, respectively, and total restricted net assets amounted to $4,964,068 and $4,878,274, respectively.

F-60

CHINA LIBERAL EDUCATION HOLDINGS LIMITED AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 13 — LEASES

The Company’s main operating subsidiary, China Liberal Beijing, leases office spaces for its headquarter office and local branches under non-cancelable operating lease agreements with various expiration dates between 2019 and 2021. Rent expense for the years ended December 31, 2019, 2018 and 2017 was $235,894, $271,585 and $229,525, respectively.

Effective January 1, 2019, the Company adopted the new lease accounting standard Accounting Standards Update (ASU) No. 2016-02, Leases (Topic 842) using the optional transition method which allowed the Company to continue to apply the guidance under the lease standard in effect at the time in the comparative periods presented. In addition, the Company elected the package of practical expedients, which allowed us to not reassess whether any existing contracts contain a lease, to not reassess historical lease classification as operating or finance leases, and to not reassess initial direct costs. The Company has not elected the practical expedient to use hindsight to determine the lease term for its leases at transition. The Company has also elected the practical expedient allowing us to not separate the lease and non-lease components for all classes of underlying assets. Adoption of this standard resulted in the recording of operating lease ROU assets and corresponding operating lease liabilities of $18,372 and $15,676, respectively, as of December 31, 2019 with no impact on accumulated deficit. Financial position for reporting periods beginning on or after January 1, 2019, are presented under the new guidance, while prior period amounts are not adjusted and continue to be reported in accordance with previous guidance.

As of December 31, 2019, the weighted-average remaining lease term was two years. The Company’s lease agreements do not provide a readily determinable implicit rate nor is it available to the Company from its lessors. Instead, the Company estimates its incremental borrowing rate based on the benchmark lending rate for three-year loans as published by China’s central bank in order to discount lease payments to present value. The weighted-average discount rate of the Company’s operating leases was 4.75%, as of December 31, 2019.

Supplemental balance sheet information related to operating leases was as follows:

As of December 31, 2019
Right-of-use assets	$20,883
Right of use asset-accumulated amortization	(2,511)
Right-of-use assets, Net	18,372

Operating lease liabilities, current	10,326
Operating lease liabilities, noncurrent	5,350
Total operating lease liabilities	$15,676

As of December 31, 2019, maturities of operating lease liabilities were as follows:

Maturity of Operating Lease Liabilities
2020	$10,784
2021	5,392
Total future minimum lease payments	16,176
Less imputed interest	(500)
Total	$15,676

F-61

CHINA LIBERAL EDUCATION HOLDINGS LIMITED AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 14 — SEGMENT REPORTING

An operating segment is a component of the Company that engages in business activities from which it may earn revenues and incur expenses, and is identified on the basis of the internal financial reports that are provided to and regularly reviewed by the Company’s chief operating decision maker in order to allocate resources and assess performance of the segment.

In accordance with ASC 280, Segment Reporting, operating segments are defined as components of an enterprise about which separate financial information is available that is evaluated regularly by the chief operating decision maker (“CODM”), or decision making group, in deciding how to allocate resources and in assessing performance. The Company uses the “management approach” in determining reportable operating segments. The management approach considers the internal organization and reporting used by the Company’s chief operating decision maker for making operating decisions and assessing performance as the source for determining the Company’s reportable segments. Management, including the chief operating decision maker, reviews operation results by the revenue of different services. Based on management’s assessment, the Company has determined that it has four operating segments as defined by ASC 280, including Sino-foreign Jointly Managed Academic Programs, textbooks and course material sales, Overseas Study Consulting Services and Technological Consulting Services for Smart Campus Solutions.

Substantially all of the Company’s revenues for the years ended December 31, 2019, 2018 and 2017 were generated from the PRC. As of December 31, 2019 and 2018, a majority of the long-lived assets of the Company are located in the PRC, and therefore, no geographical segments are presented.

F-62

CHINA LIBERAL EDUCATION HOLDINGS LIMITED AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 14 — SEGMENT REPORTING (continued)

The following table presents summary information by segment for the years ended December 31, 2019, 2018 and 2017, respectively:

	For the year ended December 31, 2019
	Joint education programs	Textbook Sales	Overseas study consulting	Technological consulting for “smart campus” solutions	Total
Revenue	$2,484,194	$13,150	$525,878	$2,232,588	$5,255,810
Cost of revenue	1,508,356	11,499	264,695	1,576,144	3,360,694
Gross profit	975,838	1,651	261,183	656,444	1,895,116

Operating expenses	700,850	3,730	140,765	531,111	1,376,456
Income (Loss) from operation	274,988	(2,079)	120,418	125,333	518,660

Depreciation and amortization	18,505	64	4,404	17,065	40,038
Capital expenditure	-	304	760	16,674	17,738

Total assets	3,239,183	17,146	685,702	2,911,109	6,853,140
Total liabilities	$790,833	$4,186	$167,411	$710,735	$1,673,165

	For the year ended December 31, 2018
	Joint education programs	Textbook sales	Overseas study consulting	Technological consulting for “smart campus” solutions	Total
Revenue	$2,410,781	$29,717	$547,521	$1,820,974	$4,808,993
Cost of revenue	1,155,854	19,687	64,321	1,462,435	2,702,297
Gross profit	1,254,927	10,030	483,200	358,539	2,106,696

Operating expenses	661,642	2,765	383,688	235,465	1,283,560
Income from operation	593,285	7,265	99,512	123,074	823,136

Depreciation and amortization	22,733	-	5,443	17,171	45,347
Capital expenditure	41,867	-	10,024	31,624	83,515

Total assets	2,991,601	-	716,310	2,259,694	5,967,605
Total liabilities	$358,949	$ -	$85,947	$271,130	$716,026

F-63

CHINA LIBERAL EDUCATION HOLDINGS LIMITED AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 14 — SEGMENT REPORTING (continued)

	For the year ended December 31, 2017
	Joint education programs	Textbook sales	Study abroad consulting	Technological consulting for smart campus project	Total
Revenue	$2,821,602	$52,345	$60,947	$950,992	$3,885,886
Cost of revenue	1,175,646	46,532	49,765	889,379	2,161,322
Gross profit	1,645,956	5,813	11,182	61,613	1,724,564

Operating expenses	883,156	1,055	10,049	55,926	950,186
Income from operation	762,800	4,758	1,133	5,687	774,378

Depreciation and amortization	33,873	-	1,360	11,416	46,649
Capital expenditure	8,047	-	1,306	-	9,353

Total assets	3,813,090	-	153,102	1,285,162	5,251,354
Total liabilities	$464,976	$-	$18,670	$156,715	$640,361

NOTE 15 — SUBSEQUENT EVENTS

The Company’s operations may be affected by the recent and ongoing outbreak of the coronavirus disease 2019 (COVID-19) which in March 2020, has been declared as a pandemic by the World Health Organization. The ultimate disruption which may be caused by the outbreak is uncertain; however it may result in a material adverse impact on the Company’s financial position, operations and cash flows. The Company’s revenue form Sino-foreign jointly managed academic programs was not significantly impacted because the host Chinese universities/colleges closed for winter break in December 2019 before the outbreak of COVID-19. Although the host Chinese universities/colleges remained closed from February to May 2020, the Company has been providing distance teaching services to students and no dropout has been reported to the Company during this temporary school closure period. The Company’s revenue from study abroad consulting services may be affected because school closure and international travel bans may restrict students from pursue their overseas education in Europe, Australia, the United States and other foreign countries, which may cause suspension of the Company’s one-on-one consulting services, as well as postponement of payment from the Company’s partnering schools. In addition, the execution of the Company’s smart campus contracts with Chinese universities/colleges and collection of the payment may be delayed. These uncertainties may cause decrease in the Company’s revenue and cash flows for fiscal year 2020. As the Chinese universities/ colleges have gradually reopened since May 2020, the Company expects to substantially complete the delayed “smart campus” projects during the summer 2020, which may help to increase the revenue in the second half of 2020. However, the extent of the impact of COVID-19 can still depend on certain developments, including re-occurrences and associated duration and spread and the potential impact on the Company’s customers and schools, all of which are still uncertain and cannot be predicted at this point.

On May 12, 2020, the Company completed its initial public offering (“IPO”) of 1,333,333 common shares at a public offering price of $6.00 per share. The gross proceeds were $8 million before deducting placement agents’ commissions and other offering expenses, resulting in net proceeds of approximately $6.2 million. In connection with the offering, the Company’s common shares began trading on the NASDAQ Capital Market under the symbol “CLEU.”

F-64

CHINA LIBERAL EDUCATION HOLDINGS LIMITED AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 16 — CONDENSED FINANCIAL INFORMATION OF THE PARENT COMPANY

Pursuant to the requirements of Rule 12-04(a), 5-04(c) and 4-08(e)(3) of Regulation S-X, the condensed financial information of the parent company shall be filed when the restricted net assets of consolidated subsidiaries exceed 25 percent of consolidated net assets as of the end of the most recently completed fiscal year. The Company performed a test on the restricted net assets of consolidated subsidiaries in accordance with such requirement and concluded that it was applicable to the Company as the restricted net assets of the Company’s PRC subsidiary exceeded 25% of the consolidated net assets of the Company, therefore, the condensed financial statements for the parent company are included herein.

For purposes of the above test, restricted net assets of consolidated subsidiaries shall mean that amount of the Company’s proportionate share of net assets of consolidated subsidiaries (after intercompany eliminations) which as of the end of the most recent fiscal year may not be transferred to the parent company by subsidiaries in the form of loans, advances or cash dividends without the consent of a third party.

The condensed financial information of the parent company has been prepared using the same accounting policies as set out in the Company’s consolidated financial statements except that the parent company used the equity method to account for investment in its subsidiaries. Such investment is presented on the condensed balance sheets as “Investment in subsidiaries” and the respective profit or loss as “Equity in earnings of subsidiaries” on the condensed statements of income.

The footnote disclosures contain supplemental information relating to the operations of the Company and, as such, these statements should be read in conjunction with the notes to the consolidated financial statements of the Company. Certain information and footnote disclosures normally included in financial statements prepared in accordance with U.S GAAP have been condensed or omitted.

The Company did not pay any dividend for the periods presented. As of December 31, 2019 and 2018, there were no material contingencies, significant provisions for long-term obligations, or guarantees of the Company, except for those which have been separately disclosed in the consolidated financial statements, if any.

F-65

CHINA LIBERAL EDUCATION HOLDINGS LIMITED AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 16 — CONDENSED FINANCIAL INFORMATION OF THE PARENT COMPANY

	As of December 31,
	2019	2018
ASSETS
Non-current assets
Investment in subsidiaries	$5,179,975	$4,733,004

Total assets	$5,179,975	$4,733,004

LIABILITIES AND SHAREHOLDERS’ EQUITY

LIABILITIES	$-	$-

COMMITMENTS AND CONTINGENCIES

SHAREHOLDERS’ EQUITY
Ordinary shares, $0.001 par value, 50,000,000 shares authorized, 5,000,000 shares issued and outstanding as of December 31, 2019 and 2018	5,000	5,000
Additional paid-in capital	4,579,116	4,579,116
Retained earnings	908,267	383,125
Accumulated other comprehensive loss	(312,408)	(234,237)
Total shareholders’ equity	5,179,975	4,733,004

Total liabilities and shareholders’ equity	$5,179,975	$4,733,004

F-66

CHINA LIBERAL EDUCATION HOLDINGS LIMITED AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 16 — CONDENSED FINANCIAL INFORMATION OF THE PARENT COMPANY (continued)

	For the Years Ended
	December 31 2019	December 31 2018	December 31 2017

EQUITY IN EARNINGS OF SUBSIDIARIES	$437,904	$842,661	$869,006

NET INCOME	$437,904	$842,661	$869,006

FOREIGN CURRENCY TRANSLATION ADJUSTMENTS	(78,171)	(156,333)	244,234
COMPREHENSIVE INCOME ATTRIBUTABLE TO THE COMPANY	$359,733	$686,328	$1,113,240

F-67

CHINA LIBERAL EDUCATION HOLDINGS LIMITED AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 16 — CONDENSED FINANCIAL INFORMATION OF THE PARENT COMPANY (continued)

CHINA LIBERAL EDUCATION HOLDINGS LIMITED

PARENT COMPANY STATEMENTS OF CASH FLOWS

For the Years Ended
	December 31 2019	December 31 2018	December 31 2017
CASH FLOWS FROM OPERATING ACTIVITIES
Net income	$437,904	$842,661	$869,006
Adjustments to reconcile net cash flows from operating activities:
Equity in earnings of subsidiary	(437,904)	(842,661)	(869,006)
Net cash used in operating activities	-	-	-

CHANGE IN CASH	-	-	-

CASH, beginning of year	-	-	-

CASH, end of year	-	-	-

F-68

China Liberal Education Holdings Limited

Up to Ordinary Shares

Prospectus dated , 2021

Until           (25 calendar days after the date of this Prospectus) all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a Prospectus. This is in addition to the dealers’ obligation to deliver a Prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

140

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Cayman Islands law does not limit the extent to which a company’s memorandum and articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against civil fraud or the consequences of committing a crime. Our Memorandum and Articles permit indemnification of officers and directors for losses, damages, costs and expenses incurred in their capacities as such unless such losses or damages arise from dishonesty of such directors or officers. This standard of conduct is generally the same as permitted under the Delaware General Corporation Law for a Delaware corporation.

Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

ITEM 7. RECENT SALES OF UNREGISTERED SECURITIES.

Unless otherwise indicated, all share amounts and per share amounts in this prospectus have been presented on an actual basis to reflect the reorganization of the outstanding shares of our ordinary shares effected on March 25, 2019. For detailed description, see “Principal Shareholders –History of Share Capital.”

In March 2019, China Liberal, Yi Xin BVI and Yi Xin BVI’s sole shareholder (the “Yi Xin BVI Shareholder”) entered into a Sale and Purchase Agreement, whereby the Yi Xin BVI Shareholder sold 100% of the equity interests of Yi Xin BVI to China Liberal in consideration of one Ordinary Share of China Liberal being issued to Ever Alpha Global Limited, a BVI company wholly owned by the Yi Xin BVI Shareholder. After this transaction, China Liberal became the wholly-owned parent of Yi Xin BVI.

We believe that each of the above issuances was exempt from registration under the Securities Act in reliance on Regulation S under the Securities Act regarding sales by an issuer in offshore transactions, or pursuant to Section 4(a)(2) of the Securities Act regarding transactions not involving a public offering.

ITEM 8. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

(a) Exhibits

See Exhibit Index attached to this registration statement, which is incorporated by reference herein.

(b) Financial Statement Schedules

Schedules have been omitted because the information required to be set forth therein is not applicable or is shown in the Consolidated Financial Statements or the Notes thereto.

141

ITEM 9. UNDERTAKINGS.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described in Item 6, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

The undersigned registrant hereby undertakes that:

(1) For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant under Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2) For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) For the purpose of determining liability under the Securities Act to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(4) For the purpose of determining any liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

142

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-1 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Beijing, People’s Republic of China, March 18, 2021.

China Liberal Education Holdings Limited

By:	/s/ Ngai Ngai Lam
Ngai Ngai Lam
Chief Executive Officer,
Chairman of the Board of Directors
(Principal Executive Officer)

/s/ Wenhuai Zhuang
Wenhuai Zhuang
Chief Financial Officer
(Principal Accounting and Financial Officer)

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Ngai Ngai Lam	Chief Executive Officer, Chairman of the Board and Director	March 18, 2021
Name: Ngai Ngai Lam	(Principal Executive Officer)

/s/ Nan Hu	Director	March 18, 2021
Name: Nan Hu

/s/ David Sherman	Director	March 18, 2021
Name: David Sherman

/s/ Ngo Yin Tsang	Director	March 18, 2021
Name: Ngo Yin Tsang

/s/ Joseph Levinson	Director	March 18, 2021
Name: Joseph Levinson

143

SIGNATURE OF AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

Pursuant to the Securities Act of 1933 as amended, the undersigned, the duly authorized representative in the United States of America, has signed this registration statement thereto in New York, NY on March 18, 2021.

Cogency Global Inc.

By:	/s/ Colleen A. De Vries
Name:	Colleen A. De Vries
Title:	Senior Vice-President on behalf of Cogency Global Inc.

144

EXHIBIT INDEX

Exhibit No.	Description
1.1**	Form of Subscription Agreement
1.2**	Form of Escrow Agreement
3.1

Amended and Restated Articles of Association dated July 8, 2019 (incorporated herein by reference to Exhibit 3.1 to the registration statement on Form F-1 (File No. 333- 233016), as amended, initially filed with the SEC on August 5, 2019)

3.2

Amended and Restated Memorandum of Association dated July 8, 2019 (incorporated herein by reference to Exhibit 3.2 to the registration statement on Form F-1 (File No. 333- 233016), as amended, initially filed with the SEC on August 5, 2019)

4.1

Specimen Certificate for Ordinary Shares (incorporated herein by reference to Exhibit 4.1 to the registration statement on Form F-1 (File No. 333- 233016), as amended, initially filed with the SEC on August 5, 2019)

5.1*	Opinion of Campbells regarding the validity of the Ordinary Shares being registered
8.1 †	Opinion of H&J Law Firm regarding certain PRC tax matters (included in Exhibit 99.2)
10.1

Form of Employment Agreement between the Registrant and the executive officers of the Registrant (incorporated herein by reference to Exhibit 10.1 to the registration statement on Form F-1 (File No. 333- 233016), as amended, initially filed with the SEC on August 5, 2019)

10.2

Form of Indemnification Agreement with the Registrant’s directors and officers (incorporated herein by reference to Exhibit 10.2 to the registration statement on Form F-1 (File No. 333- 233016), as amended, initially filed with the SEC on August 5, 2019)

10.3

Sale and Purchase Agreement among China Liberal, Yi Xin BVI and Ngai Ngai Lam dated March 2019 (incorporated herein by reference to Exhibit 10.3 to the registration statement on Form F-1 (File No. 333- 233016), as amended, initially filed with the SEC on August 5, 2019)

10.4

Unofficial English Translation of Lease Agreement with Beijing Shangbao Art Development Co., Ltd. dated April 19, 2018 (incorporated herein by reference to Exhibit 10.5 to the registration statement on Form F-1 (File No. 333- 233016), as amended, initially filed with the SEC on August 5, 2019)

10.5

Unofficial English Translation of Lease Agreement with Zhuoguan Chen, dated July 20, 2018 (incorporated herein by reference to Exhibit 10.6 to the registration statement on Form F-1 (File No. 333- 233016), as amended, initially filed with the SEC on August 5, 2019)

10.6

Unofficial English Translation of Lease Agreement with Shandong Jinwufuri Culture Media Co., Ltd. for Commencement of the Lease on August 1, 2018 (incorporated herein by reference to Exhibit 10.7 to the registration statement on Form F-1 (File No. 333- 233016), as amended, initially filed with the SEC on August 5, 2019)

10.7

Unofficial English Translation of Lease Agreement with Beijing Zhumengcheng Information Technology Co., Ltd., dated November 26, 2018 (incorporated herein by reference to Exhibit 10.8 to the registration statement on Form F-1 (File No. 333- 233016), as amended, initially filed with the SEC on August 5, 2019)

10.8

Unofficial English Translation of the FMP EAP Program Agreement with Fuzhou Melbourne Polytechnic, dated June 15, 2016, with One Amendment dated December 15, 2017 (incorporated herein by reference to Exhibit 10.9 to the registration statement on Form F-1 (File No. 333- 233016), as amended, initially filed with the SEC on August 5, 2019)

10.9

Unofficial English Translation of the Fu-Tai EAP Program Agreement with Strait College, dated June 15, 2016 (incorporated herein by reference to Exhibit 10.10 to the registration statement on Form F-1 (File No. 333- 233016), as amended, initially filed with the SEC on August 5, 2019)

10.10

Unofficial English Translation of the IGEC Program Agreement with Strait College, dated July 8, 2013, with Two Amendments dated May 21, 2015 and November 16, 2017, respectively (incorporated herein by reference to Exhibit 10.11 to the registration statement on Form F-1 (File No. 333- 233016), as amended, initially filed with the SEC on August 5, 2019)

10.11

Unofficial English Translation of the ISEC Agreement with Fujian University of Technology, dated December 2012, with One Amendment dated May 15, 2014 (incorporated herein by reference to Exhibit 10.12 to the registration statement on Form F-1 (File No. 333- 233016), as amended, initially filed with the SEC on August 5, 2019)

145

10.12

Unofficial English Translation of the NZTC Program Agreement with Fujian Preschool Education College, dated August 1, 2016 (incorporated herein by reference to Exhibit 10.13 to the registration statement on Form F-1 (File No. 333- 233016), as amended, initially filed with the SEC on August 5, 2019)

10.13

Unofficial English Translation of the Smart Campus Agreement with Fuzhou Melbourne Polytechnic, dated August 29, 2017, with One Amendment dated December 18, 2018 (incorporated herein by reference to Exhibit 10.14 to the registration statement on Form F-1 (File No. 333- 233016), as amended, initially filed with the SEC on August 5, 2019)

10.14

Form of One-on-One Consultancy Agreement (incorporated herein by reference to Exhibit 10.15 to the registration statement on Form F-1 (File No. 333- 233016), as amended, initially filed with the SEC on August 5, 2019)

10.15

Unofficial English Translation of the Cooperation Agreement on German Language Program with the School of Continuing Education of Beijing Foreign Studies University dated January 22, 2019 (incorporated herein by reference to Exhibit 10.16 to the registration statement on Form F-1 (File No. 333- 233016), as amended, initially filed with the SEC on August 5, 2019)

10.16

Unofficial English Translation of the Cooperation Agreement with China Academy of Art dated November 9, 2018 (incorporated herein by reference to Exhibit 10.17 to the registration statement on Form F-1 (File No. 333- 233016), as amended, initially filed with the SEC on August 5, 2019)

10.17

Unofficial English Translation of the Recruitment and Training Agreement with Beijing Quanqing Xiangqian Technology Co., Ltd. effective as of January 1, 2019 (incorporated herein by reference to Exhibit 10.18 to the registration statement on Form F-1 (File No. 333- 233016), as amended, initially filed with the SEC on August 5, 2019)

10.18

Unofficial English Translation of the Project Cooperation Agreement with Bridge School S.R.I. dated November 28, 2017 (incorporated herein by reference to Exhibit 10.19 to the registration statement on Form F-1 (File No. 333- 233016), as amended, initially filed with the SEC on August 5, 2019)

10.19 †	Unofficial English Translation of the Lease Agreement with Beijing Zhongguancun Internet Education Technology Services Co., Ltd. dated June 29, 2020
10.20 †	Unofficial English Translation of the Lease Agreement with Beijing Baiyingbai Consulting Services Co., Ltd. dated December 7, 2020
10.21 †	Unofficial English Translation of the Smart Campus Agreement with Fuzhou Melbourne Polytechnic
21.1 †	Subsidiaries
23.1*	Consent of Friedman LLP
23.2*	Consent of Campbells (included in Exhibit 5.1
23.3 †	Consent of H&J Law Firm (included in Exhibit 99.2)
99.1

Code of Business Conduct and Ethics of the Registrant (incorporated herein by reference to Exhibit 99.1 to the registration statement on Form F-1 (File No. 333- 233016), as amended, initially filed with the SEC on August 5, 2019)

99.2 †	Opinion of H&J Law Firm, People’s Republic of China counsel to the Registrant, regarding certain PRC law matters
99.3 †	Consent of Frost & Sullivan

____________

*	Filed herewith.
**	To be filed by amendment.
†	Previously filed.

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